Exhibit 10.1i

EXPLANATORY NOTE: “***” INDICATES THE PORTION OF THIS EXHIBIT THAT HAS BEEN OMITTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

AMENDED AND RESTATED

CONTRACT BETWEEN

THE GEORGIA DEPARTMENT OF COMMUNITY HEALTH

AND

PEACH STATE HEALTH PLAN

FOR

PROVISION OF SERVICES TO GEORGIA FAMILIES

CONTRACT NO. 0653

AMENDMENT #11

TABLE OF CONTENTS

1.0	SCOPE OF SERVICE

1.1	BACKGROUND

1.2	ELIGIBILITY FOR GEORGIA FAMILIES

1.2.1	MEDICAID

1.2.2	PEACHCARE FOR KIDS®

1.2.3	EXCLUSIONS

1.3	SERVICE REGIONS

1.4	DEFINITIONS

1.5	ACRONYMS

2.0	DCH RESPONSIBILITIES

2.1	GENERAL PROVISIONS

2.2	LEGAL COMPLIANCE

2.3	ELIGIBILITY AND ENROLLMENT

2.4	DISENROLLMENT

2.5	MEMBER AND P4HB PARTICIPANT SERVICES AND MARKETING

2.6	COVERED SERVICES & SPECIAL COVERAGE PROVISIONS

2.7	NETWORK

2.8	QUALITY MONITORING

2.9	COORDINATION WITH CONTRACTOR’S KEY STAFF

2.10	FORMAT STANDARDS

2.11	FINANCIAL MANAGEMENT

2.12	INFORMATION SYSTEMS

2.13	READINESS OR ANNUAL REVIEW

3.0	GENERAL CONTRACTOR RESPONSIBILITIES

4.0	SPECIFIC CONTRACTOR RESPONSIBILITIES

4.1	ENROLLMENT

4.1.1	ENROLLMENT PROCEDURES

4.1.2	SELECTION OF A PRIMARY CARE PROVIDER (PCP)

4.1.3	NEWBORN ENROLLMENT

4.1.4	REPORTING REQUIREMENTS

4.2	DISENROLLMENT

4.2.1	DISENROLLMENT INITIATED BY THE MEMBER OR P4HB PARTICIPANT

4.2.2	DISENROLLMENT INITIATED BY THE CONTRACTOR

4.2.3	ACCEPTABLE REASONS FOR DISENROLLMENT REQUESTED BY CONTRACTOR[

4.2.4	UNACCEPTABLE REASONS FOR DISENROLLMENT REQUESTS BY CONTRACTOR

4.3	MEMBER AND P4HB PARTICIPANT SERVICES

4.3.1	GENERAL PROVISIONS

4.3.2	REQUIREMENTS FOR WRITTEN MATERIALS

4.3.3	MEMBER HANDBOOK AND P4HB PARTICIPANTS INFORMATION REQUIREMENTS

4.3.4	MEMBER AND P4HB PARTICIPANT RIGHTS

4.3.5	PROVIDER DIRECTORY

4.3.6	MEMBER AND P4HB PARTICIPANT IDENTIFICATION (ID) CARD

4.3.7	TOLL-FREE MEMBER AND P4HB PARTICIPANT SERVICES LINE

4.3.8	INTERNET PRESENCE/WEB SITE

4.3.9	CULTURAL COMPETENCY

4.3.10	TRANSLATION SERVICES

4.3.11	REPORTING REQUIREMENTS

4.4	MARKETING

4.4.1	PROHIBITED ACTIVITIES

4.4.2	ALLOWABLE ACTIVITIES

4.4.3	STATE APPROVAL OF MATERIALS

4.4.4	PROVIDER MARKETING MATERIALS

4.5	COVERED BENEFITS AND SERVICES

4.5.1	INCLUDED SERVICES

4.5.2	INDIVIDUALS W/DISABILITIES EDUCATION ACT (IDEA) SERVICES

4.5.3	ENHANCED SERVICES

4.5.4	MEDICAL NECESSITY

4.5.5	EXPERIMENTAL, INVESTIGATIONAL OR COSMETIC PROCEDURES, DRUGS, SERVICES, OR DEVICES

4.5.6	MORAL OR RELIGIOUS OBJECTIONS

4.6	SPECIAL COVERAGE PROVISIONS

4.6.1	EMERGENCY SERVICES

4.6.2	POST-STABILIZATION SERVICES

4.6.3	URGENT CARE SERVICES

4.6.4	FAMILY PLANNING SERVICES

4.6.5	STERILIZATIONS, HYSTERECTOMIES AND ABORTIONS

4.6.6	PHARMACY

4.6.7	IMMUNIZATIONS

4.6.8	TRANSPORTATION

4.6.9	PERINATAL SERVICES

4.6.10	PARENTING EDUCATION

4.6.11	MENTAL HEALTH AND SUBSTANCE ABUSE

4.6.12	ADVANCE DIRECTIVES

4.6.13	FOSTER CARE FORENSIC EXAM

4.6.14	LABORATORY SERVICES

4.6.15	MEMBER COST-SHARING

4.7	EARLY AND PERIODIC SCREENING, DIAGNOSTIC AND TREATMENT(EPSDT) PROGRAM: HEALTH CHECK

4.7.1	GENERAL PROVISIONS

4.7.2	OUTREACH AND INFORMING

4.7.3	SCREENING

4.7.4	TRACKING

4.7.5	DIAGNOSTIC AND TREATMENT SERVICES

4.7.6	REPORTING REQUIREMENTS

4.8	PROVIDER NETWORK AND ACCESS

4.8.1	GENERAL PROVISIONS

4.8.2	PRIMARY CARE PROVIDERS (PCPS)

4.8.3	DIRECT ACCESS

4.8.4	PHARMACIES

4.8.5	HOSPITALS

4.8.6	LABORATORIES

4.8.7	MENTAL HEALTH/SUBSTANCE ABUSE

4.8.8	FEDERALLY QUALIFIED HEALTH CENTERS (FQHCS)

4.8.9	RURAL HEALTH CLINICS (RHCS)

4.8.10	FAMILY PLANNING CLINICS

4.8.11	NURSE PRACTIONERS CERTIFIED (NP-CS) AND CERTIFIED NURSE MIDWIVES (CNMS)

4.8.12	DENTAL PRACTITIONERS

4.8.13	GEOGRAPHIC ACCESS REQUIREMENTS

4.8.14	WAITING MAXIMUMS AND APPOINTMENT REQUIREMENTS

4.8.15	CREDENTIALING

4.8.16	MAINSTREAMING

4.8.17	COORDINATION REQUIREMENTS

4.8.18	NETWORK CHANGES

4.8.19	OUT-OF-NETWORK PROVIDERS

4.8.20	SHRINERS HOSPITALS FOR CHILDREN

4.8.21	REPORTING REQUIREMENTS

4.9	PROVIDER SERVICES

4.9.1	GENERAL PROVISIONS

4.9.2	PROVIDER HANDBOOKS

4.9.3	EDUCATION AND TRAINING

4.9.4	PROVIDER RELATIONS

4.9.5	TOLL-FREE PROVIDER SERVICES TELEPHONE LINE

4.9.6	INTERNET PRESENCE/WEB SITE

4.9.7	PROVIDER COMPLAINT SYSTEM

4.9.7.9             CLAIMS ADJUSTMENT REQUESTS

4.9.8	REPORTING REQUIREMENTS

4.10	PROVIDER CONTRACTS AND PAYMENTS

4.10.1	PROVIDER CONTRACTS

4.10.2	PROVIDER TERMINATION

4.10.3	PROVIDER INSURANCE

4.10.4	PROVIDER PAYMENT

4.10.5	REPORTING REQUIREMENTS

4.10.6              PROVIDER PAYMENT AGREEMENT

4.11	UTILIZATION MANAGEMENT AND CARE COORDINATION RESPONSIBILITIES

4.11.1	UTILIZATION MANAGEMENT

4.11.2	PRIOR AUTHORIZATION AND PRE-CERTIFICATION

4.11.3	REFERRAL REQUIREMENTS AND P4HB PARTICIPANTS

4.11.4	TRANSITION OF MEMBERS

4.11.5	BACK TRANSFERS

4.11.6	COURT-ORDERED EVALUATIONS AND SERVICES

4.11.7	SECOND OPINIONS

4.11.8	CARE COORDINATION RESPONSIBILITIES

4.11.9	CASE MANAGEMENT

4.11.10	DISEASE MANAGEMENT

4.11.11	DISCHARGE PLANNING

4.11.12	REPORTING REQUIREMENTS

4.12	QUALITY IMPROVEMENT

4.12.1	GENERAL PROVISIONS

4.12.2	QUALITY STRATEGIC PLAN REQUIREMENTS

4.12.3	PERFORMANCE MEASURES

4.12.4	REPORTING REQUIREMENTS

4.12.5	QUALITY ASSESSMENT PERFORMANCE IMPROVEMENT (QAPI) PROGRAM

4.12.6	PERFORMANCE IMPROVEMENT PROJECTS

4.12.7	PRACTICE GUIDELINES

4.12.8	FOCUSED STUDIES

4.12.9	PATIENT SAFETY PLAN

4.12.10	RESERVED

4.12.11	EXTERNAL QUALITY REVIEW

4.12.12	REPORTING REQUIREMENTS

4.13	FRAUD AND ABUSE

4.13.1	PROGRAM INTEGRITY

4.13.2	COMPLIANCE PLAN

4.13.3	COORDINATION WITH DCH AND OTHER AGENCIES

4.13.4	REPORTING REQUIREMENTS

4.14	INTERNAL GRIEVANCE/APPEALS SYSTEM

4.14.1	GENERAL REQUIREMENTS

4.14.1.7           MEMBER MEDICAL REVIEW PROCESS FOR PEACHCARE FOR KIDS®

4.14.2	GRIEVANCE PROCESS

4.14.3	PROPOSED ACTION

4.14.4	ADMINISTRATIVE REVIEW PROCESS

4.14.5	NOTICE OF ADVERSE ACTION

4.14.6	ADMINISTRATIVE LAW HEARING

4.14.7	CONTINUATION OF BENEFITS WHILE THE CONTRACTOR APPEAL AND ADMINISTRATIVE LAW HEARING ARE PENDING

4.14.8	REPORTING REQUIREMENTS

4.15	ADMINISTRATION AND MANAGEMENT

4.15.1	GENERAL PROVISIONS

4.15.2	PLACE OF BUSINESS AND HOURS OF OPERATION

4.15.3	TRAINING

4.15.4	DATA AND REPORT CERTIFICATION

4.16	CLAIMS MANAGEMENT

4.16.1	GENERAL PROVISIONS

4.16.2	OTHER CONSIDERATIONS

4.16.3	ENCOUNTER DATA SUBMISSION REQUIREMENTS

4.16.4	REPORTING REQUIREMENTS

4.16.5	EMERGENCY HEALTH CARE SERVICES

4.17	INFORMATION MANAGEMENT AND SYSTEMS

4.17.1	GENERAL PROVISIONS

4.17.2	HEALTH INFORMATION TECHNOLOGY AND EXCHANGE

4.17.3	GLOBAL SYSTEM ARCHITECTURE AND DESIGN REQUIREMENTS

4.17.4	DATA AND DOCUMENT MANAGEMENT REQUIREMENTS BY MAJOR INFORMATION TYPE

4.17.5	SYSTEM AND DATA INTEGRATION REQUIREMENTS

4.17.6	SYSTEM ACCESS MANAGEMENT AND INFORMATION ACCESSIBILITY REQUIREMENTS

4.17.7	SYSTEMS AVAILABILITY AND PERFORMANCE REQUIREMENTS

4.17.8	SYSTEM USER AND TECHNICAL SUPPORT REQUIREMENTS

4.17.9	SYSTEM CHANGE MANAGEMENT REQUIREMENTS

4.17.10	SYSTEM SECURITY AND INFORMATION CONFIDENTIALITY AND PRIVACY REQUIREMENTS

4.17.11	INFORMATION MANAGEMENT PROCESS & INFORMATION SYSTEMS DOCUMENTATION REQUIREMENTS

4.17.12	REPORTING REQUIREMENTS

4.18	REPORTING REQUIREMENTS

4.18.1	GENERAL PROCEDURES

4.18.2	WEEKLY REPORTING

4.18.3	MONTHLY REPORTING

4.18.4	QUARTERLY REPORTING

4.18.5	ANNUAL REPORTS

4.18.6	AD HOC REPORTS

5.0	DELIVERABLES

5.1	CONFIDENTIALITY

5.2	NOTICE OF APPROVAL/DISAPPROVAL

5.3	RESUBMISSION WITH CORRECTIONS

5.4	NOTICE OF APPROVAL/DISAPPROVAL OF RESUBMISSION

5.5	DCH FAILS TO RESPOND

5.6	REPRESENTATIONS

5.7	CONTRACT DELIVERABLES

5.8	CONTRACT REPORTS

6.0	TERM OF CONTRACT

7.0	PAYMENT FOR SERVICES

7.1	GENERAL PROVISIONS

7.2	PERFORMANCE INCENTIVES

8.0	FINANCIAL MANAGEMENT

8.1	GENERAL PROVISIONS

8.2	SOLVENCY AND RESERVES STANDARDS

8.3	REINSURANCE

8.4	THIRD PARTY LIABILITY AND COORDINATION OF BENEFITS

8.4.2	COST AVOIDANCE

8.4.3	COMPLIANCE

8.5	PHYSICIAN INCENTIVE PLAN

8.6	REPORTING REQUIREMENTS

9.0	PAYMENT OF TAXES

10.0	RELATIONSHIP OF PARTIES

11.0	INSPECTION OF WORK

12.0	STATE PROPERTY

13.0	OWNERSHIP AND USE OF DATA

13.1	SOFTWARE AND OTHER UPGRADES

14.0	CONTRACTOR: STAFFING ASSIGNMENTS & CREDENTIALS

14.1	STAFFING CHANGES

14.2	CONTRACTOR’S FAILURE TO COMPLY

15.0	CRIMINAL BACKGROUND CHECKS

16.0	SUBCONTRACTS

16.1	USE OF SUBCONTRACTORS

16.2	COST OR PRICING BY SUBCONTRACTORS

17.0	LICENSE, CERTIFICATE, PERMIT REQUIREMENT

18.0	RISK OF LOSS AND REPRESENTATIONS

19.0	PROHIBITION OF GRATUITIES AND LOBBYIST DISCLOSURES

20.0	RECORDS REQUIREMENTS

20.1	RECORDS RETENTION REQUIREMENTS

20.2	ACCESS TO RECORDS

20.3	MEDICAL RECORD REQUESTS

21.0	CONFIDENTIALITY REQUIREMENTS

21.1	GENERAL CONFIDENTIALITY REQUIREMENTS

21.2	HIPAA COMPLIANCE

22.0	TERMINATION OF CONTRACT

22.1	GENERAL PROCEDURES

22.2	TERMINATION BY DEFAULT

22.3	TERMINATION FOR CONVENIENCE

22.4	TERMINATION FOR INSOLVENCY OR BANKRUPTCY

22.5	TERMINATION FOR INSUFFICIENT FUNDING

22.6	TERMINATION PROCEDURES

22.7	TERMINATION CLAIMS

23.0	LIQUIDATED DAMAGES

23.1	GENERAL PROVISIONS

23.2	CATEGORY 1

23.3	CATEGORY 2

23.4	CATEGORY 3

23.5	CATEGORY 4

23.6	OTHER REMEDIES

23.7	NOTICE OF REMEDIES

24.0	INDEMNIFICATION

25.0	INSURANCE

26.0	PAYMENT BOND & IRREVOCABLE LETTER OF CREDIT

27.0	COMPLIANCE WITH ALL LAWS

27.1	NON-DISCRIMINATION

27.2	DELIVERY OF SERVICE AND OTHER FEDERAL LAWS

27.3	COST OF COMPLIANCE WITH APPLICABLE LAWS

27.4	GENERAL COMPLIANCE

28.0	CONFLICT RESOLUTION

29.0	CONFLICT OF INTEREST AND CONTRACTOR INDEPENDENCE

30.0	NOTICE

31.0	MISCELLANEOUS

31.1	CHOICE OF LAW OR VENUE

31.2	ATTORNEY’S FEES

31.3	SURVIVABILITY

31.4	DRUG-FREE WORKPLACE

31.5	CERTIFICATION REGARDING DEBARMENT, SUSPENSION, PROPOSED DEBARMENT AND OTHER MATTERS

31.6	WAIVER

31.7	FORCE MAJEURE

31.8	BINDING

31.9	TIME IS OF THE ESSENCE

31.10	AUTHORITY

31.11	ETHICS IN PUBLIC CONTRACTING

31.12	CONTRACT LANGUAGE INTERPRETATION

31.13	ASSESSMENT OF FEES

31.14	COOPERATION WITH OTHER CONTRACTORS

31.15	SECTION TITLES NOT CONTROLLING

31.16	LIMITATION OF LIABILITY/EXCEPTIONS

31.17	COOPERATION WITH AUDITS

31.18	HOMELAND SECURITY CONSIDERATIONS

31.19	PROHIBITED AFFILIATIONS WITH INDIVIDUALS DEBARRED AND SUSPENDED

31.20	OWNERSHIP AND FINANCIAL DISCLOSURE

32.0	AMENDMENT IN WRITING

33.0	CONTRACT ASSIGNMENT

34.0	SEVERABILITY

35.0	COMPLIANCE WITH AUDITING AND REPORTING REQUIREMENTS FOR NONPROFIT ORGANIZATIONS (O.C.G.A §50-20-1 ET SEQ.)

36.0	ENTIRE AGREEMENT

SIGNATURE PAGE

ATTACHMENT A

DRUG FREE WORKPLACE CERTIFICATE225

ATTACHMENT B

CERTIFICATION REGARDING DEBARMENT, SUSPENSION, PROPOSED DEBARMENT, AND OTHER RESPONSIBILITY MATTERS

ATTACHMENT C

NONPROFIT ORGANIZATION DISCLOSURE FORM

ATTACHMENT D

CONFIDENTIALITY STATEMENT

ATTACHMENT E

BUSINESS ASSOCIATE AGREEMENT

ATTACHMENT F

VENDOR LOBBYIST DISCLOSURE & REGISTRATION CERTIFICATION FORM

ATTACHMENT G

RESERVED

ATTACHMENT H

CAPITATION PAYMENT

ATTACHMENT I

NOTICE OF YOUR RIGHT TO A HEARING

ATTACHMENT J

MAP OF SERVICE REGIONS/LIST OF COUNTIES BY SERVICE REGIONS

ATTACHMENT K

APPLICABLE CO-PAYMENTS

ATTACHMENT L

INFORMATION MANAGEMENT AND SYSTEMS

ATTACHMENT M

PERFORMANCE MEASURES

ATTACHMENT N

DEMONSTRATION COVERED SERVICES

ATTACHMENT O

DEMONSTRATION QUALITY STRATEGY

ATTACHMENT P

RESOURCE MOTHER OUTREACH

ATTACHMENT Q

CENTERS FOR MEDICARE & MEDICAID SERVICES SPECIAL TERMS AND CONDITIONS

ATTACHMENT R

TABLE OF CONTRACTED RATES

ATTACHMENT S

STATEMENT OF ETHICS

ATTACHMENT T

DCH Ethics In Procurement Policy

ATTACHMENT U

Code of Ethics and Conflict of Interest Policy

THIS AMENDED AND RESTATED CONTRACT is made and entered into by and between the Georgia Department of Community Health (hereinafter referred to as “DCH” or the “Department”) and Peach State Health Plan, (hereinafter referred to as the “Contractor”) and is made effective on the date signed by the DCH Commissioner (hereinafter referred to as the “Effective Date”).

WHEREAS, DCH is responsible for health care policy, purchasing, planning and regulation pursuant to the Official Code of Georgia Annotated (O.C.G.A.) § 31-2-1 et seq.;

WHEREAS, DCH is the single State agency designated to administer medical assistance in Georgia under Title XIX of the Social Security Act of 1935, as amended, and O.C.G.A. §§ 49-4-140 et seq. (the “Medicaid Program”), and is charged with ensuring the appropriate delivery of health care services to Medicaid recipients and PeachCare for Kids® Members;

WHEREAS, DCH caused Request for Proposals Number 41900-001-0000000027 (hereinafter the “RFP”) to be issued through the Department of Administrative Services (DOAS), and it is expressly incorporated as if completely restated herein;

WHEREAS, DCH received from Contractor a proposal in response to RFP Number 41900-001-0000000027 on or about April 4, 2005 (hereinafter “Contractor’s Proposal”) which is expressly incorporated as if completely restated herein;

WHEREAS, DCH accepted Contractor’s Proposal and entered into a contract with Contractor on July 18, 2005, for the provision of various services for the Department;

WHEREAS, DCH and Contractor now wish to amend and restate the Contract in its entirety; and

WHEREAS, the Centers for Medicare and Medicaid Services of the United States Department of Health and Human Services (CMS) must approve this Amended and Restated Contract as a condition precedent to its becoming effective for any purpose.

NOW, THEREFORE, FOR AND IN CONSIDERATION of the mutual promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Department and the Contractor (each individually a “Party” and collectively the “Parties”) hereby agree as follows:

1.0	SCOPE OF SERVICE

1.0.1
The State of Georgia is implementing reforms to the Medicaid and PeachCare for Kids® programs.  These reforms will focus on system-wide improvements in performance and quality, will consolidate fragmented systems of care, and will prevent unsustainable trend rates in Medicaid and PeachCare for Kids® expenditures.  The reforms will be implemented through a management of care approach to achieve the greatest value for the most efficient use of resources.

1.0.2	The Contractor shall assist the State of Georgia in this endeavor through the following tasks, obligations, and responsibilities.

1.1	BACKGROUND

1.1.1
In 2003, the Georgia Department of Community Health (DCH) identified unsustainable Medicaid growth and projected that without a change to the system, Medicaid would require 50 percent of all new State revenue by 2008.  In addition, Medicaid utilization was driving more than 35 percent of total growth each year.  For that reason, DCH decided to employ a management of care approach to organize its fragmented system of care, enhance access, achieve budget predictability, explore possible cost containment opportunities and focus on system-wide performance improvements. Furthermore, DCH believed that managed care could continuously and incrementally improve the quality of healthcare and services provided to patients and improve efficiency by utilizing both human and material resources more effectively and more efficiently.  The DCH Division of Managed Care and Quality submitted a State Plan Amendment in 2004 to implement a full-risk mandatory Medicaid Managed Care program called Georgia Families.

1.1.2
Effective June 1, 2006 the state of Georgia implemented Georgia Families (GF), a managed care program through which health care services are delivered to members of Medicaid and PeachCare for Kids®.  The intent of this program is to:

•	Offer care coordination to members

•	Enhance access to health care services

•	Achieve budget predictability as well as cost containment

•	Create system-wide performance improvements

•	Continually and incrementally improve the quality of health care and services provided to members

•	Improve efficiency at all levels

1.1.3                      The GF program is designed to:

•	Improve the Health Care status of the Member and Planning for Healthy Babies (P4HB) 1115 Demonstration Participant population;
•	Establish a Provider Home for the Member and P4HB Interpregnancy Care Participant through its use of assigned Primary Care Providers (PCPs);
•	Establish a climate of contractual accountability among the state, the care management organizations and the health care Providers;
•	Slow the rate of expenditure growth in the Medicaid program; and
•	Expand and strengthen a sense of the Member’s and P4HB Participant’s responsibility that leads to more appropriate utilization of health care services

1.2                      ELIGIBILITY FOR GEORGIA FAMILIES

1.2.1	Medicaid

1.2.1.1	The following Medicaid eligibility categories are required to enroll in GF:

•	Low Income Families – Adults and children who meet the standards of the old AFDC (Aid to Families with Dependent Children) program.

•	Transitional Medicaid – Former Low-Income Medicaid (LIM) families who are no longer eligible for LIM because their earned income exceeds the income limit.

•
Pregnant Women (Right from the Start Medicaid - RSM) – Pregnant women with family income at or below two hundred percent (200%) of the federal poverty level who receive Medicaid through the RSM program.

•
Children (Right from the Start Medicaid - RSM) – Children less than nineteen (19) years of age whose family income is at or below the appropriate percentage of the federal poverty level for their age and family.

•	Children (newborn) – A child born to a woman who is eligible for Medicaid on the day the child is born.

•
Women Eligible Due to Breast and Cervical Cancer  Women less than sixty-five (65) years of age who have been screened through Title XV Center for Disease Control (CDC) screening and have been diagnosed with breast or cervical cancer.

•
Refugees – Those individuals who have the required INS documentation showing they meet a status in one of these groups: refugees, asylees, Cuban parolees/Haitian entrants, Amerasians or human trafficking victims.

•
Planning for Healthy Babies 1115 Demonstration Waiver Participants (otherwise known as P4HB Participants) – Women ages 18 through 44 who are otherwise uninsured with family income at or below two hundred percent (200%) of the Federal poverty level. This Demonstration includes two distinct groups: women eligible for Family Planning Services only and women eligible for Interpregnancy Care and Family Planning Services.

1.2.1.2	The following Medicaid eligibility categories are required to receive Resource Mothers Outreach through GF:

•
Women ages 18 through 44 who qualify under the Low Income Medicaid Class of Assistance under the Georgia Medicaid State Plan who are already enrolled in GF and who deliver a Very Low Birth Weight (VLBW) baby on or after January 1, 2011.

•	Women ages 18 through 44 who qualify under the Aged Blind and Disabled Classes of Assistance under the Georgia Medicaid State Plan and who deliver a VLBW baby on or after January 1, 2011.

1.2.2	PeachCare for Kids®

1.2.2.1
PeachCare for Kids® – The State Children’s Health Insurance Program (SCHIP) in Georgia.  Children less than nineteen (19) years of age who have family income that is less than two hundred thirty-five percent (235%) of the federal poverty level, who are not eligible for Medicaid, or any other health insurance program are eligible for services under PeachCare for Kids®.  Effective January 1, 2012, employees of the State of Georgia may enroll their children in PeachCare for Kids® if the employee meets income and other eligibility requirements of the program.

1.2.3	Exclusions

1.2.3.1	The following recipients are excluded from Enrollment in GF, even if the recipient is otherwise eligible for GF per section 1.2.1 and section 1.2.2.

•	Recipients eligible for Medicare;

•	Recipients that are Members of a Federally Recognized Indian Tribe;

•
Recipients that are enrolled in fee-for-service Medicaid through Supplemental Security Income prior to enrollment in GF.  Members that are already enrolled in a CMO through GF will remain in that CMO until the disenrollment is completed through the normal monthly process.

•	Children less than twenty-one (21) years of age who are in foster care or other out-of-home placement;

•	Children less than twenty-one (21) years of age who are receiving foster care or other adoption assistance under Title IV-E of the Social Security Act.

•	Medicaid children enrolled in the Children’s Medical Services program administered by the Georgia Department of Public Health;

•
Children less than twenty-one (21) years of age who are receiving foster care or other adoption assistance under Title IV-E of the Social Security Act (NOTE:  Foster Children in “Relative” placement remain within the Georgia Families program);

•	Children enrolled in the Georgia Pediatric Program (GAPP);

•	Recipients enrolled under group health plans for which DCH provides payment for premiums, deductibles, coinsurance and other cost sharing, pursuant to Section 1906 of the Social Security Act.

•	Individuals enrolled in a Hospice category of aid.

•	Individuals enrolled in a Nursing Home category of aid.

•	Individuals enrolled in a Community Based Alternative for Youths (CBAY)

1.2.3.2	The following recipients are excluded from the P4HB Demonstration (hereinafter referred to as “the Demonstration”):

•	Women who become pregnant while enrolled in the Demonstration.
•	Women determined to be infertile (sterile) or who are sterilized while enrolled in the Demonstration.
•	Women who become eligible for any other Medicaid or commercial insurance program.
•	Women who no longer meet the Demonstration’s eligibility requirements
•	Women who are or become incarcerated.

1.3	SERVICE REGIONS

1.3.1	For the purposes of coordination and planning, DCH has divided the State, by county, into six (6) Service Regions. See Attachment J for a listing of the counties in each Service Region.

1.3.2	Members and P4HB Participants will choose or will be assigned to a Care Management Organization (CMO) plan that is operating in the Service Region in which they reside.

1.3.3
Contractor has the option of operating in all six (6) Service Regions within the State.  Should Contractor choose this option, Contractor shall seek DCH approval pursuant to Section 1.3.4.  Once approval is obtained, Contractor shall provide health care services in no less than all six (6) Service Regions and must meet all requirements set forth in the Contract, including, but not limited to, the following Sections:  4.8.5.2, 4.8.7.1, 4.8.8.1, 4.8.9.1, 4.8.13, 4.8.14, 4.8.17.1, 4.11.1.2, 4.11.1.3, 4.15.2.1, and 26.1.

1.3.4
Before DCH will approve the Contractor’s expansion into all six (6) Service Regions, the Contractor must demonstrate its ability to comply with all Contract requirements in these Service Regions by submitting the following to DCH no later than 5:00 pm EST on December 5, 2011:  (a) an affidavit that the Contractor has met all applicable Contract requirements in these Service Regions; and (b) geographic access reports and supporting documentation regarding network access.  If the Department approves the Contractor’s request, the effective date of the Service Region expansion will be January 1, 2012.

1.3.5	DCH reserves the right to require that the Contractor’s expansion in a particular Service Region reach all areas of the Service Region in question.

1.4	DEFINITIONS

Whenever capitalized in this Contract, the following terms have the respective meaning set forth below, unless the context clearly requires otherwise.

Abandoned Call: A call in which the caller elects a valid option and is either not permitted access to that option or disconnects from the system.

Abuse:  Provider practices that are inconsistent with sound fiscal, business, or medical practices, and result in unnecessary cost to the Medicaid program, or in reimbursement for services that are not medically necessary or that fail to meet professionally recognized standards for Health Care. It also includes Member and P4HB Participant practices that result in unnecessary cost to the Medicaid program.

Administrative Law Hearing:  The appeal process administered by the State in accordance with O.C.G.A. §49-4-153 and as required by federal law, available to Members, P4HB Participants and Providers after they exhaust the Contractor’s Appeals Process.

Administrative Review:  The formal reconsideration, as a result of the proper and timely submission of a Provider’s, Member’s or P4HB Participant’s request, by an Office or Unit of the Division, which has proposed an adverse action.

Administrative Service(s):  The contractual obligations of the Contractor that include but may not be limited to utilization management, credentialing providers, network management, quality improvement, marketing, enrollment, Member and P4HB Participant services, claims payment, management information systems, financial management, and reporting.

Action: The denial or limited authorization of a requested service, including the type or level of service; the reduction, suspension, or termination of a previously authorized service; the denial, in whole or part of payment for a service; the failure to provide services in a timely manner; or the failure of the CMO to act within the time frames provided in 42 CFR 438.408(b).

Advance Directives: A written instruction, such as a living will or durable power of attorney for Health Care, recognized under State law (whether statutory or as recognized by the courts of the State), relating to the provision of Health Care when the individual is incapacitated.

After-Hours:  Provider office/visitation hours extending beyond the normal business hours of a Provider, which are Monday-Friday 9-5:30 and may extend to Saturday hours.

Agent:  An entity that contracts with the State of Georgia to perform administrative functions, including but not limited to:  fiscal agent activities; outreach, eligibility, and Enrollment activities; Systems and technical support; etc.

Appeal: A request for review of an action, as “action” is defined in 42 C.F.R. §438.400.

Appeals Process:  The overall process that includes Appeals at the Contractor level and access to the State Fair Hearing process (the State’s Administrative Law Hearing).

Assess:  Means the process used to examine and determine the level of quality or the progress toward improvement of quality and/or performance related to Contractor service delivery systems.

At Risk:  Any service for which the Provider agrees to accept responsibility to provide, or arrange for, in exchange for the Capitation payment and Obstetrical: Delivery Payments.

Authoritative Host:  A system that contains the master or “authoritative” data for a particular data type, e.g. Member, Provider, CMO, etc.  The Authoritative Host may feed data from its master data files to other systems in real time or in batch mode.  Data in an Authoritative Host is expected to be up-to-date and reliable.

Authorized Representative:  A person authorized by the Member or P4HB Participant in writing to make health-related decisions on behalf of a Member or P4HB Participant, including, but not limited to Enrollment and Disenrollment decisions, filing Appeals and Grievances with the Contractor, and choice of a Primary Care Physician (PCP). The authorized representative is either the Parent or Legal Guardian for a child.  For an adult this person is either the legal guardian (guardianship action), health care or other person that has power of attorney, or another signed HIPAA compliant document indicating who can make decisions on behalf of the member.

Automatic Assignment (or Auto-Assignment):  The Enrollment of an eligible person, for whom Enrollment is mandatory, in a CMO plan chosen by DCH or its Agent.  Also the assignment of a new Member or P4HB IPC Participant to a PCP chosen by the CMO Plan, pursuant to the provisions of this Contract.

Benefits:  The Health Care services set forth in this Contract, for which the Contractor has agreed to provide, arrange, and be held fiscally responsible.

Blocked Call:  A call that cannot be connected immediately because no circuit is available at the time the call arrives or the telephone system is programmed to block calls from entering the queue when the queue backs up beyond a defined threshold.

Business Days: Monday through Friday from 9 A.M. to 5 P.M., excluding State holidays.

Calendar Days:  All seven days of the week.

Capitation:  A Contractual agreement through which a Contractor agrees to provide specified Health Care services to Members and P4HB Participants for a fixed amount per month.  Payments are contingent upon the availability of appropriated funds.

Capitation Payment:  A payment, fixed in advance, that DCH makes to a Contractor for each Member and P4HB Participant covered under a Contract for the provision of medical services and assigned to the Contractor.  This payment is made regardless of whether the Member or P4HB Participant receives Covered Services or Benefits during the period covered by the payment.  Payments are contingent upon the availability of appropriated funds.

Capitation Rate:  The fixed monthly amount that the Contractor is paid by DCH for each Member and P4HB Participant assigned to the Contractor to ensure that Covered Services and Benefits under this Contract are provided.  Payments are contingent upon the availability of appropriated funds.

Capitated Service:  Any Covered Service for which the Contractor receives an actuarially sound Capitation Payment.

Care Coordination: A set of Member-centered, goal-oriented, culturally relevant, and logical steps to assure that a Member receives needed services in a supportive, effective, efficient, timely, and cost-effective manner.  Care Coordination is also referred to as Care Management.

Care Management Organization (CMO): An entity organized for the purpose of providing Health Care, has a Health Maintenance Organization Certificate of Authority granted by the State of Georgia, which contracts with Providers, and furnishes Health Care services on a capitated basis to Members and P4HB Participants in a designated Service Region.

Case Management: Any intensive intervention undertaken with the purpose of helping Members and P4HB IPC Participants receive appropriate care. In the case of a P4HB IPC Participant, case management follows the delivery of a Very Low Birth Weight infant where that P4HB Participant has any disease(s) or condition(s) which may have contributed to the Very Low Birth Weight birth.  Case Management is distinguished from utilization management in that it is voluntary and it is distinguished from disease management by its intensity and focus on any disease(s) or conditions the Member and P4HB IPC Participant has.

Centers for Medicare & Medicaid Services (CMS):  The Agency within the U.S. Department of Health and Human Services with responsibility for the Medicare, Medicaid and the State Children’s Health Insurance Program.

Certified Nurse Midwife (CNM): A registered professional nurse who is legally authorized under State law to practice as a nurse-midwife, and has completed a program of study and clinical experience for nurse-midwives or equivalent.

Children’s Health Insurance Program (CHIP formerly State Children’s Health Insurance Program (SCHIP)): A joint federal-state Health Care program for targeted, low-income children, established pursuant to Title XXI of the Social Security Act.  Georgia’s CHIP is called PeachCare for Kids®.

Chronic Condition:  Any ongoing physical, behavioral, or cognitive disorder, including chronic illnesses, impairments and disabilities.  There is an expected duration of at least twelve (12) months with resulting functional limitations, reliance on compensatory mechanisms (medications, special diet, assistive device, etc) and service use or need beyond that which is considered Routine Care.

Claim:  A bill for services, a line item of services, or all services for one recipient within a bill.

Claims Administrator:  The entity engaged by DCH to provide Administrative Service(s) to the CMO Plans in connection with processing and adjudicating risk-based payment, and recording health benefit encounter Claims for Members and P4HB Participants.

Claim Adjustment:  A claim that has been incorrectly paid, incorrectly submitted or, as the result of an updated payment policy, the payment amount can be changed.

Clean Claim:  A claim received by the CMO for adjudication, in a nationally accepted format in compliance with standard coding guidelines, which requires no further information, adjustment, or alteration by the Provider of the services in order to be processed and paid by the CMO. The following exceptions apply to this definition:  i. A Claim for payment of expenses incurred during a period of time for which premiums are delinquent; ii. A Claim for which Fraud is suspected; and iii.  A Claim for which a Third Party Resource should be responsible.

Cold-Call Marketing:  Any unsolicited personal contact by the CMO Plan, with a potential Member or P4HB Participant, for the purposes of marketing.

Community Mental Health Rehabilitation Services (CMHRS): Services that are intended for the maximum reduction of mental disability and restoration of an individual to his or her best possible functional level.

Completion/Implementation Timeframe: The date or time period projected for a project goal or objective to be met, for progress to be demonstrated or for a proven intervention to be established as the standard of care for the Contractor.

Condition:  A disease, illness, injury, disorder, of biological, cognitive, or psychological basis for which evaluation, monitoring and/or treatment are indicated.

Consecutive Enrollment Period:  The consecutive twelve (12) month period beginning on the first day of Enrollment or the date the notice is sent, whichever is later.  For Members and P4HB Participants that use their option to change CMO plans without cause during the first ninety (90) Calendar Days of Enrollment, the twelve-month consecutive Enrollment period will commence when the Member or P4HB Participant enrolls in the new CMO plan.  This is not to be construed as a guarantee of eligibility during the consecutive Enrollment period.

Contested Claim:  A Claim that is denied because the Claim is an ineligible Claim, the Claim submission is incomplete, the coding or other required information to be submitted is incorrect, the amount claimed is in dispute, or the Claim requires special treatment.

Contract:  The written agreement between the State and the Contractor; comprised of the Contract, any addenda, appendices, attachments, or amendments thereto.

Contract Award: The date upon which DCH issues the Apparent Successful Offeror Letters.

Contract Execution:  The date upon which all parties have signed the Contract.

Contractor:  The Care Management Organization with a valid Certificate of Authority in Georgia that contracts hereunder with the State for the provision of comprehensive Health Care services to Members on a capitated basis.

Contractor’s Representative:  The individual legally empowered to bind the Contractor, using his/her signature block, including his/her title.  This individual will be considered the Contractor’s Representative during the life of any Contract entered into with the State unless amended in writing.

Co-payment:  The part of the cost-sharing requirement for Members in which a fixed monetary amount is paid for certain services/items received from the Contractor’s Providers.

Core Services: Covered services for both the Rural Health Centers (RHC) and Federally Qualified Health Centers (FQHC) programs defined as follows: Physician services, including required physician supervision of Physician Assistants (PAs), Nurse Practitioners (NPs), and Certified Nurse Midwives (CNMs); services and supplies furnished as incident to physician professional services; services of PAs, NPs and CNMs; services of clinical psychologists and clinical social workers (when providing diagnosis and treatment of mental illness); services and supplies furnished as incident to professional services provided by PAs, NPs, CNMs, clinical psychologists, and clinical social workers; Visiting nurse services on a part time or intermittent basis to homebound patients (limited to areas in which there is a designated shortage of home health agencies).

Corrective Action Plan:  The detailed written plan required by DCH to correct or resolve a deficiency or event causing the assessment of a liquidated damage or sanction against the CMO.

Corrective Action Preventive Action (CAPA): CAPA focuses on the systematic investigation of discrepancies (failures and/or deviations) in an attempt to prevent their reoccurrence. To ensure that corrective and preventive actions are effective, the systematic investigation of the failure incidence is pivotal in identifying the corrective and preventive actions undertaken.

Cost Avoidance:  A method of paying Claims in which the Provider is not reimbursed until the Provider has demonstrated that all available health insurance has been exhausted.

Covered Services:  Those Medically Necessary Health Care services provided to Members, the payment or indemnification of which is covered under this Contract or those Demonstration services provided to P4HB Participants, the payment or indemnification of which is covered under this Contract.

Credentialing:  The Contractor’s determination as to the qualifications and ascribed privileges of a specific Provider to render specific Health Care services.

Critical Access Hospital (CAH): Critical access hospital means a hospital that meets the requirements of the federal Centers for Medicare and Medicaid Services to be designated as a critical access hospital and that is recognized by the Department of Community Health as a critical access hospital for purposes of Medicaid.

Cultural Competency:  A set of interpersonal skills that allow individuals to increase their understanding, appreciation, acceptance, and respect for cultural differences and similarities within, among and between groups and the sensitivity to know how these differences influence relationships with Members and P4HB Participants.  This requires a willingness and ability to draw on community-based values, traditions and customs, to devise strategies to better meet culturally diverse Member and P4HB Participant needs, and to work with knowledgeable persons of and from the community in developing focused interactions, communications, and other supports.

Deliverable:  A document, manual or report submitted to DCH by the Contractor to fulfill requirements of this Contract.

Demonstration: The 1115 Demonstration waiver program in Georgia supported by CMS that expands the delivery of family planning services to uninsured women, ages 18 through 44, who have family income at or below 200 percent of the Federal poverty level (FPL) and who are not otherwise eligible for Medicaid or the Children’s Health Insurance Program (CHIP). Also referred to as the Family Planning Waiver or the P4HB Program.

Demonstration Enrollee: An individual meeting P4HB Program eligibility requirements who selects or is otherwise assigned to a Georgia Families Care Management Organization in order to receive Demonstration services.

Demonstration Enrollment: The process by which an individual eligible for the P4HB program applies to utilize a Georgia Families Care Management Organization to receive Demonstration services and such application is approved by DCH or its Agent.

Demonstration Disenrollment:  The removal of a P4HB Participant from participation in the Demonstration.

Demonstration Period: The period from January 1, 2011 through December 31, 2013 in which the Demonstration will be effective.

Demonstration Provider: A physician, advanced practice nurse or other health care provider who meets the State’s Medicaid provider enrollment requirements for the Demonstration, hospital, facility, or pharmacy licensed or otherwise authorized to provide Demonstration related Services to P4HB Participants within the State or jurisdiction in which they are furnished. Also known as P4HB Provider.

Demonstration Related Emergency Medical Condition: A medical condition resulting  from a Demonstration related Service and manifesting itself by acute symptoms of sufficient severity (including severe pain) that a prudent layperson, who possesses an average knowledge of health and medicine, could reasonably expect the absence of immediate medical attention to result in placing the health of the woman in serious jeopardy, serious impairments of bodily functions, or serious dysfunction of any bodily organ or part. A Demonstration related Emergency Medical condition shall not be defined on the basis of lists of diagnoses or symptoms.

Demonstration Related Post Stabilization Services: Covered Services related to Demonstration related Emergency Medical Condition that are provided after a P4HB Participant is stabilized in order to maintain the stabilized condition or to improve or resolve the P4HB Participant’s condition.

Demonstration Related Services: Those Demonstration Services identified in the CMS Special Terms and Conditions and approved by CMS that are available to P4HB Participants.

Demonstration Related Urgent Care Services: Medically Necessary treatment of a Demonstration related injury, illness or another type of Condition (usually not life threatening) which should be treated within twenty-four (24) hours.

Dental Subspecialty Providers:  Endodontists; Oral Pathologist; Orthodontist; Oral Surgeon; Periodontist; Pedodontist; Public Health Dentist; and Prosthodontist.

Department of Community Health (DCH):  The Agency in the State of Georgia responsible for oversight and administration of the Medicaid program, the PeachCare for Kids® program, the Planning for Healthy Babies Program and the State Health Benefits Plan (SHBP).

Department of Insurance (DOI):  The Agency in the State of Georgia responsible for licensing, overseeing, regulating, and certifying insuring entities.

Diagnostic Related Group (DRG):  Any of the payment categories that are used to classify patients and especially Medicare patients for the purpose of reimbursing hospitals for each case in a given category with a fixed fee regardless of the actual costs incurred and that are based especially on the principal diagnosis, surgical procedure used, age of patient, and expected length of stay in the hospital.

Diagnostic Services:  Any medical procedures or supplies recommended by a physician or other licensed medical practitioner, within the scope of his or her practice under State law, to enable him or her to identify the existence, nature or extent of illness, injury, or other health deviation in a Member or P4HB Participant.

Discharge: Point at which Member or P4HB Participant is formally released from a hospital, by the treating physician, an authorized member of the physician’s staff or by the Member or P4HB Participant after they have indicated, in writing, their decision to leave the hospital contrary to the advice of their treating physician.

Disenrollment:  The removal of a Member from participation in the Contractor’s plan, but not necessarily from the Medicaid or PeachCare for Kids® program.

Documented Attempt: A bona fide, or good faith, attempt to contract with a Provider.  Such attempts may include written correspondence that outlines contracted negotiations between the parties, including rate and contract terms disclosure, as well as documented verbal conversations, to include date and time and parties involved.

Durable Medical Equipment (DME):  Equipment, including assistive technology, which: a) can withstand repeated use; b) is used to service a health or functional purpose; c) is ordered by a qualified practitioner to address an illness, injury or disability; and d) is appropriate for use in the home, work place, or school.

Early and Periodic Screening, Diagnostic, and Treatment (EPSDT) Program:  A Title XIX mandated program that covers screening and Diagnostic Services to determine physical and mental deficiencies in Members less than 21 years of age, and Health Care, treatment, and other measures to correct or ameliorate any deficiencies and Chronic Conditions discovered. P4HB Participants are not eligible to participate in the EPSDT Program.

Emergency Medical Condition:  A medical condition manifesting itself by acute symptoms of sufficient severity (including severe pain) that a prudent layperson, who possesses an average knowledge of health and medicine, could reasonably expect the absence of immediate medical attention to result in placing the health of the individual (or, with respect to a pregnant woman, the health of the woman or her unborn child) in serious jeopardy, serious impairments of bodily functions, or serious dysfunction of any bodily organ or part.  An Emergency Medical Condition shall not be defined on the basis of lists of diagnoses or symptoms.

Emergency Services:  Covered inpatient and outpatient services furnished by a qualified Provider needed to evaluate or stabilize an Emergency Medical Condition that is found to exist using the prudent layperson standard.

Encounter:  A distinct set of health care services provided to a P4HB Participant, Medicaid or PeachCare for Kids® Member enrolled with a Contractor on the dates that the services were delivered.

Encounter Data:  Health Care Encounter Data include: (i) All data captured during the course of a single Health Care encounter that specify the diagnoses, comorbidities, procedures (therapeutic, rehabilitative, maintenance, or palliative), pharmaceuticals, medical devices and equipment associated with the Member or P4HB Participant receiving services during the Encounter; (ii) The identification of the Member or P4HB Participant receiving and the Provider(s) delivering the Health Care services during the single Encounter; and, (iii) A unique, i.e. unduplicated, identifier for the single Encounter.

Enrollee:  See Member.

Enrollment:  The process by which an individual eligible for Medicaid or PeachCare for Kids® applies (whether voluntary or mandatory) to utilize the Contractor’s plan in lieu of fee for service and such application is approved by DCH or its Agent.

Enrollment Broker:  The entity engaged by DCH to assist in outreach, education and Enrollment activities associated with the GF program.

Enrollment Period:  The twelve (12) month period commencing on the effective date of Enrollment.

Evaluate:  The process used to examine and determine the level of quality or the progress toward improvement of quality and/or performance related to Contractor service delivery systems.

External Quality Review (EQR):  The analysis and evaluation by an external quality review organization of aggregated information on quality, timeliness, and access to the Health Care services that a CMO or its Subcontractors furnish to Members and to DCH.

External Quality Review Organization (EQRO):  An organization that meets the competence and independence requirements set forth in 42 CFR 438.354 and performs external quality review, and other related activities.

Family Planning Provider: A physician, advanced practice nurse, or other health care provider who meets the State’s Medicaid provider enrollment requirements for the Demonstration and delivers or prescribes Family Planning Services.

Family Planning Services: Family planning services and supplies include at a minimum:

•	Education and counseling necessary to make informed choices and understand contraceptive methods;
•	Initial and annual complete physical examinations;
•	Follow-up, brief and comprehensive visits;
•	Pregnancy testing;
•	Contraceptive supplies and follow-up care;
•	Diagnosis and treatment of sexually transmitted diseases; and
•	Infertility assessment

Family Planning Waiver: See Demonstration.

Federal Financial Participation (FFP):  The funding contribution that the federal government makes to the Georgia Medicaid and PeachCare for Kids® programs.

Federally Qualified Health Center (FQHC):  An entity that provides outpatient health programs pursuant to Section 1905(l)(2)(B) of the Social Security Act.

Fee-for-Service (FFS):  A method of reimbursement based on payment for specific services rendered to a Member.

Financial Relationship:  A direct or indirect ownership or investment interest (including an option or non vested interest) in any entity.  This direct or indirect interest may be in the form of equity, debt, or other means and includes any indirect ownership or investment interest no matter how many levels removed from a direct interest, or a compensation arrangement with an entity.

Fraud:  An intentional deception or misrepresentation made by a person with the knowledge that the deception could result in some unauthorized benefit or financial gain to him/herself or some other person.  It includes any act that constitutes Fraud under applicable federal or State law.

Georgia Families (GF): The risk-based managed care delivery program for Medicaid and PeachCare for Kids® in which the Department contracts with Care Management Organizations to manage the care of eligible Members and P4HB Participants.

Georgia Technology Authority (GTA): The state agency that manages the state’s information technology (IT) infrastructure i.e. data center, network and telecommunications services and security, establishes policies, standards and guidelines for state IT, promotes an enterprise approach to state IT, and develops and manages the state portal.

Grievance:  An expression of dissatisfaction about any matter other than an Action.  Possible subjects for grievances include, but are not limited to, the quality of care or services provided or aspects of interpersonal relationships such as rudeness of a Provider or employee, or failure to respect the Enrollee’s or P4HB Participant’s rights.

Grievance System:  The overall system that address the manner in which the CMO handles Grievances at the Contractor level.

Health Care:  Health Care means care, services, or supplies related to the health of an individual. Health Care includes, but is not limited to, the following: (i) Preventive, diagnostic, therapeutic, rehabilitative, maintenance, or palliative care, and counseling, service, assessment, or procedure with respect to the physical or mental Condition, or functional status, of an individual or that affects the structure or function of the body; and (ii) Sale or dispensing of a drug, device, equipment, or other item in accordance with a prescription.

Health Care Professional:  A physician or other Health Care Professional, including but not limited to podiatrists, optometrists, chiropractors, psychologists, dentists, physician’s assistants, physical or occupational therapists and therapists assistants, speech-language pathologists, audiologists, registered or licensed practical nurses (including nurse practitioners, clinical nurse specialist, certified registered nurse anesthetists, and certified nurse midwives), licensed certified social workers, registered respiratory therapists, and certified respiratory therapy technicians licensed in the State of Georgia.

Health Check:  The State of Georgia’s Early and Periodic Screening, Diagnostic, and Treatment program pursuant to Title XIX of the Social Security Act.

Health Information Technology: Hardware, software, integrated technologies or related licenses, intellectual property, upgrades, or packaged solutions sold as services that are designed for our support the use of health care entities or patients for the electronic creation, maintenance, access, or exchange of health information.  Source is ARRA - H.R.1 -115 Sec. 3000 (5)

Health Information Technology for Economic and Clinical Health Act (HITECH Act) Title IV: The legislation establishes a transparent and open process for the development of standards that will allow for the nationwide electronic exchange of information between doctors, hospitals, patients, health plans, the government and others by the end of 2009. It establishes a voluntary certification process for health information technology products. The National Institute of Standards and Technology will provide for the testing of such products to determine if they meet the national standards that allow for the secure electronic exchange and use of health information.

Health Insurance Portability and Accountability Act (HIPAA):  A federal law that includes requirements to protect the privacy of individually identified health information in any format, including written or printed, oral and electronic, to protect the security of individually identified health information in electronic format, to prescribe methods and formats for exchange of electronic medical information, and to uniformly identify providers.  When referenced in this Contract it includes all related rules, regulations and procedures.

Health Maintenance Organization:  As used in Section 8.6 a Health Maintenance Organization is an entity that is organized for the purpose of providing Health Care and has a Health Maintenance Organization Certificate of Authority granted by the State of Georgia, which contracts with Providers and furnishes Health Care services on a capitated basis to Members in a designated Service Region.

Health Professional Shortage Area (HPSA): An area designated by the United States Department of Health and Human Services’ Health Resources and Services Administration (HRSA) as being underserved in primary medical care, dental or mental health providers.  These areas can be geographic, demographic or institutional in nature.  A care area can be found using the following website: http://hpsafind.hrsa.gov/.

Healthcare Effectiveness Data and Information Set (HEDIS): A widely used set of performance measures developed and maintained by the National Committee for Quality Assurance (NCQA).

Historical Provider Relationship: A Provider who has been the main source of Demonstration, Medicaid or PeachCare for Kids® services for the Member or P4HB Participant during the previous year (decided on by the most recent Provider on the Member’s or P4HB Participant’s claim history).

Immediately: Within twenty-four (24) hours.

In-Network Provider:  A Provider that has entered into a Provider Contract with the Contractor to provide services.

Incentive Arrangement:  Any mechanism under which a Contractor may receive additional funds over and above the Capitation rates, for exceeding targets specified in the Contract.

Incurred-But-Not-Reported (IBNR):  Estimate of unpaid Claims liability, includes received but unpaid Claims.

Individuals with Disabilities Education Act (IDEA): A United States federal law that ensures services to children with disabilities throughout the United States. IDEA governs how states and public agencies provide early intervention, special education and related services to children with disabilities.

Information:  i. Structured Data: Data that adhere to specific properties and Validation criteria that is stored as fields in database records.  Structured queries can be created and run against structured data, where specific data can be used as criteria for querying a larger data set; ii. Document: Information that does not meet the definition of structured data includes text, files, spreadsheets, electronic messages and images of forms and pictures.

Information System/Systems:  A combination of computing hardware and software that is used in: (a) the capture, storage, manipulation, movement, control, display, interchange and/or transmission of information, i.e. structured data (which may include digitized audio and video) and documents; and/or (b) the processing of such information for the purposes of enabling and/or facilitating a business process or related transaction.

Inpatient Facility: Hospital or clinic for treatment that requires at least one overnight stay.

Insolvent: Unable to meet or discharge financial liabilities.

Interpregnancy Care (IPC): An additional benefit available to some P4HB Participants who meet the Demonstration’s eligibility requirements and who delivered a Very Low Birth Weight baby on or after initiation of the Demonstration.

Interpregnancy Care Services: Services available under the Demonstration for P4HB Participants who meet the eligibility criteria for the IPC program. These services are in addition to Family Planning Services and include:  limited primary care services; management and treatment of chronic diseases; substance abuse treatment (detoxification and intensive outpatient rehabilitation); case management, including Resource Mothers Outreach; limited dental; prescription drugs (non-family planning) for the treatment of chronic conditions that may increase the risk of a subsequent VLBW delivery and non-emergency transportation.

Interpregnancy Care Service Providers: Those Demonstration Providers serving the IPC P4HB Participants including nurse case managers and Resource Mothers.

Limited-English-Proficient Population:  Individuals with a primary language other than English who must communicate in that language if the individual is to have an equal opportunity to participate effectively in, and benefit from, any aid, service or benefit provided by the health Provider.

Low Birth Weight: Birth weight below 2,500 grams (5.5 pounds).

Mandatory Enrollment:  The process whereby an individual eligible for the Demonstration, Medicaid or PeachCare for Kids® is required to enroll in a Contractor’s plan, unless otherwise exempted or excluded, to receive covered Demonstration, Medicaid or PeachCare for Kids® services.

Marketing:  Any communication from a CMO plan to any Demonstration, Medicaid or PeachCare for Kids® eligible individual that can reasonably be interpreted as intended to influence the individual to enroll in that particular CMO plan, or not enroll in or disenroll from another CMO plan.

Marketing Materials:  Materials that are produced in any medium, by or on behalf of a CMO, and can reasonably be interpreted as intended to market to any Demonstration, Medicaid or PeachCare for Kids® eligible individual.

Material Subcontractor:  A Subcontractor, excluding Providers, receiving Subcontractor payments from the Contractor in amounts equal to or greater than $10 million annually during the state fiscal year.

Measurable: Applies to a Contractor objective and means the ability to determine definitively whether or not the objective has been met, or whether progress has been made toward a positive outcome.

Medicaid:  The joint federal/state program of medical assistance established by Title XIX of the Social Security Act, which in Georgia is administered by DCH.

Medicaid Care Management Organizations Act: O.C.G.A. §33-21A-1, et seq. MEDICAID CARE MANAGEMENT ORGANIZATIONS ACT. A bill passed by the Georgia General Assembly, signed into law by the Governor, and effective July 1, 2008 which outlines several administrative requirements with which the administrators of the Medicaid Managed Care plan, Georgia Families, must comply.  Some of the requirements include dental provider networks, emergency room claims payment requirements, eligibility verification, and others.

Medicaid Eligible:  An individual eligible to receive services under the Medicaid Program but not necessarily enrolled in the Medicaid Program.

Medicaid Management Information System (MMIS):  Computerized system used for the processing, collecting, analysis, and reporting of Information needed to support Medicaid and SCHIP functions. The MMIS consists of all required subsystems as specified in the State Medicaid Manual.

Medical Director:  The licensed physician designated by the Contractor to exercise general supervision over the provision of health service Benefits by the Contractor.

Medical Records:  The complete, comprehensive records of a Member or P4HB Participant including, but not limited to, x-rays, laboratory tests, results, examinations and notes, accessible at the site of the Member’s or P4HB Participant’s participating Primary Care or Demonstration physician or Provider, that document all medical services received by the Member or P4HB Participant, including inpatient, ambulatory, ancillary, and emergency care, prepared in accordance with all applicable DCH rules and regulations, and signed by the medical professional rendering the services.

Medical Screening:  An examination:  i. provided on hospital property, and provided for that patient for whom it is requested or required, ii. performed within the capabilities of the hospital’s emergency room (ER) (including ancillary services routinely available to its ER) iii. the purpose of which is to determine if the patient has an Emergency Medical Condition, and iv. performed by a physician (M.D. or D.O.) and/or by a nurse practitioner, or physician assistant as permitted by State statutes and regulations and hospital bylaws.

Medically Necessary Services:  Those services that meet the definition found in Section 4.5.

Member: A Medicaid or PeachCare for Kids® recipient who is currently enrolled in a CMO plan.

Methodology: The planned process, steps, activities or actions taken by a Contractor to achieve a goal or objective, or to progress toward a positive outcome.

Monitoring:  The process of observing, evaluating, analyzing and conducting follow-up activities.

National Committee for Quality Assurance (NCQA):  An organization that sets standards, and evaluates and accredits health plans and other managed care organizations.

Net Capitation Payment:  The Capitation Payment made by DCH to Contractor less any quality assessment fee made by Contractor to DCH.  This payment amount also excludes a payment to a Contractor for obstetrical or other medical services that are on a per occurrence basis rather than a per member basis.

Non-Emergency Transportation (NET):  A ride, or reimbursement for a ride, provided so that a Member or P4HB Participant with no other transportation resources can receive services from a medical provider.  NET does not include transportation provided on an emergency basis, such as trips to the emergency room in life threatening situations.

Non-Institutional Claims:  Claims submitted by a medical Provider other than a hospital, nursing facility, or intermediate care facility/mentally retarded (ICF/MR).

Normal Birth Weight: Birth weight greater than or equal to 2,500 grams (5.5 pounds).

Nurse Practitioner Certified (NP-C):  A registered professional nurse who is licensed by the State of Georgia and meets the advanced educational and clinical practice requirements beyond the two or four years of basic nursing education required of all registered nurses.

Objective: Means a measurable step, generally in a series of progressive steps, to achieve a goal.

Obstetrical Delivery Payment: A payment, fixed in advance, that DCH makes to a Contractor for each birth of a child to a Member.  The Contractor is responsible for all medical services related to the delivery of the Member’s child.

Out-of-Network Provider:  A Provider of services that does not have a Provider contract with the Contractor.

Participating Provider:  A Provider that has signed a contract with CMOs to provide services to Georgia Families members and P4HB Participants.

Patient Protection and Affordable Care Act (PPACA): The Patient Protection and Affordable Care Act is a federal statute, signed into law on March 23, 2010.  The law includes numerous health-related provisions that will take effect over a four year period, including expanding Medicaid eligibility, subsidizing insurance premiums, establishing health insurance exchanges and support of medical research.

P4HB Participant: An individual meeting the eligibility requirements for the Demonstration who is enrolled in and/or receiving Demonstration Services through the Contractor. Also referred to as Participant.

P4HB Provider: See Demonstration Provider.

PeachCare for Kids®:  The State of Georgia’s Children’s Health Insurance Program established pursuant to Title XXI of the Social Security Act.

Performance Concern:  The informal documentation of an issue.  The CMO is required to respond to the Performance Concern by defining a process to detect, analyze and eliminate non-compliance and potential causes of non-compliance. This is a “warning” and failure to complete the Corrective Action Preventive Action/Performance Concern (CAPA/PC) form may result in formal action against the contractor (CAPA). If the concern is a Performance Concern, the following information must be completed by the offending CMO:

•	Direct Cause: The cause that directly resulted in the event (the first cause in the chain).

•	Corrective Action: actions taken to correct the root cause generally a reactive process used to address problems after they have occurred

Performance Improvement Project (PIP): A planned process of data gathering, evaluation and analysis to determine interventions or activities that are projected to have a positive outcome. A PIP includes measuring the impact of the interventions or activities toward improving the quality of care and service delivery.

Pharmacy Benefit Manager (PBM):  An entity responsible for the provision and administration of pharmacy benefit management services including but not limited to claims processing and maintenance of associated systems and related processes.

Physician Assistant (PA):  A trained, licensed individual who performs tasks that might otherwise be performed by physicians or under the direction of a supervising physician.

Physician Incentive Plan:  Any compensation arrangement between a Contractor and a physician or physician group that may directly have the effect of reducing or limiting services furnished to Members.

Planning for Healthy Babies Program: The name of the 1115 Demonstration Waiver Program in Georgia.

Post-Stabilization Services:  Covered Services, related to an Emergency Medical Condition that are provided after a member is stabilized in order to maintain the stabilized condition or to improve or resolve the member’s condition.

Potential P4HB Participant: An individual meeting the eligibility requirements for the Demonstration who is subject to mandatory Enrollment in a care management program but is not yet enrolled in a specific CMO plan.

Potential Enrollee:  See Potential Member.

Potential Member: A Medicaid or CHIP recipient who is subject to mandatory Enrollment in a care management program but is not yet the Member of a specific CMO plan.

Pre-Certification:  Review conducted prior to a Member’s or P4HB Participant’s admission, stay or other service or course of treatment in a hospital or other facility.

Preconception Health Care: The primary prevention of maternal and perinatal morbidity and mortality, comprised of interventions that identify and modify biomedical, behavioral and social risks to pregnancy outcomes for women and their offspring. To have maximal impact on pregnancy outcomes, strategies to address risks must occur before conception or before prenatal care is typically initiated.

Preferred Health Organization (PHO): A coordinated care plan that: (a) has a network of providers that have agreed to a contractually specified reimbursement for covered benefits with the organization offering the plan; (b) provides for reimbursement for all covered benefits regardless of whether the benefits are provided with the network of providers; and (c) is offered by an organization that is not licensed or organized under State law as an HMO.

Pregnancy Rate:  The number of pregnancies occurring to females in a specified age group per 1,000 females in the specified age group.  The rate is calculated by using the following formula:   Pregnancy rate = [Number of pregnancies in age group / Female population in age group] * 1000.  Rates that use Census Population Estimates in the denominator are unable to be calculated when the selected population is unknown.

Prevalent Non-English Language:  A language other than English, spoken by a significant number or percentage of potential Members or P4HB Participants.

Preventive Services:  Services provided by a physician or other licensed health practitioner within the scope of his or her practice under State law to: prevent disease, disability, and other health Conditions or their progression; treat potential secondary Conditions before they happen or at an early remediable stage; prolong life; and promote physical and mental health and efficiency.

Primary Care:  All Health Care services and laboratory services, including periodic examinations, preventive Health Care and counseling, immunizations, diagnosis and treatment of illness or injury, coordination of overall medical care, record maintenance, and initiation of Referrals to specialty Providers described in this Contract, and for maintaining continuity of patient care.  These services are customarily furnished by or through a general practitioner, family physician, internal medicine physician, obstetrician/gynecologist, or pediatrician, and may be furnished by a nurse practitioner to the extent the furnishing of those services is legally authorized in the State in which the practitioner furnishes them.

Primary Care Provider (PCP):  A licensed medical doctor (MD) or doctor of osteopathy (DO) or certain other licensed medical practitioner who, within the scope of practice and in accordance with State certification/licensure requirements, standards, and practices, is responsible for providing all required Primary Care services to Members or IPC P4HB Participants.   A PCP shall include general/family practitioners, pediatricians, internists, physician’s assistants, CNMs or NP-Cs, provided that the practitioner is able and willing to carry out all PCP responsibilities in accordance with these Contract provisions and licensure requirements.

Prior Authorization:  Authorization granted in advance of the rendering of a service after appropriate medical review. (Also known as “pre-authorization” or “prior approval”).

Proposed Action:  The proposal of an action for the denial or limited authorization of a requested service, including the type or level of service; the reduction, suspension, or termination of a previously authorized service; the denial, in whole or part of payment for a service; the failure to provide services in a timely manner; or the failure of the CMO to act within the time frames provided in 42 CFR 438.408(b).

Prospective Payment System (PPS): A method of reimbursement in which Medicare payment is made based on a predetermined, fixed amount. The payment amount for a particular service is derived based on the classification system of that service (for example, DRGs for inpatient hospital services).  CMS uses separate PPSs for reimbursement to acute inpatient hospitals, home health agencies, hospice, hospital outpatient, inpatient psychiatric facilities, inpatient rehabilitation facilities, long-term care hospitals, and skilled nursing facilities.

Provider:  Any person (including physicians or other Health Care Professionals), partnership, professional association, corporation, facility, hospital, or  institution certified, licensed, or registered by the State of Georgia to provide Health Care Services that has contracted with a Care Management Organization to provide health care services to Members and P4HB Participants.

Provider Complaint:  A written expression by a Provider, which indicates dissatisfaction or dispute with the Contractor’s policies, procedures, or any aspect of a Contractor’s administrative functions.

Provider Contract:  Any written contract between the Contractor and a Provider that requires the Provider to perform specific parts of the Contractor’s obligations for the provision of Health Care services under this Contract.

Provider Directory: A listing of health care service providers under contract with the CMO that is prepared by the CMO as a reference tool to assist members and P4HB Participants in locating Providers available to provide services.

Provider Number (or Provider Billing Number): An alphanumeric code utilized by health care payers to identify providers for billing, payment, and reporting purposes.

Provider Payment Agreement Act (PPA):                                                                           A law enacted by the Georgia state legislature and codified as O.C.G.A. § 31-8-179 et seq.

PPA Provider:  An institution licensed pursuant to Chapter 7 of Title 31 of the Official Code of Georgia Annotated which is primarily engaged in providing to inpatients, by or under the supervision of physicians, diagnostic services and therapeutic services for medical diagnosis, treatment, and care of injured, disabled, or sick persons or rehabilitation services for the rehabilitation of injured, disabled, or sick persons.  Such term includes public, private, rehabilitative, geriatric, osteopathic, and other specialty hospitals but shall not include psychiatric hospitals as defined in paragraph (7) of Code Section 37-3-1, critical access hospitals as defined in paragraph (3) of Code Section 33-21A-2, or any state owned or state operated hospitals.

Prudent Layperson: A person with average knowledge of health and medicine who could reasonably expect the absence of immediate medical attention to result in an emergency medical condition manifesting itself by acute symptoms of sufficient severity (including severe pain) that could cause:

•	Serious jeopardy to the health of the individual or, in the case of a pregnant woman, the health of the woman or her unborn child;

•	Serious impairment to bodily functions; or

•	Serious dysfunction of any bodily organ or part.

Qualified Electronic Health Record: "An Electronic record of health-related information on an individual that includes patient demographic and clinical health information, such as medical history and problem lists; and has the capacity to provide clinical decision support; to support physician order entry; to capture and query information relevant to health care quality; and to exchange electronic health information with and integrate such information from other sources."  Source is ARRA - H.R.1 -115 Sec. 3000 (13)

Quality:  The degree to which a CMO increases the likelihood of desired health outcomes of its Members and P4HB Participants through its structural and operational characteristics, and through the provision of health services that are consistent with current professional knowledge.

Re-admission:  Subsequent admissions of a patient to a hospital or other health care institution for treatment.

Referral:  A request by a PCP for a Member or P4HB Participant to be evaluated and/or treated by a different physician, usually a specialist.

Referral Services:  Those Health Care services provided by a health professional other than the Primary Care Provider and which are ordered and approved by the Primary Care Provider or the Contractor.

Reinsurance:  An agreement whereby the Contractor transfers risk or liability for losses, in whole or in part, sustained under this Contract.  A reinsurance agreement may also exist at the Provider level.

(Claims) Reprocessing:  Upon determination of the need to correct the outcome of one or more claims processing transactions, the subsequent attempt to process a single claim or batch of claims.

Remedy: The State’s means to enforce the terms of the Contract through performance guarantees and other actions.

Resource Mother: A paraprofessional that provides a broad range of services to P4HB IPC Participants and their families.

Risk Contract:  A Contract under which the Contractor assumes financial risk for the cost of the services covered under the Contract, and may incur a loss if the cost of providing services exceeds the payments made by DCH to the Contractor for services covered under the Contract.

Routine Care: Treatment of a Condition that would have no adverse effects if not treated within twenty-four (24) hours or could be treated in a less acute setting (e.g., physicians office) or by the patient.

Rural Health Clinic (RHC): A clinic certified to receive special Medicare and Medicaid reimbursement. The purpose of the RHC program is improving access to primary care in underserved rural areas. RHCs are required to use a team approach of physicians and midlevel practitioners (nurse practitioners, physician assistants, and certified nurse midwives) to provide services. The clinic must be staffed at least 50% of the time with a midlevel practitioner. RHCs may also provide other health care services, such as mental health or vision services, but reimbursement for those services may not be based on their allowable costs.

Rural Health Services: Medical services provided to rural sparsely populated areas isolated from large metropolitan counties.

Scope of Services:  Those specific Health Care services for which a Provider has been credentialed, by the plan, to provide to Members and P4HB Participants.

Service Authorization:  A Member’s or P4HB Participant’s request for the provision of a service.

Service Region:  A geographic area comprised of those counties where the Contractor is responsible for providing adequate access to services and Providers.

Short Term:  A period of thirty (30) Calendar Days or less.

Significant Traditional Providers:  Those Providers that provided the top eighty percent (80%) of Medicaid encounters for the GF-eligible population in the base year of 2004.

Span of Control:  Information systems and telecommunications capabilities that the CMO itself operates or for which it is otherwise legally responsible according to the terms and conditions of this Contract.  The CMO span of control also includes Systems and telecommunications capabilities outsourced by the CMO.

Stabilized: With respect to an emergency medical condition; that no material deterioration of the condition is likely, within reasonable medical probability, to result from or occur during the transfer of the individual from a facility, or, with respect to a woman in labor, the woman has delivered (including the placenta).

State:  The State of Georgia.

State Fair Hearing:  See Administrative Law Hearing

Subcontract:  Any written contract between the Contractor and a third party, including a Provider, to perform a specified part of the Contractor’s obligations under this Contract.

Subcontractor:  Any third party who has a written Contract with the Contractor to perform a specified part of the Contractor’s obligations under this Contract.

Subcontractor Payments:  Any amounts the Contractor pays a Provider or Subcontractor for services they furnish directly, plus amounts paid for administration and amounts paid (in whole or in part) based on use and costs of Referral Services (such as Withhold amounts, bonuses based on Referral levels, and any other compensation to the physician or physician group to influence the use for Referral Services).  Bonuses and other compensation that are not based on Referral levels (such as bonuses based solely on quality of care furnished, patient satisfaction, and participation on committees) are not considered payments for purposes of Physician Incentive Plans.

System Access Device: A device used to access System functions; can be any one of the following devices if it and the System are so configured:  i. Workstation (stationary or mobile computing device) ii. Network computer/”winterm” device, iii. “Point of Sale” device, iv. Phone, v. Multi-function communication and computing device, e.g. PDA.

System Unavailability: Failure of the system to provide a designated user access based on service level agreements or software/hardware problems within the Contractor’s span of control.

System Function Response Time: Based on the specific sub function being performed,
Record Search Time-the time elapsed after the search command is entered until the list of matching records begins to appear on the monitor.
Record Retrieval Time-the time elapsed after the retrieve command is entered until the record data begins to appear on the monitor.
Print Initiation Time- the elapsed time from the command to print a screen or report until it appears in the appropriate queue.
On-line Claims Adjudication Response Time- the elapsed time from the receipt of the transaction by the Contractor from the Provider and/or switch vendor until the Contractor hands-off a response to the Provider and/or switch vendor.

Systems:  See Information Systems.

Telecommunication Device for the Deaf (TDD):  Special telephony devices with keyboard attachments for use by individuals with hearing impairments who are unable to use conventional phones.

Third Party Resource:  Any person, institution, corporation, insurance company, public, private or governmental entity who is or may be liable in Contract, tort, or otherwise by law or equity to pay all or part of the medical cost of injury, disease or disability of an applicant for or recipient of medical assistance.

Transition of Care: The movement of patients made between health care practitioners and/or settings as their condition and care needs change during the course of a chronic or acute illness.

Urgent Care:  Medically Necessary treatment for an injury, illness, or another type of Condition (usually not life threatening) which should be treated within twenty-four (24) hours.

Utilization:  The rate patterns of service usage or types of service occurring within a specified time.

Utilization Management (UM):  A service performed by the Contractor which seeks to assure that Covered Services provided to Members and P4HB Participants are in accordance with, and appropriate under, the standards and requirements established by the Contract, or a similar program developed, established or administered by DCH.

Utilization Review (UR):  Evaluation of the clinical necessity, appropriateness, efficacy, or efficiency of Health Care services, procedures or settings, and ambulatory review, prospective review, concurrent review, second opinions, care management, discharge planning, or retrospective review.

Validation:  The review of information, data, and procedures to determine the extent to which they are accurate, reliable, free from bias and in accord with standards for data collection and analysis.

Very Low Birth Weight (VLBW): Birth weight below 1,500 grams (3.3 pounds).

Week:  The traditional seven-day week, Sunday through Saturday.

Withhold:  A percentage of payments or set dollar amounts that a Contractor deducts from a practitioner’s service fee, Capitation, or salary payment, and that may or may not be returned to the physician, depending on specific predetermined factors.

Working Days: Monday through Friday but shall not include Saturdays, Sundays, or State and Federal Holidays.

Work Week:  The traditional work week, Monday through Friday.

1.5	ACRONYMS

AFDC – Aid to Families with Dependent Children

AICPA – American Institute of Certified Public Accountants

CAH – Critical Access Hospital

CAPA – Corrective Action Preventive Action

CAPA/PC – Corrective Action Preventive Action/Performance Concern

CDC – Centers for Disease Control

CFR – Code of Federal Regulations

CHIP – Children’s Health Insurance Program – formerly known as the State Children’s Health Insurance Program (SCHIP)

CMO – Care Management Organization

CMS – Centers for Medicare & Medicaid Services

CNM – Certified Nurse Midwives

CSB – Community Service Boards

DCH – Department of Community Health

DME – Durable Medical Equipment

DOI – Department of Insurance

EB – Enrollment Broker

EPSDT – Early and Periodic Screening, Diagnostic, and Treatment

EQR – External Quality Review

EQRO – External Quality Review Organization

EVS - Eligibility Verification System

FFS – Fee-for-Service

FQHC – Federally Qualified Health Center

GF – Georgia Families

GTA - Georgia Technology Authority

HHS – US Department of Health and Human Services

HIPAA – Health Insurance Portability and Accountability Act

HMO – Health Management Organization

IBNR – Incurred-But-Not-Reported

INS – U.S. Immigration and Naturalization Services

IPC – Interpregnancy Care component of the 1115 Demonstration Waiver

LIM – Low-Income Medicaid

MMIS – Medicaid Management Information System

NAIC – National Association of Insurance Commissioners

NCQA – National Committee for Quality Assurance

NET – Non-Emergency Transportation

NP-C – Certified Nurse Practitioners

NPI –           National Provider Identifier

P4HB – Planning for Healthy Babies 1115 Demonstration Waiver

PA – Physician Assistant

PBM – Pharmacy Benefit Manager

PC - Performance Concern

PCP – Primary Care Provider

PPS – Prospective Payment System

QAPI – Quality Assessment Performance Improvement

RHC – Rural Health Clinic

RSM – Right from the Start Medicaid

SCHIP – State Children’s Health Insurance Program

SSA – Social Security Act

TANF – Temporary Assistance for Needy Families

TDD – Telecommunication Device for the Deaf

UM – Utilization Management

UPIN – Unique Physician Identifier Number

UR – Utilization Review

2.0                      DCH RESPONSIBILITIES

2.1	GENERAL PROVISIONS

2.1.1	DCH is responsible for administering the GF program. The agency will administer Contracts, monitor Contractor performance, and provide oversight in all aspects of the Contractor operations.

2.1.2	DCH is responsible for providing training materials regarding the P4HB Demonstration including specific materials regarding the Resource Mothers Outreach component of the Demonstration.

2.2	LEGAL COMPLIANCE

DCH will comply with, and will monitor the Contractor’s compliance with, all applicable State and federal laws and regulations.  Notwithstanding the foregoing, the CMO remains responsible for compliance with all applicable State and federal laws and regulations.

2.3	ELIGIBILITY AND ENROLLMENT

2.3.1
The State of Georgia has the sole authority for determining eligibility for the Medicaid program and whether Medicaid beneficiaries are eligible for Enrollment in GF.  DCH or its Agent will determine eligibility for PeachCare for Kids® and will collect applicable premiums.  DCH or its agent will continue responsibility for the electronic eligibility verification system (EVS).

2.3.1.1
The State of Georgia has the sole authority for determining eligibility for the P4HB Demonstration and whether P4HB Participants are eligible for enrollment in GF.  DCH or its Agent will determine eligibility for the Demonstration and will continue responsibility for the electronic eligibility verification system (EVS).

2.3.2
DCH or its Agent will review the Medicaid Management Information System (MMIS) file daily and send written notification and information within two (2) Business Days to all Members who are determined eligible for GF.  A Member shall have thirty (30) Calendar Days to select a CMO plan and a PCP.  Each Family Head of Household shall have thirty (30) Calendar Days to select one (1) CMO plan for the entire Family and PCP for each member. DCH or its Agent will issue a monthly notice of all Enrollments to the CMO plan.

2.3.2.1
DCH or its Agent will review the Medicaid Management Information System (MMIS) file daily and send written notification and information within two (2) Business Days to all P4HB Participants who are determined eligible for GF. A P4HB Participant shall have thirty (30) Calendar Days to select a CMO and a Family Planning Provider. A P4HB Participant eligible for IPC services under GF will have thirty (30) Calendar Days to select a CMO plan, a Family Planning Provider and a PCP. The Family Planning Provider and the PCP may be the same provider.

2.3.3	If the Member does not choose a CMO plan within thirty (30) Calendar Days of being deemed eligible for GF, DCH or its Agent will Auto-Assign the individual to a CMO plan using the following algorithm:

•	If an immediate family member(s) of the Member is already enrolled in one CMO plan, the Member will be Auto-Assigned to that plan;

•
If there are no immediate family members already enrolled and the Member has a Historical Provider Relationship with a Provider, the Member will be Auto-Assigned to the CMO plan where the Provider is contracted;

•
If the Member does not have a Historical Provider Relationship with a Provider in any CMO plan, or the Provider contracts with all plans, the Member will be Auto-Assigned based on an algorithm determined by DCH that may include quality, cost, or other measures.

2.3.3.1
If the Potential P4HB Participant does not choose a CMO Plan within thirty (30) Calendar Days of being deemed eligible for the Demonstration, DCH or its Agent will Auto-Assign the individual to a CMO plan using the algorithm described in Section 2.3.3 for Members.

2.3.3.2
Women already enrolled in GF due to pregnancy will have an expedited  enrollment into the Demonstration upon termination of their pregnancy benefits. Members determined to be eligible for the Demonstration must be afforded the opportunity to choose a new CMO, if desired, for the delivery of Demonstration related Services. All P4HB Participants will have thirty (30) days from the date of eligibility notification to choose a CMO.

2.3.3.3
The Contactor will notify its current pregnant Members at least thirty (30) Calendar Days prior to the expected date of delivery and prior to the date upon which the Member will end RSM, that they may be eligible to enroll in the Demonstration and may choose to switch to a different CMO plan for receipt of Demonstration services. Members who do not make a choice will be deemed to have chosen to remain in their current CMO plan for receipt of the Demonstration services they are eligible to receive.

2.3.4
Enrollment, whether chosen or Auto-Assigned, will be effective at 12:01 a.m. on the first (1st) Calendar Day of the month following the Member or P4HB Participant’s selection or Auto-Assignment, for those Members or P4HB Participants assigned on or between the first (1st) and twenty-fourth (24th) Calendar Day of the month.  For those Members or P4HB Participants assigned on or between the twenty-fifth (25th) and thirty-first (31st) Calendar Day of the month, Enrollment will be effective at 12:01 a.m. on the first (1st) Calendar Day of the second (2nd) month after assignment.

2.3.5
DCH or its Agent may include quality measures in the Auto-Assignment algorithm.  Members or P4HB Participants will be Auto-Assigned to those plans that have higher scores based on quality, cost, or other measures to be defined by DCH.   This factor will be applied after determining that there are no Historical Provider Relationships.

2.3.6
In any Service Region, DCH may, at its discretion, set a threshold percentage for the enrollment of members or P4HB Participants in a single plan and change this threshold percentage at its discretion. Members or P4HB Participants will not be Auto-Assigned to a CMO plan that exceeds this threshold unless a family member or P4HB Participant is enrolled in the CMO plan or a Historical Provider Relationship exists with a Provider that does not participate in any other CMO plan in the Service Region.  When DCH changes the threshold percentage in any Service Region, DCH will provide the CMOs in the Service Region with a minimum of fourteen (14) days advance notice in writing.

2.3.7
DCH or its Agent will have five (5) Business Days to notify Members or P4HB Participants and the CMO plan of the Auto-Assignment.  Notice to the Member or P4HB Participant will be made in writing and sent via surface mail.  Notice to the CMO plan will be made via file transfer.

2.3.8	DCH or its Agent will be responsible for the consecutive Enrollment period and re-Enrollment functions.

2.3.9
Conditioned on continued eligibility, all Members or P4HB Participants will be enrolled in a CMO plan for a period of twelve (12) consecutive months.  This consecutive Enrollment period will commence on the first (1st) day of Enrollment or upon the date the notice is sent, whichever is later.  If a Member or P4HB Participant disenrolls from one CMO plan and enrolls in a different CMO plan, consecutive Enrollment period will begin on the effective date of Enrollment in the second (2nd) CMO plan.

2.3.10
DCH or its Agent will automatically enroll a Member or P4HB Participant into the CMO plan in which he or she was most recently enrolled if the Member or P4HB Participant has a temporary loss of eligibility, defined as less than sixty (60) Calendar Days.  In this circumstance, the consecutive Enrollment period will continue as though there has been no break in eligibility, keeping the original twelve (12) month period.

2.3.11
DCH or its Agent will notify Members or P4HB Participants at least once every twelve (12) months, and at least sixty (60) Calendar Days prior to the date upon which the consecutive Enrollment period ends (the annual Enrollment opportunity), that they have the opportunity to switch CMO plans.  Members or P4HB Participants who do not make a choice will be deemed to have chosen to remain with their current CMO plan.

2.3.12
In the event a temporary loss of eligibility has caused the Member or P4HB Participant to miss the annual Enrollment opportunity, DCH or its Agent will enroll the Member or P4HB Participant in the CMO plan in which he or she was enrolled prior to the loss of eligibility.  The Member or P4HB Participant will receive a new 60-calendar day notification period beginning the first day of the next month.

2.3.13	In accordance with current operations, the State will issue a Medicaid number to a newborn upon notification from the hospital, or other authorized Medicaid Provider.

2.3.14
Upon notification from a CMO plan that a Member is an expectant mother, DCH or its Agent shall mail a newborn enrollment packet to the expectant mother.  This packet shall include information that the newborn will be Auto-Assigned to the mother’s CMO plan and that she may, if she wants, select a PCP for her newborn prior to the birth by contacting her CMO plan.  The mother shall have ninety (90) Calendar Days from the day a Medicaid number was assigned to her newborn to choose a different CMO plan.

2.3.15	DCH may, at its sole discretion, elect to modify this threshold and/or use quality based auto-assignments for reasons it deems necessary and proper.

2.4	DISENROLLMENT

2.4.1
DCH or its Agent will process all CMO plan Disenrollments.  This includes Disenrollments due to non-payment of the PeachCare for Kids® premiums, loss of eligibility for GF due to other reasons, and all Disenrollment requests Members or P4HB Participants or CMO plans submit via telephone, surface mail, internet, facsimile, and in person.

2.4.2
DCH or its Agent will make final determinations about granting Disenrollment requests and will notify the CMO plan via file transfer and the Member or P4HB Participant via surface mail of any Disenrollment decision within five (5) Calendar Days of making the final determination

Whether requested by the Member or P4HB Participant or the Contractor the following are the Disenrollment timeframes:

•
If the Disenrollment request is received by DCH or its agent on or before the managed care monthly process on the twenty-fourth (24th) Calendar Day of the month, the Disenrollment will be effective at midnight the first (1st) day of the month following the month in which the request was filed; and

•
If the Disenrollment request is received by DCH or its agent after the managed care monthly process on the twenty-fourth (24th) Calendar Day of the month, the Disenrollment will be effective at midnight the first (1st) day of the second (2nd) month following the month in which the request was filed.

2.4.3
If a Member is hospitalized in an acute inpatient facility on the first day of the month their Disenrollment is to be effective, the Member will remain enrolled until the month following their discharge from the inpatient facility. When Disenrollment is necessary due to a change in eligibility category, or eligibility for GF, the Member will be disenrolled according to the timeframes identified in Section 2.4.2.

2.4.4
When disenrollment is necessary because a Member loses Medicaid or PeachCare for Kids® eligibility (for example, he or she has died, been incarcerated, or moved out-of-state) disenrollment shall be immediate.

2.4.4.1
When disenrollment is necessary because a P4HB Participant loses eligibility for the Demonstration (for example, she has died, been incarcerated, or moved out-of-state) disenrollment shall be immediate.

2.5	MEMBER AND P4HB PARTICIPANT SERVICES AND MARKETING

2.5.1
DCH will provide to the Contractor its methodology for identifying the prevalent non-English languages spoken.  For the purposes of this Section, prevalent means a non-English language spoken by a significant number or percentage of Medicaid and PeachCare for Kids® eligible individuals in the State.

2.5.2	DCH will review and prior approve all marketing materials.

2.5.3
DCH will provide the Contractor with the Demonstration’s logo and design along with specific Demonstration language to be used in all written materials distributed to P4HB Participants and Potential P4HB Participants.

2.6	COVERED SERVICES & SPECIAL COVERAGE PROVISIONS

DCH will use submitted Encounter Data, and other data sources, to determine Contractor compliance with federal requirements that eligible Members under the age of twenty-one (21) receive periodic screens and preventive/well child visits in accordance with the specified periodicity schedule.  DCH will use the participant ratio as calculated using the CMS 416 methodology for measuring the Contractor’s performance.

2.6.1                      P4HB Participants are not eligible to participate in the EPSDT program.

2.6.2	Specific services available under this Demonstration are outlined in Attachment N to this Contract.

2.7	NETWORK

2.7.1	DCH will provide to the Contractor up-to-date changes to the State’s list of excluded Providers, as well as any additional information that will affect the Contractor’s Provider network.

2.7.2	DCH will consider all Contractors’ requests to waive network geographic access requirements in rural areas. All such requests shall be submitted in writing.

2.7.3	DCH will provide the State’s Provider Credentialing policies to the Contractor upon execution of this Contract.

2.8	QUALITY MONITORING

2.8.1	DCH will have a written strategy for assessing and improving the quality of services provided by the Contractor. In accordance with 42 CFR 438.204, this strategy will, at a minimum, monitor:

•	The availability of services;

•	The adequacy of the Contractor’s capacity and services;

•	The Contractor’s coordination and continuity of care for Members;

•	The coverage and authorization of services;

•	The Contractor’s policies and procedures for selection and retention of Providers;

•	The Contractor’s compliance with Member information requirements in accordance with 42 CFR §438.10;

•	The Contractor’s compliance with State and federal privacy laws and regulations relative to Member’s confidentiality;

•	The Contractor’s compliance with Member Enrollment and Disenrollment requirements and limitations;

•	The Contractor’s Grievance System;

•	The Contractor’s oversight of all Subcontractor relationships and delegations;

•	The Contractor’s adoption of practice guidelines, including the dissemination of the guidelines to Providers and Providers’ application of them;

•	The Contractor’s quality assessment and performance improvement program; and

•	The Contractor’s health information systems.

•	The Contractor shall respond to requests for information within the stipulated time frame.

2.8.2
DCH will have a written strategy for assessing and improving the quality of services provided by the Contractor for the Demonstration and the outcomes resulting from those services. This strategy is incorporated in Attachment O.

2.9	COORDINATION WITH CONTRACTOR’S KEY STAFF

2.9.1	DCH will make diligent good faith efforts to facilitate effective and continuous communication and coordination with the Contractor in all areas of GF operations.

2.9.2	Specifically, DCH will designate individuals within the department who will serve as a liaison to the corresponding individual on the Contractor’s staff, including:

•	A program integrity staff Member;

•	A quality oversight staff Member;

•
A Grievance System staff Member who will also ensure that the State Administrative Law Hearing process is consistent with the Rules of the Office of the State Administrative Hearings Chapter 616-1-2 and with any other applicable rule, regulation, or procedure whether State or federal;

•	An information systems coordinator; and

•	A vendor management staff Member.

2.10	FORMAT STANDARDS

DCH will provide to the Contractor its standards for formatting all Reports requested of the Contractor. DCH will require that all Reports be submitted electronically.

DCH and Contractor agree that any change (new or revised standards) to Contractor’s Reports which is set forth in Amendment 11 to the Contract (new or revised standards) shall not become effective until January 1, 2012.

2.11	FINANCIAL MANAGEMENT

2.11.1
In order to facilitate the Contractor’s efforts in using Cost Avoidance processes to ensure that primary payments from the liable third party are identified and collected to offset medical expenses; DCH will include information about known Third Party Resources on the electronic Enrollment data given to the Contractor.

2.11.2	DCH will monitor Contractor compliance with federal and State physician incentive plan rules and regulations.

2.12	INFORMATION SYSTEMS

2.12.1	DCH will supply the following information to the Contractor:

•	Application and database design and development requirements (standards) that is specific to the State of Georgia.

•	Networking and data communications requirements (standards) that are specific to the State of Georgia.

•	Specific information for integrity controls and audit trail requirements.

•	State web portal (Georgia.gov) integration standards and design guidelines.

•	Specifications for data files to be transmitted by the Contractor to DCH and/or its agents.

•	Specifications for point-to-point, uni-directional or bi-directional interfaces between Contractor and DCH systems.

2.13	READINESS OR ANNUAL REVIEW

2.13.1
DCH will conduct a readiness review of each new CMO at least 30 days prior to Enrollment of Medicaid and/or PeachCare for Kids® recipients in the CMO plan and an annual review of each existing CMO plan. The readiness and financial review will include, at a minimum, one (1) or more as determined by DCH on-site review.  DCH will conduct the reviews to provide assurances that the Contractor is able and prepared to perform all administrative functions and is providing for high quality of services to Members.

2.13.2
Specifically, DCH’s review will document the status of the Contractor with respect to meeting program standards set forth in this Contract, as well as any goals established by the Contractor.  A multidisciplinary team appointed by DCH will conduct the readiness and annual review.  The scope of the reviews will include, but not be limited to, review and/or verification of:

•	Network Provider composition and access;

•	Staff;

•	Marketing materials;

•	Content of Provider agreements;

•	EPSDT plan;

•	Member services capability;

•	Comprehensiveness of quality and Utilization Management strategies;

•	Policies and procedures for the Grievance System and Complaint System;

•	Financial solvency;

•	Contractor litigation history, current litigation, audits and other government investigations both in Georgia and in other states; and

•	Information systems’ Claims payment system performance and interfacing capabilities.

The readiness review may assess the Contractor’s ability to meet any requirements set forth in this Contract and the documents referenced herein.

Members may not be enrolled in a CMO plan until DCH has determined that the Contractor is capable of meeting these standards.  A Contractor’s failure to pass the readiness review 30 days prior to the beginning of service delivery may result in immediate Contract termination. Contractor’s failure to pass the annual review may result in corrective action and pending contract termination.

DCH will provide the Contractor with a summary of the findings as well as areas requiring remedial action.

3.0                      GENERAL CONTRACTOR RESPONSIBILITIES

The Contractor shall immediately notify DCH of any of the following:

•	Change in business address, telephone number, facsimile number, and e-mail address;

•	Change in corporate status or nature;

•	Change in business location;

•	Change in solvency;

•	Change in corporate officers, executive employees, or corporate structure;

•	Change in ownership, including but not limited to the new owner’s legal name, business address, telephone number, facsimile number, and e-mail address;

•	Change in incorporation status; or

•	Change in federal employee identification number or federal tax identification number.

•	Change in CMO litigation history, current litigation, audits and other government investigations both in Georgia and in other states.

3.1	The Contractor shall not make any changes to any of the requirements herein, without explicit written approval from Commissioner of DCH, or his or her designee.

4.0                      SPECIFIC CONTRACTOR RESPONSIBILITIES

The Contractor shall complete the following actions, tasks, obligations, and responsibilities:

4.1	ENROLLMENT

4.1.1	Enrollment Procedures

4.1.1.1
DCH or its Agent is responsible for Enrollment, including auto-assignment of a CMO plan; Disenrollment; education; and outreach activities.  The Contractor shall coordinate with DCH and its Agent as necessary for all Enrollment and Disenrollment functions.

4.1.1.2
DCH or its Agent will make every effort to ensure that recipients ineligible for Enrollment in GF are not enrolled in GF.  However, to ensure that such recipients are not enrolled in GF, the Contractor shall assist DCH or its Agent in the identification of recipients that are ineligible for Enrollment in GF, as discussed in Section 1.2.3, should such recipients inadvertently become enrolled in GF.

4.1.1.2.1
DCH or its Agent will make every effort to ensure that individuals ineligible for Enrollment in the Demonstration are not enrolled in GF as P4HB Participants. However, to ensure that such individuals are not enrolled in the Demonstration, the Contractor shall assist DCH or its Agent in the identification of P4HB Participants that are ineligible for enrollment in the Demonstration, as discussed in Section 1.2.3, but have been inadvertently enrolled in GF as P4HB Participants

4.1.1.3	The Contractor shall assist DCH or its Agent in the identification of recipients that become ineligible for Medicaid (for example, those who have died, been incarcerated, or moved out-of-state).

4.1.1.4
The Contractor shall accept all individuals for enrollment without restrictions. The Contractor shall not discriminate against individuals on the basis of religion, gender, race, color, or national origin, and will not use any policy or practice that has the effect of discriminating on the basis of religion, gender, race, color, or national origin or on the basis of health, health status, pre-existing Condition, or need for Health Care services.

4.1.2	Selection of a Primary Care Provider (PCP)

4.1.2.1
At the time of plan selection, Members, with counseling and assistance from DCH or its Agent, will choose an In-Network PCP. If a Member fails to select a PCP, or if the Member has been Auto-Assigned to the CMO plan, the Contractor shall Auto-Assign Members to a PCP based on the following algorithm:

•	Assignment shall be made to a Provider with whom, based on FFS Claims history, the Member has a Historical Provider Relationship, provided that the geographic access requirements in 4.8.13 are met;

•
If there is no Historical Provider Relationship the Member shall be Auto-Assigned to a Provider who is the assigned PCP for an immediate family member enrolled in the CMO plan, if the Provider is an appropriate Provider based on the age and gender of the Member;

•
If other immediate family members do not have an assigned PCP, Auto-Assignment shall be made to a Provider with whom a family member has a Historical Provider Relationship; if the Provider is an appropriate Provider based on the age and gender of the Member;

•
If there is no Member or immediate family member historical usage Members shall be Auto-Assigned to a PCP, using an algorithm developed by the Contractor, based on the age and sex of the Member, and geographic proximity.

4.1.2.1.1
At the time of plan selection, Family Planning Only P4HB Participants, with counseling and assistance from DCH or its Agent, will be encouraged to choose a Primary Care Provider. Because primary care services are not covered services under the Demonstration for the Family Planning Only P4HB Participants, the Contractor is required to maintain an up-to-date list of available Providers affiliated with the Georgia Association for Primary Health Care and other primary care Providers serving the uninsured and underinsured populations who are available to provide primary care services. The Contractor must not use Demonstration funds to reimburse for primary care services delivered to Family Planning Only P4HB Participants.

4.1.2.1.2
At the time of plan selection, IPC P4HB Participants, with counseling and assistance from DCH or its Agent, will be encouraged to choose an In-Network PCP. If an IPC P4HB Participant fails to select a PCP, or if the IPC P4HB Participant has been Auto-Assigned to the CMO plan, the Contractor shall Auto-Assign the IPC P4HB Participant to a PCP based on the algorithm identified in 4.1.2.1. If there is no IPC P4HB Participant or immediate family member historical usage, IPC P4HB Participants shall be Auto-Assigned to a PCP, using an algorithm developed by the Contractor, based on geographic proximity.

4.1.2.2	PCP assignment shall be effective immediately. The Contractor shall notify the Member via surface mail of their Auto-Assigned PCP within ten (10) Calendar Days of Auto-Assignment.

4.1.2.2.1
For IPC P4HB Participants, PCP assignment shall be effective immediately. The Contractor shall notify the IPC P4HB Participant via surface mail of her Auto-Assigned PCP within ten (10) Calendar Days of Auto-Assignment.

4.1.2.3	The Contractor shall submit its PCP Auto-Assignment Policies and Procedures to DCH for review and approval as updated.

4.1.3	Newborn Enrollment

4.1.3.1	All newborns shall be Auto-Assigned by DCH or its Agent to the mother’s CMO plan.

4.1.3.2
The Contractor shall be responsible for notifying DCH or its Agent of any Members who are expectant mothers at least sixty (60) Calendar Days prior to the expected date of delivery. The Contractor shall be responsible for notifying DCH or its Agent of newborns born to enrolled members that do not appear on a monthly roster within 60 days after birth.

4.1.3.3	The Contractor shall provide assistance to any expectant mother who contacts them wishing to make a PCP selection for her newborn and record that selection.

4.1.3.4
Within twenty-four (24) hours of the birth, the Contractor shall ensure the submission of a newborn notification form to DCH or its agent.  If the mother has made a PCP selection, this information shall be included in the newborn notification form.  If the mother has not made a PCP selection, the Contractor shall Auto-Assign the newborn to a PCP within thirty (30) days of the birth.  Auto-Assignment shall be made using the algorithm described in Section 4.1.2.1.  Notice of the PCP Auto-Assignment shall be mailed to the mother within twenty-four (24) hours.

4.1.4           Reporting Requirements

4.1.4.1	The Contractor shall submit to DCH monthly Member Data Conflict Report (formerly Member Information Reports) as described in Section 4.18.3.7.

4.1.4.2	The Contractor shall submit to DCH monthly Eligibility and Enrollment Reconciliation Reports as described in Section 4.18.3.2.

4.2	DISENROLLMENT

4.2.1	Disenrollment Initiated by the Member or P4HB Participant

4.2.1.1
A Member or P4HB Participant  may request Disenrollment from a CMO plan without cause during the ninety (90) Calendar Days following the date of the Member’s or P4HB Participants  initial Enrollment with the CMO plan or the date DCH or its Agent sends the Member or P4HB Participant  notice of the Enrollment, whichever is later.  A Member or P4HB Participant may request Disenrollment without cause every twelve (12) months thereafter.

4.2.1.2	A Member or P4HB Participant may request Disenrollment from a CMO plan for cause at any time. The following constitutes cause for Disenrollment by the Member or P4HB Participant:

•	The Member or P4HB Participant moves out of the CMO plan’s Service Region;

•	The CMO plan does not, because of moral or religious objections, provide the Covered Service the Member or P4HB Participant seeks;

•
The Member or P4HB Participant needs related services to be performed at the same time and not all related services are available within the network.  The Member’s or P4HB Participants Provider or another Provider have determined that receiving service separately would subject the Member or P4HB Participant to unnecessary risk;

•	The Member or P4HB Participant requests to be assigned to the same CMO plan as family members or P4HB Participants; and

•	The Member’s or P4HB Participants Medicaid eligibility category changes to a category ineligible for GF, and/or the Member or P4HB Participant otherwise becomes ineligible to participate in GF.

•
Other reasons, per 42 CFR 438.56(d)(2), include, but are not limited to, poor quality of care, lack of access to services covered under the Contract, or lack of Providers experienced in dealing with the Member’s or P4HB Participants Health Care needs.  (DCH or its Agent shall make determination of these reasons.)

4.2.1.3
The Contractor shall provide assistance to Members or P4HB Participants seeking to disenroll.  This assistance shall consist of providing the forms to the Member or P4HB Participant and referring the Member or P4HB Participant to DCH or its Agent who will make Disenrollment determinations.

4.2.1.4
A P4HB Participant may request Disenrollment from a CMO plan for cause at any time during the ninety (90) Calendar Days following the date of the P4HB Participant’s initial enrollment with the CMO plan or the date DCH or its Agent sends the Participant notice of the enrollment into the Demonstration, whichever is later. The following constitutes cause for Disenrollment by the P4HB Participant:

•	The P4HB Participant moves out of the CMO plan’s Service Region;
•	The P4HB Participant requests to be assigned to the same CMO plan as family members; and
•	The P4HB Participant otherwise becomes ineligible for participation in the Demonstration.
•
Other reasons, per 42 CFR 438.56(d)(2), include, but are not limited to, poor quality of care, lack of access to services covered under the Demonstration amendment, or lack of Demonstration Providers experienced in dealing with the P4HB Participant’s health care needs. (DCH or its Agent shall make determination of these reasons.)

4.2.2	Disenrollment Initiated by the Contractor

4.2.2.1	The Contractor shall complete all Disenrollment paperwork for Members or P4HB Participants it is seeking to disenroll.

4.2.2.1.1	The Contractor shall complete all Disenrollment paperwork for any P4HB Participants it seeks to disenroll.

4.2.2.2	The Contractor shall notify DCH or its Agent upon identification of a Member or P4HB Participant who it knows or believes meets the criteria for Disenrollment, as defined in Section 4.2.3.

4.2.2.2.1	The Contractor shall notify DCH or its Agent upon identification of a P4HB Participant who it knows or believes meets the following criteria for disenrollment from the Demonstration:

•	The P4HB Participant no longer meets the eligibility criteria for the Demonstration.
•	The IPC P4HB Participant has reached the end of the twenty-four (24) months of eligibility for the IPC component of the Demonstration.
•	The P4HB Participant becomes pregnant while enrolled in the Demonstration;
•	The P4HB Participant becomes infertile through a sterilization procedure;
•	The P4HB Participant moves out of the CMO plan’s Service Region;
•	The P4HB Participant’s utilization of services is fraudulent or abusive;
•	The Participant’s eligibility category changes to a category ineligible for participation in the P4HB program;
•	The P4HB Participant has died, been incarcerated, or moved out of State, thereby making her ineligible for Medicaid.

4.2.2.3
Prior to requesting Disenrollment of a Member or P4HB Participant for reasons described in Sections 4.2.3, the Contractor shall document at least three (3) interventions over a period of ninety (90) Calendar Days that occurred through treatment, case management, and Care Coordination to resolve any difficulty leading to the request.  The Contractor shall provide at least one (1) written warning to the Member or P4HB Participant, certified return receipt requested, regarding implications of his or her actions.  DCH recommends that this notice be delivered within ten (10) Business Days of the Member’s or P4HB Participants action.

4.2.2.4	The Contractor shall cite to DCH or its Agent at least one (1) acceptable reason for Disenrollment outlined in Section 4.2.3 before requesting Disenrollment of the Member or P4HB Participant.

4.2.2.5
The Contractor shall submit Disenrollment requests to DCH or its Agent and the Contractor shall honor all Disenrollment determinations made by DCH or its Agent.  DCH’s decision on the matter shall be final, conclusive and not subject to appeal.

4.2.3	Acceptable Reasons for Disenrollment Requested by Contractor

The Contractor may request Disenrollment if:

•	The Member’s Utilization of services is Fraudulent or abusive;

•	The Member has moved out of the Service Region;

•	The Member is placed in a long-term care nursing facility, State institution, or intermediate care facility for the mentally retarded;

•
The Member’s Medicaid eligibility category changes to a category ineligible for GF, and/or the Member otherwise becomes ineligible to participate in GF.  Disenrollments due to Member eligibility will follow the normal monthly process as described in Section 2.4.3. Disenrollments will be processed as of the date that the member eligibility category actually changes and will not be made retroactive, regardless of the effective date of the new eligibility category. Note exception when SSI members are hospitalized.

•	The Member has any other condition as so defined by DCH; or

•	The Member has died, been incarcerated, or moved out of State, thereby making them ineligible for Medicaid.

4.2.4	Unacceptable Reasons for Disenrollment Requests by Contractor

4.2.4.1	The Contractor shall not request Disenrollment of a Member or P4HB Participant for discriminating reasons, including:

•	Adverse changes in a Member’s or P4HB Participants health status;

•	Missed appointments;

•	Utilization of medical services;

•	Diminished mental capacity;

•	Pre-existing medical condition;

•	Uncooperative or disruptive behavior resulting from his or her special needs; or

•	Lack of compliance with the treating physician’s plan of care.

4.2.4.2	The Contractor shall not request Disenrollment because of the Member’s or P4HB Participants attempt to exercise his or her rights under the Grievance System.

4.2.4.3
The request of one PCP to have a Member or P4HB IPC Participant assigned to a different Provider shall not be sufficient cause for the Contractor to request that the Member or P4HB IPC Participant be disenrolled from the plan.  Rather, the Contractor shall utilize its PCP assignment process to assign the Member or P4HB IPC Participant to a different and available PCP.

4.3	MEMBER AND P4HB PARTICIPANT SERVICES

4.3.1	General Provisions

The Contractor shall ensure that Members are aware of their rights and responsibilities, the role of PCPs, how to obtain care, what to do in an emergency or urgent medical situation, how to request a Grievance, Appeal, or Administrative Law Hearings, and how to report suspected Fraud and Abuse.  The Contractor shall convey this information via written materials and via telephone, internet, and face-to-face communications that allow the Members to submit questions and receive responses from the Contractor. The Contractor shall ensure that P4HB Participants are aware of their rights and responsibilities, the role of the Family Planning Provider and PCP (for IPC P4HB Participants only), how to obtain care, what to do in an emergency or urgent medical situation arising from the receipt of Demonstration related Services, how to submit a Grievance, request an Appeal, or Administrative Law Hearing, and how to report suspected Fraud and Abuse. The Contractor shall convey this information via written materials and via telephone, internet, and face-to-face communications that allow the P4HB Participant to submit questions and receive responses from the Contractor.

4.3.2	Requirements for Written Materials

4.3.2.1
The Contractor shall make all written materials available in alternative formats and in a manner that takes into consideration the Member’s or P4HB Participants special needs, including those who are visually impaired or have limited reading proficiency.  The Contractor shall notify all Members or P4HB Participants and Potential Members that information is available in alternative formats and how to access those formats.

4.3.2.2
The Contractor shall make all written information available in English, Spanish and all other prevalent non-English languages, as defined by DCH.  For the purposes of this Contract, prevalent means a non-English language spoken by a significant number or percentage of Medicaid and PeachCare for Kids® eligible individuals in the State.

4.3.2.3
All written materials distributed to Members or P4HB Participants shall include a language block, printed in Spanish and all other prevalent non-English languages, that informs the Member or P4HB Participant that the document contains important information and directs the Member to call the Contractor to request the document in an alternative language or to have it orally translated.

4.3.2.4
All written materials shall be worded such that they are understandable to a person who reads at the fifth (5th) grade level.  Suggested reference materials to determine whether this requirement is being met are:

•	Fry Readability Index;

•	PROSE The Readability Analyst (software developed by Education Activities, Inc.);

•	Gunning FOG Index;

•	McLaughlin SMOG Index;

•	The Flesch-Kincaid Index; or

•	Other word processing software approved by DCH.

4.3.2.5
The Contractor shall provide written notice to DCH of any changes to any written materials provided to the Members or P4HB Participant.  Written notice shall be provided at least thirty (30) Calendar Days before the effective date of the change.

4.3.2.6
The Contractor must submit all written materials, including information for the Web site, to DCH for approval prior to use or mailing.  DCH will approve or identify any required changes to the member or P4HB Participant materials within 30 days of submission.  DCH reserves the right to require the discontinuation of any member materials that violate the terms of this contract.

4.3.3	Member Handbook and P4HB Participants Information Requirements

4.3.3.1
The Contractor shall mail to all newly enrolled Members a Member Handbook within ten (10) Calendar Days of receiving the notice of enrollment from DCH or its Agent.  The Contractor shall mail to all enrolled Member households a Member Handbook every other year thereafter unless requested sooner by the member.

4.3.3.1.1	The Contractor shall mail to all newly enrolled P4HB Participants an information packet including but not limited to the following:

•
General information pertaining to the Demonstration (eligibility, enrollment and disenrollment criteria, and information pertaining to the Demonstration’s program components – family planning only, IPC, Resource Mothers Outreach).

•	A list of benefits and services available under each Demonstration component
•	A list of service exclusions or limitations under each Demonstration component
•	Information about the role of the Family Planning Provider
•	Information about the selection of a Primary Care Provider affiliated with the Georgia Association for Primary Health Care and whose services are not covered under the Demonstration
•	Information on where and how P4HB Participants may access other benefits and services not available from or not covered by the Contractor under the Demonstration
•	Information about the role of the PCP for the IPC P4HB Participant only
•	Information about appointment procedures
•	Information on how to access Demonstration services, including non-emergency transportation (NET) available to the IPC P4HB Participants only
•	A notice stating that the Contractor shall be liable only for those Demonstration services authorized by CMS under the Demonstration
•	A description of all pre-certification, prior authorization or other requirements for Demonstration related Services and treatments
•	The geographic boundaries of the Service Regions
•
Notice of all appropriate mailing addresses and telephone numbers to be utilized by P4HB Participants seeking information or authorization, including an inclusion of the Contractor’s toll-free telephone line and Web site

•	A description of the P4HB Participant’s rights and responsibilities as described in Section 4.3.4
•	The policies and procedures for Disenrollment from the Demonstration
•	Information on Advance Directives
•	A statement that additional information, including information on the structure and operation of the CMO plan and physician incentive plans, shall be made available upon request
•	Information on the extent to which, and how, after hours and emergency coverage are provided, including the following:
▪	What constitutes an Urgent and Emergency Demonstration related Medical Condition, Demonstration related Emergency Services, and Demonstration related Post Stabilization Services;
▪	The fact that Prior Authorization is not required for Demonstration related Emergency Services;
▪	The process and procedures for obtaining Demonstration related Emergency Services, including the use of the 911 telephone systems or its local equivalent;
▪	The location of any emergency settings and other locations at which Demonstration Providers and hospitals furnish Demonstration related Emergency and Post Stabilization Services; and
▪	The fact that a P4HB Participant has a right to use any hospital or other setting for Demonstration related Emergency Services
•	Information on the Grievance Systems policies and procedures, as described in Section 4.14 of the Contract. This description must include the following:
▪	The right to file a Grievance and Appeal with the Contractor;
▪	The requirements and timeframes for filing a Grievance or Appeal with the Contractor;
▪	The availability of assistance in filing a Grievance or Appeal with the Contractor;
▪	The toll-free numbers P4HB Participants can use to file a Grievance or an Appeal with the Contractor by phone;
▪	The right to a State Administrative Law hearing, the method for obtaining a hearing, and the rules that govern representation at the hearing;
▪
Notice that if the P4HB Participant files an Appeal or a request for a State Administrative Law Hearing within the timeframes specified for filing, the P4HB Participant may be required to pay the cost of services furnished while the Appeal is pending, if the final decision is adverse to the P4HB Participant; and

▪	Any Appeal rights that the State chooses to make available to Providers to challenge the failure of the Contractor to cover the Demonstration related Service.
•	The Contractor shall submit to DCH for review and approval any changes and edits to the P4HB Participant Information Packet at least thirty (30) Calendar Days before the effective date of change.

4.3.3.2	Pursuant to the requirements set forth in 42 CFR 438.10, the Member Handbook shall include, but not be limited to:

•	A table of contents;

•	Information about the roles and responsibilities of the Member (this information to be supplied by DCH);

•	Information about the role of the PCP;

•	Information about choosing a PCP;

•	Information about what to do when family size changes;

•	Appointment procedures;

•	Information on Benefits and services, including a description of all available GF Benefits and services;

•	Information on how to access services, including Health Check services, non-emergency transportation (NET) services, and maternity and family planning services;

•	An explanation of any service limitations or exclusions from coverage;

•	A notice stating that the Contractor shall be liable only for those services authorized by the Contractor;

•	Information on where and how Members may access Benefits not available from or not covered by the Contractor;

•	The Medical Necessity definition used in determining whether services will be covered;

•	A description of all pre-certification, prior authorization or other requirements for treatments and services;

•	The policy on Referrals for specialty care and for other Covered Services not furnished by the Member’s PCP;

•	Information on how to obtain services when the Member is out of the Service Region and for after-hours coverage;

•	Cost-sharing;

•	The geographic boundaries of the Service Regions;

•
Notice of all appropriate mailing addresses and telephone numbers to be utilized by Members seeking information or authorization, including an inclusion of the Contractor’s toll-free telephone line and Web site;

•	A description of Utilization Review policies and procedures used by the Contractor;

•	A description of Member rights and responsibilities as described in Section 4.3.4;

•	The policies and procedures for Disenrollment;

•	Information on Advance Directives;

•	A statement that additional information, including information on the structure and operation of the CMO plan and physician incentive plans, shall be made available upon request;
4.3.3.3	Information on the extent to which, and how, after-hours and emergency coverage are provided, including the following:

i.	What constitutes an Urgent and Emergency Medical Condition, Emergency Services, and Post-Stabilization Services;

ii.	The fact that Prior Authorization is not required for Emergency Services;

iii.	The process and procedures for obtaining Emergency Services, including the use of the 911 telephone systems or its local equivalent;

iv.	The locations of any emergency settings and other locations at which Providers and hospitals furnish Emergency Services and Post-Stabilization Services covered herein; and

v.	The fact that a Member has a right to use any hospital or other setting for Emergency Services;

4.3.3.4	Information on the Grievance Systems policies and procedures, as described in Section 4.14 of this Contract. This description must include the following:

i.	The right to file a Grievance and Appeal with the Contractor;

ii.	The requirements and timeframes for filing a Grievance or Appeal with the Contractor;

iii.	The availability of assistance in filing a Grievance or Appeal with the Contractor;

iv.	The toll-free numbers that the Member can use to file a Grievance or an Appeal with the Contractor by phone;

v.	The right to a State Administrative Law Hearing, the method for obtaining a hearing, and the rules that govern representation at the hearing;

vi.
Notice that if the Member files an Appeal or a request for a State Administrative Law Hearing within the timeframes specified for filing, the Member may be required to pay the cost of services furnished while the Appeal is pending, if the final decision is adverse to the Member; and

vii.	Any Appeal rights that the State chooses to make available to Providers to challenge the failure of the Contractor to cover a service.

4.3.3.5	The Contractor shall submit to DCH for review and approval any changes and edits to the Member Handbook at least thirty (30) Calendar Days before the effective date of change.

4.3.4	Member and P4HB Participant Rights

4.3.4.1
The Contractor shall have written policies and procedures regarding the rights of Members and shall comply with any applicable federal and State laws and regulations that pertain to Member rights.  These rights shall be included in the Member Handbook.  At a minimum, said policies and procedures shall specify the Member’s right to:

•	Receive information pursuant to 42 CFR 438.10;

•	Be treated with respect and with due consideration for the Member’s dignity and privacy;

•	Have all records and medical and personal information remain confidential;

•	Receive information on available treatment options and alternatives, presented in a manner appropriate to the Member’s Condition and ability to understand;

•	Participate in decisions regarding his or her Health Care, including the right to refuse treatment;

•	Be free from any form of restraint or seclusion as a means of coercion, discipline, convenience or retaliation, as specified in other federal regulations on the use of restraints and seclusion;

•	Request and receive a copy of his or her Medical Records pursuant to 45 CFR 160 and 164, subparts A and E, and request to amend or correct the record as specified in 45 CFR 164.524 and 164.526;

•	Be furnished Health Care services in accordance with 42 CFR 438.206 through 438.210;

•	Freely exercise his or her rights, including those related to filing a Grievance or Appeal, and that the exercise of these rights will not adversely affect the way the Member is treated;

•
Not be held liable for the Contractor’s debts in the event of insolvency; not be held liable for the Covered Services provided to the Member for which DCH does not pay the Contractor; not be held liable for Covered Services provided to the Member for which DCH or the CMO plan does not pay the Health Care Provider that furnishes the services; and not be held liable for payments of Covered Services furnished under a contract, Referral, or other arrangement to the extent that those payments are in excess of amount the Member would owe if the Contractor provided the services directly; and

•	Only be responsible for cost sharing in accordance with 42 CFR 447.50 through 42 CFR 447.60 and Attachment K of this Contract.

4.3.4.2
The Contractor shall have written policies and procedures regarding the rights of P4HB Participants and shall comply with any applicable federal and State laws and regulations that pertain to P4HB Participant rights. These rights shall be included in the P4HB Participant Information Packet. At a minimum, said policies and procedures shall specify the P4HB Participant’s right to:

•	Receive information pursuant to 42CFR 438.10;
•	Be treated with respect and with due consideration for the P4HB Participant’s dignity and privacy;
•	Have all records and medical and personal information remain confidential;
•	Receive information on available Demonstration related treatment options and alternatives, presented in a manner appropriate to the P4HB Participant’s condition and ability to understand;
•	Participate in decisions regarding her Demonstration services;
•	Request and receive a copy of her Medical Records pursuant to 45 CFR 160 and 164, subparts A and E, and request to amend or correct the record as specified in 45 CFR 164.524 and 164.526;
•	Be furnished Demonstration related Services in accordance with 42 CFR 438.206 through 438.210 as appropriate;
•	Freely exercise her rights, including those related to filing a Grievance or Appeal, and that the exercise of these rights will not adversely affect the way the P4HB Participant is treated;
•
Not be held liable for the Contractor’s debts in the event of insolvency; not be held liable for the Demonstration related Services provided to the P4HB Participant for which DCH does not pay the Contractor; not be held liable for Demonstration related Services provided to the P4HB Participant for which neither DCH nor the CMO pays the Demonstration Provider that furnishes the Demonstration related Services; and not be held liable for payments of Demonstration related Services furnished under a contract, Referral, or other arrangement to the extent that those payments are in excess of the amount the P4HB Participant would owe if the Contractor provided the services directly; and

•	Only be responsible for cost sharing in accordance with 42 CFR 447.50 through 42 CFR 447.60 and Attachment K of this Contract.

4.3.5	Provider Directory

4.3.5.1
The Contractor shall mail via surface mail a Provider Directory to all new Members or P4HB Participants within ten (10) Calendar Days of receiving the notice of Enrollment from DCH or the State’s Agent.

4.3.5.2
The Provider Directory shall include names, locations, office hours, telephone numbers of and non-English language spoken by, current contracted Providers. This includes, at a minimum, information on PCPs, specialists, Family Planning Providers, dentists, pharmacists, FQHCs and RHCs, mental health and substance abuse Providers, and hospitals. The Provider Directory shall also identify Providers that are not accepting new patients.

4.3.5.3	The Contractor shall submit the Provider Directory to DCH for review and prior approval as updated.

4.3.5.4
The Contractor shall up-date and amend the Provider Directory on its Web site within five (5) Business Days of any changes, produces and distributes quarterly up-dates to all Members or P4HB Participants, and re-print the Provider Directory and distribute to all Members at least once per year.

4.3.5.5
The Contractor shall post on its website a searchable list of all providers with which the care management organization has contracted. At a minimum, this list shall be searchable by provider name, specialty, and location.

4.3.6	Member and P4HB Participant Identification (ID) Card

4.3.6.1	The Contractor shall mail via surface mail a Member ID Card to all new Members according to the following timeframes:

•	Within ten (10) Calendar Days of receiving the notice of Enrollment from DCH or the Agent for Members who have selected a CMO plan and a PCP;

•	Within ten (10) Calendar Days of PCP assignment or selection for Members that are Auto-Assigned to the CMO plan.

4.3.6.2	The Member ID Card must, at a minimum, include the following information:

•	The Member’s name;

•	The Member’s Medicaid or PeachCare for Kids® identification number;

•	The PCP’s name, address, and telephone numbers (including after-hours number if different from business hours number);

•	The name and telephone number(s) of the Contractor;

•	The Contractor’s twenty-four (24) hour, seven (7) day a week toll-free Member services telephone number;

•	Instructions for emergencies; and

•	Includes minimum or instructions to facilitate the submission of a claim by a Provider.

4.3.6.3
The Contractor shall reissue the Member ID Card within ten (10) Calendar Days of notice if a Member reports a lost card, there is a Member name change, the PCP changes, or for any other reason that results in a change to the information disclosed on the Member ID Card.

4.3.6.4	The Contractor shall submit a front and back sample Member ID Card to DCH for review and approval as updated.

4.3.6.5
The Contractor shall mail via surface mail a P4HB Participant ID Card to all new P4HB Participants in the Demonstration within ten (10) Calendar Days of receiving the notice of enrollment from DCH or its Agent. The P4HB Participant’s ID Card must meet all requirements as specified in Sections 4.3.6.2, 4.3.6.3 and 4.3.6.4. The P4HB Participant’s ID Card will identify the Demonstration component in which the P4HB Participant is enrolled:

•	A Pink color will signify the P4HB Participants as eligible for Family Planning Services Only.
•	A Purple color will signify the P4HB Participants as eligible for Interpregnancy Care Services and Family Planning Services.
•	A Yellow color will signify the P4HB Participant as eligible for Case Management - Resource Mothers Outreach Only.

4.3.6.6
At the time the P4HB Participant’s ID card is supplied to a P4HB Participant, the Contractor shall provide written materials that explain the meaning of the color coding of the ID card and its relevance to Demonstration benefits.

4.3.7	Toll-free Member and P4HB Participant Services Line

4.3.7.1	The Contractor shall operate a toll-free telephone line to respond to Member and P4HB Participant questions, comments and inquiries.

4.3.7.2
The Contractor shall develop Telephone Line Policies and Procedures that address staffing, personnel, hours of operation, access and response standards, monitoring of calls via recording or other means, and compliance with standards.

4.3.7.3	The Contractor shall submit these Telephone Line Policies and Procedures, including performance standards pursuant to Section 4.3.7.7, to DCH for review and approval as updated.

4.3.7.4	The telephone line shall handle calls from non-English speaking callers, as well as calls from Members and P4HB Participants who are hearing impaired.

4.3.7.5	The Contractor’s call center systems shall have the capability to track call management metrics identified in Attachment L.

4.3.7.6
The telephone line shall be fully staffed between the hours of 7:00 a.m. and 7:00 p.m. EST, Monday through Friday, excluding State holidays.  The telephone line staff shall be trained to accurately respond to Member and P4HB Participant questions in all areas, including, but not limited to, Covered Services, the provider network, and non-emergency transportation (NET).

4.3.7.7
The Contractor shall develop performance standards and monitor Telephone Line performance by recording calls and employing other monitoring activities.  At a minimum, the standards shall require that, on a monthly basis, eighty percent (80%) of calls are answered by a person within thirty (30) seconds, the Blocked Call rate does not exceed one percent (1%), and the rate of Abandoned Calls does not exceed five percent (5%).

4.3.7.8
The Contractor shall have an automated system available between the hours of 7:00 p.m. and 7:00 a.m. EST Monday through Friday and at all hours on weekends and holidays.  This automated system must provide callers with operating instructions on what to do in case of an emergency and shall include, at a minimum, a voice mailbox for callers to leave messages.  The Contractor shall ensure that the voice mailbox has adequate capacity to receive all messages.  A Contractor’s Representative shall return messages on the next Business Day.

4.3.7.9
The Contractor shall develop Call Center Quality Criteria and Protocols to measure and monitor the accuracy of responses and phone etiquette as it relates to the Toll-free Telephone Line.  The Contractor shall submit the Call Center Quality Criteria and Protocols to DCH for review and approval annually.

4.3.8	Internet Presence/Web Site

4.3.8.1	The Contractor shall provide general and up-to-date information about the CMO plan’s program, its Provider network, its customer services, and its Grievance and Appeals Systems on its Web site.

4.3.8.2
The Contractor shall maintain a Member and P4HB Participant portal that allows Members to access a searchable Provider Directory that shall be updated within five (5) Business Days upon changes to the Provider network.

4.3.8.3	The Web site must have the capability for Members and P4HB Participants to submit questions and comments to the Contractor and for members to receive responses.

4.3.8.4
The Web site must comply with the marketing policies and procedures and with requirements for written materials described in this Contract and must be consistent with applicable State and federal laws.

4.3.8.5
In addition to the specific requirements above, the Contractor’s Web site shall be functionally equivalent, with respect to functions described in this Contract, to the Web site maintained by the State’s Medicaid fiscal agent. www.ghp.georgia.gov/wps/portal

4.3.8.6	The Contractor shall submit Web site screenshots to DCH for review and approval as updated.

4.3.8.7	The Contractor shall provide general and up to date information about the Demonstration on its website. This information must incorporate DCH’s messaging regarding the Demonstration.

4.3.8.8	The Contractor shall provide links from its website to the DCH P4HB website.

4.3.9	Cultural Competency

4.3.9.1
In accordance with 42 CFR 438.206, the Contractor shall have a comprehensive written Cultural Competency Plan describing how the Contractor will ensure that services are provided in a culturally competent manner to all Members and P4HB Participants, including those with limited English proficiency.  The Cultural Competency Plan must describe how the Providers, individuals and systems within the CMO plan will effectively provide services to people of all cultures, races, ethnic backgrounds and religions in a manner that recognizes values, affirms and respects the worth of the individual Members and P4HB Participants and protects and preserves the dignity of each.

4.3.9.2	The Contractor shall submit the Cultural Competency Plan to DCH for review and approval as updated.

4.3.9.3
The Contractor may distribute a summary of the Cultural Competency Plan to the In-Network Providers if the summary includes information on how the Provider may access the full Cultural Competency Plan on the Web site.  This summary shall also detail how the Provider can request a hard copy from the CMO at no charge to the Provider.

4.3.10	Translation Services

4.3.10.1
The Contractor is required to provide oral translation services of information to any Member or P4HB Participant who speaks any non-English language regardless of whether a Member or P4HB Participant speaks a language that meets the threshold of a Prevalent Non-English Language.  The Contractor is required to notify its Members or P4HB Participants of the availability of oral interpretation services and to inform them of how to access oral interpretation services.  There shall be no charge to the Member or P4HB Participant for translation services.

4.3.11	Reporting Requirements

4.3.11.1	The Contractor shall submit monthly Telephone and Internet Activity Reports to DCH as described in Section 4.18.3.1

4.3	MARKETING

4.4.1	Prohibited Activities

4.4.1.1	The Contractor is prohibited from engaging in the following activities:

•	Directly or indirectly engaging in door-to-door, telephone, or other Cold-Call Marketing activities to Potential Members or P4HB Participants;

•
Offering any favors, inducements or gifts, promotions, and/or other insurance products that are designed to induce Enrollment in the Contractor’s plan, and that are not health related and/or worth more than $10.00 cash;

•
Distributing information plans and materials that contain statements that DCH determines are inaccurate, false, or misleading.  Statements considered false or misleading include, but are not limited to, any assertion or statement (whether written or oral) that the recipient must enroll in the Contractor’s plan in order to obtain Benefits or in order to not lose Benefits or that the Contractor’s plan is endorsed by the federal or State government, or similar entity; and

•
Distributing information or materials that, according to DCH, mislead or falsely describe the Contractor’s Provider network, the participation or availability of network Providers, the qualifications and skills of network Providers (including their bilingual skills); or the hours and location of network services.

4.4.2	Allowable Activities

4.4.2.1	The Contractor shall be permitted to perform the following marketing activities:

•	Distribute general information through mass media (i.e. newspapers, magazines and other periodicals, radio, television, the Internet, public transportation advertising, and other media outlets);

•
Make telephone calls, mailings and home visits only to Members  currently enrolled in the Contractor’s plan, for the sole purpose of educating them about services offered by or available through the Contractor;

•
Distribute brochures and display posters at Provider offices and clinics that inform patients that the clinic or Provider is part of the CMO plan’s Provider network, provided that all CMO plans in which the Provider participates have an equal opportunity to be represented; and

•	Attend activities that benefit the entire community such as health fairs or other health education and promotion activities.

4.4.2.2	If the Contractor performs an allowable activity, the Contractor shall conduct these activities in the entire Service Region as defined by this Contract.

4.4.2.3	All materials shall comply with the information requirements in 42 CFR 438.10 and detailed in Section 4.3.2 of this Contract.

4.4.3	State Approval of Materials

The Contractor shall submit a detailed description of its Marketing Plan and copies of all Marketing Materials (written and oral) it or its Subcontractors plan to distribute to DCH for review and approval as updated.

4.4.3.1
This requirement includes, but is not limited to posters, brochures, Web sites, and any materials that contain statements regarding the benefit package and Provider network-related materials. Neither the Contractor nor its Subcontractors shall distribute any marketing materials without prior, written approval from DCH.

4.4.3.2	The Contractor shall submit any changes to previously approved marketing materials and receive approval from DCH of the changes before distribution.

4.4.4	Provider Marketing Materials

The Contractor shall collect from its Providers any Marketing Materials they intend to distribute and submit these to DCH for review and approval prior to distribution.

4.5           COVERED BENEFITS AND SERVICES

4.5.1	Included Services

4.5.1.1
The Contractor shall at a minimum provide Medically Necessary services and Benefits pursuant to the Georgia State Medicaid Plan, and the Georgia Medicaid Policies and Procedures Manuals.  Such Medically Necessary services shall be furnished in an amount, duration, and scope that is no less than the amount, duration, and scope for the same services furnished to recipients under Fee-for-Service Medicaid.  The Contractor may not arbitrarily deny or reduce the amount, duration or scope of a required service solely because of the diagnosis, type of illness or Condition.

4.5.1.2
The Contractor shall at a minimum provide to P4HB Participants Demonstration related Services and Benefits pursuant to the CMS SPECIAL TERMS AND CONDITIONS (STCs), NUMBER: 11-W-00249/4 Document pertaining to the Planning for Healthy Babies 1115 Demonstration Waiver Program. These STCs have been incorporated into this Contract as Attachment Q.

4.5.2	Individuals with Disabilities Education Act (IDEA) Services

4.5.2.1
For Members up to and including age two (2), the Contractor shall be responsible for Medically Necessary IDEA Part C services provided pursuant to an Individualized Family Service Plan (IFSP) or Individualized Education Plan (IEP).

4.5.2.2	For Members age 3-21, the Contractor shall not be responsible for Medically Necessary IDEA Part B services provided pursuant to an IEP or IFSP. Such services shall remain in FFS Medicaid.

4.5.2.2.1	The Contractor shall be responsible for all other Medically Necessary covered services.

4.5.3	Enhanced Services

4.5.3.1	In addition to the Covered Services provided above, the Contractor shall do the following:

•	Place strong emphasis on programs to enhance the general health and well-being of Members;

•	Make health promotion materials available to Members;

•	Participate in community-sponsored health fairs; and
•	Provide education to Members, families and other Health Care Providers about early intervention and management strategies for various illnesses.

4.5.3.2	The Contractor shall not charge a Member for participating in health education services that are defined as either enhanced or Covered Services.

4.5.4	Medical Necessity

4.5.4.1	Based upon generally accepted medical practices in light of Conditions at the time of treatment, Medically Necessary services are those that are:

•	Appropriate and consistent with the diagnosis of the treating Provider and the omission of which could adversely affect the eligible Member’s medical Condition;

•	Compatible with the standards of acceptable medical practice in the community;

•	Provided in a safe, appropriate, and cost-effective setting given the nature of the diagnosis and the severity of the symptoms;

•	Not provided solely for the convenience of the Member or the convenience of the Health Care Provider or hospital; and

•	Not primarily custodial care unless custodial care is a covered service or benefit under the Members evidence of coverage.

4.5.4.2	There must be no other effective and more conservative or substantially less costly treatment, service and setting available.

4.5.4.3
For children under 21, the Contractor is required to provide medically necessary services to correct or ameliorate physical and behavioral health disorders, a defect, or a condition identified in an EPSDT (Health Check) screening, regardless whether those services are included in the State Plan, but are otherwise allowed pursuant to 1905 (a) of the Social Security Act. See Diagnostic and Treatment, Section 4.7.5.2.

4.5.5	Experimental, Investigational or Cosmetic Procedures, Drugs, Services, or Devices

4.5.5.1
Pursuant to the Georgia State Medicaid Plan and the Georgia Medicaid Policies and Procedures Manuals, in no instance shall the Contractor cover experimental, investigational or cosmetic procedures, drugs, services or devices or those not recognized by the Federal Drug Administration, the United States Public Health Service, Medicaid and/or the Department’s contracted peer review organization as universally accepted treatment.

4.5.6	Moral or Religious Objections

4.5.6.1
The Contractor is required to provide and reimburse for all Covered Services.  If, during the course of the Contract period, pursuant to 42 CFR 438.102, the Contractor elects not to provide, reimburse for, or provide coverage of a counseling or Referral service because of an objection on moral or religious grounds, the Contractor shall notify:

•	DCH within one hundred and twenty (120) Calendar Days prior to adopting the policy with respect to any service;

•	Members within ninety (90) Calendar Days after adopting the policy with respect to any service; and

•	Members and Potential Members before and during Enrollment.

4.5.6.2.	The Contractor acknowledges that such objection will be grounds for recalculation of rates paid to the Contractor.

4.6           SPECIAL COVERAGE PROVISIONS

4.6.1	Emergency Services

4.6.1.1	Emergency Services shall be available twenty-four (24) hours a day, seven (7) Days a week to treat an Emergency Medical Condition.

4.6.1.2
An Emergency Medical Condition shall not be defined or limited based on a list of diagnoses or symptoms. An Emergency Medical Condition is a medical or mental health Condition manifesting itself by acute symptoms of sufficient severity (including severe pain) that a prudent layperson, who possesses an average knowledge of health and medicine, could reasonably expect the absence of immediate medical attention to result in the following:

•	Placing the physical or mental health of the individual (or, with respect to a pregnant woman, the health of the woman or her unborn child) in serious jeopardy;

•	Serious impairment to bodily functions;

•	Serious dysfunction of any bodily organ or part;

•	Serious harm to self or others due to an alcohol or drug abuse emergency;

•	Injury to self or bodily harm to others; or

•
With respect to a pregnant woman having contractions: (i) That there is inadequate time to affect a safe transfer to another hospital before delivery, or (ii) That transfer may pose a threat to the health or safety of the woman or the unborn child.

4.6.1.3
The Contractor shall provide payment for Emergency Services when furnished by a qualified Provider, regardless of whether that Provider is in the Contractor’s network.  These services shall not be subject to prior authorization requirements.  The Contractor shall be required to pay for all Emergency Services that are Medically Necessary until the Member is stabilized.  The Contractor shall also pay for any screening examination services conducted to determine whether an Emergency Medical Condition exists.

4.6.1.3.1
The Contractor shall provide payment for Demonstration related Emergency Services when furnished by a qualified Provider, regardless of whether that Provider is in the Contractor’s network. These services shall not be subject to prior authorization requirements. The Contractor shall be required to pay all Demonstration related Emergency Services that are Medically Necessary until the P4HB Participant is stabilized. The Contractor shall also pay for any screening examination services conducted to determine whether a Demonstration related Emergency Medical Condition exists.

4.6.1.4
The Contractor shall base coverage decisions for Emergency Services on the severity of the symptoms at the time of presentation and shall cover Emergency Services when the presenting symptoms are of sufficient severity to constitute an Emergency Medical Condition in the judgment of a prudent layperson.

4.6.1.5
The attending emergency room physician, or the Provider actually treating the Member, is responsible for determining when the Member is sufficiently stabilized for transfer or discharge, and that determination is binding on the Contractor, who shall be responsible for coverage and payment.  The Contractor, however, may establish arrangements with a hospital whereby the Contractor may send one of its own physicians with appropriate emergency room privileges to assume the attending physician’s responsibilities to stabilize, treat, and transfer the Member, provided that such arrangement does not delay the provision of Emergency Services.

4.6.1.5.1
The attending emergency room physician, or the Provider actually treating the P4HB Participant, is responsible for determining when the P4HB Participant is sufficiently stabilized for transfer or discharge, and that determination is binding on the Contractor, who shall be responsible for coverage and payment. The Contractor, however, may establish arrangements with a hospital whereby the Contractor may send one of its own physicians with appropriate emergency room privileges to assume the attending physician’s responsibilities to stabilize, treat, and transfer the P4HB Participant; provided that such arrangement does not delay the provision of Demonstration related Emergency Services.

4.6.1.6
The Contractor shall not retroactively deny a Claim for an emergency screening examination because the Condition, which appeared to be an Emergency Medical Condition under the prudent layperson standard, turned out to be non-emergency in nature.  If an emergency screening examination leads to a clinical determination by the examining physician that an actual Emergency Medical Condition does not exist, then the determining factor for payment liability shall be whether the Member had acute symptoms of sufficient severity at the time of presentation.  In this case, the Contractor shall pay for all screening and care services provided.  Payment shall be at either the rate negotiated under the Provider Contract, or the rate paid by DCH under the Fee for Service Medicaid program.

4.6.1.6.1
The Contractor shall not retroactively deny a Claim for a Demonstration related emergency screening examination because the Condition, which appeared to be a Demonstration related Emergency Medical Condition under the prudent layperson standard, turned out to be non-emergency in nature. If a Demonstration related emergency screening examination leads to a clinical determination by the examining physician that an actual Demonstration related Medical Condition does not exist, then the determining factor for payment liability shall be whether the P4HB Participant had acute symptoms of sufficient severity at the time of presentation. In this case, the Contractor shall pay for all Demonstration related emergency screening and care services provided. Payment shall be at either the rate negotiated under the Provider Contract, or the rate paid by DCH under the Fee for Service Medicaid Program.

4.6.1.7
The Contractor may establish guidelines and timelines for submittal of notification regarding provision of emergency services, but, the Contractor shall not refuse to cover an Emergency Service based on the emergency room Provider, hospital, or fiscal agent’s failure to notify the Member’s PCP, CMO plan representative, or DCH of the Member’s screening and treatment within said timeframes.

4.6.1.7.1
The Contractor may establish guidelines and timelines for submittal of notification regarding provision of Demonstration related Emergency Services, but, the Contractor shall not refuse to cover a Demonstration related Emergency Service based on the emergency room Provider, hospital, or fiscal agent’s failure to notify the P4HB Participant’s Family Planning Provider and/or PCP (in the case of the IPC P4HB Participant), CMO plan representative, or DCH of the P4HB Participant’s Demonstration related screening and treatment within said timeframes.

4.6.1.8
When a representative of the Contractor instructs the Member to seek Emergency Services the Contractor shall be responsible for payment for the Medical Screening examination and for other Medically Necessary Emergency Services, without regard to whether the Condition meets the prudent layperson standard.

4.6.1.8.1
When a representative of the Contractor instructs the P4HB Participant to seek Emergency Services, the Contractor shall be responsible for payment for the Demonstration related Medical Screening examination without regard to whether the Condition meets the prudent layperson standard.

4.6.1.9	The Member who has an Emergency Medical Condition shall not be held liable for payment of subsequent screening and treatment needed to diagnose the specific Condition or stabilize the patient.

4.6.1.9.1
The P4HB Participant who has a Demonstration related Emergency Medical Condition shall not be held liable for payment of subsequent Demonstration related screening and treatment needed to diagnose the specific Condition or stabilize the P4HB Participant.

4.6.1.10	Once the Member’s Condition is stabilized, the Contractor may require Pre-Certification for hospital admission or Prior Authorization for follow-up care.

4.6.1.10.1	Once the P4HB Participant’s condition is stabilized, the Contractor may require Pre-Certification for hospital admission or prior authorization for follow up care.

4.6.2	Post-Stabilization Services

4.6.2.1
The Contractor shall be responsible for providing Post-Stabilization care services twenty-four (24) hours a day, seven (7) days a week, both inpatient and outpatient, related to an Emergency Medical Condition, that are provided after a Member is stabilized in order to maintain the stabilized Condition, or, pursuant to 42 CFR 438.114(e), to improve or resolve the Member’s Condition.

4.6.2.2
The Contractor shall be responsible for payment for Post-Stabilization Services that are Prior Authorized or Pre-Certified by an In-Network Provider or organization representative, regardless of whether they are provided within or outside the Contractor’s network of Providers.

4.6.2.3
The Contractor is financially responsible for Post-Stabilization Services obtained from any Provider, regardless of whether they are within or outside the Contractor’s Provider network that are administered to maintain the Member’s stabilized Condition for one (1) hour while awaiting response on a Pre-Certification or Prior Authorization request.

4.6.2.4
The Contractor is financially responsible for Post-Stabilization Services obtained from any Provider, regardless of whether they are within or outside the Contractor’s Provider network, that are not prior authorized by a CMO plan Provider or organization representative but are administered to maintain, improve or resolve the Member’s stabilized Condition if:

•	The Contractor does not respond to the Provider’s request for pre-certification or prior authorization within one (1) hour;

•	The Contractor cannot be contacted; or

•
The Contractor’s Representative and the attending physician cannot reach an agreement concerning the Member’s care and a CMO plan physician is not available for consultation.  In this situation the Contractor shall give the treating physician the opportunity to consult with an In-Network physician and the treating physician may continue with care of the Member until a CMO plan physician is reached or one of the criteria in Section 4.6.2.5 are met.

4.6.2.5	The Contractor’s financial responsibility for Post-Stabilization Services it has not approved will end when:

•	An In-Network Provider with privileges at the treating hospital assumes responsibility for the Member’s care;

•	An In-Network Provider assumes responsibility for the Member’s care through transfer;

•	The Contractor’s Representative and the treating physician reach an agreement concerning the Member’s care; or

•	The Member is discharged.

4.6.2.6
In the event the Member receives Post-Stabilization Services from a Provider outside the Contractor’s network, the Contractor is prohibited from charging the Member more than he or she would be charged if he or she had obtained the services through an In-Network Provider.

4.6.2.7
The Contractor shall be responsible for providing Demonstration related Post Stabilization care services twenty-four (24) hours a day, seven (7) days a week, both inpatient and outpatient, related to a Demonstration related Emergency Medical Condition, that are provided after a P4HB participant is stabilized in order to maintain the stabilized Condition, or, pursuant to 42 CFR 438.114(e), to improve or resolve the P4HB Participant’s Condition.

4.6.2.8
The Contractor shall be responsible for payment for Demonstration related Post Stabilization Services that are Prior Authorized or Pre-Certified by an In-Network Provider or organization representative, regardless of whether they are provided within or outside the Contractor’s network of Providers.

4.6.2.9
The Contractor is financially responsible for Demonstration related Post Stabilization Services obtained from any Provider, regardless of whether they are within or outside the Contractor’s Provider network that are administered to maintain the P4HB participant’s stabilized Condition for one (1) hour while awaiting response on a Pre-Certification or Prior Authorization request.

4.6.2.10
The Contractor is financially responsible for Demonstration related Post Stabilization Services obtained from any Provider, regardless of whether they are within or outside the Contractor’s Provider network, that are not prior authorized by a CMO plan Provider or organization representative but are administered to maintain, improve or resolve the Member’s stabilized Condition if:

•	The Contractor does not respond to the Provider’s request for pre-certification or prior authorization within one (1) hour;

•	The Contractor cannot be contacted; or

•
The Contractor’s Representative and the attending physician cannot reach an agreement concerning the P4HB Participant’s care and a CMO plan physician is not available for consultation. In this situation the Contractor shall give the treating physician the opportunity to consult with an In-Network physician and the treating physician may continue with care of the P4HB Participant until a CMO plan physician is reached or one of the criteria in Section 4.6.2.11 is met.

4.6.2.11	The Contractor’s financial responsibility for Demonstration related Post-Stabilization Services it has not approved will end when:

•	An In-Network Provider with privileges at the treating hospital assumes responsibility for the P4HB Participant’s care;

•	An In-Network Provider assumes responsibility for the P4HB Participant’s care through transfer;

•	The Contractor’s Representative and the treating physician reach an agreement concerning the P4HB Participant’s care; or

•	The P4HB Participant is discharged.

4.6.2.12
In the event the P4HB Participant received the Demonstration related Post-Stabilization Services from a Provider outside the Contractor’s network; the Contractor is prohibited from charging the P4HB Participant more than she would be charged if she had obtained services through an In-Network Provider.

4.6.3	Urgent Care Services

The Contractor shall provide Urgent Care services to Members as necessary.  Such services shall not be subject to Prior Authorization or Pre-Certification.

The Contractor shall provide Demonstration related Urgent Care services to P4HB Participants as necessary. Such services shall not be subject to Prior Authorization or Pre-Certification.

4.6.4	Family Planning Services

4.6.4.1
The Contractor shall provide access to Family Planning Services within the network to Members and P4HB Participants.  In meeting this obligation, the Contractor shall make a reasonable effort to contract with all family planning clinics, including those funded by Title X of the Public Health Services Act, for the provision of Family Planning Services.  The Contractor shall verify its efforts to contract with Title X Clinics by maintaining records of communication.  The Contractor shall not limit Members' or P4HB Participants freedom of choice for family planning services to In-Network Providers and the Contractor shall cover services provided by any qualified Provider regardless of whether the Provider is In-Network.  The Contractor shall not require a Referral if a Member or P4HB Participant chooses to receive Family Planning services and supplies from outside of the network.

4.6.4.2
The Contractor shall inform Members and P4HB Participants of the availability of family planning services and must provide services to Members and P4HB Participants wishing to prevent pregnancies, plan the number of pregnancies, plan the spacing between pregnancies, or obtain confirmation of pregnancy.

4.6.4.3	Family Planning Services and supplies for Members and P4HB Participants include at a minimum:

•	Education and counseling necessary to make informed choices and understand contraceptive methods;

•	Initial and annual complete physical examinations including a pelvic examination and Pap test;

•	Follow-up, brief and comprehensive visits. P4HB Participants are allowed up to four (4) such visits per year of participation in the Demonstration;

•	Pregnancy testing;

•	Contraceptive supplies and follow-up care;

•	Diagnosis of sexually transmitted infections;

•	Treatment of sexually transmitted infections with the following exception – P4HB Participants are excluded from receiving drugs for the treatment of HIV/AIDS and hepatitis under the Demonstration;

•
For P4HB Participants – Drugs, supplies, or devices related to the women’s health services described above that are prescribed by a health care provider who meets the State’s provider enrollment requirement; (subject to the national drug rebate program requirements).

•	Infertility assessments with the following exception – P4HB Participants are excluded from receiving this benefit.

4.6.4.4	The Contractor shall furnish all services on a voluntary and confidential basis, even if the Member is less than eighteen (18) years of age.

4.6.5	Sterilizations, Hysterectomies and Abortions

4.6.5.1	In compliance with federal regulations, the Contractor shall cover sterilizations and hysterectomies, only if all of the following requirements are met:

•	The Member is at least twenty-one (21) years of age at the time consent is obtained;

•	The Member is mentally competent;

•	The Member voluntarily gives informed consent in accordance with the State Policies and Procedures for Family Planning Clinic Services. This includes the completion of all applicable documentation;

•
At least thirty (30) Calendar Days, but not more than one hundred and eighty (180) Calendar Days, have passed between the date of informed consent and the date of sterilization, except in the case of premature delivery or emergency abdominal surgery.  A Member may consent to be sterilized at the time of premature delivery or emergency abdominal surgery, if at least seventy-two (72) hours have passed since informed consent for sterilization was signed.  In the case of premature delivery, the informed consent must have been given at least thirty (30) Calendar Days before the expected date of delivery (the expected date of delivery must be provided on the consent form);

•
An interpreter is provided when language barriers exist.  Arrangements are to be made to effectively communicate the required information to a Member who is visually impaired, hearing impaired or otherwise disabled; and

•	The Member is not institutionalized in a correctional facility, mental hospital or other rehabilitative facility.

4.6.5.1.1	In compliance with Federal regulations, the Contractor shall cover sterilizations for P4HB Participants only if all of the following requirements are met:

•	The P4HB Participant is at least twenty-one (21) years of age at the time consent is obtained;

•	The P4HB Participant is mentally competent;

•
The P4HB Participant voluntarily gives informed consent in accordance with the State Policies and Procedures for Family Planning Clinic Services. This includes the completion of all applicable documentation.

•	At least thirty (30) Calendar Days, but not more than one hundred and eight (180) Calendar Days, have passed between the date of informed consent and the date of sterilization.

•
An interpreter is provided when language barriers exist. Arrangements are to be made to effectively communicate the required information to a P4HB Participant who is visually impaired, hearing impaired or otherwise disabled; and

•	The P4HB Participant is not institutionalized in a correctional facility, mental hospital or other rehabilitative facility.

4.6.5.2	A hysterectomy shall be considered a Covered Service only if the following additional requirements are met:

•
The Member must be informed orally and in writing that the hysterectomy will render the individual permanently incapable of reproducing (this is not applicable if the individual was sterile prior to the hysterectomy or in the case of an emergency hysterectomy); and

•	The Member must sign and date the Georgia Families Sterilization Request Consent form prior to the Hysterectomy. Informed consent must be obtained regardless of diagnosis or age.

4.6.5.2.1	A hysterectomy shall not be considered a Covered Service for P4HB Participants.

4.6.5.3	Regardless of whether the requirements listed above are met, a hysterectomy shall not be covered under the following circumstances:

•	If it is performed solely for the purpose of rendering a Member permanently incapable of reproducing;

•	If there is more than one (1) purpose for performing the hysterectomy, but the primary purpose was to render the Member permanently incapable of reproducing; or

•	If it is performed for the purpose of cancer prophylaxis.

4.6.5.3.1
Abortions or abortion-related services performed for family planning purposes are not Covered Services. Abortions are Covered Services if a Provider certifies that the abortion is medically necessary to save the life of the mother or if pregnancy is the result of rape or incest. The Contractor shall cover treatment of medical complications occurring as a result of an elective abortion and treatments for spontaneous, incomplete, or threatened abortions and for ectopic pregnancies.

4.6.5.3.2	Abortions or abortion-related services shall not be considered a Covered Service for P4HB Participants.

4.6.5.4	The Contractor shall maintain documentation of all sterilizations, hysterectomies and abortions and provide documentation to DCH upon the request of DCH.

4.6.6	Pharmacy

4.6.6.1
The Contractor shall provide pharmacy services either directly or through a Pharmacy Benefits Manager (PBM).  The Contractor or its PBM may establish a drug formulary if the following minimum requirements are met:

•	Drugs from each specific therapeutic drug class are included and are sufficient in amount, duration, and scope to meet Members’ medical needs;

•	The only excluded drug categories are those permitted under section 1927(d) of the Social Security Act;

•	A Pharmacy & Therapeutics Committee that advises and/or recommends formulary decisions; and

•	Over-the-counter medications specified in the Georgia State Medicaid Plan are included in the formulary.

4.6.6.1.1	The Contractor shall provide covered pharmacy services either directly or through a Pharmacy Benefits Manager (PBM) to P4HB Participants.

4.6.6.1.2	The Contractor shall make available to P4HB Participants folic acid and/or a multivitamin with folic acid.

4.6.6.2	The Contractor shall provide the formulary to DCH upon the request of DCH.

4.6.6.3	If the Contractor chooses to implement a mail-order pharmacy program, any such program must be accordance with State and federal law.

4.6.7	Immunizations

4.6.7.1
The Contractor shall provide all Members less than twenty-one (21) years of age with all vaccines and immunizations in accordance with the Advisory Committee on Immunization Practices (ACIP) guidelines.

4.6.7.1.1
The Contractor shall provide P4HB Participants ages nineteen (19) and twenty (20) with Hepatitis B, Tetanus-Diphtheria (Td) and combined Tetanus, Diphtheria, Pertussis vaccinations according to the Advisory Committee on Immunization Practices (ACIP) guidelines as needed.

4.6.7.2
The Contractor shall ensure that all Providers use vaccines which have been made available, free of cost, under the Vaccine for Children (VFC) program for Medicaid children eighteen (18) years old and younger.  Immunizations shall be given in conjunction with Well-Child/Health Check care.

4.6.7.2.1
The Contractor shall ensure that all Providers use vaccines which have been made available, free of cost, under the Vaccines for Children (VFC) program for P4HB Participants eighteen (18) years of age.

4.6.7.3
The Contractor shall ensure that all Providers administer appropriate vaccines to the PeachCare for Kids® children eighteen (18) years old and younger. Immunizations shall be given in conjunction with Well-Child/Health Check care.

4.6.7.4	The Contractor shall provide all adult immunizations specified in the Georgia Medicaid Policies and Procedures Manuals.

4.6.7.5	The Contractor shall report all immunizations to the Georgia Registry of Immunization Transactions and Services (GRITS) in a format to be determined by DCH.

4.6.8	Transportation

4.6.8.1
The Contractor shall provide emergency transportation and shall not retroactively deny a Claim for emergency transportation to an emergency Provider because the Condition, which appeared to be an Emergency Medical Condition under the prudent layperson standard, turned out to be non-emergency in nature.

4.6.8.2
The Contractor is not responsible for providing non-emergency transportation (NET) but the Contractor shall coordinate with the NET vendors for services required by Members. Non-Emergency Transportation is excluded for Peach Care for Kids™ members.

4.6.8.2.1	The Contractor shall coordinate with the NET vendors for services required by P4HB Participants in the IPC component of the Demonstration.

4.6.9	Perinatal Services

4.6.9.1
The Contractor shall ensure that appropriate perinatal care is provided to women and newborn Members.  The Contractor shall have adequate capacity such that any new Member who is pregnant is able to have an initial visit with her Provider within fourteen (14) Calendar Days of Enrollment.  The Contractor shall have in place a system that provides, at a minimum, the following services:

•	Pregnancy planning and perinatal health promotion and education for reproductive-age women;

•	Perinatal risk assessment of non-pregnant women, pregnant and post-partum women, and newborns and children up to five (5) months of age;

•
Childbirth education classes to all pregnant Members and their chosen partner.  Through these classes, expectant parents shall be encouraged to prepare themselves physically, emotionally, and intellectually for the childbirth experience.  The classes shall be offered at times convenient to the population served, in locations that are accessible, convenient and comfortable.  Classes shall be offered in languages spoken by the Members.

•	Access to appropriate levels of care based on risk assessment, including emergency care;

•	Transfer and care of pregnant women, newborns, and infants to tertiary care facilities when necessary;

•	Availability and accessibility of OB/GYNs, anesthesiologists, and neonatologists capable of dealing with complicated perinatal problems; and

•	Availability and accessibility of appropriate outpatient and inpatient facilities capable of dealing with complicated perinatal problems.

4.6.9.2
The Contractor shall provide inpatient care and professional services relating to labor and delivery for its pregnant/delivering Members, and neonatal care for its newborn Members at the time of delivery and for up to forty-eight (48) hours following an uncomplicated vaginal delivery and ninety-six (96) hours following an uncomplicated Caesarean delivery.

4.6.10	Parenting Education

4.6.10.1
In addition to individual parent education and anticipatory guidance to parents and guardians at preventive pediatric visits and Health Check screens, the Contractor shall offer or arrange for parenting skills education to expectant and new parents, at no cost to the Member.

4.6.10.2
The Contractor agrees to create effective ways to deliver this education, whether through classes, as a component of post-partum home visiting, or other such means.  The educational efforts shall include topics such as bathing, feeding (including breast feeding), injury prevention, sleeping, illness, when to call the doctor, when to use the emergency room, etc.  The classes shall be offered at times convenient to the population served, and in locations that are accessible, convenient and comfortable.  Convenience will be determined by DCH.  Classes shall be offered in languages spoken by the Members.

4.6.11	Mental Health and Substance Abuse

4.6.11.1
The Contractor shall have written Mental Health and Substance Abuse Policies and Procedures that explain how they will arrange or provide for covered mental health and substance abuse services.  Such policies and procedures shall include Advance Directives.  The Contractor shall assure timely delivery of mental health and substance abuse services and coordination with other acute care services.

4.6.11.2	Mental Health and Substance Abuse Policies and Procedures shall be submitted to DCH for approval as updated.

4.6.11.3	The Contractor shall permit Members to self-refer to an In-Network Provider for an initial mental health or substance abuse visit but prior authorization may be required for subsequent visits.

4.6.11.4
The Contractor shall permit Participants in the IPC Component of the Demonstration to receive Detoxification and Intensive Outpatient Rehabilitation Services as specified in the Special Terms and Conditions.  (See Attachment O.)

4.6.12	Advance Directives

4.6.12.1
In compliance with 42 CFR 438.6 (i) (1)-(2) and 42 CFR 422.128, the Contractor shall maintain written policies and procedures for Advance Directives, including mental health advance directives.  Such Advance Directives shall be included in each Member’s and P4HB Participants medical record.  The Contractor shall provide these policies to all Members and P4HB Participants eighteen (18) years of age and older and shall advise Members and P4HB Participants of:

4.6.12.1.1	Their rights under the law of the State of Georgia, including the right to accept or refuse medical or surgical treatment and the right to formulate Advance Directives; and

4.6.12.1.2	The Contractor’s written policies respecting the implementation of those rights, including a statement of any limitation regarding the implementation of Advance Directives as a matter of conscience.

4.6.12.2	The information must include a description of State law and must reflect changes in State laws as soon as possible, but no later than ninety (90) Calendar Days after the effective change.

4.6.12.3	The Contractor’s information must inform Members and P4HB Participants that complaints may be filed with the State’s Survey and Certification Agency.

4.6.12.4
The Contractor shall educate its staff about its policies and procedures on Advance Directives, situations in which Advance Directives may be of benefit to Members and P4HB Participants, and their responsibility to educate Members and P4HB Participants about this tool and assist them to make use of it.

4.6.12.5
The Contractor shall educate Members and P4HB Participants about their ability to direct their care using this mechanism and shall specifically designate which staff Members and P4HB Participants and/or network Providers are responsible for providing this education.

4.6.13	Foster Care Forensic Exam

4.6.13.1
The Contractor shall provide a forensic examination to a Member that is less than eighteen (18) years of age that is placed outside the home in State custody.  Such exam shall be in accordance with State law and regulations.

4.6.14	Laboratory Services

4.6.14.1	The Contractor shall require all network laboratories to automatically report the Glomerular Filtration Rate (GFR) on any serum creatinine tests ordered by In-Network Providers.

4.6.15	Member Cost-Sharing

4.6.15.1	The Contractor shall ensure that Providers collect Member co-payments as specified in Attachment K.

4.7	EARLY AND PERIODIC SCREENING, DIAGNOSTIC AND TREATMENT (EPSDT) PROGRAM: HEALTH CHECK

4.7.1	General Provisions

4.7.1.1
The Contractor shall provide EPSDT services (called Health Check services) to Medicaid children less than twenty-one (21) years of age and PeachCare for Kids® children less than age nineteen (19) years of age (hereafter referred to as Health Check eligible children), in compliance with all requirements found below.

4.7.1.2
The Contractor shall comply with sections 1902(a)(43) and 1905(a)(4)(B) and 1905(r) of the Social Security Act and federal regulations at 42 CFR 441.50 that require EPSDT services to include outreach and informing, screening, tracking, and, diagnostic and treatment services. The Contractor shall comply with all Health Check requirements pursuant to the Georgia Medicaid Policies and Procedures Manuals.

4.7.1.3
The Contractor shall develop an EPSDT Plan that includes written policies and procedures for conducting outreach, informing, tracking, and follow-up to ensure compliance with the Health Check periodicity schedules.  The EPSDT Plan shall emphasize outreach and compliance monitoring for children and adolescents (young adults), taking into account the multi-lingual, multi-cultural nature of the GF population, as well as other unique characteristics of this population.  The plan shall include procedures for follow-up of missed appointments, including missed Referral appointments for problems identified through Health Check screens and exams.  The plan shall also include procedures for referral, tracking and follow up for annual dental examinations and visits.  The Contractor shall submit its EPSDT Plan to DCH for review and approval as updated.

4.7.1.4
The contractor shall ensure Providers perform a full EPSDT (Early and Periodic Screening Diagnostic and Treatment) visit according to the periodic schedule approved by DCH. The visit must include a comprehensive history, unclothed physical examination, appropriate immunizations, lead screening and testing per CMS requirements, and health education/anticipatory guidance. All five (5) components must be performed for the visit to be considered an EPSDT visit.

4.7.2	Outreach and Informing

4.7.2.1	The Contractor’s Health Check outreach and informing process shall include:

•	The importance of preventive care;

•	The periodicity schedule and the depth and breadth of services;

•	How and where to access services, including necessary transportation and scheduling services; and

•	A statement that services are provided without cost.

4.7.2.2
The Contractor shall inform its newly enrolled families with Health Check eligible children about the Health Check program within sixty (60) Calendar Days of Enrollment with the plan.  This requirement includes informing pregnant women and new mothers, either before or within seven (7) days after the birth of their children, that Health Check services are available.

4.7.2.3	The Contractor shall provide written notification to its families with Health Check eligible children when appropriate periodic assessments or needed services are due.

4.7.2.4
The Contractor shall provide to each PCP, on a monthly basis, a list of the PCP’s Health Check eligible children that appear not to have had an encounter during the initial one hundred and twenty (120) Calendar Days of CMO plan Enrollment, and/or are not in compliance with the Health Check periodicity schedule.  The Contractor and/or the PCP shall contact the Members’ parents or guardians to schedule an appointment for those screens and services that appear not to be in compliance with the Health Check periodicity schedule.  If the PCP has medical record evidence that appropriate screens have occurred for the member, the Contractor must incorporate this information into its tracking system and remove the member from the PCP’s list of non compliant Health Check screenings.

4.7.2.5
Informing may be oral (on the telephone, face-to-face, or films/tapes) or written and may be done by Contractor personnel or Health Care Providers.  All outreach and informing shall be documented and shall be conducted in non-technical language at or below a fifth (5th) grade reading level.  The Contractor shall use accepted methods for informing persons who are blind or deaf, or cannot read or understand the English language, in accordance with Section 4.3.2 of this Contract.

4.7.2.6
The Contractor may provide incentives to Members and/or Providers to encourage compliance with periodicity schedules. Such incentives shall be established in accordance with all applicable State and Federal laws, rules and regulations. Additionally, Member incentives must be of nominal value ($10 or less per item or $50 in the aggregate on an annual basis) and may include gift cards so long as such gift cards are not redeemable for cash or Co-payments.

4.7.2.7	In accordance with 42 CFR 1003.101, the Nominal Value requirement stated herein is not applicable where the incentive is offered to promote the delivery of preventive care services, provided:
1) the delivery of the preventive services is not tied (directly or indirectly) to the provision of other services reimbursed in whole or in part by Medicare or Medicaid;
2) the incentive is not cash or an instrument convertible to cash; and
3) the value of the incentive is not disproportionally large in relationship to the value of the preventive care service (i.e., either the value of the service itself or the future health care costs reasonably expected to be avoided as a result of the preventive care).

4.7.3	Screening

4.7.3.1	The Contractor is responsible for periodic screens in accordance with the State’s periodicity schedule. Such screens must include all of the following:

•	A comprehensive health and developmental history;

•	Developmental assessment, including mental, emotional, and behavioral health development;

•	Measurements (including head circumference for infants);

•	An assessment of nutritional status;

•	A comprehensive unclothed physical exam;

•	Immunizations according to the Advisory Committee of Immunization Practices (ACIP);

•	Certain laboratory tests (including the federally required blood lead screening);

•	Anticipatory guidance and health education;

•	Vision screening;

•	Tuberculosis and lead risk screening;

•	Hearing screening; and

•	Dental and oral health assessment.

4.7.3.2
The Contractor shall provide for a blood lead screening test for all Health Check eligible children at twelve (12) and twenty-four (24) months of age. Children between thirty-six (36) months of age and seventy-two (72) months of age should receive a blood lead screening test if there is no record of a previous test.

4.7.3.3
The Contractor shall have a lead case management program for Health Check eligibles and their households when there is a positive blood lead test equal to or greater than ten (10) micrograms per deciliter.  The lead case management program shall include education, a written case management plan that includes all necessary referrals, coordination with other specific agencies, environmental lead assessments, and aggressive pursuit of non-compliance with follow-up tests and appointments. The contractor must ensure reporting of all blood lead levels to the Department of Public Health.

4.7.3.4	The Contractor shall have procedures for Referral to and follow up with oral health professionals, including annual dental examinations and services by an oral health professional.

4.7.3.5
The Contractor shall provide inter-periodic screens, which are screens that occur between the complete periodic screens and are Medically Necessary to determine the existence of suspected physical or mental illnesses or Conditions.  This includes at a minimum vision and hearing services.

4.7.3.6
The Contractor shall allow Referrals for further diagnostic and/or treatment services to correct or ameliorate defects, and physical and mental illnesses and Conditions discovered by the Health Check screens.  The PCP may make such Referrals and follow up pursuant to the PCP’s contract with the Contractor, as appropriate.

4.7.3.7
The Contractor shall ensure an initial health and screening visit is performed, as appropriate, for all newly enrolled GF Health Check eligible children within ninety (90) Calendar Days and within twenty-four (24) hours of birth to all newborns.  If the member’s PCP provides medical record evidence to the Contractor that the initial health and screening visit have already taken place, this evidence will meet this contract requirement. The Contractor should incorporate this evidence for this member in its tracking system.

4.7.3.8
Minimum Contractor compliance with the Health Check screening requirements is an eighty percent (80%) screening rate, using the methodology prescribed by CMS to determine the screening rate.  This requirement and screening percentage is related to the CMS-416 Report requirements.

4.7.4	Tracking

4.7.4.1	The Contractor shall establish a tracking system that provides information on compliance with Health Check requirements. This system shall track, at a minimum, the following areas:

•	Initial newborn Health Check visit occurring in the hospital;

•	Periodic and preventive/well child screens and visits as prescribed by the periodicity schedule;

•	Diagnostic and treatment services, including Referrals;

•	Immunizations, lead, tuberculosis and dental services; and

•	A reminder/notification system.

4.7.4.2	All information generated and maintained in the tracking system shall be consistent with Encounter Data requirements as specified elsewhere herein.

4.7.5	Diagnostic and Treatment Services

4.7.5.1	If a suspected problem is detected by a screening examination as described above, the child shall be evaluated as necessary for further diagnosis. This diagnosis is used to determine treatment needs.

4.7.5.2
Health Check requires coverage for all follow-up diagnostic and treatment services deemed Medically Necessary to ameliorate or correct a problem discovered during a Health Check screen.  Such Medically Necessary diagnostic and treatment services must be provided regardless of whether such services are covered by the State Medicaid Plan, as long as they are Medicaid-Covered Services as defined in Title XIX of the Social Security Act.  The Contractor shall provide Medically Necessary, Medicaid-covered diagnostic and treatment services.

4.7.6	Reporting Requirements

4.7.6.1	The Contractor shall submit all required Health Check Reports.

4.8           PROVIDER NETWORK AND ACCESS

4.8.1	General Provisions

4.8.1.1
            The Contractor is solely responsible for providing a network of physicians, pharmacies, hospitals, and other health care Providers through whom it provides the items and services included in Covered Services.

4.8.1.2
The Contractor shall ensure that its network of Providers is adequate to assure access to all Covered Services, and that all Providers are appropriately credentialed, maintain current licenses, and have appropriate locations to provide the Covered Services.

4.8.1.3
The Contractor shall notify DCH sixty (60) days in advance when a decision is made to close network enrollment for new provider contracts and also notify DCH when network enrollment is reopened. The Contractor must notify DCH sixty (60) days prior to closing a provider panel.

4.8.1.4
The Contractor shall not include any Providers who have been excluded from participation by the Department of Health and Human Services, Office of Inspector General, or who are on the State’s list of excluded Providers.  The Contractor is responsible for routinely checking the exclusions list and shall immediately terminate any Provider found to be excluded and notify the Member per the requirements outlined in this Contract.

4.8.1.5	In accordance with 45 CFR 162.410, the Contractor shall require that each Provider have a National Provider Identifier (NPI).

4.8.1.6
The Contractor shall have written Selection and Retention Policies and Procedures. These policies shall be submitted to DCH for review and approval as updated.  In selecting and retaining Providers in its network the Contractor shall consider the following:

•	The anticipated GF Enrollment;

•	The expected Utilization of services, taking into consideration the characteristics and Health Care needs of its Members;

•	The numbers and types (in terms of training, experience and specialization) of Providers required to furnish the Covered Services;

•	The numbers of network Providers who are not accepting new GF patients; and

•
The geographic location of Providers and Members, considering distance, travel time, the means of transportation ordinarily used by Members, and whether the location provides physical access for Members with disabilities.

4.8.1.7
  If the Contractor declines to include individual Providers or groups of Providers in its network, the Contractor shall give the affected Providers written notice of the reason(s) for the decision. These provisions shall not be construed to:

•	Require the Contractor to contract with Providers beyond the number necessary to meet the needs of its Members;

•	Preclude the Contractor from establishing measures that are designed to maintain quality of services and control costs and are consistent with its responsibilities to Members.

4.8.1.8
The Contractor shall ensure that all network Providers have knowingly and willfully agreed to participate in the Contractor’s network.  The Contractor shall be prohibited from acquiring established networks without contacting each individual Provider to ensure knowledge of the requirements of this Contract and the Provider’s complete understanding and agreement to fulfill all terms of the Provider Contract, as outlined in section 4.10. The Contractor shall send all newly contracted Providers a written network participation welcome letter that includes a contract effective date for which Providers are approved to begin providing medical services to Georgia Families members. DCH reserves the right to confirm and validate, through both the collection of information and documentation from the Contractor and on-site visits to network Providers, the existence of a direct relationship between the Contractor and the network Providers.

4.8.1.8.1
The Contractor shall submit an up-dated version of the Provider Network Listing spreadsheet for all requested Provider types (as outlined under Required Attachments in 5.1.2.8 in the RFP). DCH may require the Contractor to include executed Signature Pages of Provider Contracts and written acknowledgements from all Providers part of a Preferred Health Organization ( PHO), IPA, or other network stating that they know they are in the CMO's network, know they are accepting Medicaid patients, and that they are accepting the terms and conditions.

4.8.1.8.2
The Contractor shall identify in its Network Listing data that reports or indicates which providers are accepting new members; providers are not accepting new patients; providers that have full-time practice hour locations; and providers that have part-time practice hour locations.

4.8.1.9
The Contractor shall at least quarterly validate provider demographic data to ensure that current, accurate, and clean data is on file for all contracted providers.  Failure to do so may result in liquidation damages up to $5,000 per day against the Contractor.

4.8.1.10
The Contractor shall ensure that all provider network data files are tested and validated for accuracy prior to deliverable submissions.  The Contractor shall scrub data to identify inconsistencies such as addresses duplicates; mismatched cities, counties, and regions; and incorrect assigned specialties.  The Contractor shall be responsible for submission of attestations for each network report.  All reports are to be submitted in the established DCH format with all required data elements.  Failure to do so may result in liquidated damages up to $5,000 per day against the Contractor.

4.8.1.11	The Contractor shall ensure that all members have timely access to quality care.

4.8.1.12
The Contractor shall instruct contracted Providers that the Georgia State Medicaid ID number is mandatory, and must be documented in record.  The Contractor will emphasize to Providers the need for a unique GA Medicaid number for each practice location.

4.8.2	Primary Care Providers (PCPs)

4.8.2.1	The Contractor shall offer its Members freedom of choice in selecting a PCP. The Contractor shall have written PCP Selection Policies and Procedures describing how Members select their PCP.

4.8.2.1.1
The Contractor shall offer its P4HB Participants in the IPC component of the Demonstration freedom of choice in selecting a PCP. The Contractor shall have written PCP selection policies and procedures describing how IPC P4HB Participants select their PCPs.

4.8.2.2	The Contractor shall submit these PCP Selection Policies and Procedures policies to DCH for review and approval as updated.

4.8.2.3	PCP assignment policies shall be in accordance with Section 4.1.2 of this Contract.

4.8.2.4
The Contractor may require that Members and IPC P4HB Participants are assigned to the same PCP for a period of up to six (6) months.  In the event the Contractor requires that Members and IPC P4HB Participants are assigned to the same PCP for a period of six (6) months or less, the following exceptions shall be made:

4.8.2.4.1	Members and IPC P4HB Participants shall be allowed to change PCPs without cause during the first ninety (90) Calendar Days following PCP selection;

4.8.2.4.2	Members and IPC P4HB Participants shall be allowed to change PCPs with cause at any time. The following constitute cause for change:

•	The PCP no longer meets the geographic access standards as defined in Section 4.8.14;

•	The PCP does not, because of moral or religious objections, provide the Covered Service(s) the Member seeks; and

•	The Member or IPC Participant requests to be assigned to the same PCP as other family members.

4.8.2.4.3	Members and IPC P4HB Participants shall be allowed to change PCPs every six (6) months.

4.8.2.5
The PCP is responsible for supervising, coordinating, and providing all Primary Care to each assigned Member.  In addition, the PCP is responsible for coordinating and/or initiating Referrals for specialty care (both in and out of network), maintaining continuity of each Member’s Health Care and maintaining the Member’s Medical Record, which includes documentation of all services provided by the PCP as well as any specialty services.  The Contractor shall require that PCPs fulfill these responsibilities for all Members.

4.8.2.5.1
The PCP is responsible for supervising, coordinating, and providing all Primary Care to each assigned IPC P4HB Participant. In addition, the PCP is responsible for coordinating and/or initiating Referrals for non-CMO paid or provided specialty care, maintaining continuity of each IPC P4HB Participant’s Health Care and maintaining the IPC P4HB Participant’s Medical Record, which includes documentation of all services provided by the PCP as well as any specialty services. The Contractor shall require that PCPs fulfill these responsibilities for all IPC P4HB Participants.

4.8.2.6	The Contractor shall include in its network as PCPs the following:

4.8.2.6.1	Physicians who routinely provide Primary Care services in the areas of:

•	Family Practice;

•	General Practice;

•	Pediatrics; or

•	Internal Medicine.

4.8.2.6.2	Nurse Practitioners Certified (NP-C) specializing in:

•	Family Practice; or

•	Pediatrics.

4.8.2.7	NP-Cs in independent practice must also have a current collaborative agreement with a licensed physician who has hospital admitting privileges.

4.8.2.8	FQHCs and RHCs may be included as PCPs. The Contractor shall maintain an accurate list of all Providers rendering care at these facilities.

4.8.2.9
Primary Care Public Health Department Clinics and Primary Care Hospital Outpatient Clinics may be included as PCPs if they agree to the requirements of the PCP role, including the following conditions:

•
The practice must routinely deliver Primary Care as defined by the majority of the practice devoted to providing continuing comprehensive and coordinated medical care to a population undifferentiated by disease or organ system.  If deemed necessary, a Medical Record audit of the practice will be performed.  Any exceptions to this requirement will be considered on a case-by-case basis.

•	Any Referrals for specialty care to other Providers of the same practice may be reviewed for appropriateness.

4.8.2.10	Physician’s assistants (PAs) may participate as a PCP as a Member of a physician’s practice.

4.8.2.11	The Contractor may allow female Members to select a gynecologist or obstetrician-gynecologist (OB-GYN) as their Primary Care Provider.

4.8.2.12	The Contractor may allow Members with Chronic Conditions to select a specialist with whom he or she has an on-going relationship to serve as a PCP.

4.8.3	Direct Access

4.8.3.1
The Contractor shall provide female Members with direct in-network access to a women’s health specialist for covered care necessary to provide her routine and preventive Health Care services.  This is in addition to the Member’s designated source of Primary Care if that Provider is not a women’s health specialist.

4.8.3.2
The Contractor shall have a process in place that ensures that Members determined to need a course of treatment or regular care monitoring have direct access to a specialist as appropriate for the Member’s condition and identified needs.  The Medical Director shall be responsible for over-seeing this process.

4.8.3.3
The Contractor shall ensure that Members who are determined to need a course of treatment or regular care monitoring have a treatment plan.  This treatment plan shall be developed by the Member’s PCP with Member participation, and in consultation with any specialists caring for the Member.  This treatment plan shall be approved in a timely manner by the Medical Director and in accord with any applicable State quality assurance and utilization review standards.

4.8.4	Pharmacies

The Contractor shall maintain a comprehensive Provider network of pharmacies that ensures pharmacies are available and accessible to all Members or P4HB Participants.

4.8.5	Hospitals

4.8.5.1
The Contractor shall have a comprehensive Provider network of hospitals such that they are available and accessible to all Members.  This includes, but is not limited to tertiary care facilities and facilities with neo-natal, intensive care, burn, and trauma units.

4.8.5.1.1	The Contractor shall maintain a comprehensive Provider network of hospitals such that they are available and accessible for Demonstration related Service and Benefit delivery to all P4HB Participants.

4.8.5.2	The Contractor shall include in its network Critical Access Hospitals (CAHs) that are located in its Service Region.

4.8.5.3	The Contractor shall maintain copies of all letters and other correspondence related to its efforts to include CAHs in its network. This documentation shall be provided to DCH upon request.

4.8.5.4
A critical access hospital must provide notice to a care management organization and DCH of any alleged breaches in its contract by such care management organization (Title 33 of the Official Code of Georgia Annotated as amended pursuant to O.C.G.A. 33-21-1, et seq. known as the “Medicaid Care Management Organizations Act.” (HB1234)

4.8.6	Laboratories

The Contractor shall maintain a comprehensive Provider network of laboratories that ensures laboratories are accessible to all Members.  The Contractor shall ensure that all laboratory testing sites providing services under this contract have either a clinical laboratory (CLIA) certificate or a waiver of a certificate of registration, along with a CLIA number, pursuant to 42 CFR 493.3.

4.8.6.1
The Contractor shall maintain a comprehensive Provider network of laboratories that ensures laboratories are accessible to all P4HB Participants for Demonstration related Services. The Contractor shall ensure that all laboratory testing sites providing services under this Contract have either a clinical laboratory (CLIA certificate or a waiver of a certificate of registration, along with a CLIA number, pursuant to 42 CFR 493.3.

4.8.7	Mental Health/Substance Abuse

4.8.7.1
The Contractor shall include in its network Core Service Providers (CSP’s) that meet the requirements of the Department of Human Services and are located in its Service Region, provided they agree to the Contractor’s terms and conditions as well as rates; and presuming they meet the credentialing requirements established by the Contractor for that provider type.

4.8.7.2	The Contractor shall maintain copies of all letters and other correspondence related to the inclusion of CSP’s in its network. This documentation shall be provided to DCH upon request.

4.8.8	Federally Qualified Health Centers (FQHCs)

4.8.8.1	The Contractor shall include in its Provider network all FQHCs in its Service Region based on PPS rates.

4.8.8.2	The Contractor shall maintain copies of all letters and other correspondence related to its efforts to include FQHCs in its network. This documentation shall be provided to DCH upon request.

4.8.8.3
The FQHC must agree to provide those primary care services typically   included as part of a physician’s medical practice, as described in §901 of State Medicaid Manual Part II for FQHC (the Manual). Services and supplies deemed necessary for the provision of a Core services as described in §901.2 of the Manual are considered part of the FQHC service. In addition, an FQHC can provide other ambulatory services of the following state Medicaid Program, once enrolled in the programs:

•	Health Check (COS 600),

•	Mental Health (COS 440),

•	Dental Services (COS 450 and 460),

•	Refractive Vision Care services (COS 470),

•	Podiatry (COS 550),

•	Pregnancy Related services (COS 730), and

4.8.9                      Rural Health Clinics (RHCs)

4.8.9.1	The Contractor shall include in its Provider network all RHCs in its Service Region based on PPS rates.

4.8.9.2	The Contractor shall maintain copies of all letters and other correspondence related to its efforts to include FQHCs and RHCs in its network. This documentation shall be provided to DCH upon request.

4.8.9.3
The RHC must agree to provide those primary care services typically included as part of a physician’s medical practice, as described in §901 of State Medicaid Manual Part II for RHC (the Manual). Services and supplies deemed necessary for the provision of a Core services as described in §901.2 of the Manual are considered part of the RHC service. In addition, an RHC can provide other ambulatory services of the following state Medicaid Program, once enrolled in the programs:

•	Health Check (COS 600),

•	Mental Health (COS 440),

•	Dental Services (COS 450 and 460),

•	Refractive Vision Care services (COS 470),

•	Podiatry (COS 550),

•	Pregnancy Related services (COS 730), and

•	Perinatal Case Management (COS 761).

4.8.10	Family Planning Clinics

4.8.11.1	The Contractor shall make a reasonable effort to subcontract with all family planning clinics, including those funded by Title X of the Public Health Services Act.

4.8.11.2	The Contractor shall maintain copies of all letters and other correspondence related to its efforts to include Title X Clinics in its network. This documentation shall be provided to DCH upon request.

4.8.11	Nurse Practitioners Certified (NP-Cs) and Certified Nurse Midwives (CNMs)

The Contractor shall ensure that Members have appropriate access to NP-Cs and CNMs, through either Provider contracts or Referrals.  This provision shall in no way be interpreted as requiring the Contractor to provide any services that are not Covered Services.

4.8.12                      Dental Practitioners

4.8.12.1	The Contractor shall not deny any dentist from participating in the Medicaid and PeachCare for Kids® dental program administered by such care management organization if:

•
such dentist has obtained a license to practice in this state and is an enrolled Provider who has met all of the requirements of DCH for participation in the Medicaid and PeachCare for Kids® program; and

•
licensed dentist will provide dental services to members pursuant to a state or federally funded educational loan forgiveness program that requires such services; provided, however, each care management organization shall be required to offer dentists wishing to participate through such loan forgiveness programs the same contract terms offered to other dentists in the service region who participate in the care management organization’s Medicaid and PeachCare for Kids® dental programs;

•
the geographic area in which the dentist intends to practice has been designated as having a dental professional shortage as determined by DCH, which may be based on the designation of the Health Resources and Services Administration of the United States Department of Health and Human Services;

4.8.12.2
The Contractor must establish a sufficient number of general dentists and specialists as specified by 4.8.13 - Geographic Access Requirements to provide covered dental services to members in the geographic region.

4.8.12.2.1
The Contractor must establish a sufficient number of general dentists as specified by 4.8.13 – Geographic Access Requirements to provide covered dental services to IPC P4HB Participants in the Contractor’s Service Region.

4.8.12.3
The Contractor must report the total number of dental provider applications received, the number of applications pending a determination, and the total number of both approved and denied applications on a monthly basis.

4.8.12.4	The Contractor must process completed dental applications within 30 days from receipt.

4.8.12.5	The Contractor must include specific documentation that supports the decision to accept or decline a provider including a decision tool such as a checklist.

4.8.12.6	The Contractor’s denial letter of a provider’s application must include specific information regarding how to file an appeal.

4.8.12.7	The Contractor must report the number of dental application appeals, and appeal outcomes on a monthly basis.

4.8.13	Geographic Access Requirements

4.8.13.1
In addition to maintaining in its network a sufficient number of Providers to provide all services to its Members and P4HB Participants, the Contractor shall meet the following geographic access standards for all Members or P4HB Participants:

	Urban	Rural
PCPs	Two (2) within eight (8) miles	Two (2) within fifteen (15) miles
Specialists	One (1) within thirty (30) minutes or thirty (30) miles	One within forty-five (45) minutes or forty-five (45) miles
General Dental Providers	One (1) within thirty (30) minutes or thirty (30) miles	One within forty-five (45) minutes or forty-five (45) miles
Dental Subspecialty Providers	One (1) within thirty (30) minutes or thirty (30) miles	One within forty-five (45) minutes or forty-five (45) miles
Hospitals	One (1) within thirty (30) minutes or thirty (30) miles	One within forty-five (45) minutes or forty-five (45) miles
Mental Health Providers	One (1) within thirty (30) minutes or thirty (30) miles	One within forty-five (45) minutes or forty-five (45) miles
Pharmacies	One (1) twenty-four (24) hours a day, seven (7) days a week within fifteen (15) minutes or fifteen (15) miles	One (1) twenty-four (24) hours a day (or has an after hours emergency phone number and pharmacist on call), seven (7) days a week within thirty (30) minutes or thirty (30) miles

4.8.13.2
All travel times are maximums for the amount of time it takes a Member or P4HB Participant, using usual travel means in a direct route to travel from their home to the Provider.  DCH recognizes that transportation with NET vendors may not always follow direct routes due to multiple passengers.

4.8.13.3
The Contractor shall only include in its Geographic Access data reports those Providers that operate a full-time practice location.  For purposes of this section, a full-time practice location is defined as a location operating for 16 or more hours in an office location each week.  In addition to the Geographic Access data reports, the Contractor shall submit a separate report of those Providers and associated locations with closed panels (any Provider which the Contractor recognizes as no longer accepting new Members) and those Providers and associated locations with less than full-time practice hours.  The separate reports must include a listing of the Providers by name and location, Provider type and an analysis of the total number of Providers with closed panels or less than full-time practice hours expressed as a percentage of the Contractor's total contracted Providers for the state and then for each Service Region.  The Contractor must also provide any plans or corrective actions to enhance access of the Providers included in these separate reports.  If enhanced access is not possible (i.e., no Providers available for contracting or available Providers only practice part-time) the Contractor must describe the limitations.  The Contractor may indicate whether a Provider’s office is a primary, secondary, tertiary, etc. location.

4.8.13.4
The Contractor shall be required to utilize the most recent GeoAccess program versions available and update periodically as appropriate. GeoCoder software is required to be used along with the GeoAccess application package.

4.8.13.5
The Contractor shall be required to report monthly the total number of provider applications received, the total number of applications pending a determination, and the total of each of the approved and denied applications.

4.8.13.6	The Contractor shall be required to ensure that all complete provider applications are processed and loaded within 30 days of receipt by the Contractor or its designated subcontracted vendor.

4.8.14	Waiting Maximums and Appointment Requirements

4.8.14.1
The Contractor shall require that all network Providers offer hours of operation that are no less than the hours of operation offered to commercial and Fee-for-Service patients.  The Contractor shall encourage its PCPs to offer After-Hours office care in the evenings and on weekends.

4.8.14.2	The Contractor shall have in its network the capacity to ensure that waiting times for appointments do not exceed the following:

PCPs (routine visits)	Not to exceed 14 calendar days
PCP (adult sick visit)	Not to exceed 24 hours
PCP (pediatric sick visit)	Not to exceed 24 hours
Specialists	Not to exceed 30 Calendar Days
Dental Providers (routine visits)	Not to exceed 21 Calendar Days
Dental Providers (urgent care)	Not to exceed 48 hours
Elective Hospitalizations	30 Calendar Days
Mental health Providers	14 Calendar Days
Urgent Care Providers	Not to exceed 24 hours
Emergency Providers	Immediately (24 hours a day, 7 days a week) and without prior authorization
4.8.14.3	The Contractor shall have in its network the capacity to ensure that waiting times in the provider office does not exceed the following for pediatrics and adults:

Scheduled Appointments	Waiting times shall not exceed 60 minutes. After 30 minutes, patient must be given an update on waiting time with an option of waiting or rescheduling appointment.
Work-in or Walk-In Appointments	Waiting times shall not exceed 90 minutes. After 45 minutes, patient must be given an update on waiting time with an option of waiting or rescheduling appointment

4.8.14.4	The Contractor shall ensure that provider response times for returning calls after-hours are as follows:

Urgent Calls	Shall not exceed 20 minutes
Other Calls	Shall not exceed one hour

4.8.14.5
The Contractor shall provide adequate capacity for initial visits for pregnant women within fourteen (14) Calendar Days and visits for Health Check eligible children within ninety (90) Calendar Days of Enrollment into the CMO plan.

4.8.14.6	The Contractor shall take corrective action if there is a failure to comply with these waiting times.

4.8.15	Credentialing

4.8.15.1
The Contractor shall maintain written policies and procedures for the Credentialing and Re-Credentialing of network Providers, using standards established by National Committee Quality Assurance (NCQA), Joint Commission on Accreditation Healthcare Organization (JCAHO), or American Accreditation Healthcare Commission/URAC.  At a minimum, the Contractor shall require that each Provider be credentialed in accordance with State law and Federal regulations.  The Contractor may impose more stringent Credentialing criteria than the State requires. The Contractor shall Credential all completed applications packets within 120 calendar days of receipt.

4.8.15.2
Credentialing policies and procedures shall include: the verification of the existence and maintenance of credentials, licenses, certificates, and insurance coverage of each Provider from a primary source; a methodology and process for Re-Credentialing Providers; a description of the initial quality assessment of private practitioner offices and other patient care settings; and procedures for disciplinary action, such as reducing, suspending, or terminating Provider privileges.

4.8.15.3
Upon the request of DCH, the Contractor shall make available all licenses, insurance certificates, and other documents of network Providers.  The Contractor shall also make available to DCH each quarter the total number of provider applications by date that have been received, the number of applications pending a determination, credentialed, and approved and denied. These reports should be catalogued date in such a way to allow age tracking of each provider application submitted and the specific reason that credentialing for any of the applications was delayed beyond 120 days.

4.8.15.4	Contractors shall submit its Provider Credentialing and re-Credentialing Policies and Procedures to DCH as updated.

4.8.15.5
The Contractor’s application review decision must include specific documentation to support the decision to accept or decline a provider.  The Contractor must include instructions regarding how a provider can appeal a decision to deny the provider’s application.

4.8.15.6
The Contractor shall notify DCH within ten (10) days of the Contractor’s denial of a provider credentialing application either for program integrity-related reasons or due to limitations placed on the provider’s ability to participate for program integrity-related reasons.

4.8.16	Mainstreaming

4.8.16.1
The Contractor shall encourage that all In-Network Providers accept Members and P4HB Participants for treatment, unless they have a full panel (2500 members and P4HB Participants) and are accepting no new GF or commercial patients.  The Contractor shall ensure that In-Network Providers do not intentionally segregate Members and P4HB Participants in any way from other persons receiving services.

4.8.16.2
The Contractor shall ensure that Members and P4HB Participants are provided services without regard to race, color, creed, sex, religion, age, national origin, ancestry, marital status, sexual preference, health status, income status, or physical or mental disability.

4.8.17	Coordination Requirements

4.8.17.1
The Contractor shall coordinate and work collaboratively with all divisions within DCH, as well as with other State agencies, and with other CMO plans operating within the same Service Region for administration of the Georgia Families program.

4.8.17.2
The Contractor shall also coordinate with local education agencies in the Referral and provision of children’s intervention services provided through the school to ensure Medical Necessity and prevent duplication of services.

4.8.17.3
The Contractor shall coordinate the services furnished to its Members and P4HB Participants with the service the Member and P4HB Participant receives outside the CMO plan, including services received through any other managed care entity.

4.8.17.4	The Contractor shall coordinate with all NET vendors.

4.8.17.5
DCH strongly encourages the Contractor to Contract with Providers of essential community services who would normally Contract with the State as well as other public agencies and with non-profit organizations that have maintained a historical base in the community.

4.8.17.6
The Contractor shall implement procedures to ensure that in the process of coordinating care each Member’s or P4HB Participants privacy is protected consistent with the confidentiality requirements in 45 CFR 160 and 45 CFR 164.

4.8.18	Network Changes

4.8.18.1
The Contractor shall notify DCH within seven (7) Business Days of any significant changes to the Provider network or, if applicable, to any Subcontractors’ Provider network.  A significant change is defined as:

•	A decrease in the total number of PCPs by more than five percent (5%);

•	A loss of all Providers in a specific specialty where another Provider in that specialty is not available within sixty (60) miles;

•	A loss of a hospital in an area where another contracted hospital of equal service ability is not available within thirty (30) miles; or

•	Other adverse changes to the composition of the network, which impair or deny the Members’ or P4HB Participants adequate access to In-Network Providers.

4.8.18.2
The Contractor shall have procedures to address changes in the health plan Provider network that negatively affect the ability of Members or P4HB Participants to access services, including access to a culturally diverse Provider network. Significant changes in network composition that negatively impact Member or P4HB Participant access to services may be grounds for Contract termination or State determined remedies.

4.8.18.3
If a PCP ceases participation in the Contractor’s Provider network the Contractor shall send written notice to the Members and P4HB Participants who have chosen the Provider as their PCP.  This notice shall be issued no less than thirty (30) Calendar Days prior to the effective date of the termination and no more than ten (10) Calendar Days after receipt or issuance of the termination notice.

4.8.18.4
If a Member or P4HB Participant is in a prior authorized ongoing course of treatment with any other participating Provider who becomes unavailable to continue to provide services, the Contractor shall notify the Member or P4HB Participant in writing within ten (10) Calendar Days from the date the Contractor becomes aware of such unavailability.

4.8.18.5
These requirements to provide notice prior to the effective dates of termination shall be waived in instances where a Provider becomes physically unable to care for Members due to illness, a Provider dies, the Provider moves from the Service Region and fails to notify the Contractor, or when a Provider fails Credentialing.  Under these circumstances, notice shall be issued immediately upon the Contractor becoming aware of the circumstances.

4.8.18.6	Continuity of Care Plan is required to be submitted to DCH 60 days prior to anticipated mass Network changes (as defined in 4.8.18.1) that will impact membership.

4.8.19	Out-of-Network Providers

4.8.19.1
If the Contractor’s network is unable to provide Medically Necessary Covered Services to a particular Member, the Contractor shall adequately and timely cover these services Out-of-Network for the Member. The Contractor must inform the Out-of Network Provider that the member cannot be balance billed.

4.8.19.2	The Contractor shall coordinate with Out-of-Network Providers regarding payment. For payment to Out-of-Network, or non-participating Providers, the following guidelines apply:

•
If the Contractor offers the service through an In-Network Provider(s), and the Member chooses to access the service (i.e., it is not an emergency) from an Out-of-Network Provider, the Contractor is not responsible for payment.

•
If the service is not available from an In-Network Provider, but the Contractor has three (3) Documented Attempts to contract with the Provider, the Contractor is not required to pay more than Medicaid FFS rates for the applicable service, less ten percent (10%).

•
If the service is available from an In-Network Provider, but the service meets the Emergency Medical Condition standard, and the Contractor has three (3) Documented Attempts to contract with the Provider, the Contractor is not required to pay more than Medicaid FFS rates for the applicable service, less ten percent (10%).

•	When paying out of state providers in an emergency situation: Be advised that the CMOs shall not allow a member to be held accountable for payment under these circumstances.

•
If the service is not available from an In-Network Provider and the Member requires the service and is referred for treatment to an Out-of-Network Provider, the payment amount is a matter between the CMO and the Out-of-Network Provider.

4.8.19.3
In the event that needed services are not available from an In-Network Provider and the Member must receive services from an Out-of-Network Provider, the Contractor must ensure that the Member is not charged more than it would have if the services were furnished within the network.

4.8.20                      Shriners Hospitals for Children

4.8.20.1	The Contractor shall comply with the responsibilities outlined in the “Memorandum of Understanding for the PeachCare Partnership Program” executed on February 18, 2008.

4.8.20.2	The Contractor shall cooperate with DCH in making any updates or revisions to the Memorandum, as necessary.

4.8.21	Reporting Requirements

4.8.21.1	The Contractor shall submit to DCH quarterly Provider Network Adequacy and Capacity Reports (included Policies and Procedures) as described in Section 4.18.4.10.

4.8.21.2	The Contractor shall submit to DCH quarterly Timely Access Reports as described in Section 4.18.4.1.

4.9           PROVIDER SERVICES

4.9.1	General Provisions

4.9.1.1	The Contractor shall provide information to all Providers about GF in order to operate in full compliance with the GF Contract and all applicable federal and State regulations.

4.9.1.2	The Contractor shall monitor Provider knowledge and understanding of Provider requirements, and take corrective actions to ensure compliance with such requirements.

4.9.1.3	The Contractor shall submit to DCH for review and prior approval all materials and information to be distributed and/or made available.

4.9.1.4	All Provider Handbooks and bulletins must be in compliance with State and federal laws.

4.9.1.5
Contractor must proactively seek DCH’s written approval of the Contractor’s interpretation of policies in the Georgia Medicaid Policy Manual when such policies are referenced in Provider contracts or communications.  DCH’s review and response will be completed within sixty (60) calendar days of the Contractor’s written request for approval of its policy interpretation. DCH’s written response shall be final regarding any dispute of the meaning of that policy language.  In the event the Contractor misinterprets a Medicaid policy which is communicated to Providers, the Contractor must submit a written corrective action plan to DCH within three (3) business days of notice from DCH.  Contractor will be required to retroactively correct and adjust any previously adjudicated claims or correct any other actions resulting from the misinterpreted policy language within thirty (30) calendar days of approval of the corrective action plan.

4.9.2	Provider Handbooks

4.9.2.1
The Contractor shall issue a Provider Handbook to all network Providers at the time the Provider Contract is signed.  The Contractor may choose not to distribute the Provider Handbook via mail, provided it submits a written notification to all Providers that explains how to obtain the Provider Handbook from the CMO’s Web site.  This notification shall also detail how the Provider can request a hard copy from the CMO at no charge to the Provider.  All Provider Handbooks and bulletins shall be in compliance with State and federal laws. The Provider Handbook shall serve as a source of information regarding GF Covered Services, policies and procedures, statutes, regulations, telephone access and special requirements to ensure all Contract requirements are being met.  At a minimum, the Provider Handbook shall include the following information:

•	Description of the GF;

•	Covered Services;

•	Emergency Service responsibilities;

•	Health Check/EPSDT program services and standards;

•	Policies and procedures of the Provider complaint system;

•
Information on the Member Grievance System, including the Member’s right to a State Administrative Law Hearing, the timeframes and requirements, the availability of assistance in filing, the toll-free numbers and the Member’s right to request continuation of Benefits while utilizing the Grievance System;

•	Medical Necessity standards and practice guidelines;

•	Practice protocols, including guidelines pertaining to the treatment of chronic and complex Conditions;

•	PCP responsibilities;

•	Other Provider or Subcontractor responsibilities;

•	Prior Authorization, Pre-Certification, and Referral procedures;

•	Protocol for Encounter Data element reporting/records;

•	Medical Records standard;

•	Claims submission protocols and standards, including instructions and all information necessary for a clean or complete Claim;

•	Payment policies;

•	The Contractor’s Cultural Competency Plan; and

•	Member rights and responsibilities.

•	Description of the Demonstration;

•	Practice protocols for the Demonstration;

•	Other Provider responsibilities pertaining to the Demonstration;

•	Coding requirements pertaining to the Demonstration;

•	Prior Authorization, Pre-Certification, and Referral procedures pertaining to the Demonstration;

•	P4HB Participants rights and responsibilities

4.9.2.2	The Contractor shall disseminate bulletins as needed to incorporate any needed changes to the Provider Handbook.

4.9.2.3
The Contractor shall submit the Provider Handbook to DCH for review and approval and as updated.  Any updates or revisions shall be submitted to DCH for review and approval at least 30 days prior to distribution.

4.9.3	Education and Training

4.9.3.1
The Contractor shall provide training to all Providers and their staff regarding the requirements of the Contract and special needs of Members.  The Contractor shall conduct initial training within thirty (30) Calendar Days of placing a newly Contracted Provider on active status.  The Contractor shall also conduct ongoing training as deemed necessary by the Contractor or DCH in order to ensure compliance with program standards and the GF Contract.

4.9.3.1.1
The Contractor shall provide training to all Demonstration Family Planning and IPC service Providers and their staffs regarding the requirements of the Demonstration and the Contract provisions related to the Demonstration and special needs of the P4HB Participants. The Contractor shall conduct initial training within thirty (30) Calendar Days of placing a newly contracted Provider on active status. The Contractor shall also conduct ongoing training as deemed necessary by the Contractor or DCH in order to ensure compliance with the Demonstration’s standards and the Contract.

4.9.3.1.2	The Contractor’s Demonstration Provider network will utilize the Preconception Care Toolkit for Georgia for preconception health education and counseling.

4.9.3.2	The Contractor shall submit the Provider Training Manual and Training Schedule to DCH for review and approval as updated.

4.9.3.3	The Contractor shall submit the Provider Rep Field Visit Report Ad-Hoc as described in Section 4.18.6.3.

4.9.4	Provider Relations

4.9.4.1
The Contractor shall establish and maintain a formal Provider relations function to timely and adequately respond to inquiries, questions and concerns from network Providers.  The Contractor shall implement policies addressing the compliance of Providers with the requirements of GF, institute a mechanism for Provider dispute resolution and execute a formal system of terminating Providers from the network.

4.9.4.2	The Contractor shall provide for a Provider Relations Liaison to carry out the Provider Relations functions. There shall be at least one (1) Provider Relations Liaison in each Service Region.

4.9.5	Toll-free Provider Services Telephone Line

4.9.5.1	The Contractor shall operate a toll-free telephone line to respond to Provider questions, comments and inquiries.

4.9.5.2
The Contractor shall develop Telephone line Policies and Procedures that address staffing, personnel, hours of operation, access and response standards, monitoring of calls via recording or other means, and compliance with standards.

4.9.5.3	The Contractor shall submit these Telephone line Policies and Procedures, including performance standards, to DCH for review and approval as updated.

4.9.5.4	The Contractor’s call center systems shall have the capability to track call management metrics identified in Attachment L.

4.9.5.5
Pursuant to OCGA 30-20A-7.1, the telephone line shall be staffed twenty-four (24) hours a day, seven (7) days a week to respond to Prior Authorization and Pre-certification requests.  This telephone line shall have staff to respond to Provider questions in all other areas, including the Provider complaint system, Provider responsibilities, etc. between the hours of 7:00am and 7:00pm EST Monday through Friday, excluding State holidays.

4.9.5.6
The Contractor shall develop performance standards and monitor Telephone Line performance by recording calls and employing other monitoring activities.  At a minimum, the standards shall require that, on a monthly basis, eighty percent (80%) of calls are answered by a person within thirty (30) seconds, the Blocked Call rate does not exceed one percent (1%), and the rate of Abandoned Calls does not exceed five percent (5%).

4.9.5.7
The Contractor shall insure that after regular business hours the non-Prior Authorization/Pre-certification line is answered by an automated system with the capability to provide callers with operating hour’s information and instructions on how to verify Enrollment for a Member with an Emergency or Urgent Medical Condition.  The requirement that the Contractor shall provide information to Providers on how to verify Enrollment for a Member with an Emergency or Urgent Medical Condition shall not be construed to mean that the Provider must obtain verification before providing Emergency Services.

4.9.5.8
The Contractor shall develop Call Center Quality Criteria and Protocols to measure and monitor the accuracy of responses and phone etiquette as it relates to the Toll-free Telephone Line.  The Contractor shall submit the Call Center Quality Criteria and Protocols to DCH for review and approval as updated.

4.9.6	Internet Presence/Web Site

4.9.6.1
The Contractor shall dedicate a section of its Web Site to Provider services and provide at a minimum, the capability for Providers to make inquiries and receive responses through the Medicaid fiscal agent Web Site, (www.ghp.georgia.gov).

4.9.6.2
In addition to the specific requirements outlined above, the Contractor’s Web Site shall be functionally equivalent, with respect to functions described in this Contract, to the Web Site maintained by the State’s Medicaid fiscal agent (www.ghp.georgia.gov).

4.9.6.3	The Contractor shall submit Web site screenshots to DCH for review and approval as updated.

4.9.6.4
The Contractor shall maintain a website that allows Providers to submit, process, edit (only if original submission is in an electronic format), rebill, and adjudicate claims electronically. To the extent a Provider has the capability; each care management organization shall submit payments to Providers electronically and submit remittance advices to Providers electronically within one business day of when payment is made. To the extent that any of these functions involve covered transactions under 45 C.F.R. Section 162.900, et seq., then those transactions also shall be conducted in accordance with applicable federal requirements.

4.9.6.5
The Contractor shall post on its website a searchable list of all providers with which the care management organization has contracted. At a minimum, this list shall be searchable by provider name, specialty, and location. At a minimum, the list shall be updated once each month.

4.9.7	Provider Complaint System

4.9.7.1	The Contractor shall establish a Provider Complaint system that permits a Provider to dispute the Contractor’s policies, procedures, or any aspect of a Contractor’s administrative functions.

4.9.7.2	The Contractor shall submit its Provider Complaint System Policies and Procedures to DCH for review and approval quarterly and annually and as updated thereafter.

4.9.7.3
The Contractor shall include its Provider Complaint System Policies and Procedures in its Provider Handbook that is distributed to all network Providers.  This information shall include, but not be limited to, specific instructions regarding how to contact the Contractor’s Provider services to file a Provider complaint and which individual(s) have the authority to review a Provider complaint.

4.9.7.4
The Contractor shall distribute the Provider Complaint System Policies and Procedures to Out-of-Network Providers with the remittance advice of the processed Claim.  The Contractor may distribute a summary of these Policies and Procedures if the summary includes information on how the Provider may access the full Policies and Procedures on the Web site.  This summary shall also detail how the Provider can request a hard copy from the CMO at no charge to the Provider.

4.9.7.5	As a part of the Provider Complaint System, the Contractor shall:

•	Allow Providers thirty (30) Calendar Days to file a written complaint;

•
Allow Providers to consolidate complaints or appeals of multiple claims that involve the same or similar payment or coverage issues, regardless of the number of individual patients or payment claims included in the bundled complaint or appeal.

•
Allow a Provider that has exhausted the care management organization’s internal appeals process related to a denied or underpaid claim or group of claims bundled for appeal the option either to pursue the administrative review process described in O.C.G.A. § 49-4-153(e) or to select binding arbitration by a private arbitrator who is certified by a nationally recognized association that provides training and certification in alternative dispute resolution. If the care management organization and the Provider are unable to agree on an association, the rules of the American Arbitration Association shall apply. The arbitrator shall have experience and expertise in the health care field and shall be selected according to the rules of his or her certifying association. Arbitration conducted pursuant to this Code section shall be binding on the parties. The arbitrator shall conduct a hearing and issue a final ruling within 90 days of being selected, unless the care management organization and the Provider mutually agree to extend this deadline. All costs of arbitration, not including attorney’s fees, shall be shared equally by the parties.

•
For all claims that are initially denied or underpaid by the Contractor but eventually determined or agreed to have been owed by the Contractor to a provider of health care services, the Contractor shall pay, in addition to the amount determined to be owed, interest of twenty percent (20%) per annum (based on simple interest calculations), calculated from fifteen (15) business days after the date the claim was submitted.  A care management organization shall pay all interest required to be paid under this provision or Code Section 33-24-59.5 automatically and simultaneously whenever payment is made for the claim giving rise to the interest payment.

•	All interest payments shall be accurately identified on the associated remittance advice submitted by the care management organization to the Provider.

•	Require that the reason for the complaint is clearly documented;

•	Require that Providers exhaust the Contractor’s internal Provider Complaint process prior to requesting an Administrative Law Hearing (State Fair Hearing);

•	Have dedicated staff for Providers to contact via telephone, electronic mail, or in person, to ask questions, file a Provider Complaint and resolve problems;

•	Identify a staff person specifically designated to receive and process Provider Complaints;

•
Thoroughly investigate each GF Provider Complaint using applicable statutory, regulatory, and Contractual provisions, collecting all pertinent facts from all parties and applying the Contractor’s written policies and procedures; and

•	Ensure that CMO plan executives with the authority to require corrective action are involved in the Provider Complaint process.

4.9.7.6
In the event the outcome of the review of the Provider Complaint is adverse to the Provider, the Contractor shall provide a written Notice of Adverse Action to the Provider.  The Notice of Adverse Action shall state that Providers may request an Administrative Law Hearing in accordance with O.C.G.A. § 49-4-153, O.C.G.A. § 50-13-13 and O.C.G.A. § 50-13-15.

4.9.7.7	The Contractor shall notify the Providers that a request for an Administrative Law Hearing must include the following information:

•	A clear expression by the Provider that he/she wishes to present his/her case to an Administrative Law Judge;

•	Identification of the Action being appealed and the issues that will be addressed at the hearing;

•	A specific statement of why the Provider believes the Contractor’s Action is wrong; and

•	A statement of the relief sought.

4.9.7.8
DCH has delegated its statutory authority to receive hearing requests to the Contractor. The Contractor shall include with the Notice of Adverse Action the Contractor’s address where a Provider’s request for an Administrative Law Hearing should be sent in accordance with O.C.G.A. § 49-4-153(e).

4.9.7.9	Claims Adjustment Requests

If the amount reimbursed by the Contractor to an enrolled Provider is not correct, a positive or negative adjustment may be necessary.  Such request for claims adjustment shall be included in the Contractor’s internal appeals process and shall not negate a Provider’s right to appeal pursuant to O.C.G.A. §49-4-153(e).  The Contractor shall develop a procedure to address claims adjustment requests that meet the following minimum requirements:

•
Positive Adjustments: When a Provider can substantiate that additional reimbursement is appropriate, the Provider may adjust and resubmit a claim.  Provider shall be given the option to submit the written request, Explanation of Payment and all claims related documentation either electronically or by U.S. mail.  All documentation must be received within three (3) months from the end of the month of payment.  The adjustment request must include sufficient documentation to identify each claim identified in the request.  The Contractor may return incomplete requests without further action provided it notifies the Provider of the basis for the incomplete status and allows the Provider ten (10) calendar days to resubmit the adjustment request.  The Provider shall be required to submit documentation that supports the requested claims adjustment.  If a positive adjustment is warranted, the Contractor shall make additional reimbursement upon processing of the request.  If an adjustment is not warranted, the Provider will be notified via written correspondence from the Contractor.

•
Negative Adjustments:  When a Provider believes a negative adjustment is appropriate, the Provider may adjust and resubmit a claim.  Provider shall be given the option to submit the written request, Explanation of Payment and all claims related documentation either electronically or by U.S. mail.  If a negative adjustment is warranted, Contractor may either deduct the payment from future reimbursement or request from the Provider and required by the Provider’s contract with the Contractor.

•	The Contractor shall respond to all adjustment requests within 30 days of receipt.

4.9.8	Reporting Requirements

4.9.8.1	The Contractor shall submit to DCH monthly Telephone and Internet Activity Reports as described in Section 4.18.3.1.

4.9.8.2	The Contractor shall submit to DCH monthly Provider Complaints Reports as described in Section 4.18.3.10.

4.10	PROVIDER CONTRACTS AND PAYMENTS

4.10.1	Provider Contracts

4.10.1.1
The Contractor shall comply with all DCH procedures for contract review and approval submission.  Memoranda of Agreement (MOA) shall not be permitted.  Letters of Intent shall only be permitted in accordance with Section 4.8.1.10.

4.10.1.2	The Contractor shall submit to DCH for review and approval a model for each type of Provider Contract as updated.

4.10.1.3
Any significant changes to the model Provider Contract shall be submitted to DCH for review and approval no later than thirty (30) Calendar Days prior to the Enrollment of Members and P4HB Participants into the CMO plan.

4.10.1.4	Upon request, the Contractor shall provide DCH with free copies of all executed Provider Contracts.

4.10.1.5
The Contractor shall not require Providers to participate or accept other plans or products offered by the care management organization unrelated to providing care to members and P4HB Participants, nor reduce the funding available for members and P4HB Participants as a result of payment of such penalties.. Any care management organization which violates this prohibition shall be subject to a penalty of $1,000.00 per violation.

4.10.1.6	The Contractor shall not enter into any exclusive contract agreements with providers that exclude other health care providers from contract agreements for network participation.

4.10.1.7
Health care providers may not, as a condition of contracting with a CMO, require the CMO to contract with or not contract with another health care provider.  A provider who violates this probation will be subject to a $1,000 per violation penalty.

4.10.1.8
If a Provider has complied with all of DCH’s published procedures for verifying a patient’s eligibility for Medicaid benefits through the established common verification process, DCH must reimburse the Provider for all covered services provided to the patient within the 72 hours following the verification, if such services are denied by a CMO or DCH because the patient is not enrolled as shown in the verification process.  DCH would be able to pursue a case of action against a person who had contributed to the incorrect verification.

4.10.1.9	In addition to addressing the CMO plan licensure requirements, the Contractor’s Provider Contracts shall:

•
Prohibit the Provider from seeking payment from the Member for any Covered Services provided to the Member and P4HB Participant within the terms of the Contract and require the Provider to look solely to the Contractor for compensation for services rendered, with the exception of nominal cost sharing pursuant to the Georgia State Medicaid Plan, the Georgia State Medicaid Policies and Procedures Manuals, and the GF Contract;

•	Require the Provider to cooperate with the Contractor’s quality improvement and Utilization Review and management activities;

•	Include provisions for the immediate transfer to another PCP or Contractor if the Member’s and P4HB Participants health or safety is in jeopardy;

•	Not prohibit a Provider from discussing treatment or non-treatment options with Members and P4HB Participants that may not reflect the Contractor’s position or may not be covered by the Contractor;

•
Not prohibit a Provider from acting within the lawful scope of practice, from advising or advocating on behalf of a Member for the Member’s and P4HB Participants health status, medical care, or treatment or non-treatment options, including any alternative treatments that might be self-administered;

•
Not prohibit a Provider from advocating on behalf of the Member and P4HB Participant in any Grievance System or Utilization Review process, or individual authorization process to obtain necessary Health Care services;

•	Require Providers to meet appointment waiting time standards pursuant to Section 4.8.14.2 of this Contract;

•	Provide for continuity of treatment in the event a Provider’s participation terminates during the course of a Member’s or P4HB Participants treatment by that Provider;

•
Prohibit discrimination with respect to participation, reimbursement, or indemnification of any Provider who is acting within the scope of his or her license or certification under applicable State law, solely based on such license or certification.  This provision should not be construed as any willing provider law, as it does not prohibit Contractors from limiting Provider participation to the extent necessary to meet the needs of the Members.  Additionally, this provision shall not preclude the Contractor from using different reimbursement amounts for different specialties or for different practitioners in the same specialty.  This provision also does not interfere with measures established by the Contractor that are designed to maintain Quality and control costs;

•	Prohibit discrimination against Providers serving high-risk populations or those that specialize in Conditions requiring costly treatments;

•
Specify that CMS and DCH will have the right to inspect, evaluate, and audit any pertinent books, financial records, documents, papers, and records of any Provider involving financial transactions related to the GF Contract;

•	Specify Covered Services and populations;

•	Require Provider submission of complete and timely Encounter Data, pursuant to Section 4.17.4.2 of the GF Contract;

•	Include the definition and standards for Medical Necessity, pursuant to the definition in Section 4.5.4 of this Contract;

•
Specify rates of payment.  The Contractor ensures that Providers will accept such payment as payment in full for Covered Services provided to Members and P4HB Participants, as deemed Medically Necessary and appropriate under the Contractor’s Quality Improvement and Utilization Management program, less any applicable Member and P4HB Participants cost sharing pursuant to the GF Contract;

•
Provide for timely payment to all Providers for Covered Services to Members and P4HB Participants.  Pursuant to O.C.G.A. 33-24-59.5(b) (1) once a clean claim has been received, the CMO(s) will have 15 Business Days within which to process and either transmit funds for payment electronically for the claim or mail a letter or notice denying it, in whole or in part giving the reasons for such denial.

•	Specify acceptable billing and coding requirements;

•	Require that Providers comply with the Contractor’s Cultural Competency plan;

•	Require that any marketing materials developed and distributed by Providers be submitted to the Contractor to submit to DCH for approval;

•	Specify that in the case of newborns the Contractor shall be responsible for any payment owed to Providers for services rendered prior to the newborn’s Enrollment with the Contractor;

•
Specify that the Contractor shall not be responsible for any payments owed to Providers for services rendered prior to a Member’s or P4HB Participants Enrollment with the Contractor, even if the services fell within the established period of retroactive eligibility;

•	Comply with 42 CFR 434 and 42 CFR 438.6;

•	Require Providers to collect Member and P4HB Participant co-payments as specified in Attachment K;

•	Not employ or subcontract with individuals on the State or Federal Exclusions list;

•
Prohibit Providers from making Referrals for designated health services to Health Care entities with which the Provider or a Member or P4HB Participant of the Provider’s family has a Financial Relationship.

•	Require Providers of transitioning Members and P4HB Participants to cooperate in all respects with Providers of other CMO plans to assure maximum health outcomes for Members and P4HB Participants;

•	Not require that Providers sign exclusive Provider Contracts with the Contractor if the Provider is a CAH, FQHC, or RHC;

•
Contain a provision stating that in the event DCH is due funds from a Provider; who has exhausted or waived the administrative review process, if applicable, the Contractor shall reduce payment by one hundred percent (100%) to that Provider until such time as the amount owed to DCH is recovered;

•
Contain a provision giving notice that the Contractor’s negotiated rates with Providers shall be adjusted in the event the Commissioner of DCH directs the Contractor to make such adjustments in order to reflect budgetary changes to the Medical Assistance program; and

•	Require the Contractor to notify the Provider in writing no less than thirty (30) calendar days prior to any adjustments to the Provider's contracted reimbursement rates.

4.10.2	Provider Termination

4.10.2.1	The Contractor shall comply with all State and federal laws regarding Provider termination. In its Provider Contracts the Contractor shall:

•
Specify that in addition to any other right to terminate the Provider Contract, and notwithstanding any other provision of this Contract, DCH may request Provider termination immediately, or the Contractor may immediately terminate on its own, a Provider’s participation under the Provider Contract if a Provider fails to abide by the terms and conditions of the Provider Contract, as determined by DCH, or, in the sole discretion of DCH, fails to come into compliance within fifteen (15) Calendar Days after a receipt of notice from the Contractor specifying such failure and requesting such Provider to abide by the terms and conditions hereof;

•
Specify that any Provider whose participation is terminated under the Provider Contract for any reason shall utilize the applicable appeals procedures outlined in the Provider Contract.  No additional or separate right of appeal to DCH or the Contractor is created as a result of the Contractor’s act of terminating, or decision to terminate any Provider under this Contract.  Notwithstanding the termination of the Provider Contract with respect to any particular Provider, this Contract shall remain in full force and effect with respect to all other Providers;

4.10.2.2
The Contractor shall notify DCH at least forty-five (45) Calendar Days prior to the effective date of the suspension, termination, or withdrawal of a Provider from participation in the Contractor’s network. If the termination was “for cause”, the Contractor may terminate, suspend, or withdraw the Provider immediately and shall notify DCH in writing within one business day of the termination with the reasons for termination.

4.10.2.3	The Contractor shall notify the Members pursuant to Section 4.10.2 of this Contract.

4.10.3	Provider Insurance

4.10.3.1
The Contractor shall require each Provider (with the exception of Section 4.10.3.2 below, and FQHCs that are section 330 grantees) to maintain, throughout the terms of the Contract, at its own expense, professional and comprehensive general liability, and medical malpractice, insurance.  Such comprehensive general liability policy of insurance shall provide coverage in an amount established by the Contractor pursuant to its written Contract with the Provider.  Such professional liability policy of insurance shall provide a minimum coverage in the amount of one million dollars ($1,000,000) per occurrence, and three million dollars ($3,000,000) annual aggregate.  Providers may be allowed to self-insure if the Provider establishes an appropriate actuarially determined reserve.  DCH reserves the right to waive this requirement if necessary for business need.

4.10.3.2
The Contractor shall require allied mental health professionals to maintain, throughout the terms of the Contract, professional and comprehensive general liability, and medical malpractice, insurance.  Such comprehensive general liability policy of insurance shall provide coverage in an amount established by the Contractor pursuant to its written Contract with Provider.  Such professional liability policy of insurance shall provide a minimum coverage in the amount of one million dollars ($1,000,000) per occurrence, and one million dollars ($1,000,000) annual aggregate.  These Providers may also be allowed to self insure if the Provider establishes an appropriate actuarially determined reserve.

4.10.3.3
In the event any such insurance is proposed to be reduced, terminated or canceled for any reason, the Contractor shall provide to DCH and Department of Insurance (DOI) at least thirty (30) Calendar Days prior written notice of such reduction, termination or cancellation.  Prior to the reduction, expiration and/or cancellation of any insurance policy required hereunder, the Contractor shall require the Provider to secure replacement coverage upon the same terms and provisions so as to ensure no lapse in coverage, and shall furnish DCH and DOI with a Certificate of Insurance indicating the receipt of the required coverage at the request of DCH or DOI.

4.10.3.4
The Contractor shall require Providers to maintain insurance coverage (including, if necessary, extended coverage or tail insurance) sufficient to insure against claims arising at any time during the term of the GF Contract, even though asserted after the termination of the GF Contract.  DCH or DOI, at its discretion, may request that the Contractor immediately terminate the Provider from participation in the program upon the Provider’s failure to abide by these provisions. The provisions of this Section shall survive the expiration or termination of the GF Contract for any reason.

4.10.4	Provider Payment

4.10.4.1
With the exceptions noted below, the Contractor shall negotiate rates with Providers and such rates shall be specified in the Provider Contract.  DCH prefers that Contractors pay Providers on a Fee for Service basis, however if the Contractor does enter into a capitated arrangement with Providers, the Contractor shall continue to require all Providers to submit detailed Encounter Data, including those Providers that may be paid a Capitation Payment.

4.10.4.2	The Contractor shall be responsible for issuing an IRS Form (1099) in accordance with all federal laws, regulations and guidelines.

4.10.4.3
When the Contractor negotiates a contract with a Critical Access Hospital (CAH), pursuant to Section 4.8.5.2 of the GF Contract, the Contractor shall pay the CAH a payment rate based on 101% allowable costs incurred by the CAH. DCH may require the Contractor to adjust the rate paid to CAHs if so directed by the State of Georgia’s Appropriations Act.

•	A critical access hospital must provide notice to a care management organization and DCH of any alleged breaches in its contract by such care management organization.

•
If a critical access hospital satisfies the requirement of Title 33 of the Official Code of Georgia Annotated (Medicaid Care Management Organizations Act), and if DCH concludes, after notice and hearing, that a care management organization has substantively and repeatedly breached a term of its contract with a critical access hospital, the department is authorized to require the care management organization to pay damages to the critical access hospital in an amount not to exceed three times the amount owed. Notwithstanding the foregoing, nothing in Title 33 of the Official Code of Georgia Annotated (Medicaid Care Management Organizations Act) shall be interpreted to limit the authority of DCH to establish additional penalties or fines against a care management organization for failure to comply with the contract between a care management organization and DCH.

4.10.4.4
When the Contractor negotiates a contract with a FQHC and/or a RHC, as defined in Section 1905(a)(2)(B) and 1905(a)(2)(C) of the Social Security Act, the Contractor shall pay the PPS rates for Core Services and other ambulatory services per encounter. The rates are established as described in §1001.1 of the Manual.  At Contractor’s discretion, it may pay more than the PPS rates for these services.

4.10.4.4.1	Payment Reports must consist of all covered service claim types each month, inclusive of all of the below claims data:

•	Early and Periodic Screening, Diagnosis and Treatment
• Physician Services
• Office Visits
• Laboratory Diagnostics
• Radiology Diagnostics
• Obstetrical Services
• Family Planning Services
• Injectable Drugs and Immunizations
• Visiting Nurse Services
• Newborn Hearing Screening
• Hospitals
• Nursing Homes
• Other Clinics
• Residential
• Dental Services
• Mental Health Clinic Services
• Refractive Services
• Pharmaceutical Services
• Psychology Services
• Podiatry Services
• Pediatric Preventive Health Screening/Newborn Metabolic
• Supplies incident to core services
• Demonstration related Services as a separate report

(FOR ADDITIONAL FQHC AND RHC REQUIREMENTS, ACCESS THE DCH PART II, POLICIES AND PROCEDURES FOR FEDERALLY QUALIFIED HEALTH CENTER SERVICES AND PART II, POLICIES AND PROCEDURES FOR RURAL HEALTH CLINIC SERVICES AT GHP.GA.GOV.)

4.10.4.5
Upon receipt of notice from DCH that it is due funds from a Provider, who has exhausted or waived the administrative review process, if applicable, the Contractor shall reduce payment to the Provider for all claims submitted by that Provider by one hundred percent (100%), or such other amount as DCH may elect, until such time as the amount owed to DCH is recovered.  The Contractor shall promptly remit any such funds recovered to DCH in the manner specified by DCH.  To that end, the Contractor’s Provider Contracts shall contain a provision giving notice of this obligation to the Provider, such that the Provider’s execution of the Contract shall constitute agreement with the Contractor’s obligation to DCH.

4.10.4.6
The Contractor shall adjust its negotiated rates with Providers to reflect budgetary changes to the Medical Assistance program, as directed by the Commissioner of DCH; to the extent, such adjustments can be made within funds appropriated to DCH and available for payment to the Contractor.  The Contractor’s Provider Contracts shall contain a provision giving notice of this obligation to the Provider, such that the Provider’s execution of the Contract shall constitute agreement with the Contractor’s obligation to DCH.

4.10.5	Reporting Requirements

The Contractor shall submit to DCH monthly FQHC and RHC Reports as described in Section 4.18.3.9.

4.10.6	Provider Payment Agreement

4.10.6.1
The Contractor shall increase benefit payments to Providers in an amount consistent with the provider rate increases included in the State of Georgia’s fiscal year 2011 budget. This enhanced rate shall be effective for dates of service beginning July 1, 2010 until repealed or modified by legislative action or DCH policy changes.

4.10.6.2
The Contractor will provide reports as requested by DCH to enable DCH to determine the amount of the increase in benefit payments to Providers as referenced in Section 4.10.6.1. The report will include, but not be limited to monthly reports, by hospital, that provide the following data for each claim paid:

•	Claim Number
•	Date of Service
•	Date of Payment
•	Base Paid amount
•	Add-on Paid amount
•	Interest Paid Amount
•	Total Paid amount

4.11	UTILIZATION MANAGEMENT AND CARE COORDINATION RESPONSIBILITIES

4.11.1	Utilization Management

4.11.1.1
The Contractor shall provide assistance to Members and Providers to ensure the appropriate Utilization of resources, using the following program components: Prior Authorization and Pre-Certification, prospective review, concurrent review, retrospective review, ambulatory review, second opinion, discharge planning and case management.  Specifically, the Contractor shall have written Utilization Management Policies and Procedures that:

•
Include protocols and criteria for evaluating Medical Necessity, authorizing services, and detecting and addressing over-Utilization and under-Utilization.  Such protocols and criteria shall comply with federal and State laws and regulations.

•
Address which services require PCP Referral; which services require Prior-Authorization and how requests for initial and continuing services are processed, and which services will be subject to concurrent, retrospective or prospective review.

•	Describe mechanisms in place that ensure consistent application of review criteria for authorization decisions.

•	Require that all Medical Necessity determinations be made in accordance with DCH’s Medical Necessity definition as stated in Section 4.5.4.

4.11.1.1	The Contractor shall submit the Utilization Management Policies and Procedures to DCH for review and prior approval within quarterly and as changed.

4.11.1.2
Network Providers may participate in Utilization Review activities in their own Service Region to the extent that there is not a conflict of interest.  The Utilization Management Policies and Procedures shall define when such a conflict may exist and shall describe the remedy.

4.11.1.3
The Contractor shall have a Utilization Management Committee comprised of network Providers within each Service Region.  The Contractor may have one (1) independent Utilization Management Committee for all of the Service Regions in which it is operating, if there is representation from each Service Region on the Committee. The Utilization Management committee is accountable to the Medical Director and governing body of the Contractor. The Utilization Management Committee shall meet on a regular basis and maintain records of activities, findings, recommendations, and actions. Reports of these activities shall be made available to DCH upon request.

4.11.1.4	The Contractor, and any delegated Utilization Review agent, shall not permit or provide compensation or anything of value to its employees, agents, or contractors based on:

•	Either a percentage of the amount by which a Claim is reduced for payment or the number of Claims or the cost of services for which the person has denied authorization or payment; or

•	Any other method that encourages the rendering of a Proposed Action.

4.11.2	Prior Authorization and Pre-Certification

4.11.2.1	The Contractor shall not require Prior Authorization or Pre-Certification for Emergency Services, Post-Stabilization Services, or Urgent Care services, as described in Section 4.6.1, 4.6.2, and 4.6.3.

4.11.2.2	The Contractor shall require Prior Authorization and/or Pre-Certification for all non-emergent and non-urgent inpatient admissions except for normal newborn deliveries.

4.11.2.3	The Contractor may require Prior Authorization and/or Pre-Certification for all non-emergent, Out-of-Network services.

4.11.2.4
Prior Authorization and Pre-Certification shall be conducted by a currently licensed, registered or certified Health Care Professional who is appropriately trained in the principles, procedures and standards of Utilization Review.

4.11.2.5	The Contractor shall notify the Provider of Prior Authorization determinations in accordance with the following timeframes:

4.11.2.5.1
Standard Service Authorizations.  Prior Authorization decisions for non-urgent services shall be made within fourteen (14) Calendar Days of receipt of the request for services.  An extension may be granted for an additional fourteen (14) Calendar Days if the Member, P4HB Participant or the Provider requests an extension, or if the Contractor justifies to DCH a need for additional information and the extension is in the Member’s or P4HB Participant’s interest.

4.11.2.5.2
Expedited Service Authorizations. In the event a Provider indicates, or the Contractor determines, that following the standard timeframe could seriously jeopardize the Member’s or P4HB Participant’s life or health the Contractor shall make an expedited authorization determination and provide notice within twenty-four (24) hours. The Contractor may extend the twenty-four (24) hour period for up to five (5) Business Days if the Member, P4HB Participant or the Provider requests an extension, or if the Contractor justifies to DCH a need for additional information and the extension is in the Member’s or P4HB Participant’s interest.

4.11.2.5.3
Authorization for services that have been delivered.  Determinations for authorization involving health care services that have been delivered shall be made within thirty (30) Calendar Days of receipt of the necessary information.

4.11.2.6	The Contractor’s policies and procedures for authorization shall include consulting with the requesting Provider when appropriate.

4.11.3	Referral Requirements and P4HB Participants

4.11.3.1	The Contractor may require that Members obtain a Referral from their PCP prior to accessing non-emergency specialized services.

4.11.3.2	In the Utilization Management Policies and Procedures discussed in Section 4.11.1.1, the Contractor shall address:

•	When a Referral from the Member’s PCP is required;

•
How a Member obtains a Referral to an In-Network Provider or an Out-of-Network Provider when there is no Provider within the Contractor’s network that has the appropriate training or expertise to meet the particular health needs of the Member;

•	How a Member with a Condition which requires on-going care from a specialist may request a standing Referral; and

•	How a Member with a life-threatening Condition or disease, which requires specialized medical care over a prolonged period of time, may request and obtain access to a specialty care center.

4.11.3.3
The Contractor shall prohibit Providers from making Referrals for designated health services to Health Care entities with which the Provider or a Member of the Provider’s family has a Financial Relationship.

4.11.3.4
DCH strongly encourages the Contractor to develop electronic, web-based Referral processes and systems. In the event a Referral is made via the telephone, the Contractor shall ensure that the Contractor, the Provider and DCH maintain Referral data, including the final decision, in a data file that can be accessed electronically.

4.11.3.5	In conjunction with the other Utilization Management policies, the Contractor shall submit the Referral processes to DCH for review and approval.

4.11.4        Transition of Members

4.11.4.1
Contractors shall identify and facilitate transitions for Members that are moving from one CMO to another or from a CMO to a fee-for service provider and require additional or distinctive assistance during a period of transition. When relinquishing Members, the Contractor shall cooperate with the receiving CMO plan or FFS Medicaid regarding the course of on-going care with a specialist or other Provider. Priority will be given to members who have medical conditions or circumstances such as:

•	Members who are currently hospitalized.

•	Pregnancy; women who are high risk and in third trimester, or are within 30 days of their anticipated delivery date

•	Major organ or tissue transplantation services which are in process, or have been authorized

•	Chronic illness, which has placed the member in a high-risk category and/or resulted in hospitalization or placement in nursing, or other, facilities, and/or

•	Members who are in treatment such as Chemotherapy, radiation therapy, or Dialysis.

•	Members with ongoing needs such as Specialized Durable medical equipment including ventilators and other respiratory assistance equipment

•	Current Home health services

•	Medically necessary transportation on a scheduled basis and

•	Prescription medications requiring prior authorizations

•
The Contractor will monitor Providers to ensure transition of care from one entity to another to include discharge planning as appropriate. Procedures that are scheduled to occur after their new CMO effective date, but that have been authorized by either DCH or the patients original CMO prior to their new CMO effective date will be covered by the patients new CMO for 30 days.

•
Members that are in ongoing outpatient treatment or that are receiving medication that  has been covered by DCH or another CMO prior to their new CMO effective date will be covered by the new CMO for at least 30 days to allow time for clinical review, and if necessary transition of care. The CMO will not be obligated to cover services beyond 30 days, even if the DCH authorization was for a period greater than 30 days.

4.11.4.1.1
The Contractor shall identify and facilitate transitions for P4HB Participants that are moving from one CMO to another and require additional or distinctive assistance during the period of transition. When relinquishing P4HB Participants, the Contractor shall cooperate with the receiving CMO plan regarding the course of ongoing care.

4.11.4.1.2
The Contractor will monitor Providers to ensure transition of care from one entity to another. Demonstration related procedures that are scheduled to occur after a P4HB Participant’s new CMO effective date, but that were authorized by the P4HB Participant’s original CMO prior to her new CMO effective date will be covered by the P4HB Participant’s new CMO for thirty (30) days.

4.11.4.1.3
P4HB Participants that are in ongoing Demonstration related outpatient treatment or that are receiving Demonstration related medication that has been covered by another CMO prior to their new CMO effective date will be covered by the new CMO for at least thirty (30) days to allow time for clinical review, and if necessary, transition of care. If it is determined the P4HB Participant is still in need of those treatments and/or medications, the CMO will be obligated to cover  those Demonstration related Services beyond thirty (30) days.

4.11.4.2	Inpatient Acute Coverage Responsibility

4.11.4.2.1
Members enrolled in a CMO that are hospitalized in an acute inpatient hospital facility will remain the responsibility of that CMO until they are discharged from the facility, even if they change to a different CMO, or they become eligible for coverage under FFS Medicaid during their inpatient stay.  The CMO is not required to cover services for a member that has no Medicaid benefits, if the member remains an acute inpatient and loses Medicaid eligibility during the stay; the CMO is only responsible for payment until the last day of Medicaid eligibility.

4.11.4.2.1.1	Inpatient care for newborns born on or after their mother’s effective date will be the responsibility of the mother’s assigned CMO.

4.11.4.2.1.2
Members that become eligible and enrolled in any retro-active program (such as SSI) after the date of an inpatient hospitalization shall remain the responsibility of the CMO until they are discharged from inpatient acute hospital care.  These members will remain the responsibility of the CMO for all covered services, even if the start date for SSI eligibility is made retroactive to a date prior to the inpatient acute hospitalization.

4.11.4.2.1.3
The admitting CMO will continue to receive capitation payment for every month that the member continues to be hospitalized and enrolled in a CMO and will be responsible for all medical claims during the period that they are receiving capitation.  At discharge, and upon notice of such discharge, DCH will reassign the member to FFS or the new CMO following the normal monthly process.

4.11.4.2.1.4
Upon notification that a hospitalized member will be transitioning to a new CMO, or to FFS Medicaid, the current CMO will work with the new CMO or FFS Medicaid to ensure that coordination of care and appropriate discharge planning occurs.

4.11.4.2.1.5	When relinquishing Members, the Contractor shall cooperate with the receiving CMO plan regarding the course of on-going care with a specialist or other Provider.

4.11.4.2.1.6
Contractors must identify and facilitate coordination of care for all Georgia Families members during changes or transitions between Contractors, as well as transitions to FFS Medicaid.  Members with special circumstances (such as those listed below) may require additional or distinctive assistance during a period of transition. Policies or protocols must be developed to address these situations. Special circumstances include members designated as having “special health care needs”, as well as members who have medical conditions or circumstances such as:

•	Pregnancy (especially women who are high risk and in third trimester, or are within 30 days of their anticipated delivery date)

•	Major organ or tissue transplantation services which are in process, or have been authorized

•	Chronic illness, which has placed the member in a high-risk category and/or resulted in hospitalization or placement in nursing, or other, facilities, and/or

•	Significant medical conditions, (e.g., diabetes, hypertension, pain control or orthopedics) that require ongoing care of specialist appointments.

•	Members who are in treatment such as:

o	Chemotherapy and/or radiation therapy, or

o	Dialysis.

•	Members with ongoing needs such as:

o	Durable medical equipment including ventilators and other respiratory assistance equipment

o	Home health services

o	Medically necessary transportation on a scheduled basis

o	Prescription medications, and/or

•	Other services not indicated in the State Plan, but covered by Title XIX for Early and Periodic Screening, Diagnosis and Treatment eligible members.

•	Members who are currently hospitalized.

4.11.4.2.1.7
A P4HB Participant that is hospitalized in an acute inpatient hospital facility will remain the responsibility of that P4HB Participant’s original CMO until she is discharged from the facility, even if she changes to a different CMO or becomes eligible for other coverage during her inpatient stay. The CMO is not required to cover Demonstration related Services for a P4HB Participant that has no Demonstration benefits. If the P4HB Participant remains an acute inpatient and loses Demonstration eligibility during the stay, the CMO is only responsible for payment until the last day of Demonstration eligibility.

4.11.4.3                      Long-Term Care Coverage Responsibility

4.11.4.3.1	Members enrolled in a CMO that are receiving services in a long-term care facility will remain the responsibility of the admitting CMO until disenrolled from the CMO by DCH.

4.11.4.3.2
      For the purposes of this requirement, long-term care facilities include Nursing Homes, Skilled Nursing Facilities, Psychiatric Residential Treatment Facilities and other facilities that provide long-term non-acute care.

4.11.4.3.3	Upon disenrollment from the CMO, the financial responsibility for services provided to the member transitions to the member’s new CMO or FFS.

4.11.4.3.4
      Members that are in ongoing non acute treatment in an inpatient facility that has been covered by DCH or another CMO prior to their new CMO effective date will be covered by the new CMO for at least 30 days to allow time for clinical review, and if necessary transition of care. The CMO will not be obligated to cover services beyond 30 days, even if the DCH authorization was for a period greater than 30 days.

4.11.4.4                      Discharge Planning

4.11.4.4.1
The Contractor shall maintain and operate a formalized discharge-planning program that includes a comprehensive evaluation of the Member’s health needs and identification of the services and supplies required to facilitate appropriate care following discharge from an institutional clinical setting.

4.11.5                      Back Transfers

4.11.5.1
Effective January 01, 2009, DCH will permit transfers from a higher level of care, back to a lower level (referred to as a back transfer).  The transfer is subject to medical necessity review and the payment policies outlined in the contract with the payer.

4.11.5.2
Each request will be reviewed on an individual basis to determine if the transfer is appropriate.  The length of stay for the transferring hospital and for the return to the originating hospital will also be evaluated to determine if the transfer is appropriate.

4.11.5.3
If a transfer back to a hospital provides a lower level of care does occur, the facility receiving the back-transfer will be eligible for reimbursement if prior authorization is obtained from the applicable payer and according to the payment agreement of that payer.

4.11.5.4
That hospital Providers fully understand this policy; each CMO will document provider education bulletins that will outline their CMO “back transfer” pre certification requirements along with the billing procedures.

4.11.5.5	It is the responsibility of the Contractor to review policy updates that are made periodically made to the Georgia Medicaid Manuals.

4.11.6	Court-Ordered Evaluations and Services

In the event a Member requires Medicaid-covered services ordered by a State or federal court, the Contractor shall fully comply with all court orders while maintaining appropriate Utilization Management practices.

4.11.7	Second Opinions

4.11.7.1
The Contractor shall provide for a second opinion in any situation when there is a question concerning a diagnosis or the options for surgery or other treatment of a health Condition when requested by any Member of the Health Care team, a Member, parent(s) and/or guardian (s), or a social worker exercising a custodial responsibility.

4.11.7.2	The second opinion must be provided by a qualified Health Care Professional within the network, or the Contractor shall arrange for the Member to obtain one outside the Provider network.

4.11.7.3	The second opinion shall be provided at no cost to the Member.

4.11.8                      Care Coordination Responsibilities

4.11.8.1
The Contractor is responsible for care coordination – a set of member-centered, goal-oriented, culturally relevant and logical steps to assure that a member receives needed services in a supportive, effective, efficient, timely and cost-effective manner. Care Coordination includes Case Management, Disease Management, Transition of Care and Discharge Planning.

4.11.8.2	The Contractor shall develop and implement a Care Coordination system to ensure and promote:

•	Timely access and delivery of Health Care and services required by Members;

•	Continuity of Members’ care; and

•	Coordination and integration of Members’ care.

4.11.8.3	Policies and procedures are designed to accommodate the specific cultural and linguistic needs of the Contractor’s Members and include, at a minimum, the following elements:

•
The provision of an individual needs assessment and diagnostic assessment; the development of an individual treatment plan, as necessary, based on the needs assessment; the establishment of treatment objectives; the monitoring of outcomes; and a process to ensure that treatment plans are revised as necessary.

•	A strategy to ensure that all Members and/or authorized family members or guardians are involved in treatment planning

•	Procedures and criteria for making Referrals to specialists and sub-specialists;

•	Procedures and criteria for maintaining care plans and Referral Services when the Member changes PCPs; and

•
Capacity to implement, when indicated, case management functions such as individual needs assessment, including establishing treatment objectives, treatment follow-up, monitoring of outcomes, or revision of treatment plan.

4.11.8.4	The Contractor shall submit the Care Coordination Policies and Procedures to DCH for review and approval within ninety (90) Calendar Days of Contract Award and as updated thereafter.

4.11.9           Case Management

4.11.9.1	The Contractor’s Case Management system shall emphasize prevention, continuity of care, and coordination of care. The system will advocate for, and link Members to, services.

4.11.9.1.1	The Contractor’s Case Management system shall emphasize prevention, continuity of care, and coordination of care for P4HB Participants in the IPC component of the	Demonstration.

4.11.9.2                      Case Management functions include:

•	Early identification of Members who have or may have special needs;

•	Assessment of a Member’s risk factors;

•	Development of a plan of care;

•	Referrals and assistance to ensure timely access to Providers;

•	Coordination of care actively linking the Member to Providers, medical services, residential, social and other support services where needed;

•	Monitoring;

•	Continuity of care;

•	Follow up and;

•	Documentation

4.11.9.2.1	Case Management functions for the IPC component of the Demonstration include:
•	Early identification of P4HB IPC Participants who have or may have special needs;
•	Assessment of a P4HB IPC Participant’s risk factors;
•	Development of a plan of care;
•	Referrals and assistance to ensure timely access to Providers included and external to the Contractor’s network;
•	Coordination of care actively linking the P4HB IPC Participant to In-Network and out of network Providers, medical services, residential, social and other support services where needed;
•	Resource Mothers Outreach
•	Monitoring;
•	Continuity of care;
•	Follow up; and
•	Documentation

4.11.9.2.2
Details pertaining to Resource Mothers Outreach are incorporated n Attachment P to this Contract. The Contractor must utilize the Resource Mothers Training Manual specified by DCH as the training manual for the Resource Mothers Outreach.

4.11.9.2.3	The Contractor must monitor the effectiveness of the Resource Mothers Outreach and ensure such Outreach activities comply with the Resource Mothers Training Manual.

4.11.9.3
The Contractor shall be responsible for the Case Management of their Members and shall make special effort to identify Members who have the greatest need for Case Management, including those who have catastrophic or other high-cost or high-risk Conditions including pregnant women under 21, high risk pregnancies and infants and toddlers with established risk for developmental delays.

4.11.9.4	The Contractor will submit quarterly reports to DCH which include specified Case Management Program data as described in Section 4.18.4.12.

4.11.10	Disease Management

4.11.10.1	The Contractor shall develop disease management programs for individuals with Chronic Conditions. These programs must target the prevalent chronic diseases within the Contractor’s population.

4.11.10.2	The Contractor must notify DCH of the disease management programs it initiates and terminates and provide evidence, on an annual basis of the effectiveness of such programs for its enrolled members.

4.11.10.3	The Contractor must submit Quarterly status reports to DCH which include specified Disease Management Program data as described in Section 4.18.4.13 in addition to the annual report.

4.11.10.4	The Contractor will submit Quarterly reports to DCH which include specified Disease Management Program data as described in Section 4.18.4.13.

4.11.11	Discharge Planning

4.11.11.1
The Contractor shall maintain and operate a formalized discharge-planning program that includes a comprehensive evaluation of the Member’s health needs and identification of the services and supplies required to facilitate appropriate care following discharge from an institutional clinical setting.

4.11.12	Reporting Requirements

4.11.12.1	The Contractor shall submit to DCH quarterly Case Management and Disease Management Reports as described in 4.18.4.12 and 4.18.4.13.

4.11.12.2	The Contractor shall submit to DCH quarterly Prior Authorization and Pre-Certification Reports as described in Section 4.18.4.9.

4.11.12.3	The Contractor shall submit to DCH all reports as outlined in the Demonstration Quality Strategy identified in Attachment O of this Contract.

4.12	QUALITY IMPROVEMENT

4.12.1	General Provisions

4.12.1.1
The Contractor shall provide for the delivery of Quality care with the primary goal of improving the health status of Members and, where the Member’s Condition is not amenable to improvement, maintain the Member’s current health status by implementing measures to prevent any further decline in Condition or deterioration of health status.  This shall include the identification of Members at risk of developing Conditions, the implementation of appropriate interventions and designation of adequate resources to support the intervention(s).

4.12.1.2	The Contractor shall seek input from, and work with, Members, Providers and community resources and agencies to actively improve the Quality of care provided to Members.

4.12.1.3
The Contractor shall establish a multi-disciplinary Quality Oversight Committee to oversee all Quality functions and activities.  This committee shall meet at least quarterly, but more often if warranted.

4.12.2                      Quality Strategic Plan Requirements

4.12.2.1
The Contractor shall support and comply with Georgia Families Quality Strategic Plan. The Quality Strategic Plan is designed to improve the Quality of Care and Service rendered to GF members (as defined in Title 42 of the Code of Federal Regulations (42 CFR) 431.300 et seq. (Safeguarding Information on Applicants and Recipients); 42 CFR 438.200 et seq. (Quality Assessment and Performance Improvement Including Health Information Systems), and 45 CFR Part 164 (HIPAA Privacy Requirements).

4.12.2.2
The GF Quality Strategic Plan promotes improvement in the quality of care provided to enrolled members through established processes. DCH Managed Care & Quality staff’ oversight of the Contractor includes:

•	Monitoring and evaluating the Contractor’s service delivery system and provider network, as well as its own processes for quality management and performance improvement;

•	Implementing action plans and activities to correct deficiencies and/or increase the quality of care provided to enrolled members,

•
Initiating performance improvement projects to address trends identified through monitoring activities, reviews of complaints and allegations of abuse, provider credentialing and profiling, utilization management reviews, etc.;

•	Monitoring compliance with Federal, State and Georgia Families requirements;

•	Ensuring the Contractor’s coordination with State registries;

•	Ensuring Contractor executive and management staff participation in the quality management and performance improvement processes;

•
Ensure that the development and implementation of quality management and performance improvement activities include contracted provider participation and information provided by members, their families and guardians, and

•	Identifying the Contractor’s best practices for performance and quality improvement.

4.12.3                      Performance Measures

4.12.3.1
The Contractor shall comply with the Georgia Families Quality Management requirements to improve the health outcomes for all Georgia Families members. Improved health outcomes will be documented using established performance measures.  Georgia Families uses the Healthcare Effectiveness Data and Information Set (HEDIS) and the Agency for Healthcare Research and Quality (AHRQ) technical specifications for some of the quality and health improvement performance measures.

4.12.3.2
Several of the HEDIS measures utilize hybrid methodology, that is, they require a medical record review in addition to the administrative data requirement for measurement reporting. The number of required record reviews is determined by the specifications for each HEDIS measure.

4.12.3.3
While the Contractor must meet the Georgia Families Performance Measure Targets for each measure, it is equally important that the Contractor continually improve health outcomes from year to year. The Contractor shall strive to meet the performance measure targets established by Georgia Families.  The performance measure targets for each performance measure are defined in Attachment M.  Performance targets for the HEDIS measures are based on national Medicaid Managed Care HEDIS audit means and percentiles as reported by NCQA.

4.12.3.4
Georgia Families may also require a CAPA/PC form that addresses the lack of performance measure target achievements and identifies steps that will lead toward improvements.  This evidence-based CAPA/PC form must be received by Georgia Families within 30 days of receipt of notification of lack of achievement of performance targets from Georgia Families. The CAPA/PC form must be approved by Georgia Families prior to implementation. Georgia Families may conduct follow up on-site reviews to verify compliance with a CAPA/PC form. Georgia Families may impose Category 3 Liquidated Damages on Contractors who do not meet the performance measure targets for any one performance measure.

4.12.3.5
The performance measures apply to the member populations as specified by the measures’ technical specifications. Contractor performance is evaluated annually on the reported rate for each measure. Performance Measures, benchmarks, and/or specifications may change annually to comply with industry standards and updates.

4.12.3.6	Each contractor must validate each performance measure and submit to DCH no later than June 30 of each year.

4.12.4            Reporting Requirements

Contractors must submit the following data reports as indicated.

REPORT	DUE DATE	REPORTS DIRECTED TO:
Performance Improvement Project Proposal(s)	Annually June 30	Georgia Families/ Quality Management Unit
Quality Assurance Performance Improvement Plan	Annually June 30	Georgia Families/ Quality Management Unit
Quality Assessment Performance Improvement Program Evaluation	Annually June 30	Georgia Families/ Quality Management Unit
Performance Improvement Project Baseline Report	Annually June 30	Georgia Families/ Quality Management Unit
Performance Improvement Project Final Evaluation Report (including any new QM/PI activities implemented as a result of the project)	Annually June 30	Georgia Families/ Quality Management Unit
Corrective Action Preventive Action Plan/Performance Concerns for deficiencies noted in: 1. An Operations Field Review 2. A Focused Review 3. QM/PI Plan 4. Performance related to Quality Measures	30 days after receipt of notice to submit a Corrective Action Preventive Action Plan (CAPA) unless otherwise stated.	Georgia Families/ Quality Management Unit
Performance Measures Report	Annually June 30	Georgia Families/ Quality Management Unit

If an extension of time is needed to complete a report, the Contractor may submit a request in writing to the Georgia Families/Quality Management

4.12.5	Quality Assessment Performance Improvement (QAPI) Program

4.12.5.1	The Contractor shall have in place an ongoing QAPI program consistent with 42 CFR 438.240.

4.12.5.2	The Contractor’s QAPI program shall be based on the latest available research in the area of Quality assurance and at a minimum must include:

•
A method of monitoring, analysis, evaluation and improvement of the delivery, Quality and appropriateness of Health Care furnished to all Members (including under and over Utilization of services), including those with special Health Care needs;

•	Written policies and procedures for Quality assessment, Utilization Management and continuous Quality improvement that are periodically assessed for efficacy;

•	A health information system sufficient to support the collection, integration, tracking, analysis and reporting of data;

•	Designated staff with expertise in Quality assessment, Utilization Management and continuous Quality improvement;

•	Reports that are evaluated, indicated recommendations that are implemented, and feedback provided to Providers and Members;

•	A methodology and process for conducting and maintaining Provider profiling;

•	Ad-Hoc Reports to the Contractor’s multi-disciplinary Quality oversight committee and DCH on results, conclusions, recommendations and implemented system changes;

•	Annual performance improvement projects (PIPs) that focus on clinical and non-clinical areas; and

•	Annual Reports on performance improvement projects and a process for evaluation of the impact and assessment of the Contractor’s QAPI program.

4.12.5.3	The Contractor’s QAPI Program Plan must be submitted to DCH for review and approval as updated.

4.12.5.4	The Contractor shall submit any changes to its QAPI Program Plan to DCH for review and prior approval sixty (60) Calendar Days prior to implementation of the change.

4.12.5.5	Upon the request of DCH, the Contractor shall provide any information and documents related to the implementation of the QAPI program.

4.12.6	Performance Improvement Projects

4.12.6.1
As part of its QAPI program, the Contractor shall conduct clinical and non-clinical performance improvement projects in accordance with DCH and federal protocols.  In designing its performance improvement projects, the Contractor shall:

•	Show that the selected area of study is based on a demonstration of need and is expected to achieve measurable benefit to the Member (rationale);

•	Establish clear, defined and measurable goals and objectives that the Contractor shall achieve in each year of the project;

•	Measure performance using Quality indicators that are objective, measurable, clearly defined and that allow tracking of performance and improvement over time;

•	Implement interventions designed to achieve Quality improvements;

•	Evaluate the effectiveness of the interventions;

•	Establish standardized performance measures (such as HEDIS or another similarly standardized product);

•	Plan and initiate activities for increasing or sustaining improvement; and

•	Document the data collection methodology used (including sources) and steps taken to assure data is valid and reliable.

4.12.6.2
Each performance improvement project must be completed in a period determined by DCH, to allow information on the success of the project in the aggregate to produce new information on Quality of care each year.

4.12.6.3      The Contractor shall perform the following required performance improvement projects, as agreed upon by the Parties (see Section 4.12.6.5), beginning January 1, 2012, ongoing for the duration of the GF Contract period:

•	Well-child visits;

•	ADHD Medication follow up;

•	Immunization rates;

•	Dental-children

•	Obesity-children

•	Comprehensive Diabetes Care;

•	Avoidable Emergency room utilization;

•	Member satisfaction, and

•	Provider satisfaction

4.12.6.4                      Each PIP will use the calendar year as the study period.

4.12.6.5	Each PIP will use the study question and study indicators agreed upon by DCH and the CMOs.

4.12.6.6
Each CMO will submit the designated PIPs to DCH and/or the EQRO using the DCH specified template and format by June 30 of each contract year with the exception of the member satisfaction PIP which is due by August 1.

4.12.6.7
The EQRO will evaluate the CMOs’ PIP performance on an annual basis. DCH reserves the right to request modification of the PIPs based on this evaluation. Modifications will be discussed with each CMO prior to implementation.

4.12.7	Practice Guidelines

4.12.7.1	The Contractor shall adopt a minimum of three (3) evidence-based clinical practice guidelines. Such guidelines shall:

•	Be based on the health needs and opportunities for improvement identified as part of the QAPI program;

•	Be based on valid and reliable clinical evidence or a consensus of Health Care Professionals in the particular field;

•	Consider the needs of the Members;

•	Be adopted in consultation with network Providers; and

•	Be reviewed and updated periodically as appropriate.

4.12.7.2
The Contractor shall submit all Practice Guidelines in use, which shall include a methodology for measuring and assessing compliance, to DCH for review and prior approval as part of the QAPI program plan as updated.

4.12.7.3	The Contractor shall disseminate the guidelines to all affected Providers and, upon request, to Members.

4.12.7.4	The Contractor shall ensure that decisions for Utilization Management, Member education, coverage of services, and other areas to which the guidelines apply are consistent with the guidelines.

4.12.7.5
In order to ensure consistent application of the guidelines the Contractor shall encourage Providers to utilize the guidelines, and shall measure compliance with the guidelines, until ninety percent (90%) or more of the Providers are consistently in compliance.  The Contractor may use Provider incentive strategies to improve Provider compliance with guidelines.

4.12.8               Focused Studies

4.12.8.1
Focus Studies examine a specific aspect of health care (such as prenatal care) for a defined point in time. These studies are usually based on information extracted from medical records or Contractor administrative data such as enrollment files and encounter/claims data. Steps that may be taken by the Contractor when conducting focus studies are:

•	Selecting the Study Topic(s)

•	Defining the Study Question(s)

•	Selecting the Study Indicator(s)

•	Identifying a representative and generalizable study population

•	Documenting sound sampling techniques utilized (if applicable)

•	Collecting reliable data

•	Analyzing data and interpreting study results

4.12.8.2
The Contractor may perform, at DCH discretion, a Focused Study to examine a specific aspect of health care (such as prenatal care) for a defined point in time. The Focused Study will have a calendar year study period and the results will be reported to DCH by June 30th following the year of the study.

4.12.9	Patient Safety Plan

4.12.9.1
The Contractor shall have a structured Patient Safety Plan to address concerns or complaints regarding clinical care.  This plan must include written policies and procedures for processing of Member complaints regarding the care they received.  Such policies and procedures shall include:

•	A system of classifying complaints according to severity;

•	A review by the Medical Director and a mechanism for determining which incidents will be forwarded to Peer Review and Credentials Committees; and

•	A summary of incident(s), including the final disposition, included in the Provider profile.

4.12.9.2	The Contractor shall submit the Patient Safety Plan to DCH for review and approval as updated.

4.12.10                      Reserved.

4.12.11	External Quality Review

DCH will contract with an External Quality Review Organization (EQRO) to conduct annual, external, independent reviews of the Quality outcomes, timeliness of, and access to, the services covered in this Contract.  The Contractor shall collaborate with DCH’s EQRO to develop studies, surveys and other analytic activities to assess the Quality of care and services provided to Members and to identify opportunities for CMO plan improvement.  To facilitate this process the Contractor shall supply data, including but not limited to Claims data and Medical Records, to the EQRO.

4.12.12	Reporting Requirements

4.12.12.1	The Contractor’s Quality Oversight Committee shall submit to DCH Quality Oversight Committee Reports - Ad Hoc as described in Section 4.12.5.2

4.12.12.2	The Contractor shall submit to DCH Performance Improvement Project Reports no later than June 30 of the contract year as described in Section 4.12.6.

4.12.12.3	The Contractor shall submit to DCH annual Focused Studies Reports no later than June 30 of the contract year as described in Section 4.12.8.

4.12.12.4	The Contractor shall submit to DCH annual Patient Safety Plan Reports no later than June 30 of the contract year as described in Section 4.12.9.

4.13	FRAUD AND ABUSE

4.13.1	Program Integrity

4.13.1.1
The Contractor shall have a Program Integrity Program, including a mandatory compliance plan, designed to guard against Fraud and Abuse.  This Program Integrity Program shall include policies, procedures, and standards of conduct for the prevention, detection, reporting, and corrective action for suspected cases of Fraud and Abuse in the administration and delivery of services under this Contract.

4.13.1.2	The Contractor shall submit its Program Integrity Policies and Procedures, which include the compliance plan and pharmacy lock-in program described below, to DCH for approval as updated.

4.13.2	Compliance Plan

4.13.2.1	The Contractor’s compliance plan shall include, at a minimum, the following:

•
The designation of a Compliance Officer who is accountable to the Contractor’s senior management and is responsible for ensuring that policies to establish effective lines of communication between the Compliance Officer and the Contractor’s staff, and between the Compliance Officer and DCH staff, are followed;

•	Provision for internal monitoring and auditing of reported Fraud and Abuse violations, including specific methodologies for such monitoring and auditing;

•	Policies to ensure that all officers, directors, managers and employees know and understand the provisions of the Contractor’s Fraud and Abuse compliance plan;

•	Policies to establish a compliance committee that periodically meets and reviews Fraud and Abuse compliance issues;

•	Policies to ensure that any individual who reports CMO plan violations or suspected Fraud and Abuse will not be retaliated against;

•	Policies of enforcement of standards through well-publicized disciplinary standards;

•	Provision of a data system, resources and staff to perform the Fraud and Abuse and other compliance responsibilities;

•	Procedures for the detection of Fraud and Abuse that includes, at a minimum, the following:

o	Claims edits

o	Post-processing review of Claims;

o	Provider profiling and Credentialing;

o	Quality Control; and

o	Utilization Management.

•	Written standards for organizational conduct;

•	Effective training and education for the Compliance Officer and the organization’s employees, management, board Members, and Subcontractors;

•	Inclusion of information about Fraud and Abuse identification and reporting in Provider and Member materials;

•	Provisions for the investigation, corrective action and follow-up of any suspected Fraud and Abuse reports; and

•	Procedures for reporting suspected Fraud and Abuse cases to the State Program Integrity Unit, including timelines and use of State approved forms.

4.13.2.2
As part of the Program Integrity Program, the Contractor shall implement a pharmacy lock-in program.  The policies, procedures and criteria for establishing a lock-in program shall be submitted to DCH for review and approval as part of the Program Integrity Policies and Procedures discussed in Section 4.13.1.  The pharmacy lock-in program shall:

•
Allow Members to change pharmacies for good cause, as determined by the Contractor after discussion with the Provider(s) and the pharmacist. Valid reasons for change should include recipient relocation or the pharmacy does not provide the prescribed drug;

•	Provide Case management and education reinforcement of appropriate medication use;

•	Annually assess the need for lock-in for each Member; and

•	Require that the Contractor’s Compliance Officer report on the program on a monthly basis to DCH.

•	A member will not be allowed to transfer to another pharmacy, PCP, or CMO while enrolled in their existing CMO’s pharmacy lock-in program.

4.13.3	Coordination with DCH and Other Agencies

4.13.3.1
The Contractor shall cooperate and assist any State or federal agency charged with the duty of identifying, investigating, or prosecuting suspected Fraud and Abuse cases, including permitting access to the Contractor’s place of business during normal business hours, providing requested information, permitting access to personnel, financial and Medical Records, and providing internal reports of investigative, corrective and legal actions taken relative to the suspected case of Fraud and Abuse.

4.13.3.2
The Contractor’s Compliance Officer shall work closely, including attending quarterly meetings, with DCH’s program integrity staff to ensure that the activities of one entity do not interfere with an ongoing investigation being conducted by the other entity.

4.13.3.3
The Contractor shall inform DCH immediately about known or suspected cases and it shall not investigate or resolve the suspicion without making DCH aware of, and if appropriate involved in, the investigation, as determined by DCH.

4.13.4	Reporting Requirements

4.13.4.1      The Contractor shall submit to DCH a monthly Fraud and Abuse Report, as described in Section 4.18.3.5. This Report shall include information on the pharmacy lock-in program described in Section 4.13.2.2.  This report shall also include information on the prohibition of affiliations with individuals debarred and suspended described in Section 31.19.

4.14	INTERNAL GRIEVANCE/APPEALS SYSTEM

4.14.1	General Requirements

4.14.1.1
The Contractor’s Grievance System shall include a process to address Grievances.  The Contractor’s Appeals Process shall include an Administrative Review process and access to the State’s Administrative Law Hearing (State Fair Hearing) system.  The Contractor’s Appeals Process shall include an internal process that must be exhausted by the Member or P4HB Participant prior to accessing an Administrative Law Hearing.

4.14.1.2
The Contractor shall develop written Grievance System and Appeals Process Policies and Procedures that detail the operation of the Grievance System and the Appeals Process.  The Contractor’s policies and procedures shall be available in the Member’s and P4HB Participants primary language. The Grievance System and Appeals Process Policies and Procedures shall be submitted to DCH for review and approval as updated.

4.14.1.3
The Contractor shall process each Grievance and Administrative Review using applicable State and federal statutory, regulatory, and GF Contractual provisions, and the Contractor’s written policies and procedures.  Pertinent facts from all parties must be collected during the investigation.

4.14.1.4
The Contractor shall give Members and P4HB Participants any reasonable assistance in completing forms and taking other procedural steps for both Grievances and Administrative Reviews. This includes, but is not limited to, providing interpreter services and toll-free numbers that have adequate TTD and interpreter capability.

4.14.1.5
The Contractor shall acknowledge receipt of each filed Grievance and Administrative Review in writing within ten (10) Business Days of receipt. The Contractor shall have procedures in place to notify all Members and P4HB Participant in their primary language of Grievance and Appeal resolutions.

4.14.1.6
The Contractor shall ensure that the individuals who make decisions on Grievances and Administrative Reviews were not involved in any previous level of review or decision-making; and are Health Care Professionals who have the appropriate clinical expertise, as determined by DCH, in treating the Member’s and P4HB Participants Condition or disease if deciding any of the following:

•	An Appeal of a denial that is based on lack of Medical Necessity;

•	A Grievance regarding denial of expedited resolutions of an Administrative Review; and

•	Any Grievance or Administrative Review that involves clinical issues.

4.14.1.7                      Member Medical Review Process for PeachCare for Kids®

DCH also allows a state review on behalf of PeachCare for Kids® members.  If the member or parent believes that a denied service should be covered, the parent must send a written request for review to the Care Management Organization (CMO) in which the affected child is enrolled. The CMO will conduct its review process in accordance with Section 4.14 of the contract.

4.14.1.7.1
If the decision of the CMO review maintains the denial of service, a letter will be sent to the parent detailing the reason for denial. If the parent elects to dispute the decision, the parent will have the option of having the decision reviewed by the Formal Appeals Committee. The request should be sent to:

Department of Community Health
PeachCare for Kids®
Administrative Review Request
2 Peachtree Street, NW, 37th floor
Atlanta, GA 30303-3159

4.14.1.7.2	The decision of the Formal Grievance Committee will be the final recourse available to the member. In reference to the Formal Grievance level, the State assures:

•
Enrollees receive timely written notice of any documentation that includes the reasons for the determination, an explanation of applicable rights to review, the standard and expedited time frames for review, the manner in which a review can be requested, and the circumstances under which enrollment may continue, pending review.

•
Enrollees have the opportunity for an independent, external review of a delay, denial, reduction, suspension, termination of health services, failure to approve, or provide payment for health services in a timely manner. The independent review is available at the Formal Grievance level.

•	Decisions are written when reviewed by DCH and the Formal Grievance Committee.

•	Enrollees have the opportunity to represent themselves or have representatives in the process at the Formal Grievance level.

•
Enrollees have the opportunity to timely review their files and other applicable information relevant to the review of the decision. While this is assured at each level of review, members will be notified of the timeframes for the appeals process once an appeal is file with the Formal Grievance Committee.

•	Enrollees have the opportunity to fully participate in the review process, whether the review is conducted in person or in writing.

•	Reviews that are not expedited due to an enrollee’s medical condition will be completed within 90 calendar days of the date of a request is made.

•	Reviews that are expedited due to an enrollee’s medical condition shall be completed within 72 hours of the receipt of the request.

4.14.2	Grievance Process

4.14.2.1
A Member, Member’s Authorized Representative, or P4HB Member may file a Grievance to the Contractor either orally or in writing.  A Grievance may be filed about any matter other than a Proposed Action.  A Provider cannot file a Grievance on behalf of a Member or P4HB Member.

4.14.2.2
The Contractor shall ensure that the individuals who make decisions on Grievances that involve clinical issues are Health Care Professionals who have the appropriate clinical expertise, as determined by DCH, in treating the Member or P4HB Member’s Condition or disease and who were not involved in any previous level of review or decision-making.

4.14.2.3
The Contractor shall provide written notice of the disposition of the Grievance as expeditiously as the Member or P4HB Member’s health Condition requires but must be completed within ninety (90) days but shall not exceed ninety (90) Calendar Days of the filing date.

4.14.3	Proposed Action

4.14.3.1	All Proposed Actions shall be made by a physician, or other peer review consultant, who has appropriate clinical expertise in treating the Member or P4HB Member’s Condition or disease.

4.14.3.2
In the event of a Proposed Action, the Contractor shall notify the Member or P4HB Member in writing.  The Contractor shall also provide written notice of a Proposed Action to the Provider.  This notice must meet the language and format requirements in accordance with Section 4.3.2 of this Contract and be sent in accordance with the timeframes described in Section 4.14.3.4.

4.14.3.3	The notice of Proposed Action must contain the following:

•	The Action the Contractor has taken or intends to take, including the service or procedure that is subject to the Action.

•	Additional information, if any, that could alter the decision.

•	The specific reason used as the basis of the action.

•	The reasons for the Action must have a factual basis and legal/policy basis.

•	The Member or P4HB Member’s right to file an Administrative Review through the Contractor’s internal Grievance System as described in Section 4.14.

•	The Provider’s right to file a Provider Complaint as described in Section 4.9.7;

•	The requirement that a Member or P4HB Member exhaust the contractor’s internal Administrative Review Process;

•	The circumstances under which expedited review is available and how to request it; and

•
The Member or P4HB Member’s right to have Benefits continue pending resolution of the Administrative Review with the Contractor, Member or P4HB Member instructions on how to request that Benefits be continued, and the circumstances under which the Member or P4HB Member may be required to pay the costs of these services.

4.14.3.4	The Contractor shall mail the Notice of Proposed Action within the following timeframes:

4.14.3.4.1
For termination, suspension, or reduction of previously authorized Covered Services at least ten (10) Calendar Days before the date of Proposed Action or not later than the date of Proposed Action in the event of one of the following exceptions:

•	The Contractor has factual information confirming the death of a Member or P4HB Member.

•
The Contractor receives a clear written statement signed by the Member or P4HB Member that he or she no longer wishes services or gives information that requires termination or reduction of services and indicates that he or she understands that this must be the result of supplying that information.

•
The post office returns Contractor mail directed to the Member or P4HB Member indicating no forwarding address and the Member’s whereabouts are unknown and (refer to 42 CFR 431.231(d) for procedures if the Member or P4HB Member’s whereabouts become known).

•	The Member or P4HB Member’s Provider prescribes an immediate change in the level of medical care.

4.14.3.4.2	The date of action will occur in less than ten (days), in accordance with 42 C.F.R. §483.12(a) (5) (ii), which provides exceptions to the 30 days’ notice requirements of 42 C.F.R. § 483.12(a) (5) (i).

4.14.3.4.3
The Contractor may shorten the period of advance notice to five (5) Calendar Days before date of action if the Contractor has facts indicating that action should be taken because of probable Member or P4HB Member Fraud and the facts have been verified, if possible, through secondary sources.

4.14.3.4.5	For denial of payment, at the time of any Proposed Action affecting the Claim.

4.14.3.4.6	For standard Service Authorization decisions that deny or limit services, within the timeframes required in Section 4.11.2.5.1.

4.14.3.4.7
If the Contractor extends the timeframe for the decision and issuance of notice of Proposed Action according to Section 4.11.2.5, the Contractor shall give the Member or P4HB Member written notice of the reasons for the decision to extend the timeframe and inform the enrollee of the right to file a Grievance if he or she disagrees with that decision.  The Contractor shall issue and carry out its determination as expeditiously as the Member or P4HB Member’s health requires and no later than the date the extension expires.

4.14.3.4.8
For authorization decisions not reached within the timeframes required in Section 4.11.2.5 for either standard or expedited Service Authorizations, Notice of Proposed Action shall be mailed on the date the timeframe expires, as this constitutes a denial and is thus a Proposed Action.

4.14.4	Administrative Review Process

4.14.4.1
An Administrative Review is the request for review of a “Proposed Action”.  The Member, the Member’s Authorized Representative, P4HB Member or the Provider acting on behalf of the Member with the Member’s written consent, may file an Administrative Review either orally or in writing.  Unless the Member or Provider requests expedited review, the Member, the Member’s Authorized Representative, or the Provider acting on behalf of the Member with the Member’s written consent, must follow an oral filing with a written, signed, request for Administrative Review.

4.14.4.2
The Member, the Member’s Authorized Representative, P4HB Member or the Provider acting on behalf of the Member with the Member’s written consent, may file an Administrative Review with the Contractor within thirty (30) Calendar Days from the date of the notice of Proposed Action.

4.14.4.3
Administrative Reviews shall be filed directly with the Contractor, or its delegated representatives.  The Contractor may delegate this authority to an Administrative Review committee, but the delegation must be in writing.

4.14.4.4
The Contractor shall ensure that the individuals who make decisions on Administrative Reviews are individuals who were not involved in any previous level of review or decision-making; and who are Health Care Professionals who have the appropriate clinical expertise in treating the Member’s Condition or disease if deciding any of the following:

•	An Administrative Review of a denial that is based on lack of Medical Necessity.

•	An Administrative Review that involves clinical issues.

4.14.4.5
The Administrative Review process shall provide the Member, the Member’s Authorized Representative, P4HB Member or the Provider acting on behalf of the Member with the Member’s written consent, a reasonable opportunity to present evidence and allegations of fact or law, in person, as well as in writing.  The Contractor shall inform the Member or P4HB Member of the limited time available to provide this in case of expedited review.

4.14.4.6
The Administrative Review process must provide the Member, the Member’s Authorized Representative, P4HB Member or the Provider acting on behalf of the Member with the Member’s written consent, opportunity, before and during the Administrative Review process, to examine the Member or P4HB Member’s case file, including Medical Records, and any other documents and records considered during the Administrative Review process.

4.14.4.7
The Administrative Review process must include as parties to the Administrative Review the Member, the Member’s Authorized Representative, the Provider acting on behalf of the Member with the Member’s written consent, P4HB Member or the legal representative of a deceased Member’s estate.

4.14.4.8
The Contractor shall resolve each Administrative Review and provide written notice of the resolution, as expeditiously as the Member or P4HB Member’s health Condition requires but shall not exceed forty-five (45) Calendar Days from the date the Contractor receives the Administrative Review.  For expedited reviews and notice to affected parties, the Contractor has no longer than three (3) working days or as expeditiously as the Member or P4HB Member’s physical or mental health condition requires, whichever is sooner. If the Contractor denies a Member or P4HB Member’s request for expedited review, it must transfer the Administrative Review to the timeframe for standard resolution specified herein and must make reasonable efforts to give the Member or P4HB Member prompt oral notice of the denial, and follow up within two (2) Calendar Days with a written notice. The Contractor shall also make reasonable efforts to provide oral notice for resolution of an expedited review of an Administrative Review.

4.14.4.9
The Contractor may extend the timeframe for standard or expedited resolution of the Administrative Review by up to fourteen (14) Calendar Days if the Member, Member’s Authorized Representative, P4HB Member or the Provider acting on behalf of the Member with the Member’s written consent, requests the extension or the Contractor demonstrates (to the satisfaction of DCH, upon its request) that there is need for additional information and how the delay is in the Member or P4HB Member’s interest.  If the Contractor extends the timeframe, it must, for any extension not requested by the Member or P4HB Member, give the Member or P4HB Member written notice of the reason for the delay.

4.14.5	Notice of Adverse Action

4.14.5.1
If the Contractor upholds the Proposed Action in response to an Administrative Review filed by the Member or P4HB Member, the Contractor shall issue a Notice of Adverse Action within the timeframes described in Section 4.14.4.8 and 4.14.4.9.

4.14.5.2	The Notice of Adverse Action shall meet the language and format requirements as specified in 4.3 and include the following:

•	The results and date of the Adverse Action including the service or procedure that is subject to the Action.

•	Additional information, if any, that could alter the decision.

•	The specific reason used as the basis of the action.

•	The right to request a State Administrative Law Hearing within thirty (30) Calendar Days. The time for filing will begin when the filing is date stamped;

•	The right to continue to receive Benefits pending a State Administrative Law Hearing;

•	How to request the continuation of Benefits;

•	Information explaining that the Member or P4HB Member may be liable for the cost of any continued Benefits if the Contractor’s action is upheld in a State Administrative Law Hearing.

•	Circumstances under which expedited resolution is available and how to request it.

4.14.6	Administrative Law Hearing

4.14.6.1
The State will maintain an independent Administrative Law Hearing process as defined in O.C.G.A. §49-4-153 and as required by federal law, 42 CFR 431.200.  The Administrative Law Hearing process shall provide Members or P4HB Members an opportunity for a hearing before an impartial Administrative Law Judge.  The Contractor shall comply with decisions reached as a result of the Administrative Law Hearing process.

4.14.6.2	The Contractor is responsible for providing counsel to represent its interests. DCH is not a party to case and will only provide counsel to represent its own interests.

4.14.6.3
A Member, Member’s Authorized Representative, or P4HB Member may request in writing an Administrative Law Hearing within thirty (30) Calendar Days of the date the Notice of Adverse Action is mailed by the Contractor.  The parties to the Administrative Law Hearing shall include the Contractor as well as the Member, Member’s Authorized Representative, P4HB Member or representative of a deceased Member’s estate.  A Provider cannot request an Administrative Law Hearing on behalf of a Member or P4HB Member.  DCH reserves the right to intervene on behalf of the interest of either party.

4.14.6.4	The hearing request and a copy of the adverse action letter must be received by the Contractor within 30 days or less from the date that the notice of action was mailed.

4.14.6.5	A Member may request a Continuation of Benefits as described in Section 4.14.7 while an Administrative Law Hearing is pending.

4.14.6.6	The Contractor shall make available any records and any witnesses at its own expense in conjunction with a request pursuant to an Administrative Law Hearing.

4.14.7	Continuation of Benefits while the Contractor Appeal and Administrative Law Hearing are Pending

4.14.7.1	As used in this Section, “timely” filing means filing on or before the later of the following:

•	Within ten (10) Calendar Days of the Contractor mailing the Notice of Adverse Action.

•	The intended effective date of the Contractor’s Proposed Action.

4.14.7.2
The Contractor shall continue the Member or P4HB Member’s Benefits if the Member, P4HB Member or the Member’s Authorized Representative files the Appeal timely; the Appeal involves the termination, suspension, or reduction of a previously authorized course of treatment; the services were ordered by an authorized Provider; the original period covered by the original authorization has not expired; and the Member or P4HB Member requests extension of the Benefits.

4.14.7.3
If, at the Member or P4HB Member’s request, the Contractor continues or reinstates the Member or P4HB Member’s benefit while the Appeal or Administrative Law Hearing is pending, the Benefits must be continued until one of the following occurs:

•	The Member or P4HB Member withdraws the Appeal or request for the Administrative Law Hearing.

•
Ten (10) Calendar Day pass after the Contractor mails the Notice of Adverse Action, unless the Member or P4HB Member, within the ten (10) Calendar Day timeframe, has requested an Administrative Law Hearing with continuation of Benefits until an Administrative Law Hearing decision is reached.

•	An Administrative Law Judge issues a hearing decision adverse to the Member or P4HB Member.

•	The time period or service limits of a previously authorized service has been met.

4.14.7.4
If the final resolution of Appeal is adverse to the Member or P4HB Member, that is, upholds the Contractor action, the Contractor may recover from the Member the cost of the services furnished to the Member or P4HB Member while the Appeal is pending, to the extent that they were furnished solely because of the requirements of this Section.

4.14.7.5
If the Contractor or the Administrative Law Judge reverses a decision to deny, limit, or delay services that were not furnished while the Appeal was pending, the Contractor shall authorize or provide these disputed services promptly, and as expeditiously as the Member or P4HB Member’s health condition requires.

4.14.7.6
If the Contractor or the Administrative Law Judge reverses a decision to deny authorization of services, and the Member or P4HB Member received the disputed services while the Appeal was pending, the Contractor shall pay for those services.

4.14.8	Reporting Requirements

4.14.8.1	The Contractor shall log and track all Grievances, Proposed Actions, Appeals and Administrative Law Hearing requests, as described in Section 4.18.4.5.

4.14.8.2
The Contractor shall maintain records of Grievances, whether received verbally or in writing, that include a short, dated summary of the problems, name of the grievant, date of the Grievance, date of the decision, and the disposition.

4.14.8.3
The Contractor shall maintain records of Appeals, whether received verbally or in writing, that include a short, date summary of the issues, name of the appellant, date of Appeal, date of decision, and the resolution.

4.14.8.4	DCH may publicly disclose summary information regarding the nature of Grievances and Appeals and related dispositions or resolutions in consumer information materials.

4.14.8.5	The Contractor shall submit quarterly Grievance System Reports to DCH as described in Section 4.18.4.5.

4.15	ADMINISTRATION AND MANAGEMENT

4.15.1	General Provisions

4.15.1.1
The Contractor shall be responsible for the administration and management of all requirements of this Contract.  All costs related to the administration and management of this Contract shall be the responsibility of the Contractor.

4.15.2	Place of Business and Hours of Operation

4.15.2.1
The Contractor shall maintain a central business office within the Service Region in which it is operating.  If the Contractor is operating in more than one (1) Service Region, there must be one (1) central business office and an additional office in each Service Region.  If a Contractor is operating in two (2) or more contiguous Service Regions, the Contractor may establish one (1) central business office for all Service Regions.  This business office must be centrally located within the contiguous Service Regions and in a location accessible for foot and vehicle traffic.  The Contractor may establish more than one (1) business office within a Service Region, but must designate one (1) of the offices as the central business office.

4.15.2.2
All documentation must reflect the address of the location identified as the legal, duly licensed, central business office.  This business office must be open at least between the hours of 8:30 a.m. and 5:30 p.m. EST, Monday through Friday.  The Contractor shall ensure that the office(s) are adequately staffed to ensure that Members and Providers receive prompt and accurate responses to inquiries.

4.15.2.3	The Contractor shall ensure that all business offices and all staff that perform functions and duties, related to this Contract are located within the United States.

4.15.2.4
The Contractor shall provide live access, through its telephone hot line as described in Section 4.3.7 and Section 4.9.5.  The Contractor shall provide access twenty-four (24) hours a day, seven (7) days per week to its Web site.

4.15.3	Training

4.15.3.1	The Contractor shall conduct on-going training for its entire staff, in all departments, to ensure appropriate functioning in all areas and to ensure that staff is aware of all programmatic changes.

4.15.3.2	The Contractor shall submit a staff-training plan to DCH for review and approval as updated.

4.15.3.3	The Contractor designated staff are required to attend DCH in-service training on an Ad-Hoc basis. DCH will determine the type and scope of the training.

4.15.4	Data and Report Certification

4.15.4.1
The Contractor shall certify all data pursuant to 42 CFR 438.606. The data that must be certified include, but are not limited to, Enrollment information, Encounter Data, Contractual Reports and other information required by the State and contained in Contracts, proposals and related documents. The data must be certified by one of the following: the Contractor’s Chief Executive Officer, the Contractor’s Chief Financial Officer, or an individual who has delegated authority to sign for, and who Reports directly to the Contractor’s Chief Executive Officer or Chief Financial Officer. The certification must attest, based on best knowledge, information, and belief, as follows:

•	By virtue of submission, the Contractor attests to the accuracy, completeness, and truthfulness of the data, reports, and other documents provided to the State.

•	Inaccurate data, reports, and other documents provided to the State by the Contractor are subject to applicable Liquidated Damages.

4.15.4.2	The Contractor shall submit the certification concurrently with the certified data.

4.16	CLAIMS MANAGEMENT

4.16.1	General Provisions

4.16.1.1
The Contractor shall utilize the same time frames and deadlines for submission, processing, payment, denial, adjudication, and appeal of Medicaid and Demonstration claims. Demonstration claims will be processed as all other Medicaid claims are processed using the time frames and deadlines that DCH uses on claims its pays directly. The Contractor shall administer an effective, accurate and efficient claims processing function that adjudicates and settles Provider Claims for Covered Services that are filed within the time frames specified by DCH (see Part I. Policy and Procedures for Medicaid/PeachCare for Kids® Manual)  and in compliance with all applicable State and federal laws, rules and regulations.

4.16.1.2
The Contractor shall maintain a Claims management system that can identify date of receipt (the date the Contractor receives the Claim as indicated by the date-stamp), real-time-accurate history of actions taken on each Provider Claim (i.e. paid, denied, suspended, Appealed, etc.), and date of payment (the date of the check or other form of payment).

4.16.1.3	At a minimum, the Contractor shall run one (1) Provider payment cycle per week, on the same day each week, as determined by DCH.

4.16.1.4	The Contractor shall support an Automated Clearinghouse (ACH) mechanism that allows Providers to request and receive electronic funds transfer (EFT) of Claims payments.

4.16.1.5
The Contractor shall encourage that its Providers, as an alternative to the filing of paper-based Claims, submit and receive Claims information through electronic data interchange (EDI), i.e. electronic Claims.  Electronic Claims must be processed in adherence to information exchange and data management requirements specified in Section 4.17.  As part of this Electronic Claims Management (ECM) function, the Contractor shall also provide on-line and phone-based capabilities to obtain Claims processing status information.

4.16.1.6
The Contractor shall generate Explanation of Benefits and Remittance Advices in accordance with State standards for formatting, content and timeliness and will verify that recipients have received the services indicated on the Explanation of Benefits received and the Remittance Advices.

4.16.1.7
The Contractor shall not pay any Claim submitted by a Provider who is excluded or suspended from the Medicare, Medicaid or SCHIP programs for Fraud, abuse or waste or otherwise included on the Department of Health and Human Services Office of Inspector General exclusions list, or employs someone on this list.  The Contractor shall not pay any Claim submitted by a Provider that is on payment hold under the authority of DCH or its Agent(s).

4.16.1.8
Not later than the fifteenth (15) business day after the receipt of a Provider Claim that does not meet Clean Claim requirements, the Contractor shall suspend the Claim and request in writing (notification via e-mail, the CMO plan Web Site/Provider Portal or an interim Explanation of Benefits satisfies this requirement) all outstanding information such that the Claim can be deemed clean.  Upon receipt of all the requested information from the Provider, the CMO plan shall complete processing of the Claim within fifteen (15) Business Days.

4.16.1.9
If a Provider submits a claim to a responsible health organization for services rendered within 72 hours after the Provider verifies the eligibility of the patient with that responsible health organization, the responsible health organization shall reimburse the Provider in an amount equal to the amount to which the Provider would have been entitled if the patient had been enrolled as shown in the eligibility verification process. After resolving the Provider’s claim, if the responsible health organization made payment for a patient for whom it was not responsible, then the responsible health organization may pursue a cause of action against any person who was responsible for payment of the services at the time they were provided but may not recover any payment made to the Provider.

4.16.1.10
The Contractor shall not apply any penalty for failure to file claims in a timely manner, for failure to obtain prior authorization, or for the provider not being a participating provider in the person’s network, and the amount of reimbursement shall be that person’s applicable rate for the service if the provider is under contract with that person or the rate paid by DCH for the same type of claim that it pays directly if the provider is not under contract with that person.

4.16.1.11
The Contractor shall inform all network Providers about the information required to submit a Clean Claim as a provision within the Contractor/Provider Contract.  The Contractor shall make available to network Providers Claims coding and processing guidelines for the applicable Provider type.  The Contractor shall notify Providers ninety (90) Calendar Days before implementing changes to Claims coding and processing guidelines.

4.16.1.12
The Contractor shall perform Quarterly scheduled Global Claims Analyses to ensure an effective, accurate, and efficient claims processing function that adjudicates and settles provider claims.  In addition, the contractor shall assume all costs associated with Claim processing, including the cost of reprocessing/resubmission, due to processing errors caused by the Contractor or to the design of systems within the Contractor’s span of control.

4.16.1.13	In addition to the specific Web site requirements outlined above, the Contractor’s Web site shall be functionally equivalent to the Web site maintained by the State’s Medicaid fiscal agent.

4.16.2	Other Considerations

4.16.2.1	An adjustment to a paid Claim shall not be counted as a Claim for the purposes of reporting.

4.16.2.2	Electronic Claims shall be treated as identical to paper-based Claims for the purposes of reporting.

4.16.3                      Encounter Data Submission Requirements

4.16.3.1
The Georgia Families program utilizes encounter data to determine the adequacy of medical services and to evaluate the quality of care rendered to members. DCH will use the following requirements to establish the standards for the submission of data and to measure the compliance of the Contractor to provide timely and accurate information. Encounter data from the Contractor also allows DCH to budget available resources, set contractor capitation rates, monitor utilization, follow public health trends and detect potential fraud. Most importantly, it allows the Division of Managed Care and Quality to make recommendations that can lead to the improvement of healthcare outcomes.

4.16.3.2	The Contractor shall work with all contracted Providers to implement standardized billing requirements to enhance the quality and accuracy of the billing data submitted to the health plan.

4.16.3.3
The Contractor shall instruct contracted Providers that the Georgia State Medicaid ID number is mandatory, and must be documented in record.  The Contractor will emphasize to Providers the need for a unique GA Medicaid number for each practice location.

4.16.3.4
The Contractor shall submit to Fiscal Agent weekly cycles of data files.  All identified errors shall be submitted to the Contractor from the Fiscal Agent each week.  The Contractor shall clean up and resubmit the corrected file to the Fiscal Agent within seven (7) Business Days of receipt.

4.16.3.5
The Contractor is required to submit 100% of Critical Data Elements such as state Medicaid ID numbers, NPI numbers, SSN numbers, Member Name, and DOB.  These items must match the states eligibility and provider file.

4.16.3.6	The Contractor submitted claims must consistently include:

•	Patient name

•	Date of birth

•	Place of service

•	Date of service

•	Type of service

•	Units of service

•	Diagnosis-primary & secondary

•	Treating provider

•	NPI number

~~•~~	Tax Identification Number

•	Facility code

•	A unique TCN

•	All additionally required CMS 1500 or UB 04 codes

•	CMO Paid Amount

4.16.3.7 For each submission of claims per 4.16.3.5 and 4.16.3.6, Contractor must provide the following Cash Disbursements data elements:

•	Provider/Payee Number

•	Name

•	Address

•	City

•	State

•	Zip

•	Check date

•	Check number

•	Check amount

•	Check code ( i.e. EFT, paper check, etc)

Contractor will assist DCH in reconciliation of Cash Disbursement check amounts totals to CMO Paid Amount totals for submitted claims.

4.16.3.8
The Contractor shall maintain an Encounter Error Rate of <5% weekly as monitored by the Fiscal Agent and DCH.  The Encounter Error Rate is the occurrence of a single error in any Transaction Control Number (TCN) or encounter claim counts as an error for that encounter (this is regardless of how many other errors are detected in the TCN.)

4.16.3.9	The Contractors failure to comply with defined standard(s) will be subject to a CAPA/PC and may be liable for liquidated damages (LD’s).

4.16.4	Reporting Requirements

The Contractor shall submit to DCH monthly Claims Processing Reports as described in section 4.18.3.4.

4.16.5	Emergency Health Care Services

4.16.5.1
The Contractor shall not deny or inappropriately reduce payment to a provider of emergency health care services for any evaluation, diagnostic testing, or treatment provided to a recipient of medical assistance for an emergency condition; or

4.16.5.2
Make payment for emergency health care services contingent on the recipient or provider of emergency health care services providing any notification, either before or after receiving emergency health care services.

4.16.5.3	In processing claims for emergency health care services, a care management organization shall consider, at the time that a claim is submitted, at least the following criteria:

•	The age of the patient;

•	The time and day of the week the patient presented for services;

•	The severity and nature of the presenting symptoms;

•	The patient’s initial and final diagnosis; and

•	Any other criteria prescribed by DCH, including criteria specific to patients less than 18 years of age.

4.16.5.4
The Contractor shall configure or program its automated claims processing system to consider at least the conditions and criteria described in this subsection for claims presented for emergency health care services.

4.16.5.5
If a provider that has not entered into a contract with a care management organization provides emergency health care services or post-stabilization services to that care management organization’s member, the care management organization shall reimburse the non contracted provider for such emergency health care services and post-stabilization services at a rate equal to the rate paid by DCH for Medicaid claims that it reimburses directly.

4.17	INFORMATION MANAGEMENT AND SYSTEMS

4.17.1	General Provisions

4.17.1.1
The Contractor shall have Information management processes and Information Systems (hereafter referred to as Systems) that enable it to meet GF requirements, State and federal reporting requirements, all other Contract requirements and any other applicable State and federal laws, rules and regulations including HIPAA.

4.17.1.2
The Contractor is responsible for maintaining a system that shall possess capacity sufficient to handle the workload projected for the start of the program and will be scalable and flexible enough to adapt as needed, within negotiated timeframes, in response to program or Enrollment changes.

4.17.1.3
The Contractor shall provide a Web-accessible system hereafter referred to as the DCH Portal that designated DCH and other state agency resources can use to access Quality and performance management information as well as other system functions and information as described throughout this Contract.  Access to the DCH Portal shall be managed as described in section 4.17.5.

4.17.1.4	The Contractor shall attend DCH’s Systems Work Group meetings as scheduled by DCH. The Systems Work Group will meet on a designated schedule as agreed to by DCH, its agents and every Contractor.

4.17.1.5	The Contractor shall provide a continuously available electronic mail communication link (E-mail system) with the State. This system shall be:

•	Available from the workstations of the designated Contractor contacts; and

•
Capable of attaching and sending documents created using software products other than Contractor systems, including the State’s currently installed version of Microsoft Office and any subsequent upgrades as adopted.

4.17.1.6
By no later than the 30th of April of each year, the Contractor will provide DCH with an annual progress/status report of the Contractor’s system refresh plan for the upcoming State fiscal year.  The plan will outline how Systems within the Contractor’s Span of Control will be systematically assessed to determine the need to modify, upgrade and/or replace application software, operating hardware and software, telecommunications capabilities, information management policies and procedures, and/or systems management policies and procedures in response to changes in business requirements, technology obsolescence, staff turnover and other relevant factors.  The systems refresh plan will also indicate how the Contractor will insure that the version and/or release level of all of its System components (application software, operating hardware, operating software) are always formally supported by the original equipment manufacturer (OEM), software development firm (SDF) or a third party authorized by the OEM and/or SDF to support the System component.

4.17.1.7	The Contractor is responsible for all costs associated with the Contractors system refresh plan.

4.17.2                      Health Information Technology and Exchange

4.17.2.1
The Contractor shall have in place or develop initiatives towards electronic health information exchange and health care transparency that would encourage the use of qualified electronic health records, personal health records (PHRs), and make available to Providers and members increased information on cost and quality of care through health information technology.

4.17.2.2	The Contractor shall develop an incentive program for the adoption and utilization of electronic health records that result in improvements in the quality and cost of health care services.

4.17.2.3	The Contractor will work with DCH on the HITECH Act provisions as mandated by CMS.

4.17.3	Global System Architecture and Design Requirements

4.17.3.1
The Contractor shall comply with federal and State policies, standards and regulations in the design, development and/or modification of the Systems it will employ to meet the aforementioned requirements and in the management of Information contained in those Systems.  Additionally, the Contractor shall adhere to DCH and State-specific system and data architecture preferences as indicated in this Contract.

4.17.3.2                      The Contractor’s Systems shall:

•	Employ a relational data model in the architecture of its databases and relational database management system (RDBMS) to operate and maintain them;

•	Be SQL and ODBC compliant;

•	Adhere to Internet Engineering Task Force/Internet Engineering Standards Group standards for data communications, including TCP and IP for data transport;

•	Conform to standard code sets detailed in Attachment L;

•
Contain industry standard controls to maintain information integrity applicable to privacy and security, especially PHI.  These controls shall be in place at all appropriate points of processing.  The controls shall be tested in periodic and spot audits following a methodology to be developed jointly and mutually agreed upon by the Contractor and DCH; and

•	Partner with the State in the development of future standard code sets, not specific to HIPAA or other federal effort and will conform to such standards as stipulated by DCH.

4.17.3.3
Where Web services are used in the engineering of applications, the Contractor’s Systems shall conform to World Wide Web Consortium (W3C) standards such as XML, UDDI, WSDL and SOAP so as to facilitate integration of these Systems with DCH and other State systems that adhere to a service-oriented architecture.

4.17.3.4
Audit trails shall be incorporated into all Systems to allow information on source data files and documents to be traced through the processing stages to the point where the Information is finally recorded.  The audit trails shall:

•	Contain a unique log-on or terminal ID, the date, and time of any create/modify/delete action and, if applicable, the ID of the system job that effected the action;

•	Have the date and identification “stamp” displayed on any on-line inquiry;

•	Have the ability to trace data from the final place of recording back to its source data file and/or document shall also exist;

•	Be supported by listings, transaction Reports, update Reports, transaction logs, or error logs;

•	Facilitate auditing of individual Claim records as well as batch audits; and

•
Be maintained for seven (7) years in either live and/or archival systems.  The duration of the retention period may be extended at the discretion of and as indicated to the Contractor by the State as needed for ongoing audits or other purposes.

4.17.3.5
The Contractor shall house indexed images of documents used by Members and Providers to transact with the Contractor in the appropriate database(s) and document management systems to maintain the logical relationships between certain documents and certain data.

4.17.3.6
The Contractor shall institute processes to insure the validity and completeness of the data it submits to DCH.  At its discretion, DCH will conduct general data validity and completeness audits using industry-accepted statistical sampling methods.  Data elements that will be audited include but are not limited to: Member ID, date of service, Provider ID, category and sub category (if applicable) of service, diagnosis codes, procedure codes, revenue codes, date of Claim processing, and date of Claim payment.

4.17.3.7
Where a System is herein required to, or otherwise supports, the applicable batch or on-line transaction type, the system shall comply with HIPAA-standard transaction code sets as specified in Attachment L.

4.17.3.8	The Contractor System(s) shall conform to HIPAA standards for information exchange.

4.17.3.9
The layout and other applicable characteristics of the pages of Contractor Web sites shall be compliant with Federal “section 508 standards” and Web Content Accessibility Guidelines developed and published by the Web Accessibility Initiative.

4.17.3.10
Contractor Systems shall conform to any applicable Application, Information and Data, Middleware and Integration, Computing Environment and Platform, Network and Transport, and Security and Privacy policy and standard issued by GTA as stipulated in the appropriate policy/standard.  These policies and standards can be accessed at: http://gta.georgia.gov/00/channel_modifieddate/0,2096,1070969_6947051,00.html

4.17.4	Data and Document Management Requirements
By Major Information Type

In order to meet programmatic, reporting and management requirements, the Contractor’s systems shall serve as either the Authoritative Host of key data and documents or the host of valid, replicated data and documents from other systems.  Attachment L lays out the requirements for managing (capturing, storing and maintaining) data and documents for the major information types and subtypes associated with the aforementioned programmatic, reporting and management requirements.

4.17.5	System and Data Integration Requirements

4.17.5.1
All of the Contractor’s applications, operating software, middleware, and networking hardware and software shall be able to interface with the State’s systems and will conform to standards and specifications set by the Georgia Technology Authority and the agency that owns the system.  These standards and specifications are detailed in Attachment L.

4.17.5.2
The Contractor’s System(s) shall be able to transmit and receive                        transaction data to and from the MMIS as required for the appropriate processing of Claims and any other transaction that may be performed by either System.

4.17.5.2.1
The Contractor shall generate encounter data files no less than weekly (or at a frequency defined by DCH) from its claims management system(s) and/or other sources.  The files will contain settled Claims and Claim adjustments and encounters from Providers with whom the Contractor has a capitation arrangement for the most recent month for which all such transactions were completed.  The Contractor will provide these files electronically to DCH and/or its designated agent in adherence to the procedure and format indicated in Attachment L.

4.17.5.2.2
The Contractor’s System(s) shall be capable of generating all required files in the prescribed formats (as referenced in Attachment L) for upload into state Systems used specifically for program integrity and compliance purposes.

4.17.5.3	The Contractor’s System(s) shall possess mailing address standardization functionality in accordance with US Postal Service conventions.

4.17.6	System Access Management and Information Accessibility Requirements

4.17.6.1	The Contractor’s System shall employ an access management function that restricts access to varying hierarchical levels of system functionality and Information. The access management function shall:

•	Restrict access to Information on a "need to know" basis, e.g. users permitted inquiry privileges only will not be permitted to modify information;

•
Restrict access to specific system functions and information based on an individual user profile, including inquiry only capabilities; global access to all functions will be restricted to specified staff jointly agreed to by DCH and the Contractor; and

•	Restrict attempts to access system functions (both internal and external) to three (3), with a system function that automatically prevents further access attempts and records these occurrences.

•	At a minimum, follow the GTA Security Standard and Access Management protocols.

4.17.6.2
The Contractor shall make System Information available to duly Authorized Representatives of DCH and other State and federal agencies to evaluate, through inspections or other means, the quality, appropriateness and timeliness of services performed.

4.17.6.3
The Contractor shall have procedures to provide for prompt electronic transfer of System Information upon request to In-Network or Out-of-Network Providers for the medical management of the Member in adherence to HIPAA and other applicable requirements.

4.17.6.4
All Information, whether data or documents, and reports that contain or make references to said Information, involving or arising out of this Contract is owned by DCH.  The Contractor is expressly prohibited from sharing or publishing DCH information and reports without the prior written consent of DCH.  In the event of a dispute regarding the sharing or publishing of information and reports, DCH’s decision on this matter shall be final and not subject to change.

4.17.7	Systems Availability and Performance Requirements

4.17.7.1
The Contractor will ensure that Member and Provider portal and/or phone-based functions and information, such as confirmation of CMO Enrollment (CCE) and electronic claims management (ECM), Member services and Provider services, are available to the applicable System users twenty-four (24) hours a day, seven (7) Days a week, except during periods of scheduled System Unavailability agreed upon by DCH and the Contractor.  Unavailability caused by events outside of a Contractor’s span of control is outside of the scope of this requirement.

4.17.7.2
The Contractor shall ensure that at a minimum, all other System functions and Information are available to the applicable system users between the hours of 7:00 a.m. and 7:00 p.m. Monday through Friday.

4.17.7.3
The Contractor shall ensure that the average response time that is controllable by the Contractor is no greater than the requirements set forth below, between 7:00 am and 7:00 pm, Monday through Friday for all applicable system functions except a) during periods of scheduled downtime,  b) during periods of unscheduled unavailability caused by systems and telecommunications technology outside of the Contractor’s span of control or c) for Member and Provider portal and phone-based functions such as CCE and ECM that are expected to be available twenty-four (24) hours a day, seven (7) days a week:

•
Record Search Time – The response time shall be within three (3) seconds for ninety-eight percent (98%) of the record searches as measured from a representative sample of DCH System Access Devices, as monitored by the Contractor;

•
Record Retrieval Time – The response time will be within three (3) seconds for ninety-eight percent (98%) of the records retrieved as measured from a representative sample of DCH System Access Devices;

•	On-line Adjudication Response Time – The response time will be within five (5) seconds ninety-nine percent (99%) of the time as measured from a representative sample of user System Access Devices.

4.17.7.4
The Contractor shall develop an automated method of monitoring the CCE and ECM functions on at least a thirty (30) minute basis twenty-four (24) hours a day, seven (7) Days per week.  The monitoring method shall separately monitor for availability and performance/response time each component of the CCE and ECM systems, such as the voice response system, the PC software response, direct line use, the swipe box method and ECM on-line pharmacy system.

4.17.7.5
Upon discovery of any problem within its Span of Control that may jeopardize System availability and performance as defined in this Section of the Contract, the Contractor shall notify the DCH Director, Contract Compliance and Resolution, in person, via phone, electronic mail and/or surface mail.

4.17.7.6
The Contractor shall deliver notification as soon as possible but no later than 7:00 pm if the problem occurs during the business day and no later than 9:00 am the following business day if the problem occurs after 7:00 pm.

4.17.7.7
Where the operational problem results in delays in report distribution or problems in on-line access during the business day, the Contractor shall notify the DCH Director, Contract Compliance and Resolution, within fifteen (15) minutes of discovery of the problem, in order for the applicable work activities to be rescheduled or be handled based on System Unavailability protocols.

4.17.7.8
The Contractor shall provide to the DCH Director, Contract Compliance and Resolution, information on System Unavailability events, as well as status updates on problem resolution.  These up-dates shall be provided on an hourly basis and made available via electronic mail, telephone and the Contractor’s Web Site/DCH Portal.

4.17.7.9
Unscheduled System Unavailability of CCE and ECM functions, caused by the failure of systems and telecommunications technologies within the Contractor’s Span of Control will be resolved, and the restoration of services implemented, within thirty (30) minutes of the official declaration of System Unavailability. Unscheduled System Unavailability to all other Contractor System functions caused by systems and telecommunications technologies within the Contractor’s Span of Control shall be resolved, and the restoration of services implemented, within four (4) hours of the official declaration of System Unavailability.

4.17.7.10	Cumulative System Unavailability caused by systems and telecommunications technologies within the Contractor’s span of control shall not exceed one (1) hour during any continuous five (5) Day period.

4.17.7.11
The Contractor shall not be responsible for the availability and performance of systems and telecommunications technologies outside of the Contractor’s Span of Control. Contractor is obligated to work with identified vendors to resolve and report system availability and performance issues. Reference Section 23.5.1.5 – (Liquidated Damages)

4.17.7.12
Full written documentation that includes a CAPA/PC that describes what caused the problem, how the problem will be prevented from occurring again, and within a set time frame for resolution must be submitted to DCH within five (5) Business Days of the problem’s occurrence.

4.17.7.13
Regardless of the architecture of its Systems, the Contractor shall develop and be continually ready to invoke a business continuity and disaster recovery (BC-DR) plan that at a minimum addresses the following scenarios: (a) the central computer installation and resident software are destroyed or damaged, (b) System interruption or failure resulting from network, operating hardware, software, or operational errors that compromises the integrity of transactions that are active in a live system at the time of the outage, (c) System interruption or failure resulting from network, operating hardware, software or operational errors that compromises the integrity of data maintained in a live or archival system, (d) System interruption or failure resulting from network, operating hardware, software or operational errors that does not compromise the integrity of transactions or data maintained in a live or archival system but does prevent access to the System, i.e. causes unscheduled System Unavailability.

4.17.7.14
The Contractor shall periodically, but no less than annually, test its BC-DR plan through simulated disasters and lower level failures in order to demonstrate to the State that it can restore System functions per the standards outlined elsewhere in this Contract. The Contractor will prepare a report of the results of these tests and present to DCH staff within five (5) business days of test completion.

4.17.7.15
In the event that the Contractor fails to demonstrate in the tests of its BC-DR plan that it can restore system functions per the standards outlined in this Contract, the Contractor shall be required to submit to the State a CAPA/PC that describes how the failure will be resolved.  The CAPA/PC will be delivered within five (5) Business Days of the conclusion of the test.

4.17.7.16	The Contractor shall submit monthly System Availability and Performance Report to DCH as described in section 4.18.3.3

4.17.8	System User and Technical Support Requirements

4.17.8.1	The Contractor shall provide Systems Help Desk (SHD) services to all DCH staff and the other agencies that may have direct access to Contractor systems.

4.17.8.2
The SHD shall be available via local and toll free telephone service and via e-mail from 7 a.m. to 7 p.m. EST Monday through Friday, with the exception of State holidays.  Upon State request, the Contractor shall staff the SHD on a State holiday, Saturday, or Sunday at the Contractor’s expense.

4.17.8.3
SHD staff shall answer user questions regarding Contractor System functions and capabilities; report recurring programmatic and operational problems to appropriate Contractor or DCH staff for follow-up; redirect problems or queries that are not supported by the SHD, as appropriate, via a telephone transfer or other agreed upon methodology; and redirect problems or queries specific to data access authorization to the appropriate State login account administrator.

4.17.8.4
The Contractor shall submit to DCH for review and approval its SHD Standards.  At a minimum, these standards shall require that between the hours of 7 a.m. and 7 p.m. EST ninety percent (90%) of calls are answered by the fourth (4th) ring, the call abandonment rate is five percent (5%) or less, the average hold time is two (2) minutes or less, and the blocked call rate does not exceed one percent (1%).

4.17.8.5	Individuals who place calls to the SHD between the hours of 7 p.m. and 7 a.m. EST shall be able to leave a message. The Contractor’s SHD shall respond to messages by noon the following Business Day.

4.17.8.6
Recurring problems not specific to System Unavailability identified by the SHD shall be documented and reported to Contractor management within one (1) Business Day of recognition so that deficiencies are promptly corrected.

4.17.8.7
Additionally, the Contractor shall have an IT service management system that provides an automated method to record, track, and report on all questions and/or problems reported to the SHD.  The service management system shall:

•	Assign a unique number to each recorded incident;

•	Create State defined extract files that contain summary information on all problems/issues received during a specified time frame;

•	Escalate problems based on their priority and the length of time they have been outstanding;

•	Perform key word searches that are not limited to certain fields and allow for searches on all fields in the database;

•	Notify support personnel when a problem is assigned to them and re-notify support personnel when an assigned problem has escalated to a higher priority;

•	List all problems assigned to a support person or group;

•	Perform searches for duplicate problems when a new problem is entered;

•	Allow for entry of at least five hundred (500) characters of free form text to describe problems and resolutions; and

•	Generate Reports that identify categories of problems encountered, length of time for resolution, and any other State-defined criteria.

4.17.8.8	The Contractor’s call center systems shall have the capability to track call management metrics identified in Attachment L.

4.17.9                      System Change Management Requirements

4.17.9.1
The Contractor shall absorb the cost of routine maintenance, inclusive of defect correction, System changes required to effect changes in State and federal statute and regulations, and production control activities, of all Systems within its Span of control.

4.17.9.2
The Contractor shall provide DCH, prior written notice of non-routine System changes excluding changes prompted by events described in Section 4.17.6 and including proposed corrections to known system defects, within ten (10) Calendar Days of the projected date of the change.  As directed by the state, the Contractor shall discuss the proposed change in the Systems Work Group.

4.17.9.3	The Contractor shall respond to State reports of System problems not resulting in System Unavailability and shall perform the needed changes according to the following timeframes:

•	Within five (5) Calendar Days of receipt, the Contractor shall respond in writing to notices of system problems.

•	Within fifteen (15) Calendar Days, the correction will be made or a Requirements Analysis and Specifications document will be due.

•	The Contractor will correct the deficiency by an effective date to be determined by DCH.

•	Contractor systems will have a system-inherent mechanism for recording any change to a software module or subsystem.

4.17.9.4	The Contractor shall put in place procedures and measures for safeguarding the State from unauthorized modifications to Contractor Systems.

4.17.9.5
Unless otherwise agreed to in advance by DCH as part of the activities described in Section 4.17.8.3, scheduled System Unavailability to perform System maintenance, repair and/or upgrade activities shall take place between 11 p.m. on a Saturday and 6 a.m. on the following  Sunday.

4.17.10                                System Security and Information Confidentiality and Privacy Requirements

4.17.10.1
The Contractor shall provide for the physical safeguarding of its data processing facilities and the systems and information housed therein. The Contractor shall provide DCH with access to data facilities upon DCH request.  The physical security provisions shall be in effect for the life of this Contract.

4.17.10.2
The Contractor shall restrict perimeter access to equipment sites, processing areas, and storage areas through a card key or other comparable system, as well as provide accountability control to record access attempts, including attempts of unauthorized access.

4.17.10.3
The Contractor shall include physical security features designed to safeguard processor site(s) through required provision of fire retardant capabilities, as well as smoke and electrical alarms, monitored by security personnel.

4.17.10.4
The Contractor shall ensure that the operation of all of its systems is performed in accordance with State and federal regulations and guidelines related to security and confidentiality and meet all privacy and security requirements of HIPAA regulations.  Relevant publications are included in Attachment L.

4.17.10.5	The Contractor will put in place procedures, measures and technical security to prohibit unauthorized access to the regions of the data communications network inside of a Contractor’s Span of Control.

4.17.10.6                      The Contractor shall ensure compliance with:

•	42 CFR Part 431 Subpart F (confidentiality of information concerning applicants and Members of public medical assistance programs);

•	42 CFR Part 2 (confidentiality of alcohol and drug abuse records); and

•	Special confidentiality provisions related to people with HIV/AIDS and mental illness.

4.17.10.7	The Contractor shall provide its Members with a privacy notice as required by HIPAA. The Contractor shall provide the State with a copy of its Privacy Notice for its filing.

4.17.11	Information Management Process and Information Systems Documentation Requirements

4.17.11.1
The Contractor shall ensure that written System Process and Procedure Manuals document and describe all manual and automated system procedures for its information management processes and information systems.

4.17.11.2
The Contractor shall develop, prepare, print, maintain, produce, and distribute distinct System Design and Management Manuals, User Manuals and Quick/Reference Guides, and any updates thereafter, for DCH and other agency staff that use the DCH Portal.

4.17.11.3	The System User Manuals shall contain information about, and instructions for, using applicable System functions and accessing applicable system data.

4.17.11.4
When a System change is subject to State sign off, the Contractor shall draft revisions to all appropriate manuals impacted by the system change i.e. user manuals, technical specifications etc. prior to State sign off the change.

4.17.11.5
All of the aforementioned manuals and reference guides shall be available in printed form and on-line via the DCH Portal.  The manuals will be published in accordance to the applicable DCH and/or Georgia Technology Authority (GTA) standard.

4.17.11.6	Updates to the electronic version of these manuals shall occur in real time; updates to the printed version of these manuals shall occur within ten (10) Business Days of the update taking effect.

4.17.12	Reporting Requirements

The Contractor shall submit to DCH a monthly Systems Availability and Performance Report as described in Section 4.18.3.3.

4.18	REPORTING REQUIREMENTS

4.18.1	General Procedures

4.18.1.1
The Contractor shall comply with all the reporting requirements established by this Contract.  The Contractor shall create Reports using the formats, including electronic formats, instructions, and timetables as specified by DCH, at no cost to DCH.  DCH may modify reports, specifications, templates, or timetables as necessary during the contract year. Contractor changes to the format must be approved by DCH prior to implementation. The Contractor shall transmit and receive all transactions and code sets required by the HIPAA regulations in accordance with Section 21.2.  The Contractor’s failure to submit the Reports as specified may result in the assessment of liquidated damages as described in Section 23.0.

4.18.1.1.1	The Contractor shall submit the Deliverables and Reports for DCH review and approval according to the following timelines, unless otherwise indicated:

•	Annual Reports shall be submitted within thirty (30) Calendar Days following the twelfth (12th) month of the contract year ending June 30th.

•	Quarterly Reports shall be submitted by April 30, July 30, October 30, and January 30, for the quarter immediately preceding the due date;

•	Monthly Reports shall be submitted within fifteen (15) Calendar Days of the end of each month; and

•	Weekly Reports shall be submitted on the same day of each week, as determined by DCH.

4.18.1.2
For reports required by DOI and DCH, the Contractor shall submit such reports according to the DOI schedule of due dates, unless otherwise indicated.  While such schedule may be duplicated in this Contract, should the DOI schedule of due dates be amended at a future date, the due dates in this Contract shall automatically change to the new DOI due dates.

4.18.1.3
The Contractor shall, upon request of DCH, generate any additional data or reports at no additional cost to DCH within a time period prescribed by DCH.  The Contractor’s responsibility shall be limited to data in its possession.

4.18.2	Weekly Reporting

At this time, no weekly reports are due.

4.18.3	Monthly Reporting

4.18.3.1	Telephone and Internet Activity Report

4.18.3.1.1
This information may be submitted as a summary report, in a format to be determined by DCH.  The Contractor shall maintain, and make available at the request of DCH, any and all supporting documentation. Each Telephone and Internet Activity Report shall include the following information:

•	Call volume;

•	E-mail volume;

•	Average call length;

•	Average hold time;

•	Abandoned Call rate;

•	Accuracy rate based on CMO’s Call Center Quality Criteria and Protocols;

•	Content of call or email and resolution; and

•	Blocked Call rate.

4.18.3.2	Eligibility and Enrollment Reconciliation Report

4.18.3.2.1
Pursuant to Section 4.1.4.2, the Contractor shall submit an Eligibility and Enrollment Reconciliation Report that reconciles eligibility data to the Contractor’s Enrollment records.  The written report shall verify that the Contractor has an Enrollment record for all Members that are eligible for Enrollment in the CMO plan.

4.18.3.3	System Availability and Performance Report

4.18.3.3.1	Pursuant to Section 4.17.6, the Contractor shall submit a System Availability and Performance Report that shall report the following information:

•	Record Search Time

•	Record Retrieval Time

•	Screen Edit Time

•	New Screen/Page Time

•	Print Initiation Time

•	Confirmation of CMO Enrollment Response Time

•	Online Claims Adjudication Response Time

4.18.3.4	Claims Processing Report

4.18.3.4.1	Pursuant to Section 4.16.4, the Contractor shall submit a Claims Processing Report that documents the claims processing activities for the following claim types:

•	Physicians

•	Institutional

•	Professional

•	Pharmacy

•	Dental

•	Vision

•	Behavioral

4.18.3.4.2	Number and dollar value of Claims processed by Provider type and processing status (adjudicated and paid, adjudicated and not paid, suspended, appealed, denied);

•	Aging of Claims: number, dollar value and status of Claims filed in most recent and prior months (defined as six (6) months previous) by Provider type and processing status; and

•	Cumulative percentage for the current fiscal year of Clean Claims processed and paid within thirty (30) calendar and ninety (90) Calendar Days of receipt.

4.18.3.5	Fraud and Abuse Report

4.18.3.5.1	Pursuant to Section 4.13, the Contractor shall submit a Fraud and Abuse Report which shall include, at a minimum, the following:

•	Source of complaint;

•	Alleged persons or entities involved;

•	Nature of complaint;

•	Approximate dollars involved;

•	Date of the complaint;

•	Disciplinary action imposed;

•	Administrative disposition of the case;

•	Investigative activities, corrective actions, prevention efforts, and results; and

•	Trending and analysis as it applies to: Utilization Management; Claims management; post-processing review of Claims; and Provider profiling.

4.18.3.5.2	Pursuant to Section 31.19, the Contractor shall submit, attached to the Fraud and Abuse Report, all disclosures required under Section 31.19.

4.18.3.6	Medical Loss Ratio Report

4.18.3.6.1
Pursuant to Section 8.6.2, the Contractor shall submit monthly, a Medical Loss Ratio report that captures medical expenses relative to capitation payments received on a cumulative year to date basis.  The Medical Loss Ratio report shall include:

•	Capitation payments received;

•	Medical expenses by provider grouping including, but not limited to:

o	Direct payments to Providers for covered medical services;

o	Capitated payments to Providers; and

o	Payments to subcontractors for covered benefits and services.

            4.18.3.6.2                                An Estimate of incurred but not reported IBNR expenses;

4.18.3.6.3	Actuarial certification that the report, including the estimate of IBNR, has been reviewed for accuracy; and

            4.18.3.6.4                                Supporting claims lag tables by claim type.

4.18.3.7                      Member Data Conflict Report

Pursuant to Section 4.1.4.1, the Contractor shall submit a Member Data Conflict Report.  The report shall include data conflicts that may affect the Member’s eligibility for Georgia Families including, but not limited to, name changes, date of birth, duplicate records, social security number or gender.

4.18.3.8                      Dental Utilization Participation Report

Pursuant to Section 4.8.12.1, the Contractor shall submit a Dental Utilization Participation Report that maintains an appropriate number of Dental providers (both general and specialty) in network for the service area based on claims data which shall include, at a minimum, the following:

•	Total number or unique enrolled providers

•	Total number of unique participating providers

•	Unique participating providers by county

•	Provider listing of unique participating provider with claims paid/denied data included.

4.18.3.9                      FQHC and RHC Report

Pursuant to 4.10.5, the Contractor shall submit monthly FQHC and RHC Payment Reports that identify Contractor payments made to each FQHC and RHC for each Covered Service provided to Members.

4.18.3.10	Provider Complaints Report

Pursuant to Section 4.9.8.2 the Contractor shall submit a Provider Complaints Report that includes, at a minimum, the following:

•	Number of complaints by type;

•	Type of assistance provided; and

•	Administrative disposition of the case.

4.18.4	Quarterly Reporting

4.18.4.1	Timely Access Report

Pursuant to Section 4.8.14, the Contractor shall submit Timely Access Reports that monitor the time lapsed between a Member’s initial request for an office appointment and the date of the appointment.  These data for the Timely Access Reports may be collected using statistical sampling methods (including periodic Member and/or Provider surveys).  The report shall include:

•	Total number of appointment requests;

•	Total number of requests that meet the waiting time standards;

•	Total number of requests that exceed the waiting time standards; and

•	Average waiting time for those requests that exceed the waiting time standards. Information for items iii and iv shall be provided for each provider type/class.

4.18.4.2                      Reserved.

4.18.4.3                      Contractor Notifications

Pursuant to Section 5.8, the Contractor shall submit a Contractor Notifications Report that includes all DCH requested updated information within 10 days of verification; subsequently a quarterly summary must be provided that includes but is not limited to:

•	Relationship of Parties

•	Criminal Background

•	Confidentiality Requirements

•	Insurance Coverage

•	Payment Bond & Letter of Credit

•	Compliance with Federal Laws

•	Conflict of Interest and Contractor Independence

•	Drug Free Workplace

•	Business Associate Agreement

•	System Status

•	Key staff or Senior Level Management

•	Current Corporate and Local Organization Chart

•	Unclaimed Payments from the Prior Year

4.18.4.4	Utilization Management Report

4.18.4.4.1
Utilization Management Reports must include an analysis of data and identification of opportunities for improvement and follow up of the effectiveness of the intervention.  Utilization data is to be reported based on claim data. The reports shall include specific data elements that are defined by DCH such that all CMOs are reporting a common data set.

4.18.4.4.2
The Contractor shall submit a Utilization Management Report on Utilization patterns and aggregate trend analysis.  The Contractor shall also submit individual physician profiles to DCH, as requested.  These Reports should provide to DCH analysis and interpretation of Utilization patterns, including but not limited to, high volume services, high risk services, services driving cost increases, including prescription drug utilization; Fraud and Abuse trends; and Quality and disease management.  The Contractor shall provide ad hoc reports pursuant to the requests of DCH.  The Contractor shall submit its proposed reporting mechanism, including but not limited to focus of study, data sources to DCH for approval.

4.18.4.4.3	The Contractor shall select three (3) of the following elements to monitor in its physician profiles. Each element should be measured against an established threshold.

•	Member access (encounters per member per year, new patient visit within 6 months, ER use per member per year, etc.)

•	Preventive care (EPSDT rates, breast cancer screening rates, immunizations, etc.)

•	Disease management (asthma ER/IP encounters, HBA1C rates, etc.)

•	Pharmacy utilization (generics, asthma medications, etc.)

4.18.4.5	Grievance System Report

Pursuant to Section 4.14.8.1 the Contractor shall submit a summary of Grievance, Appeals and Administrative Law Hearing requests. The report shall, at a minimum, include the following:

•	Number of complaints by type;

•	Type of assistance provided; and

•	Administrative disposition of the case.

4.18.4.6	Reserved.

4.18.4.7                      Independent Audit and Income Statement

  The Contractor shall submit to DOI:

•	A quarterly report on the form prescribed by the National Association of Insurance Commissioners (NAIC) for Health Maintenance Organizations (HMOs) pursuant to Section 8.6.6; and

•	A quarterly income statement on the form prescribed by the NAIC for HMOs pursuant to Section 8.6.6.

4.18.4.8                      Subcontractor Agreement Report

Pursuant to Section 16.0, the Contractor shall submit a Subcontractor Agreement Report. The Subcontractor Agreement Report shall include:

i.	All signed agreements for services provided (direct or indirect) to or on behalf of the Contractor’s assigned membership or contracted Providers that includes:

•	Name of Subcontractor

•	Services provided by Subcontractor

•	Terms of the subcontracted agreement

•	Subcontractor contact information

ii.	Monitoring schedule (at least twice per year)

iii.    Monitoring results

4.18.4.9	Prior Authorization and Pre-Certification Report

4.18.4.9.1
Pursuant to Section 4.11.1, the Contractor shall submit Prior Authorization and Pre-Certification Reports that summarize all requests in the preceding quarter for Prior Authorization and Pre-Certification.  The Report shall include, at a minimum, the following information:

•	Total number of completed requests for Standard Service Authorizations;

•	Total number of completed requests for Expedited Service Authorizations;

•	Percent of completed requests within timeliness standards by type of service;

•	Total number of completed requests authorized by type of service;

•	Total number or completed requests denied by type of service; and

•	Percent of completed requests denied by type of service;

•	Patterns and aggregate trend analysis

4.18.4.9.2
The Contractor must submit the Quality Management Report Analysis form to DCH with each submission of the quarterly Prior Authorization and Pre-Certification Report. In addition to providing an overall analysis of the data being submitted, the Contractor must also include the following:

•
An explanation if less than 80% of the Standard Service Authorizations are approved within the contractual timeliness standards for each of the following services - Medical Inpatient, Medical Outpatient, Therapy, Behavioral Health including inpatient AND outpatient services, Vision, and Dental ;

•
An explanation if less than 80% of the Expedited Service Authorizations are approved within the contractual timeliness standards for each of the following services – Pharmacy, Medical Inpatient, Medical Outpatient, Therapy, Behavioral Health including inpatient AND outpatient services, Vision, and Dental ;

•	Reasons for denials (e.g., lack of medical necessity, required additional information, does not meet criteria, non-covered service, member not eligible, member exceeds age limit, etc.);

•
An explanation if greater than or equal to 20% of the Standard Service Authorizations are denied for each of the following services - Medical Inpatient, Medical Outpatient, Therapy, Behavioral Health including inpatient AND outpatient services, Vision, and Dental; and

•
    An explanation if greater than or equal to 20% of the Expedited Service Authorizations are denied for each of the following services – Pharmacy, Medical Inpatient, Medical Outpatient, Therapy, Behavioral Health including inpatient AND outpatient services, Vision, and Dental.

4.18.4.10	Provider Network Adequacy and Capacity Report

4.18.4.10.1
Pursuant to Section 4.8.1, the Contractor shall submit a Provider Network Adequacy and Capacity Report quarterly that demonstrates that the Contractor offers an appropriate range of preventive, Primary Care and specialty services that is adequate for the anticipated number of Members for the service area and that its network of Providers is sufficient in number, mix and geographic distribution to meet the needs of the anticipated number of Members in the service area.

4.18.4.10.2
This Provider Network Adequacy and Capacity Report shall list all Providers enrolled in the Contractor’s Provider network, including but not limited to, physicians, hospitals, FQHC/RHCs, home health agencies, pharmacies, Durable Medical Equipment vendors, behavioral health specialists, ambulance vendors, and dentists.  Each Provider shall be identified by a unique identifying Provider number as specified in Section 4.8.1.5.  This unique identifier shall appear on all Encounter Data transmittals. In addition to the listing, the Provider Network Adequacy and Capacity Report shall identify:

•	Provider additions and deletions from the preceding month;

•	All OB/GYN Providers participating in the Contractor’s network, and those with open panels; and

•	List of Primary Care Providers with open panels.

4.18.4.10.3	The Reports shall be submitted to DCH at the following times:

•	Upon DCH request;

•	Upon Enrollment of a new population in the Contractor's plan; and

•	Any time there has been a significant change in the Contractor’s operations that would affect adequate capacity and services. A significant change is defined as any of the following:

o	A decrease in the total number of PCPs by more than five percent (5%);

o	A loss of Providers in a specific specialty where another Provider in that specialty is not available within sixty (60) miles; or

o	A loss of a hospital in an area where another CMO plan hospital of equal service ability is not available within thirty (30) miles; or

o	Other adverse changes to the composition of the network, which impair or deny the Members’ adequate access to CMO plan Providers.

4.18.4.11                      Hospital Statistical and Reimbursement Report

4.18.4.11.1
The Contractor shall provide a Hospital Statistical and Reimbursement Report (HS&R) to a hospital provider upon request by the hospital or DCH using the same format that is used by DCH in completing HS&R reports within 30 days or receipt of such request.

4.18.4.11.2
Contractor will provide DCH with a quarterly report due thirty (30) days after the end of the quarter, indicating all HS&R reports requested, the requesting hospital, date requested by hospital and date provided to hospital.

4.18.4.11.3
Contractor must provide the HS&R report to the requesting hospital within thirty (30) days of request.  If delinquent in providing the HS&R Report, Contractor is subject to an assessment of liquidated damages in the amount of $1,000 per day penalty starting on the thirty-first day after the request and continuing until the report is provided. Payment of the penalty will be to DCH to be deposited in the Indigent Care Trust Fund.  Contractor shall not reduce the funding available for health care services for Members as a result of payment of such penalties.

4.18.4.11.4
It is the Contractor’s responsibility to provide an HS&R Report that is accurate and includes the same data elements provided in the HS&R reports produced by DCH.  DCH may, at its discretion, audit HS&R reports provided to hospitals.  If these reports contain inaccuracies that would negatively impact a hospital’s ability to produce accurate Medicare reports or if the Contractor is unable to provide cash records of payments to the requesting hospital that reconcile with payment amounts on the HS&R report, Contractor will be subject to a $1,000 penalty for each HS&R report containing inaccurate information.  Payment of the penalty will be to DCH to be deposited in the Indigent Care Trust Fund.  The Contractor will then have thirty (30) days to provide a corrected report to DCH and the requesting hospital. Contractor is subject to a $1,000 per day penalty starting on the thirty-first day after the request and continuing until the report is provided. Payment of the penalty will be to DCH to be deposited in the Indigent Care Trust Fund.

4.18.4.12                      Case Management Report

Pursuant to Section 4.11.9.4, the Contractor shall submit a quarterly Case Management Report which includes specified data and utilization trends. The Contractor shall also conduct an annual evaluation of the effectiveness of the Case Management activities, with modification to program and policies as necessary, based on evaluation.

4.18.4.13                      Disease Management Report

Pursuant to Section 4.11.10.4, the Contractor shall submit a quarterly Disease Management Report which includes specified data and utilization trends. The Contractor shall also conduct an annual evaluation of the effectiveness of the Disease Management activities, with modification to program and policies as necessary, based on evaluation.

4.18.4.14                      Informing Activity

Pursuant to section 4.7.6.1, the Contractor shall submit all required Health Check Reports. The informing activity report includes specific data elements and measures that ensure the Contractor is in compliance with sections 4.7.2.2 and 4.7.2.3.

4.18.4.15                      CMS 416

Pursuant to section 4.7.6.1 and in compliance with 1902(a) (43) of the Social Security Act (the Act), each State must report EPSDT activity annually, for each Federal fiscal year, on the CMS 416 form. The Contractor must submit to DCH on a quarterly basis cumulative CMS 416 reports utilizing the electronic CMS 416 form. Medicaid and PeachCare for Kids® data must be submitted on the CMS 416 forms.

4.18.4.16                      Initial Screen Report

Pursuant to section 4.7.6.1, the Contractor shall submit all Health Check Reports. The quarterly initial screen report includes specific data elements and measures that ensure the Contractor is in compliance with section 4.7.3.7.

4.18.4.17	EPSDT Report

4.18.4.17.1	Pursuant to Section 4.7.6.1 the Contractor shall submit an EPSDT Report for Medicaid Members and PeachCare for Kids® members that identifies at a minimum the following:

•	Number of live births;

•	Number of initial newborn visits within twenty-four (24) hours of birth;

•	Number of Members that received an initial health visit and screening within ninety (90) Calendar Days of Enrollment;

4.18.4.17.2	Reports shall capture Medicaid Members and PeachCare for Kids® Members.

4.18.4.17.3	DCH, at its sole discretion, may add additional data to the EPSDT Report if DCH determines that it is necessary for monitoring purposes.

4.18.4.18                      Pharmacy Audit Reports

Pursuant to Section 4.13, the Contractor shall submit the following Pharmacy Audit Reports:

•	Top 10 Pharmacies by Recovery

•	Top 25 Drugs by Total Claims

•	Top 25 Drugs by Recovery

•	Top 10 Discrepancies by Recoupment

4.18.4.19                      Pharmacy Cost Reports

•	Paid cost per Member per month
•	Average ingredient cost per prescription
•	Number of scripts per Member per year
•	Average cost of a brand prescription
•	Average cost of a generic prescription

4.18.4.20                      Health Check Record Review

Pursuant to Section 4.7.6.1 the Contractor shall submit all required Health Check Reports. The Health Check Record Review form is utilized to assess whether a medical record is maintained in an organized manner and whether the Provider’s medical practices conform to the policies and procedures of the Health Check (EPSDT) program.  Contractor shall submit the Health Check Record Review forms to DCH on a quarterly basis beginning January 1, 2011.

4.18.5	Annual Reports

4.18.5.1	Performance Improvement Projects Reports

Pursuant to Section 4.12.6, the Contractor shall submit a Performance Improvement Projects Report no later than June 30 of each contract year that includes the study design, analysis, status and results on performance improvement projects.  Status Reports on Performance Improvement Projects may be requested more frequently by DCH.

4.18.5.2	Focused Studies Report

Pursuant to Section 4.12.8.1, the Contractor shall, by July 1, submit the Focus Studies proposal that includes study topics, study questions, study indicators, and the study population for each of the two required focused studies to DCH for approval.  The Contractor shall submit annual Reports on the focused studies, which includes analysis and results, no later than the June 30 of each contract year.

4.18.5.3	Patient Safety Reports

Pursuant to Section 4.12.9, the Contractor shall submit a Patient Safety Report no later than June 30 of each contract year that includes, at a minimum, the following:

•	A system of classifying complaints according to severity;

•	Review by Medical Director and mechanism for determining which incidents will be forwarded to Peer Review and Credentials Committees; and

•	Summary of incident(s) included in Provider Profile.

4.18.5.4                      Systems Refresh Plan

Pursuant to Section 4.17.1.6, the Contractor shall submit to DCH a Systems Refresh Plan no later than April 30 of each contract year.

4.18.5.5	Independent Audit and Income Statement

The Contractor shall submit to DOI:

•	An annual report on the form prescribed by the National Association of Insurance Commissioners (NAIC) for Health Maintenance Organizations (HMO) pursuant to Section 8.6.6;

•	An annual income statement pursuant to Section 8.6.6; and

•	An annual audit of its business transactions pursuant to Section 8.6.6.

4.18.5.6	“SAS 70” and “SSAE 16” Reports

4.18.5.6.1	Pursuant to Section 8.6.4.1, the Contractor shall submit to DCH an annual SAS 70 Report conducted by an independent auditing firm.

4.18.5.6.2
Pursuant to Section 8.6.4.1, each Contractor’s Material Subcontractor shall submit to DCH an annual SAS 70 Report conducted by an independent auditing firm.  For reporting periods ending on or after June 15, 2011, the Material Subcontractor shall submit to DCH an annual SSAE 16 Report in lieu of the SAS 70 Report.

4.18.5.6.3
SAS 70 or SSAE 16 Reports shall be due May 15 of each year and apply to the preceding twelve (12) month period April through March. The Contractor and its Material Subcontractors shall submit the first SSAE 16 Report (in lieu of the SAS 70 Report) to DCH on May 15, 2012 for the period April 2011 through March 2012.

4.18.5.7	Disclosure of Information on Annual Business Transactions

Pursuant to Section 8.6.5 and Section 31.20, the Contractor shall submit to DCH, in a format specified by DCH, an annual Disclosure of Information on Annual Business Transactions.

4.18.5.8	Unclaimed Property Report

Pursuant to Section 8.6.7, the Contractor shall submit an annual report on the form prescribed by the Section 8.6.7 to DCH and the Georgia Department of Revenue.

4.18.5.9 Unclaimed Payments Report

Under Georgia Code Title 44, Chapter 12, Article 5, all insurance companies must report annually on unclaimed payments from the prior year.

4.18.5.10	Performance Measures

The performance measures apply to the member populations as specified by the measures’ technical specifications. Contractor performance is evaluated annually on the reported rate for each measure as referenced in Section 4.12.3.

4.18.6	Ad Hoc Reports

4.18.6.1	State Quality Monitoring Reports

Pursuant to Section 2.8, the Contractor shall report, upon request by DCH, information to support the State’s Quality Monitoring Functions in accordance with 42 CFR 438.204.  These Reports shall include information on:

•	The availability of services;

•	The adequacy of the Contractor’s capacity and services;

•	The Contractor’s coordination and continuity of care for Members;

•	The coverage and authorization of services;

•	The Contractor’s policies and procedures for selection and retention of Providers;

•	The Contractor’s compliance with Member information requirements in accordance with 42CFR 438.10;

•	The Contractor’s compliance with Title 45 of the Code of Federal Regulations relative to Member’s confidentiality;

•	The Contractor’s compliance with Member Enrollment and Disenrollment requirements and limitations;

•	The Contractor’s Grievance System;

•	The Contractor’s oversight of all sub contractual relationships and delegations therein;

•	The Contractor’s adoption of practice guidelines, including the dissemination of the guidelines to Providers and Provider’s application of them;

•	The Contractor’s quality assessment and performance improvement program; and

•	The Contractor’s health information systems.

4.18.6.2	Third Party Liability and Coordination of Benefits Report

Pursuant to Section 8.6.3, the Contractor shall submit a Third Party Liability and Coordination of Benefits Report that includes any Third Party Resources available to a Member discovered by the Contractor, in addition to those provided to the Contractor by DCH pursuant to Section 2.11.1, within ten (10) Business Days of verification of such information.  The Contractor shall report any known changes to such resources in the same manner.

4.18.6.3	Provider Rep Field Visit Report

The Contractor shall submit the Provider Rep Field Visit Report on an as-needed-basis, according to the guidelines outlined under Section 4.9.3.  The purpose of this report is to show that the CMOs conduct training within thirty (30) Calendar Days of placing a newly Contracted Provider on active status.  The Contractor shall also conduct ongoing training as deemed necessary by the Contractor or DCH in order to ensure compliance with program standard and the GHF Contract.

4.18.6.4	Quality Oversight Committee Report

Pursuant to Section 4.12.12.1, the Contractor shall submit a Quality Oversight Committee Report that shall include a summary of results, conclusions, recommendations and implemented system changes for the QAPI program.

4.18.6.5	72 Hour Eligibility Rule Report

Pursuant to Section 4.16.1.9, the Contractor shall submit on an as needed basis, a 72 Hour Eligibility Rule Report demonstrating that the contracted Provider verified member eligibility within 72 hours of the service being rendered.

4.18.6.6                      Cost Avoidance Report

Pursuant to Section 8.6.1, the Contractor shall submit a Cost Avoidance Report, within 20 calendar days of a written request from DCH that identifies all cost-avoided claims for Members with third party coverage from private insurance carriers and other responsible third parties.

5.0                      DELIVERABLES

5.1                      CONFIDENTIALITY

The Contractor shall ensure that any Deliverables that contain information about individuals that is protected by confidentiality and privacy laws shall be prominently marked as “CONFIDENTIAL” and submitted to DCH in a manner that ensures that unauthorized individuals do not have access to the information.  The Contractor shall not make public such reports.  Failure to ensure confidentiality may result in sanctions and liquidated damages as described in Section 23.

5.2                      NOTICE OF APPROVAL/DISAPPROVAL

5.2.1
DCH will provide written notice of disapproval of a Deliverable to the Contractor within fourteen (14) Calendar Days of submission if it is disapproved. DCH may, at its sole discretion, elect to review a deliverable longer than fourteen (14) calendar days.

5.2.2
The notice of disapproval shall state the reasons for disapproval as specifically as is reasonably necessary and the nature and extent of the corrections required for meeting the Contract requirements.

5.3                      RESUBMISSION WITH CORRECTIONS

Within fourteen (14) Calendar Days of receipt of a notice of disapproval, the Contractor shall make the corrections and resubmit the Deliverable.

5.4                      NOTICE OF APPROVAL/DISAPPROVAL OF RESUBMISSION

Within thirty (30) Calendar Days following resubmission of any disapproved Deliverable, DCH will give written notice to the Contractor of approval, Conditional approval or disapproval.

5.5                      DCH FAILS TO RESPOND

In the event that DCH fails to respond to a Contractor’s submission or resubmission within the applicable time period, the Contractor should notify DCH of the outstanding request:

5.6                      REPRESENTATIONS

5.6.1
By submitting a Deliverable or report, the Contractor represents that to the best of its knowledge, it has performed the associated tasks in a manner that will, in concert with other tasks, meet the objectives stated or referred to in the Contract.

5.6.2
By approving a Deliverable or report, DCH represents only that it has reviewed the Deliverable or report and detected no errors or omissions of sufficient gravity to defeat or substantially threaten the attainment of those objectives and to warrant the Withholding or denial of payment for the work completed.  DCH’S acceptance of a Deliverable or report does not discharge any of the Contractor’s Contractual obligations with respect to that Deliverable or report.

5.7	CONTRACT DELIVERABLES

Deliverable	Contract Section	Due Date
PCP Auto-assignment Policies	2.3.3	As updated
Member Handbook	4.3.3	As updated
Provider Directory	4.3.5	As updated
Sample Member ID card	4.3.6	As updated
Telephone Hotline Policies and Procedures (Member and Provider)	4.3.7 4.9.5	As updated
Call Center Quality Criteria and Protocols	4.3.7.9 4.9.5.8	As updated
Web site Screenshots	4.3.8 4.9.6	As updated
Cultural Competency Plan	4.3.9.3	As updated
Marketing Plan and Materials	4.4	As updated
Provider Marketing Materials	4.4.4	As updated
MH/SA Policies and Procedures	4.6.11	As updated
EPSDT policies and procedures	4.7	As updated
Provider Selection and Retention Policies and Procedures	4.8.1.6	As updated
Provider Network Listing spreadsheet for all requested Provider types and Provider Letters of Intent or executed Signature Pages of Provider Contracts not previously submitted as part of the RFP response	4.8	As updated
Final Provider Network Listing spreadsheet for all requested Provider types, Signature Pages for all Providers, and written acknowledgements from all Providers part of a PPO, IPO, or other network stating they know they are in the Contractor’s network, know they are accepting Medicaid patients, and are accepting the terms and conditions of the Provider Contract.	4.8.1.8	As updated
Network Adequacy Policies and Procedures	4.18.4.10	As updated.
PCP Selection Policies and Procedures	4.8.2.2	As updated
Credentialing and Re-Credentialing Policies and Procedures	4.8.15	As updated
Provider Handbook	4.9.2	As updated
Provider Training Manuals	4.9.3.2	As updated
Provider Complaint System Policies and Procedures	4.9.7	As updated
Utilization Management Policies and Procedures	4.11	As updated
Care Coordination and Case Management Policies and Procedures	4.11	As updated
Quality Assessment and Performance Improvement Program Plan	4.12.5	As updated
Focused Studies	4.12.8.1	1st day of the 4th Quarter of the 1st year
Patient Safety Plan	4.12.9	As updated
Program Integrity Policies and Procedures	4.13	As updated
Grievance System Policies and Procedures	4.14	As updated
Staff Training Plan	4.15.3	As updated
Claims Management	4.16	As updated
Business Continuity Plan	4.17.7.13	As updated
System Users Manuals and Guides	4.17.7	As updated
Information Management Policies and Procedures	4.17	As updated
Subcontractor Agreements	16.0	As updated

5.8	CONTRACT REPORTS

Report	Contract Section	Due Date
Member Data Conflict Report	4.18.3.7	Monthly
Telephone and Internet Activity Report	4.18.3.1	Monthly
Eligibility and Enrollment Reconciliation Report	4.18.3.2	Monthly
Prior Authorization and Pre-Certification Report	4.18.4.9	Quarterly
Claims Processing Report	4.18.4	Monthly
System Availability and Performance Report	4.18.3.3	Monthly
Medical Loss Ratio Report	4.18.3.6	Monthly
EPSDT Report	4.18.4.17	Quarterly
Timely Access Report	4.18.4.1	Quarterly
Provider Complaints Report	4.18.3.10	Monthly
FQHC & RHC Report	4.18.3.9	Monthly
Quality Oversight Committee Report	4.12.5.2	Ad-Hoc
Contractor Information Report	14.1.3	Quarterly
Subcontractor Information Report	16.0	Quarterly
Fraud and Abuse Report	4.18.3.5	Monthly
Grievance System Report	4.18.4.5	Quarterly
Cost Avoidance and Post Payment Recovery Report	4.18.6.6	Ad Hoc
Independent Audit and Income Statement	4.18.5.5	Quarterly
Hospital Statistical and Reimbursement Report	4.18.4.11	Quarterly
Subcontractor Agreement Report	4.18.4.8	Quarterly
Performance Improvement Projects Report	4.18.5.1	Annually
Focused Studies Report	4.18.5.2	Annually
Patient Safety Report	4.18.5.3	Annually
System Refresh Plan	4.18.5.4	Annually
Independent Audit and Income Statement	4.18.5.5	Annually
“SAS 70” Report & “SSAE 16” Report	4.18.5.6	Annually
Disclosure of Information on Annual Business Transactions	4.18.5.7	Annually and any time there is a change.
State Quality Monitoring Report	4.18.6.1	Upon request by DCH
Provider Network Adequacy and Capacity Report	4.18.4.10	Quarterly; and Any time there is a significant change.
Third Party Liability and Coordination of Benefits Report	4.18.6.1.2	Ad-Hoc
Contractor Notifications	4.18.4.34	Within 10 Days of verifications, also a Quarterly summary report
Dental Utilization Report	4.18.3.8	Monthly
Case Management Report	4.18.4.12	Quarterly
Disease Management	4.18.4.13	Quarterly
Unclaimed Property Report	4.18.5.8	Annually
Unclaimed Payment Report	4.18.5.9	Annually
Health Check Record Review	4.18.4.20	Quarterly
Informing Activity	4.18.4.14	Quarterly
CMS 416	4.18.4.15	Quarterly
Initial Screen Report	4.18.4.16	Quarterly
Demonstration Reports	See Attachments O and Q	See Attachments O and Q
Disclosure of Ownership and Control Interest Statement	8.6.5 and 31.20	Annually and within 35 days of any change in ownership of the Contractor
Performance Measures	4.18.5.10	Annually
Utilization Management	4.18.4.4	Quarterly
Prior Authorization/Pre-Certification	4.18.4.9	Quarterly
Pharmacy Audit Report	4.18.4.18	Quarterly
Pharmacy Cost Report	4.18.4.19	Quarterly

6.0                      TERM OF CONTRACT

The initial term of this Contract began on July 15, 2005 and continued until the close of the then current State fiscal year (i.e. June 30, 2006).  At the time the Parties entered into this Contract on July 15, 2005, DCH was granted six (6) options to renew this Contract, each for an additional term of up to one (1) State fiscal year, which began on July 1, and ended at midnight on June 30, of the following year. DCH elected to exercise each of the six (6) renewal options, the last of which is set to expire on June 30, 2012.

DCH has obtained approval from the Georgia Department of Administrative Services (DOAS) to add two (2) renewal options covering State Fiscal Years 2013-2014.  The Parties agree that DCH is granted an additional two (2) options to renew this Contract, each for an additional term of up to one (1) State fiscal year, which shall begin on July 1, and end at midnight on June 30 of the following year.

In the event DCH elects to exercise such additional renewal options, the first option shall begin on July 1, 2012 and continue until midnight on June 30, 2013.  In the event DCH elects to exercise the second option, such option shall begin on July 1, 2013 and continue until midnight on June 30, 2014.   Each additional term shall be upon the same terms, conditions and at Contractor’s best price in effect at the time of renewal.  Pursuant to O.C.G.A. § 50-5-64(a)(2), all renewal options shall be exercisable solely and exclusively by DCH.  As to each term, the Contract shall be terminated absolutely at the close of the then current State fiscal year without further obligation by DCH.

7.0                      PAYMENT FOR SERVICES

7.1                      GENERAL PROVISIONS

7.1.1
DCH will compensate the Contractor a prepaid, per member per month capitation rate for each GF Member enrolled in the Contractor’s plan (See Attachment H). The number of enrolled Members in each rate cell category will be determined by the records maintained in the Medicaid Member Information System (MMIS) maintained by DCH’s fiscal agent.  The monthly compensation will be the final negotiated rate for each rate cell multiplied by the number of enrolled Members in each rate cell category.  The Contractor must provide to DCH, and keep current, its tax identification number, billing address, and other contact information.  Pursuant to the terms of this Contract, should DCH assess liquidated damages or other remedies or actions for noncompliance or deficiency with the terms of this Contract, such amount shall be withheld from the prepaid, monthly compensation for the following month, and for continuous consecutive months thereafter until such noncompliance or deficiency is corrected.

7.1.1.1
DCH will compensate the Contractor on a per member per month basis for each P4HB Participant enrolled in the Contractor’s plan (See Attachment R). The number of enrolled P4HB Participants in each rate cell category will be determined by the records maintained in the Medicaid Member Information System (MMIS) maintained by DCH’s fiscal agent.  The monthly compensation will be the final negotiated rate for each rate cell multiplied by the number of enrolled P4HB Participants in each rate cell category.  The Contractor must provide to DCH, and keep current, its tax identification number, billing address, and other contact information.  Pursuant to the terms of this Contract, should DCH assess liquidated damages or other remedies or actions for noncompliance or deficiency with the terms of this Contract, such amount shall be withheld from the monthly compensation for the following month, and for continuous consecutive months thereafter until such noncompliance or deficiency is corrected.

7.1.2	The relevant Deliverables shall be mailed to the Project Leader named in the Notice provision of this Contract.

7.1.3
The total of all payments made by DCH to Contractor under this Contract shall not exceed the per Member per month Capitation payments agreed to under Attachment H, which has been provided for through the use of State or federal grants or other funds.  With the exception of payments provided to the Contractor in accordance with Section 7.2 on Performance Incentives, DCH will have no responsibility for payment beyond that amount.  Also as specified in Section 7.2.1.1, the total of all payments to the Contract will not exceed one hundred and five percent (105%) of the Capitation payment pursuant to 42 CFR 438.6 (hereinafter the “maximum funds”).  It is expressly understood that the total amount of payment to the Contractor will not exceed the maximum funds provided above, unless Contractor has obtained prior written approval, in the form of a Contract amendment, authorizing an increase in the total payment.  Additionally, the Contractor agrees that DCH will not pay or otherwise compensate the Contractor for any work that it performs in excess of the Maximum Funds.

7.2	Performance Incentives

7.2.1
The Contractor may be eligible for financial performance incentives subject to availability of funding. In order to be eligible for the financial performance incentives described below the Contractor must be fully compliant in all areas of the Contract.  All incentives must comply with the federal managed care Incentive Arrangement requirements pursuant to 42 CFR 438.6 and the State Medicaid Manual 2089.3.

7.2.1.1	The total of all payments paid to the Contractor under this Contract shall not exceed one hundred and five percent (105%) of the Capitation payment pursuant to 42 CFR 438.6.

7.2.1.2	The amount of financial performance incentive and allocation methodology is developed solely by DCH.

7.2.2	Health Check Screening Initiative

•	The Contractor could become eligible for a performance incentive payment if the Contractor’s performance exceeds the minimum compliance standard for Health Check visits.

•
The payment to the Contractor, if any, shall depend upon the percentage of Health Check well-child visits and screens achieved by the Contractor in excess of the minimum required compliance standard of eighty percent (80%).  Payment shall be based on information obtained from Encounter Data.

8.0                      FINANCIAL MANAGEMENT

8.1                      GENERAL PROVISIONS

8.1.1	The Contractor shall be responsible for the sound financial management of the CMO plan.

8.2                      SOLVENCY AND RESERVES STANDARDS

8.2.1	The Contractor shall establish and maintain such net worth, working capital and financial reserves as required pursuant to O.C.G.A. § 33-21.

8.2.2	The Contractor shall provide assurances to the State that its provision against the risk of insolvency is adequate such that its Members shall not be liable for its debts in the event of insolvency.

8.2.3
As part of its accounting and budgeting function, the Contractor shall establish an actuarially sound process for estimating and tracking incurred but not reported costs.  As part of its reserving process, the Contractor shall conduct annual reviews to assess its reserving methodology and make adjustments as necessary.

8.3                      REINSURANCE

8.3.1	DCH will not administer a Reinsurance program funded from capitation payment Withholding.

8.3.2
In addition to basic financial measures required by State law and discussed in section 8.2.1 and section 26, the Contractor shall meet financial viability standards.  The Contractor shall maintain net equity (assets minus liability) equal to at least one (1) month’s capitation payments under this Contract.  In addition, the Contractor shall maintain a current ratio (current assets/current liabilities) of greater than or equal to 1.0.

8.3.3
In the event the Contractor does not meet the minimum financial viability standards outlined in 8.3.2, the Contractor shall obtain Reinsurance that meets all DOI requirements.  While commercial Reinsurance is not required, DCH recommends that Contractors obtain commercial Reinsurance rather than self-insuring.  The Contractor may not obtain a reinsurance policy from an offshore company; the insurance carrier, the insurance carrier’s agents and the insurance carrier’s subsidiaries must be domestic.

8.4	THIRD PARTY LIABILITY AND COORDINATION OF BENEFITS

8.4.1
Third party liability refers to any other health insurance plan or carrier (e.g., individual, group, employer-related, self-insured or self-funded, or commercial carrier, automobile insurance and worker’s compensation) or program, that is, or may be, liable to pay all or part of the Health Care expenses of the Member.

8.4.1.1
Pursuant to Section 1902(a)(25) of the Social Security Act and 42 CFR 433 Subpart D, DCH hereby authorizes the Contractor as its agent to identify and cost avoid Claims for all CMO plan Members, including PeachCare for Kids® Members.

8.4.1.2
The Contractor shall make reasonable efforts to determine the legal liability of third parties to pay for services furnished to CMO plan Members. To the extent permitted by State and federal law, the Contractor shall use Cost Avoidance processes to ensure that primary payments from the liable third party are identified, as specified below.

8.4.1.3
If the Contractor is unsuccessful in obtaining necessary cooperation from a Member to identify potential Third Party Resources after sixty (60) Calendar Days of such efforts, the Contractor may inform DCH, in a format to be determined by DCH, that efforts have been unsuccessful.

8.4.2                      Cost Avoidance

8.4.2.1
The Contractor shall cost avoid all Claims or services that are subject to payment from a third party health insurance carrier, and may deny a service to a Member if the Contractor is assured that the third party health insurance carrier will provide the service, with the exception of those situations described below in Section 8.4.2.2.  However, if a third party health insurance carrier requires the Member to pay any cost-sharing amounts (e.g., co-payment, coinsurance, deductible), the Contractor shall pay the cost sharing amounts. The Contractor’s liability for such cost sharing amounts shall not exceed the amount the Contractor would have paid under the Contractor’s payment schedule for the service.

8.4.2.2
Further, the Contractor shall not withhold payment for services provided to a Member if third party liability, or the amount of third party liability, cannot be determined, or if payment will not be available within sixty (60) Calendar Days.

8.4.2.3
The requirement of Cost Avoidance applies to all Covered Services except Claims for labor and delivery, including inpatient hospital care and postpartum care, prenatal services, preventive pediatric services, and services provided to a dependent covered by health insurance pursuant to a court order.  For these services, the Contractor shall ensure that services are provided without regard to insurance payment issues and must provide the service first.  The Contractor shall then coordinate with DCH or it agent to enable DCH to recover payment from the potentially liable third party.

8.4.2.4	If the Contractor determines that third party liability exists for part or all of the services rendered, the Contractor shall:

•	Notify Providers and supply third party liability data to a Provider whose Claim is denied for payment due to third party liability; and

•	Pay the Provider only the amount, if any, by which the Provider’s allowable Claim exceeds the amount of third party liability.

8.4.3                      Compliance

8.4.3.1	DCH may determine whether the Contractor complies with this Section by inspecting source documents for timeliness of billing and accounting for third party payments.

8.5                      PHYSICIAN INCENTIVE PLAN

8.5.1	The Contractor may establish physician incentive plans pursuant to federal and State regulations, including 42 CFR 422.208 and 422.210, and 42 CFR 438.6.

8.5.2	The Contractor shall disclose any and all such arrangements to DCH, and upon request, to Members. Such disclosure shall include:

•	Whether services not furnished by the physician or group are covered by the incentive plan;

•	The type of Incentive Arrangement;

•	The percent of Withhold or bonus; and,

•	The panel size and if patients are pooled, the method used.

8.5.3	Upon request, the Contractor shall report adequate information specified by the regulations to DCH in order that DCH will adequately monitor the CMO plan.

8.5.4
If the Contractor’s physician incentive plan includes services not furnished by the physician/group, the Contractor shall:  (1) ensure adequate stop loss protection to individual physicians, and must provide to DCH proof of such stop loss coverage, including the amount and type of stop loss; and (2) conduct annual Member surveys, with results disclosed to DCH, and to Members, upon request.

8.5.5
Such physician incentive plans may not provide for payment, directly or indirectly, to either a physician or physician group as an inducement to reduce or limit medically necessary services furnished to an individual.

8.6	REPORTING REQUIREMENTS

8.6.1	The Contractor shall submit to DCH the quarterly Cost Avoidance Reports as described in Section 4.18.6.6.

8.6.2	The Contractor shall submit to DCH monthly Medical Loss Ratio Reports that detail direct medical expenditures for Members and premiums paid by the Contractor, as described in Section 4.18.3.6.

8.6.3
The Contractor shall submit to DCH Third Party Liability and Coordination of Benefits Reports within ten (10) Business Days of verification of available Third Party Resources to a Member, as described in Section 4.18.6.2. The Contractor shall report any known changes to such resources in the same manner.

8.6.4
Effective for reporting periods ending on or after June 15, 2011, the Contractor, at its sole expense, shall submit by May 15 (or a later date if approved by DCH) of each year a “Reporting on Controls at a Service Organization”, meeting all standards and requirements of the AICPA’s SSAE 16 “type 2” report, for the Contractor’s operations performed for DCH under this Contract. Such report shall cover a period of no less than nine (9) months, ending March 31 of that year (2012).  Subsequent reports shall cover 12 months ending on March 31 of that year.

8.6.4.1
Statement on Standards for Attestation Engagements (SSAE) Number 16 (SSAE 16), Reporting on Controls at a Service Organization, is an attestation standard developed by the American Institute of Certified Public Accountants (AICPA) which shall replace the SAS 70 and is effective for such auditors’ reports for periods ending on or after June 15, 2011.

8.6.4.2
For more information on the AICPA’s “Statement on Standards for Attestation Engagements No. 16, Reporting on Controls at a Service Organization,” Contractor may refer to this AICPA website:  http://www.aicpa.org/News/FeaturedNews/Pages/SASNo70Transformed%E2%80%93ChangesAheadforStandardonServiceOrganizations.aspx

8.6.4.3
The audit shall be conducted by an independent auditing firm, which has SAS 70 and SSAE No. 16 audit experience.  The auditor must meet all AICPA standards for independence.  The selection of, and contract with the independent auditor shall be subject to the approval of DCH and the State Auditor.  Since such audits are not intended to fully satisfy all auditing requirements of DCH, the State Auditor reserves the right to fully and completely audit at their discretion the Contractor’s operation, including all aspects, which will have effect upon the DCH account, either on an interim audit basis or at the end of the State’s fiscal year.  DCH also reserves the right to designate other auditors or reviewers to examine the Contractor’s operations and records for monitoring and/or stewardship purposes.

8.6.4.4
The independent auditing firm shall simultaneously deliver identical reports of its findings and recommendations to the Contractor and DCH within forty-five (45) Calendar Days after the close of each review period.  The audit shall be conducted and the report shall be prepared in accordance with generally accepted auditing standards for such audits as defined in the publications of the AICPA, entitled Statement on Standards for Attestation Engagements (SSAE) Number 16 (SSAE 16), Reporting on Controls at a Service Organization.

8.6.4.5
The Contractor shall respond to the audit findings and recommendations within thirty (30) Calendar Days of receipt of the audit and shall submit an acceptable proposed corrective action to DCH.  The Contractor shall implement the CAPA/PC within forty (40) Calendar Days of its approval by DCH.  Such response shall address, at minimum, any opinion other than a clean opinion; any testing exception; and any other exception, deficiency, weakness, opportunity for improvement, or recommendation reported by the independent auditor.

8.6.5	The Contractor shall submit to DCH a “Disclosure of Ownership and Control Interest Statement.

8.6.5.1
The Contractor shall disclose to DCH full and complete information regarding ownership, financial transactions and persons convicted of criminal activity related to Medicare, Medicaid, or the federal Title XX programs in the time and manner set forth in accordance with federal and state requirements, including 42 CFR §455.104.

8.6.5.2
The Contractor and its subcontractors shall collect the disclosure of health care-related criminal conviction information as required by 42 CFR§ 455.106 and establish policies and procedures to ensure that applicable criminal convictions are reported timely to the State.  The Contractor shall screen their employees and contractors initially and on an ongoing monthly basis to determine whether any of them has been excluded from participation in Medicare, Medicaid, CHIP, or any Federal health care programs (as defined in Section 1128B(f) of the Social Security Act) and not employ or contract with an individual or entity that has been excluded.  The results of said screenings shall be provided to the DCH on a monthly basis.  The word “contractors” in this section shall refer to all individuals listed on the disclosure form including providers and non-providers such as board members, owners, agents, managing employees, etc.

8.6.5.3	Definition of A Party in Interest – As defined in section 1318(b) of the Public Health Service Act, a party in interest is:

•
Any director, officer, partner, or employee responsible for management or administration of an HMO; any person who is directly or indirectly the beneficial owner of more than five percent (5%) of the equity of the HMO; any person who is the beneficial owner of a mortgage, deed of trust, note, or other interest secured by, and valuing more than five percent (5%) of the HMO; or, in the case of an HMO organized as a nonprofit corporation, an incorporator or Member of such corporation under applicable State corporation law;

•
Any organization in which a person as described in the above section is a director, officer or partner; has directly or indirectly a beneficial interest of more than five percent (5%) of the equity of the HMO; or has a mortgage, deed of trust, note, or other interest valuing more than five percent (5%) of the assets of the HMO;

•	Any person directly or indirectly controlling, controlled by, or under common control with a HMO; or

•	Any spouse, child, or parent of an individual as described in section 8.6.5.1.

8.6.5.4
The Contractor shall disclose the name and address of each person with an ownership or control interest in the disclosing entity or in any Provider, subcontractor or fiscal agent in which the disclosing entity has direct or indirect ownership of five percent (5%) or more and whether any of the persons named pursuant to this requirement is related to another as spouse, parent, child, or sibling.  This disclosure shall include the name of any other disclosing entity in which a person with an ownership or control interest in the disclosing entity also has an ownership or control interest.

8.6.5.5
The Contractor shall disclose the identity of any Provider or subcontractor with whom the Contractor has had significant business transactions, defined as those totaling more than twenty-five thousand dollars ($25,000) during the twelve (12) month period ending on the date of the disclosure, and any significant business transactions between the Contractor, any wholly owned supplier, or between the Contractor and any Provider or subcontractor, during the five (5) year period ending on the date of the disclosure.

8.6.5.6
The Contractor shall disclose the identity of any person who has an ownership or control interest in the Contractor, or is an agent or managing employee of the Contractor and who has been convicted of a criminal offense related to that person’s involvement in any program under Medicare, Medicaid, or the federal Title XX services program since the inception of those programs.

8.6.5.7	Types of Transactions Which Must Be Disclosed – Business transactions which must be disclosed include:

•	Any sale, exchange or lease of any property between the Contractor and a party in interest;

•	Any lending of money or other extension of credit between the Contractor and a party in interest; and

•
Any furnishing for consideration of goods, services (including management services) or facilities between the Contractor and the party in interest.  This does not include salaries paid to employees for services provided in the normal course of their employment;

8.6.5.3	The information which must be disclosed in the transactions listed in Section 8.6.5.7 between the Contractor and a party of interest includes:

•	The name of the party in interest for each transaction;

•	A description of each transaction and the quantity or units involved;

•	The accrued dollar value of each transaction during the fiscal year; and

•	Justification of the reasonableness of each transaction.

8.6.6	The Contractor shall submit all necessary reports, documentation, to DOI as required by State law, which may include, but is not limited to the following:

•	Pursuant to State law and regulations, an annual report on the form prescribed by the National Association of Insurance Commissioners (NAIC) for HMOs, on or before March 1 of each calendar year.

•
An annual income statement detailing the Contractor’s fourth quarter and year to date earned revenue and incurred expenses as a result of this Contract on or before March 1 of each year.  This annual income statement shall be accompanied by a Medical Loss Ratio report for the corresponding period and a reconciliation of the Medical Loss Ratio report to the annual NAIC filing on an accrual basis.

•
Pursuant to state law and regulations, a quarterly report on the form prescribed by the NAIC for HMOs filed on or before May 15 for the first quarter of the year, August 15 for the second quarter of the year, and November 15, for the third quarter of the year.

•
A quarterly income statement detailing the Contractor’s quarterly and year to date earned revenue and incurred expenses because of this contract filed on or before May 15, for the first quarter of the year, August 15, for the second quarter of the year, and November 15, for the third quarter of the year.  Each quarterly income statement shall be accompanied by a Medical Loss Ratio report for the corresponding period and reconciliation of the Medical Loss Ratio report to the quarterly NAIC filing on an accrual basis.

•
An annual independent audit of its business transactions to be performed by a licensed and certified public accountant, in accordance with National Association of Insurance Commissioners Annual Statement Instructions regarding the Annual Audited Financial Report, including but not limited to the financial transactions made under this contract.

8.6.7
The Contractor shall submit all necessary reports, documentation, to the Department of Revenue as required by State law, which may include, but is not limited to the following for Unclaimed Property Reports:

•
Pursuant to State law and regulations, an annual report on the form prescribed by the Georgia Department of Revenue for Unclaimed Property Reports for all Insurance Companies are due on or before May 1 of each calendar year.

9.0                      PAYMENT OF TAXES

9.1
Contractor will forthwith pay all taxes lawfully imposed upon it with respect to this Contract or any product delivered in accordance herewith. DCH makes no representation whatsoever as to the liability or exemption from liability of Contractor to any tax imposed by any governmental entity.

9.2	The Contractor shall remit the Quality Assessment fee, as provided for in O.C.G.A. §31-8-170 et seq., in the manner prescribed by DCH.

9.3
Furthermore, Contractor shall be responsible for payment of all expenses related to, based on, or arising from salaries, benefits, employment taxes (whether State or Federal) and insurance (whether health, disability, personal, or retirement) for its employees, designees, or assignees.

10.0                      RELATIONSHIP OF PARTIES

Neither Party is an agent, employee, assignee or servant of the other.  It is expressly agreed that the Contractor and any subcontractors and agents, officers, and employees of Contractor or any subcontractor in the performance of this Contract shall act as independent contractors and not as officers or employees of DCH.  DCH shall not be responsible for withholding taxes with respect to the Contractor’s compensation hereunder.  The Parties acknowledge, and agree, that the Contractor, its agents, employees, and servants shall in no way hold themselves out as agents, employees, or servants of DCH.  The parties also agree that the Contractor, its agents, employees, and servants shall have no claim against DCH hereunder or otherwise for vacation pay, sick leave, retirement benefits, social security, worker’s compensation, health or disability benefits, unemployment insurance benefits, or employee benefits of any kind.  It is further expressly agreed that this Contract shall not be construed as a partnership or joint venture between the Contractor or any subcontractor and DCH.

11.0                      INSPECTION OF WORK

DCH, the State Department of Audits and Accounts, the U.S. Department of Health and Human Services, the General Accounting Office, the Comptroller General of the United States, if applicable, or their Authorized Representatives, shall have the right to enter into the premises of the Contractor and/or all Subcontractors, or such other places where duties under this Contract are being performed for DCH, to inspect, monitor or otherwise evaluate the services or any work performed pursuant to this Contract.  All inspections and evaluations of work being performed shall be conducted with prior notice and during normal business hours.  All inspections and evaluations shall be performed in such a manner as will not unduly delay work.

12.0                 STATE PROPERTY

12.1
The Contractor agrees that any papers, materials and other documents that are produced or that result, directly or indirectly, from or in connection with the Contractor’s provision of the services under this Contract shall be the property of DCH upon creation of such documents, for whatever use that DCH deems appropriate, and the Contractor further agrees to execute any and all documents, or to take any additional actions that may be necessary in the future to effectuate this provision fully.  In particular, if the work product or services include the taking of photographs or videotapes of individuals, the Contractor shall obtain the written consent from such individuals authorizing the use by DCH of such photographs, videotapes, and names in conjunction with such use.  Contractor shall also obtain necessary releases from such individuals, releasing DCH from any and all Claims or demands arising from such use.

12.2
The Contractor shall be responsible for the proper custody and care of any State-owned property furnished for the Contractor’s use in connection with the performance of this Contract.  The Contractor will also reimburse DCH for its loss or damage, normal wear and tear excepted, while such property is in the Contractor’s custody or use.

12.3
The Parties agree that access to or review of documents or materials by DCH or any other agency of State Government for informational or educational purposes shall not be regarded as having been “received” by DCH or such other agency within the meaning of O.C.G.A. Section 50-18-70 (a), except insofar as (1) copies of such documents or materials are retained and maintained by a State agency for future reference or use in the performance of State functions, or (2) the creation of such documents or materials, and approval of the specific content of such documents or materials, is expressly required by this Contract or any amendment thereto.  The Parties further agree that Manuals, instructions, or other documents or materials created by Contractor for the use, information, and /or direction of its own employees, and that describe Contractor’s internal procedures, policies, staffing, systems, operations, methodologies, or the like, shall not be regarded as records received or maintained by Contractor in the performance of a service or function for or on behalf of DCH, notwithstanding that such documents or materials may describe procedures, policies, systems, methodologies, operations, or the like that are applied or followed by Contractor in the course of fulfilling its obligations under this Contract.

13.0                      OWNERSHIP AND USE OF DATA

All data created from information, documents, messages (verbal or electronic), reports, or meetings involving or arising out of this Contract is owned by DCH, hereafter referred to as DCH Data.  The Contractor shall make all data available to DCH, who will also provide it to CMS upon request.  The Contractor is expressly prohibited from sharing or publishing DCH Data or any information relating to Medicaid data without the prior written consent of DCH.  In the event of a dispute regarding what is or is not DCH Data, DCH’s decision on this matter shall be final and not subject to Appeal.

If DCH consents to the publication of its data by Contractor, Contractor shall display the following statement within the publication in a clear and conspicuous manner:

"This publication is made possible by the Georgia Department of Community Health (DCH) through a contract managed by (Contractor’s name).  Neither DCH or (Contractor’s name) is responsible for any misuse or copyright infringement with respect to the publication."

The statement shall not be considered clear and conspicuous if it is difficult to read or hear, or if the placement is easily overlooked.

The Contractor warrants that all deliverables provided by the Contractor do not and will not infringe or misappropriate any right of any third party based on copyright, patent, trade secret, or other intellectual property rights.  In case the deliverables or any one or part thereof is held or alleged to constitute an infringement or misappropriation, or the use thereof is enjoined or restricted or if a proceeding appears to the Contractor to be likely to be brought, the Contractor will, at its own expense, either:

▪	Procure for the Department the right to continue using the deliverables; or,
▪
Modify or replace the deliverables to comply with the specifications so that no violation of any intellectual property right occurs.  If Contractor fails to comply with the terms and conditions set forth in this section, DCH shall have the option to terminate the Contract.

13.1                      SOFTWARE AND OTHER UPGRADES

The Parties also understand and agree that any upgrades or enhancements to software programs, hardware, or other equipment, whether electronic or physical, shall be made at the Contractor’s expense only, unless the upgrade or enhancement is made at DCH’s request and solely for DCH’s use.  Any upgrades or enhancements requested by and made for DCH’s sole use shall become DCH’s property without exception or limitation.  The Contractor agrees that it will facilitate DCH’s use of such upgrade or enhancement and cooperate in the transfer of ownership, installation, and operation by DCH.

14.0                      CONTRACTOR: STAFFING ASSIGNMENTS & CREDENTIALS

•
The Contractor warrants and represents that all persons, including independent Contractors and consultants assigned by it to perform this Contract, shall be employees or formal agents of the Contractor and shall have the credentials necessary (i.e., licensed, and bonded, as required) to perform the work required herein.  The Contractor shall include a similar provision in any contract with any Subcontractor selected to perform work hereunder.  The Contractor also agrees that DCH may approve or disapprove the Contractor’s Subcontractors or its staff assigned to this Contract prior to the proposed staff assignment.  DCH’s decision on this matter shall not be subject to Appeal.

•
The Contractor shall insure that all personnel involved in activities that involve clinical or medical decision making have a valid, active, and unrestricted license to practice.  On at least an annual basis, the CMO and its subcontractors will verify that staff has a current license that is in good standing and will provide a list to DCH of licensed staff and current licensure status.

•
In addition, the Contractor warrants that all persons assigned by it to perform work under this Contract shall be employees or authorized Subcontractors of the Contractor and shall be fully qualified, as required in the RFP and specified in the Contractor’s proposal and in this Contract, to perform the services required herein.  Personnel commitments made in the Contractor's proposal shall not be changed unless approved by DCH in writing.  Staffing will include the named individuals at the levels of effort proposed.

•
The Contractor shall provide and maintain sufficient qualified personnel and staffing to enable the Deliverables to be provided in accordance with the RFP, the Contractor's proposal and this Contract.  The Contractor shall submit to DCH a detailed staffing plan, including the employees and management for all CMO functions.

•	At a minimum, the Contractor shall provide the following staff:

o	An Executive Administrator who is a full-time administrator with clear authority over the general administration and implementation of the requirements detailed in this Contract.

o
A Medical Director who is a licensed physician in the State of Georgia.  The Medical Director shall be actively involved in all major clinical program components of the CMO plan, shall be responsible for the sufficiency and supervision of the Provider network, and shall ensure compliance with federal, State and local reporting laws on communicable diseases, child abuse, neglect, etc.

o	A Quality Improvement/Utilization Director.

o	A Chief Financial Officer who oversees all budget and accounting systems.

o
An Information Management and Systems Director and a complement of technical analysts and business analysts as needed to maintain the operations of Contractor Systems and to address System issues in accordance with the terms of this contract.

o	A Pharmacist who is licensed in the State of Georgia;

o	A Dental Consultant who is a licensed dentist in the State of Georgia.

o	A Mental Health Coordinator who is a licensed mental health professional in the State of Georgia.

o	A Member Services Director.

o	A Provider Services Director.

o	A Provider Relations Liaison.

o	A Grievance/Complaint Coordinator.

o	Compliance Officer.

o	A Prior Authorization/Pre-Certification Coordinator who is a physician, registered nurse, or physician’s assistant licensed in the State of Georgia.

o
Sufficient staff in all departments, including but not limited to, Member services, Provider services, and prior authorization and concurrent review services to ensure appropriate functioning in all areas.

•	The Contractor shall conduct on-going training of staff in all departments to ensure appropriate functioning in all areas.

•	The Contractor shall comply with all staffing/personnel obligations set out in the RFP and this Contract, including but not limited to those pertaining to security, health, and safety issues.

14.1                      STAFFING CHANGES

14.1.1
The Contractor shall notify DCH in the event of any changes to key staff, including the Executive Administrator, Medical Director, Quality Improvement/Utilization Director, Management Information Systems Director, and Chief Financial Officer.  The Contractor shall replace any of the key staff with a person of equivalent experience, knowledge and talent. This notification shall take place within five (5) business days of the resignation/termination.

14.1.2
DCH also may require the removal or reassignment of any Contractor employee or Subcontractor employee that DCH deems to be unacceptable.  DCH’s decision on this matter shall not be subject to Appeal.  Notwithstanding the above provisions, the Parties acknowledge and agree that the Contractor may terminate any of its employees designated to perform work or services under this Contract, as permitted by applicable law.  In the event of Contractor termination of any key staff identified in Section 14.0.4, the Contractor shall provide DCH with immediate notice of the termination, the reason(s) for the termination, and an action plan for replacing the discharged employee.

14.1.3
The Contractor must submit to DCH quarterly the Contractor Information Report that includes but is not limited to the changes to Contractor’s local staff information as well as local and corporate organizational charts.

14.2                      CONTRACTOR’S FAILURE TO COMPLY

Should the Contractor at any time: 1) refuse or neglect to supply adequate and competent supervision; 2) refuse or fail to provide sufficient and properly skilled personnel, equipment, or materials of the proper quality or quantity; 3) fail to provide the services in accordance with the timeframes, schedule or dates set forth in this Contract; or 4) fail in the performance of any term or condition contained in this Contract, DCH may (in addition to any other contractual, legal or equitable remedies) proceed to take any one or more of the following actions after five (5) Calendar Days written notice to the Contractor:

•	Withhold any monies then or next due to the Contractor;

•	Obtain the services or their equivalent from a third party, pay the third party for same, and Withhold the amount so paid to third party from any money then or thereafter due to the Contractor; or

•	Withhold monies in the amount of any damage caused by any deficiency or delay in the services.

15.0                      CRIMINAL BACKGROUND CHECKS

15.1
The Contractor shall, upon request, provide DCH with a resume and satisfactory criminal background check or an attestation that a satisfactory criminal background check has been completed of any of its staff or Subcontractor’s staff assigned to or proposed to be assigned to any aspect of the performance of this Contract.

16.0	SUBCONTRACTS

16.1                      USE OF SUBCONTRACTORS

16.1.1
The Contractor will not subcontract or permit anyone other than Contractor personnel to perform any of the work, services, or other performances required of the Contractor under this Contract, or assign any of its rights or obligations hereunder, without the prior written consent of DCH.  Prior to hiring or entering into an agreement with any Subcontractor, any and all Subcontractors shall be approved by DCH.  DCH reserves the right to inspect all subcontract agreements at any time during the Contract period.  Upon request from DCH, the Contractor shall provide in writing the names of all proposed or actual Subcontractors. The Contractor is solely accountable for all functions and responsibilities contemplated and required by this Contract, whether the Contractor performs the work directly or through a Subcontractor.

16.1.2
All contracts between the Contractor and Subcontractors must be in writing and must specify the activities and responsibilities delegated to the Subcontractor.  The contracts must also include provisions for revoking delegation or imposing other sanctions if the Subcontractor’s performance is inadequate.

16.1.3
All contracts must ensure that the Contractor evaluates the prospective Subcontractor’s ability to perform the activities to be delegated; monitors the Subcontractor’s performance on an ongoing basis and subjects it to formal review according to a periodic schedule established by DCH and consistent with industry standards or State laws and regulations; and identifies deficiencies or areas for improvement and that corrective action is taken.

16.1.4
The Contractor shall give DCH immediate notice in writing by registered mail or certified mail of any action or suit filed by any Subcontractor and prompt notice of any Claim made against the Contractor by any Subcontractor or vendor that, in the opinion of Contractor, may result in litigation related in any way to this Contract.

16.1.5	All Subcontractors must fulfill the requirements of 42 CFR 438.6 as appropriate.

16.1.6	All Provider contracts shall comply with the requirements and provisions as set forth in Section 4.10 of this Contract.

16.1.7	The Contractor shall submit a Subcontractor Information Report to include, but is not limited to: Subcontractor name, services provided, effective date of the subcontracted agreement.

16.1.8	The Contractor shall submit to DCH a written notification of any subcontractor terminations at least ninety (90) days prior to the effective date of the termination.

16.2	COST OR PRICING BY SUBCONTRACTORS

16.2.1
The Contractor shall submit, or shall require any Subcontractors hereunder to submit, cost or pricing data for any subcontract to this Contract prior to award.  The Contractor shall also certify that the information submitted by the Subcontractor is, to the best of their knowledge and belief, accurate, complete and current as of the date of agreement, or the date of the negotiated price of the subcontract to the Contract or amendment to the Contract.  The Contractor shall insert the substance of this Section in each subcontract hereunder.

16.2.2
If DCH determines that any price, including profit or fee negotiated in connection with this Contract, or any cost reimbursable under this Contract was increased by any significant sum because of the inaccurate cost or pricing data, then such price and cost shall be reduced accordingly and this Contract and the subcontract shall be modified in writing to reflect such reduction.

17.0                      LICENSE, CERTIFICATE, PERMIT REQUIREMENT

17.1
Contractor shall have, obtain, and maintain in good standing any licenses, certificates and permits, whether State or federal, that are required prior to and during the performance of work under this Contract.  Contractor agrees to provide DCH with certified copies of all licenses, certificates and permits that may be necessary, upon DCH’s request.

17.2
The Contractor warrants that it is qualified to do business in the State and is not prohibited by its articles of incorporation, bylaws or any law of the State under which it is incorporated from performing the services under this Contract.  The Contractor shall have and maintain a Certificate of Authority pursuant to O.C.G.A. §33-21, and shall obtain and maintain in good standing any Georgia-licenses, certificates and permits, whether State or federal, that are required prior to and during the performance of work under this Contract.  Loss of the licenses, certificates, permits, or Certificate of Authority for health maintenance organizations shall be cause for termination of the Contract pursuant to Section 22 of this Contract.  In the event the Certificate of Authority, or any other license or permit is canceled, revoked, suspended or expires during the term of this Contract, the Contractor shall inform the State immediately and cease all activities under this Contract, until further instruction from DCH.  The Contractor agrees to provide DCH with certified copies of all licenses, certificates and permits necessary upon request.

17.2
The Contractor shall be accredited by the National Committee for Quality Assurance (NCQA) for MCO, URAC (Health Plan accreditation), Accreditation Association for Ambulatory Health Care (AAAHC) for MCO, or Joint Commission on Accreditation of Healthcare Organizations (JCAHO) for MCO, or shall be actively seeking and working towards such accreditation.  The Contractor shall provide to DCH upon request any and all documents related to achieving such accreditation and DCH shall monitor the Contractor’s progress towards accreditation.  DCH may require that the Contractor achieve such accreditation by year three of this Contract.

17.3
The Contractor shall notify DCH within fifteen calendar days of any accrediting organization noted deficiencies as well as any accreditations that have been rescinded by a recognized accrediting organization.

17.4
The Contractor warrants that there is no claim, legal action, counterclaim, suit, arbitration, governmental investigation or other legal, administrative, or tax proceeding, or any order, decree or judgment of any court, governmental agency, or arbitration tribunal that is in progress, pending, or threatened against or relating to Contractor or the assets of Contractor that would individually or in the aggregate have a material adverse effect on Contractor’s ability to perform the obligations contemplated by this Agreement.  Without limiting the generality of the representation of the immediately preceding sentence, Contractor is not currently the subject of a voluntary or involuntary petition in bankruptcy, does not presently contemplate filing any such voluntary petition, and is not aware of any intention on the part of any other person, or entity, to file such an involuntary petition against it.

18.0                      RISK OF LOSS AND REPRESENTATIONS

18.1
DCH takes no title to any of the Contractor’s goods used in providing the services and/or Deliverables hereunder and the Contractor shall bear all risk of loss for any goods used in performing work pursuant to this Contract.

18.2
The Parties agree that DCH may reasonably rely upon the representations and certifications made by the Contractor, including those made by the Contractor in the Contractor’s response to the RFP and this Contract, without first making an independent investigation or verification.

18.3
The Parties also agree that DCH may reasonably rely upon any audit report, summary, analysis, certification, review, or work product that the Contractor produces in accordance with its duties under this Contract, without first making an independent investigation or verification.

19.0	PROHIBITION OF GRATUITIES AND LOBBYIST DISCLOSURES

19.1
The Contractor, in the performance of this Contract, shall not offer or give, directly or indirectly, to any employee or agent of the State, any gift, money or anything of value, or any promise, obligation, or contract for future reward or compensation at any time during the term of this Contract, and shall comply with the disclosure requirements set forth in O.C.G.A. § 45-1-6.

19.2
The Contractor also states and warrants that it has complied with all disclosure and registration requirements for vendor lobbyists as set forth in O.C.G.A. § 21-5-1, et seq. and all other applicable law, including but not limited to registering with the State Ethics Commission.  In addition, the Contractor states and warrants that no federal money has been used for any lobbying of State officials, as required under applicable federal law.  For the purposes of this Contract, vendor lobbyists are those who lobby State officials on behalf of businesses that seek a contract to sell goods or services to the State or oppose such contract.

20.0                      RECORDS REQUIREMENTS

The Contractor agrees to maintain books, records, documents, and other evidence pertaining to the costs and expenses of this Contract to the extent and in such detail as will properly reflect all costs for which payment is made under the provisions of this Contract and/or any document that is a part of this Contract by reference or inclusion.  The Contractor’s accounting procedures and practices shall conform to generally accepted accounting principles, and the costs properly applicable to the Contract shall be readily ascertainable.

20.1	RECORDS RETENTION REQUIREMENTS

The Contractor shall preserve and make available all of its records pertaining to the performance under this Contract for a period of seven (7) years from the date of final payment under this Contract, and for such period, if any, as is required by applicable statute or by any other section of this Contract.  If the Contract is completely or partially terminated, the records relating to the work terminated shall be preserved and made available for period of seven (7) years from the date of termination or of any resulting final settlement.  Records that relate to Appeals, litigation, or the settlements of Claims arising out of the performance of this Contract, or costs and expenses of any such agreements as to which exception has been taken by the State Contractor or any of his duly Authorized Representatives, shall be retained by Contractor until such Appeals, litigation, Claims or exceptions have been disposed of.

20.2	ACCESS TO RECORDS

•	The State and federal standards for audits of DCH agents, contractors, and programs are applicable to this section and are incorporated by reference into this Contract as though fully set out herein.

•
Pursuant to the requirements of 42 CFR 434.6(a) (5) and 42 CFR 434.38, the Contractor shall make all of its books, documents, papers, Provider records, Medical Records, financial records, data, surveys and computer databases available for examination and audit by DCH, the State Attorney General, the State Health Care Fraud Control Unit, the State Department of Audits, and/or authorized State or federal personnel.  Any records requested hereunder shall be produced immediately for review at DCH or sent to the requesting authority by mail within fourteen (14) Calendar Days following a request.  All records shall be provided at the sole cost and expense of the Contractor.  DCH shall have unlimited rights to access, use, disclose, and duplicate all information and data in any way relating to this Contract in accordance with applicable State and federal laws and regulations.  DCH shall not be restricted in the number of times it may audit, visit, inspect, review or otherwise monitor Contractor and any subcontractors during the term of this Contract.  DCH will only conduct audits as determined reasonably necessary by the Department.

•
The Department may issue subpoenas to Contractor, which require the Contractor or its agents (e.g. employees, subcontractors) to: produce and permit inspection and copying of designated books, papers, documents, or other tangible items; and/or attend and give testimony at a deposition or hearing.  The Contractor agrees to comply with all subpoenas issued by the Department or parties acting on behalf of the Department.  The Contractor understands that it is ultimately responsible for its agents’ compliance with the subpoenas described herein.

•
During the entire life of the Contract, the Contractor and all subcontractors shall provide DCH with copies of its annual report and all disclosure or reporting statements or forms filed with the State of Georgia and/or the Securities and Exchange Commission (SEC) as soon as they are prepared in final form and are otherwise available for distribution or filing.  In the event that the Contractor is not required to or does not prepare either an annual report or SEC disclosure or reporting statements or forms by virtue of being a subsidiary of another corporation, it shall fulfill the requirements of this section, with respect to all such documents for any parent corporation, which reflect, report or include any of its operations on any basis.  In addition, upon the written request of the Program Manager, the Contractor and all subcontractors shall furnish DCH with the most recent un-audited and audited copies of its current balance sheet within fourteen (14) calendar days of its receipt of such request.

20.3	MEDICAL RECORD REQUESTS

•
The Contractor shall ensure a copy of the Member’s Medical Record is made available, without charge, upon the written request of the Member or Authorized Representative within fourteen (14) Calendar Days of the receipt of the written request.

•
The Contractor shall ensure that Medical Records are furnished at no cost to a new PCP, Out-of-Network Provider or other specialist, upon Member’s request, no later than fourteen (14) Calendar Days following the written request.

21.0                      CONFIDENTIALITY REQUIREMENTS

21.1	GENERAL CONFIDENTIALITY REQUIREMENTS

The Contractor shall treat all information, including Medical Records and any other health and Enrollment information that identifies a particular Member or that is obtained or viewed by it or through its staff and Subcontractors performance under this Contract as confidential information, consistent with the confidentiality requirements of 45 CFR parts 160 and 164.  The Contractor shall not use any information so obtained in any manner, except as may be necessary for the proper discharge of its obligations.  Employees or authorized Subcontractors of the Contractor who have a reasonable need to know such information for purposes of performing their duties under this Contract shall use personal or patient information, provided such employees and/or Subcontractors have first signed an appropriate non-disclosure agreement that has been approved and maintained by DCH.  The Contractor shall remove any person from performance of services hereunder upon notice that DCH reasonably believes that such person has failed to comply with the confidentiality obligations of this Contract.  The Contractor shall replace such removed personnel in accordance with the staffing requirements of this Contract. DCH, the Georgia Attorney General, federal officials as authorized by federal law or regulations, or the Authorized Representatives of these parties shall have access to all confidential information in accordance with the requirements of State and federal laws and regulations.

21.2	HIPAA COMPLIANCE

The Contractor shall assist DCH in its efforts to comply with the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) and its amendments, rules, procedures, and regulations.  To that end, the Contractor shall cooperate and abide by any requirements mandated by HIPAA or any other applicable laws.  Contractor warrants that it will cooperate with DCH, including cooperation with DCH privacy officials and other compliance officers required by HIPAA and its regulations, in the course of performance of this Contract so that both parties will be in compliance with HIPAA.  The Contractor acknowledges that HIPAA may require the Contractor and DCH to sign documents for compliance purposes, including but not limited to a Business Associate Agreement.  The Contractor shall cooperate with DCH on these matters, sign whatever documents may be required for HIPAA compliance, and abide by their terms and conditions.  Contractor also agrees to abide by the terms and conditions of DCH policies and procedures regarding privacy and security.

22.0                 TERMINATION OF CONTRACT

22.1	GENERAL PROCEDURES

This Contract may terminate, or may be terminated, by DCH for any or all of the following reasons:

•	Default by the Contractor, upon thirty (30) Calendar Days’ notice;

•	Convenience of DCH, upon thirty (30) Calendar Days’ notice;

•	Immediately, in the event of insolvency, Contract breach, or declaration of bankruptcy by the Contractor; or

•	Immediately, when sufficient appropriated funds no longer exist for the payment of DCH's obligation under this Contract.

22.2	TERMINATION BY DEFAULT

22.2.1
In the event DCH determines that the Contractor has defaulted by failing to carry out the substantive terms of this Contract or failing to meet the applicable requirements in 1932 and 1903(m) of the Social Security Act, DCH may terminate the Contract in addition to or in lieu of any other remedies set out in this Contract or available by law.

22.2.2	Prior to the termination of this Contract, DCH will:

•
Provide written notice of the intent to terminate at least thirty (30) Calendar Days prior to the termination date, the reason for the termination, and the time and place of a hearing to give the Contractor an opportunity to Appeal the determination and/or cure the default;

•	Provide written notice of the decision affirming or reversing the proposed termination of the Contract, and for an affirming decision, the effective date of the termination; and

•
For an affirming decision, give Members or the Contractor notice of the termination and information consistent with 42 CFR 438.10 on their options for receiving Medicaid services following the effective date of termination.

22.3	TERMINATION FOR CONVENIENCE

DCH may terminate this Contract for convenience and without cause upon thirty (30) Calendar Days’ written notice.  Termination for convenience shall not be a breach of the Contract by DCH.  The Contractor shall be entitled to receive, and shall be limited to, just and equitable compensation for any satisfactory authorized work performed as of the termination date  Availability of funds shall be determined solely by DCH.

22.4	TERMINATION FOR INSOLVENCY OR BANKRUPTCY

The Contractor’s insolvency, or the Contractor’s filing of a petition in bankruptcy, shall constitute grounds for termination for cause.  In the event of the filing of a petition in bankruptcy, the Contractor shall immediately advise DCH.  If DCH reasonably determines that the Contractor's financial condition is not sufficient to allow the Contractor to provide the services as described herein in the manner required by DCH, DCH may terminate this Contract in whole or in part, immediately or in stages.  The Contractor's financial condition shall be presumed not sufficient to allow the Contractor to provide the services described herein, in the manner required by DCH if the Contractor cannot demonstrate to DCH's satisfaction that the Contractor has risk reserves and a minimum net worth sufficient to meet the statutory standards for licensed health care plans.  The Contractor shall cover continuation of services to Members for the duration of period for which payment has been made, as well as for inpatient admissions up to discharge.

22.5	TERMINATION FOR INSUFFICIENT FUNDING

In the event that federal and/or State funds to finance this Contract become unavailable, DCH may terminate the Contract in writing with thirty (30) Calendar Days’ notice to the Contractor.  The Contractor shall be entitled to receive, and shall be limited to, just and equitable compensation for any satisfactory authorized work performed as of the termination date.  Availability of funds shall be determined solely by DCH.

22.6	TERMINATION PROCEDURES

22.6.1
DCH will issue a written notice of termination to the Contractor by certified mail, return receipt requested, or in person with proof of delivery.  The notice of termination shall cite the provision of this Contract giving the right to terminate, the circumstances giving rise to termination, and the date on which such termination shall become effective.  Termination shall be effective at 11:59 p.m. EST on the termination date.

22.6.2	Upon receipt of notice of termination or on the date specified in the notice of termination and as directed by DCH, the Contractor shall:

•	Stop work under the Contract on the date and to the extent specified in the notice of termination;

•	Place no further orders or Subcontract for materials, services, or facilities, except as may be necessary for completion of such portion of the work under the Contract as is not terminated

•	Terminate all orders and Subcontracts to the extent that they relate to the performance of work terminated by the notice of termination;

•
Assign to DCH, in the manner and to the extent directed by the Contract Administrator, all of the right, title, and interest of Contractor under the orders or subcontracts so terminated, in which case DCH will have the right, at its discretion, to settle or pay any or all Claims arising out of the termination of such orders and Subcontracts;

•
With the approval of the Contract Administrator, settle all outstanding liabilities and all Claims arising out of such termination or orders and subcontracts, the cost of which would be reimbursable in whole or in part, in accordance with the provisions of the Contract;

•	Complete the performance of such part of the work as shall not have been terminated by the notice of termination;

•
Take such action as may be necessary, or as the Contract Administrator may direct, for the protection and preservation of any and all property or information related to the Contract that is in the possession of Contractor and in which DCH has or may acquire an interest;

•
Promptly make available to DCH, or another CMO plan acting on behalf of DCH, any and all records, whether medical or financial, related to the Contractor's activities undertaken pursuant to this Contract.  Such records shall be provided at no expense to DCH;

•	Promptly supply all information necessary to DCH, or another CMO plan acting on behalf of DCH, for reimbursement of any outstanding Claims at the time of termination; and

•	Submit a termination plan to DCH for review and approval that includes the following terms:

o	Maintain Claims processing functions as necessary for ten (10) consecutive months in order to complete adjudication of all Claims;

o	Comply with all duties and/or obligations incurred prior to the actual termination date of the Contract, including but not limited to, the Appeal process as described in Section 4.14;

o	File all Reports concerning the Contractor’s operations during the term of the Contract in the manner described in this Contract;

o
Ensure the efficient and orderly transition of Members from coverage under this Contract to coverage under any new arrangement developed by DCH in accordance with procedures set forth in Section 4.11.4;

o	Maintain the financial requirements, and insurance set forth in this Contract until DCH provides the Contractor written notice that all continuing obligations of this Contract have been fulfilled; and

o	Submit Reports to DCH every thirty (30) Calendar Days detailing the Contractor’s progress in completing its continuing obligations under this Contract until completion.

22.6.3
Upon completion of these continuing obligations, the Contractor shall submit a final report to DCH describing how the Contractor has completed its continuing obligations.  DCH will advise, within twenty (20) Calendar Days of receipt of this report, if all of the Contractor’s obligations are discharged.  If DCH finds that the final report does not evidence that the Contractor has fulfilled its continuing obligations, then DCH will require the Contractor to submit a revised final report to DCH for approval.

22.7	TERMINATION CLAIMS

22.7.1
After receipt of a notice of termination, the Contractor shall submit to the Contract Administrator any termination claim in the form, and with the certification prescribed by, the Contract Administrator.  Such claim shall be submitted promptly but in no event later than ten (10) months from the effective date of termination.  Upon failure of the Contractor to submit its termination claim within the time allowed, the Contract Administrator may, subject to any review required by the State procedures in effect as of the date of execution of the Contract, determine, on the basis of information available, the amount, if any, due to the Contractor by reason of the termination and shall thereupon cause to be paid to the Contractor the amount so determined.

22.7.2
Upon receipt of notice of termination, the Contractor shall have no entitlement to receive any amount for lost revenues or anticipated profits or for expenditures associated with this Contract or any other contract.  Upon termination, the Contractor shall be paid in accordance with the following:

•	At the Contract price(s) for completed Deliverables and/or services delivered to and accepted by DCH; and/or

•	At a price mutually agreed upon by the Contractor and DCH for partially completed Deliverables and/or services.

22.7.3
In the event the Contractor and DCH fail to agree in whole or in part as to the amounts with respect to costs to be paid to the Contractor in connection with the total or partial termination of work pursuant to this article, DCH will determine, on the basis of information available, the amount, if any, due to the Contractor by reason of termination and shall pay to the Contractor the amount so determined.

23.0                      LIQUIDATED DAMAGES

23.1                      GENERAL PROVISIONS

23.1.1
In the event the Contractor fails to meet the terms, conditions, or requirements of this Contract and financial damages are difficult or impossible to ascertain exactly, the Contractor agrees that DCH may assess liquidated damages, not penalties, against the Contractor for the deficiencies.  The Parties further acknowledge and agree that the specified liquidated damages are reasonable and the result of a good faith effort by the Parties to estimate the actual harm caused by the Contractor’s breach.  The Contractor’s failure to meet the requirements in this Contract will be divided into four (4) categories of events.

23.1.2	Notwithstanding any sanction or liquidated damages imposed upon the Contractor other than Contract termination, the Contractor shall continue to provide all Covered Services and care management.

23.2                      CATEGORY 1

23.2.1
Liquidated damages up to $100,000 per violation may be imposed for Category 1 events. For Category 1 events, the Contractor shall submit a written CAPA/PC to DCH for review and approval prior to implementing the corrective action.  Category 1 events are monitored by DCH to determine compliance and shall include and constitute the following:

•	Acts that discriminate among Members on the basis of their health status or need for health care services; and

•	Misrepresentation of actions or falsification of information furnished to CMS or the State.

•	Failure to implement requirements stated in the Contractor’s proposal, the RFP, this Contract, or other material failures in the Contractor’s duties.

•	Failure to participate in a readiness and/or annual review.

•	Failure to provide an adequate provider network of physicians, pharmacies, hospitals, and other specified health care Providers in order to assure member access to all Covered Services.

23.3                      CATEGORY 2

23.3.1
Liquidated damages up to $25,000 per violation may be imposed for the Category 2 events.  For Category 2 events, the Contractor shall submit a written CAPA/PC to DCH for review and approval prior to implementing the corrective action.  Category 2 events are monitored by DCH to determine compliance and include the following:

•	Substantial failure to provide medically necessary services that the Contractor is required to provide under law, or under this Contract, to a Member covered under this Contract;

•	Misrepresentation or falsification of information furnished to a Member, Potential Member, or health care Provider;

•	Failure to comply with the requirements for physician incentive plans, as set forth in 42 CFR 422.208 and 422.210;

•
Distribution directly, or indirectly, through any Agent or independent contractor, marketing materials that have not been approved by the State or that contain false or materially misleading information;

•	Violation of any other applicable requirements of section 1903(m) or 1932 of the Social Security Act and any implementing regulations;

•	Failure of the Contractor to assume full operation of its duties under this Contract in accordance with the transition timeframes specified herein;

•
Imposition of premiums or charges on Members that are in excess of the premiums or charges permitted under the Medicaid program (the State will deduct the amount of the overcharge and return it to the affected Member).

•	Failure to resolve Member Appeals and Grievances within the timeframes specified in this Contract;

•	Failure to ensure client confidentiality in accordance with 45 CFR 160 and 45 CFR 164; and an incident of noncompliance will be assessed as per member and/or per HIPAA regulatory violation.

•	Violation of a subcontracting requirement in the Contract.

23.4                      CATEGORY 3

23.4.1
Liquidated damages up to $5,000.00 per day may be imposed for Category 3 events.  For Category 3 events, a written CAPA/PC may be required and corrective action must be taken.  In the case of Category 3 events, if corrective action is taken within four (4) Business Days, then liquidated damages may be waived at the discretion of DCH.  Category 3 events are monitored by DCH to determine compliance and shall include the following:

•	Failure to submit required Reports and Deliverables in the timeframes prescribed in Section 4.18 and Section 5.7;

•	Submission of incorrect or deficient Deliverables or Reports as determined by DCH;

•	Failure to comply with the Claims processing standards as follows:

o	Failure to process and finalize to a paid or denied status ninety-seven percent (97%) of all Clean Claims within fifteen (15) Business Days during a fiscal year;

o
Failure to pay Providers interest at an eighteen percent (18%) annual rate, calculated daily for the full period during which a clean, unduplicated Claim is not adjudicated within the claims processing deadlines.  For all claims that are initially denied or underpaid by the Contractor but eventually determined or agreed to have been owed by the Contractor to a provider of health care services, the Contractor shall pay, in addition to the amount determined to be owed, interest of twenty percent (20%) per annum (based on simple interest calculations), calculated from 15 calendar days after the date the claim was submitted. A Contractor shall pay all interest required to be paid under this provision or Code Section 33-24-59.5 automatically and simultaneously whenever payment is made for the claim giving rise to the interest payment. All interest payments shall be accurately identified on the associated remittance advice submitted by the Contractor to the Provider. A Contractor shall not be responsible for the penalty described in this subsection if the health care provider submits a claim containing a material omission or inaccuracy in any of the data elements required for a complete standard health care claim form as prescribed under 45 C.F.R. Part 162 for electronic claims, a CMS Form 1500 for non-electronic claims, or any claim prescribed by DCH.

•	Failure to comply with the eighty percent (80%) of screening ratio on the Contractor’s CMS-416 Health Check as described Section 4.7.3.8.

•	Failure to achieve the Performance Target for any one Quality Performance Measure.

•	Failure to provide an initial visit within fourteen (14) Calendar Days for all newly enrolled women who are pregnant in accordance with Sections 4.6.9.1.

•	Failure to comply with the Notice of Proposed Action and Notice of Adverse Action requirements as described in Sections 4.14.3 and 4.14.5.

•	Failure to comply with any CAPA/PC as required by DCH.

•	Failure to seek, collect and/or report third party information as described in Section 8.4.

•	Failure to comply with the Contractor staffing requirements as described in Section 14.2.

•	Failure of Contractor to issue written notice to Members upon Provider’s notice of termination in the Contractor’s plan as described in Section 4.10.2.3.

•	Failure to comply with federal law regarding sterilizations, hysterectomies, and abortions and as described in Section 4.6.5.

•	Failure to submit acceptable member and provider directed materials or documents in a timely manner, i.e., member and provider directories, handbooks, policies and procedures.

•	Failure to comply with the required Demonstration Reports and Deliverables as prescribed in Attachments O and Q.

•	Failure to achieve annual targeted reductions in the Pregnancy Rate as identified in Attachment O.

•	Failure to deliver effective Demonstration services as evidenced by lack of achievement of annual targeted LBW and VLBW reduction targets as identified in Attachment O.

23.5                      CATEGORY 4

23.5.1
Liquidated damages as specified below may be imposed for Category 4 events.  Imposition of liquidated damages will not relieve the Contractor from submitting and implementing CAPA/PC or corrective action as determined by DCH.  Category 4 events are monitored by DCH to determine compliance and include the following:

23.5.1.1	Failure to implement the business continuity-disaster recovery (BC-DR) plan as follows:

•	Implementation of the (BC-DR) plan exceeds the proposed time by two (2) or less Calendar Days: five thousand dollars ($5,000) per day up to day 2;

•	Implementation of the (BC-DR) plan exceeds the proposed time by more than (2) and up to five (5) Calendar Days: ten thousand dollars ($10,000) per each day beginning with Day 3 and up to Day 5;

•
Implementation of the (BC-DR) plan exceeds the proposed time by more than five (5) and up to ten (10) Calendar Days, twenty-five thousand dollars ($25,000) per day beginning with Day 6 and up to Day 10; and

•	Implementation of the (BC-DR) plan exceeds the proposed time by more than ten (10) Calendar Days: fifty thousand dollars ($50,000) per each day beginning with Day 11.

23.5.1.2	Unscheduled System Unavailability (other than CCE and ECM functions described below) occurring during a continuous five (5) Business Day period, may be assessed as follows:

•	Greater than or equal to two (2) and less than twelve (12) hours cumulative: up to one hundred twenty-five dollars ($125) for each thirty (30) minutes or portions thereof;

•	Greater than or equal to twelve (12) and less than twenty-four (24) hours cumulative: up to two hundred fifty dollars ($250) for each thirty (30) minutes or portions thereof; and

•
Greater than or equal to twenty-four (24) hours cumulative: up to five hundred dollars ($500) for each thirty (30) minutes or portions thereof up to a maximum of twenty-five thousand dollars ($25,000) per occurrence.

23.5.1.3
Confirmation of CMO Enrollment (CCE) or Electronic Claims Management (ECM) system downtime. In any calendar week, penalties may be assessed as follows for downtime outside the State’s control of any component of the CCE and ECM systems, such as the voice response system and PC software response system:

•	Less than twelve (12) hours cumulative: up to two hundred fifty dollars ($250) for each thirty (30) minutes or portions thereof;

•	Greater than or equal to twelve (12) and less than twenty-four (24) hours cumulative: up to five hundred ($500) for each thirty (30) minutes or portions thereof; and

•
Greater than or equal to twenty-four (24) hours cumulative: up to one thousand dollars ($1,000) for each thirty (30) minutes or portions thereof up to a maximum of fifty thousand dollars ($50,000) per occurrence.

23.5.1.4
Failure to make available to the state and/or its agent readable, valid extracts of Encounter Information for a specific month within fifteen (15) Calendar Days of the close of the month: five hundred dollars ($500) per day.  After fifteen (15) Calendar Days of the close of the month:  two thousand dollars ($2000) per day.

23.5.1.5
Failure to correct a system problem not resulting in System Unavailability within the allowed timeframe, where failure to complete was not due to the action or inaction on the part of DCH as documented in writing by the Contractor:

•	One (1) to fifteen (15) Calendar Days late: two hundred and fifty dollars ($250) per Calendar Day for Days 1 through 15;

•	Sixteen (16) to thirty (30) Calendar Days late: five hundred dollars ($500) per Calendar Day for Days 16 through 30; and

•	More than thirty (30) Calendar Days late: one thousand dollars ($1,000) per Calendar Day for Days 31 and beyond.

23.5.1.6	Failure to meet the Telephone Hotline performance standards:

•	$1,000.00 for each percentage point that is below the target answer rate of eighty percent (80%) in thirty (30) seconds;

•	$1,000.00 for each percentage point that is above the target of a one percent (1%) Blocked Call rate; and

•	$1,000.00 for each percentage point that is above the target of a five percent (5%) Abandoned Call rate.

23.6	OTHER REMEDIES

In addition other liquidated damages described above for Category 1-4 events, DCH may impose the following other remedies:

•
Appointment of temporary management of the Contractor as provided in 42 CFR 438.706, if DCH finds that the Contractor has repeatedly failed to meet substantive requirements in section 1903 (m) or section 1932 of the Social Security Act;

•	Granting Members the right to terminate Enrollment without cause and notifying the affected Members of their right to disenroll;

•	Suspension of all new Enrollment, including default Enrollment, after the effective date of remedies;

•
Suspension of payment to the Contractor for Members enrolled after the effective date of the remedies and until CMS or DCH is satisfied that the reason for imposition of the remedies no longer exists and is not likely to occur;

•	Termination of the Contract if the Contractor fails to carry out the substantive terms of the Contract or fails to meet the applicable requirements in 1932 and 1903(m) of the Social Security Act;

•	Civil Monetary Fines in accordance with 42 CFR 438.704; and

•	Additional remedies allowed under State statute or State regulation that address areas of non-compliance specified in 42 CFR 438.700.

23.7	NOTICE OF REMEDIES

Prior to the imposition of either liquidated damages or other remedies, DCH will issue a written notice of remedies that will include the following:

•	A citation to the law, regulation or Contract provision that has been violated;

•	The remedies to be applied and the date the remedies will be imposed;

•	The basis for DCH’s determination that the remedies should be imposed;

•	Request for a CAPA/PC, if applicable; and

•
The time frame and procedure for the Contractor to dispute DCH’s determination. A Contractor’s dispute of a liquidated damage or remedies shall not stay the effective date of the proposed liquidated damage or remedies.

24.0                 INDEMNIFICATION

The Contractor hereby releases and agrees to indemnify and hold harmless DCH, the State of Georgia and its departments, agencies and instrumentalities (including the State Tort Claims Trust Fund, the State Authority Liability Trust Fund, The State Employee Broad Form Liability Funds, the State Insurance and Hazard Reserve Fund, and other self-insured funds, all such funds hereinafter collectively referred to as the "Funds") from and against any and all claims, demands, liabilities, losses, costs or expenses, and attorneys' fees, caused by, growing out of, or arising from this Contract, due to any act or omission on the part of the Contractor, its agents, employees, customers, invitees, licensees or others working at the direction of the Contractor or on its behalf, or due to any breach of this Contract by the Contractor, or due to the application or violation of any pertinent federal, State or local law, rule or regulation.  This indemnification extends to the successors and assigns of the Contractor, and this indemnification survives the termination of the Contract and the dissolution or, to the extent allowed by the law, the bankruptcy of the Contractor.

25.0                 INSURANCE

25.1
The Contractor shall, at a minimum, prior to the commencement of work, procure the insurance policies identified below at the Contractor’s own cost and expense and shall furnish DCH with proof of coverage at least in the amounts indicated.  It shall be the responsibility of the Contractor to require any Subcontractor to secure the same insurance coverage as prescribed herein for the Contractor, and to obtain a certificate evidencing that such insurance is in effect. In the event that any such insurance is proposed to be reduced, terminated or cancelled for any reason, the Contractor shall provide to DCH at least thirty (30) Calendar Days written notice.  Prior to the reduction, expiration and/or cancellation of any insurance policy required hereunder, the Contractor shall secure replacement coverage upon the same terms and provisions to ensure no lapse in coverage, and shall furnish, at the request of DCH, a certificate of insurance indicating the required coverage’s.  The Contractor shall maintain insurance coverage sufficient to insure against claims arising at any time during the term of the Contract.  The provisions of this Section shall survive the expiration or termination of this Contract for any reason.  In addition, the Contractor shall indemnify and hold harmless DCH and the State from any liability arising out of the Contractor’s or its Subcontractor’s untimely failure in securing adequate insurance coverage as prescribed herein:

25.1.1
Workers’ Compensation Insurance, the policy(ies) to insure the statutory limits established by the General Assembly of the State of Georgia. The Workers’ Compensation Policy must include Coverage B – Employer’s Liability Limits of:

•	Bodily injury by accident: five hundred thousand dollars ($500,000) each accident;

•	Bodily Injury by Disease: five hundred thousand dollars ($500,000) each employee; and

•	One million dollars ($1,000,000) policy limits.

25.1.2	The Contractor shall require all Subcontractors performing work under this Contract to obtain an insurance certificate showing proof of Worker’s Compensation Coverage.

25.1.3	The Contractor shall have commercial general liability policy(ies) as follows:

•	Combined single limits of one million dollars ($1,000,000) per person and three million dollars ($3,000,000) per occurrence;

•	On an “occurrence” basis; and

•	Liability for property damage in the amount of three million dollars ($3,000,000) including contents coverage for all records maintained pursuant to this Contract.

26.0                      PAYMENT BOND & IRREVOCABLE LETTER OF CREDIT

26.1
Within five (5) Business Days of Contract Execution, Contractor shall obtain and maintain in force and effect an irrevocable letter of credit in the amount representing one half of one month’s Net Capitation Payment associated with the actual GF lives in the Atlanta and Central Service Regions enrolled in Contractor’s plan. On or before July 2 each following year, Contractor shall modify the amount of the irrevocable letter of credit currently in force and effect to equal one-half of the average of the Net Capitation Payments paid to the Contractor for the months of January, February and March.   If at any time during the year, the actual GF lives enrolled in Contractor’s plan increases or decreases by more than twenty-five percent, DCH, at its sole discretion, may increase or decrease the amount required for the irrevocable letter of credit.

Notwithstanding the above, Contractor shall have the option, in its discretion, to obtain a surety bond in lieu of the irrevocable letter of credit for 15% of the total irrevocable letter of credit requirement, and such surety bond, together with an irrevocable letter of credit in the amount of 85% of the total irrevocable letter of credit requirement, shall satisfy Contractor’s obligations under this Section 26.1.

With regard to the irrevocable letter of credit, DCH may recoup payments from the Contractor for liabilities or obligations arising from any act, event, omission or condition which occurred or existed subsequent to the effective date of the Contract and which is identified in a survey, review, or audit conducted or assigned by DCH.

26.2
DCH may also, at its discretion, redeem Contractor’s irrevocable letter of credit in the amount(s) of actual damages suffered by DCH if DCH determines that the Contractor is (1) unable to perform any of the terms and conditions of the Contract or if (2) the Contractor is terminated by default or bankruptcy or material breach that is not cured within the time specified by DCH, or under both conditions described at one (1) and two (2).

26.3
During the Contract period, Contractor shall obtain and maintain a payment bond from an entity licensed to do business in the State of Georgia and acceptable to DCH with sufficient financial strength and creditworthiness to assume the payment obligations of Contractor in the event of a default in payment arising from bankruptcy, insolvency, or other cause.  Said bond shall be delivered to DCH within five (5) Business Days of Contract Execution and shall be in the amount of Five Million Dollars ($5,000,000.00).  On or before July 2, of each following year, Contractor shall modify the amount of the bond to equal the average of the Net Capitation Payments paid to the Contractor for the months of January, February and March.

26.4
If at any time during the year, the actual GF lives enrolled in Contractor’s plan increases or decreases by more than twenty-five percent, DCH, at its  sole discretion, may increase or decrease the amount required for the bond.

27.0	COMPLIANCE WITH ALL LAWS

27.1	NON-DISCRIMINATION

The Contractor agrees to comply with applicable federal and State laws, rules and regulations, and the State’s policy relative to nondiscrimination in employment practices because of political affiliation, religion, race, color, sex, physical handicap, age, or national origin including, but not limited to, Title VI of the Civil Rights Act of 1964, as amended; Title IX of the Education Amendments of 1972 as amended; the Age Discrimination Act of 1975, as amended; Equal Employment Opportunity (45 CFR 74 Appendix A (1), Executive Order 11246 and 11375) and the Americans with Disability Act of 1993 (including but not limited to 28 C.F.R. § 35.100 et seq.). Nondiscrimination in employment practices is applicable to employees for employment, promotions, dismissal and other elements affecting employment.

27.2	DELIVERY OF SERVICE AND OTHER FEDERAL LAWS

27.2.1
The Contractor agrees that all work done as part of this Contract is subject to CMS approval  and will comply fully with applicable administrative and other requirements established by applicable federal and State laws and regulations and guidelines, including but not limited to section 1902(a)(7) of the Social Security Act and DCH Medicaid and PeachCare for Kids® Policies and Procedures manuals, and assumes responsibility for full compliance with all such applicable laws, regulations, and guidelines, and agrees to fully reimburse DCH for any loss of funds or resources or overpayment resulting from non-compliance by Contractor, its staff, agents or Subcontractors, as revealed in subsequent audits.   The provisions of the Fair Labor Standards Act of 1938 (29 U.S.C. § 201 et seq.) and the rules and regulations as promulgated by the United States Department of Labor in Title XXIX of the Code of Federal Regulations are applicable to this Contract.  Contractor shall agree to conform with such federal laws as affect the delivery of services under this Contract including but not limited to the Titles VI, VII, XIX, XXI of the Social Security Act, the Federal Rehabilitation Act of 1973, the Davis Bacon Act (40 U.S.C. § 276a et seq.), the Copeland Anti-Kickback Act (40 U.S.C. § 276c), the Clean Air Act (42 U.S.C. 7401 et seq.) and the Federal Water Pollution Control Act as Amended (33 U.S.C. 1251 et seq.); the Byrd Anti-Lobbying Amendment (31 U.S.C. 1352); and Debarment and Suspension (45 CFR 74 Appendix A (8) and Executive Order 12549 and 12689); the Contractor shall agree to conform to such requirements or regulations as the United States Department of Health and Human Services may issue from time to time. Authority to implement federal requirements or regulations will be given to the Contractor by DCH in the form of a Contract amendment.

27.2.2
The Contractor shall include notice of grantor agency requirements and regulations pertaining to reporting and patient rights under any contracts involving research, developmental, experimental or demonstration work with respect to any discovery or invention which arises or is developed in the course of or under such contract, and of grantor agency requirements and regulations pertaining to copyrights and rights in data.

27.2.3
The Contractor shall recognize mandatory standards and policies relating to energy efficiency, which are contained in the State energy conservation plan issues in compliance with the Energy Policy and Conservation Act (Pub. L. 94-165).

27.3	COST OF COMPLIANCE WITH APPLICABLE LAWS

The Contractor agrees that it will bear any and all costs (including but not limited to attorneys’ fees, accounting fees, research costs, or consultant costs) related to, arising from, or caused by compliance with any and all laws, such as but not limited to federal and State statutes, case law, precedent, regulations, policies, and procedures which exist at the time of the execution of this Contract.  The Contractor further agrees that it will bear any and all costs (including but not limited to attorneys’ fees, accounting fees, research costs, or consultant costs) related to, arising from, or caused by compliance with any and all laws, such as but not limited to federal and state statutes, case law, precedent, regulations, policies, and procedures which become effective or are amended throughout the life of the Contract.  In the event of a disagreement on this matter, DCH’s determination on this matter shall be conclusive and not subject to Appeal.

27.4	GENERAL COMPLIANCE

Additionally, the Contractor agrees to comply and abide by all laws, rules, regulations, statutes, policies, or procedures that may govern the Contract, the deliverables in the Contract, or either Party’s responsibilities.  To the extent that applicable laws, rules, regulations, statutes, policies, or procedures – either those in effect at the time of the execution of this Contract, or those which become effective or are amended during the life of the Contract – require the Contractor to take action or inaction, any costs, expenses, or fees associated with that action or inaction shall be borne and paid by the Contractor solely.

28.0                      CONFLICT RESOLUTION

Any dispute concerning a question of fact or obligation related to or arising from this Contract that is not disposed of by mutual agreement shall be decided by the Contract Administrator who shall reduce his or her decision to writing and mail or otherwise furnish a copy to the Contractor.  The written decision of the Contract Administrator shall be final and conclusive, unless the Contractor mails or otherwise furnishes a written Appeal to the Commissioner of DCH within ten (10) Calendar Days from the date of receipt of such decision.  The decision of the Commissioner or a duly Authorized Representative for the determination of such Appeal shall be final and conclusive.  In connection with any Appeal proceeding under this provision, the Contractor shall be afforded an opportunity to be heard and to offer evidence in support of its Appeal.  Pending a final decision of a dispute hereunder, the Contractor shall proceed diligently with the performance of the Contract.

29.0	CONFLICT OF INTEREST AND CONTRACTOR INDEPENDENCE

29.1
No official or employee of the State of Georgia or the federal government who exercises any functions or responsibilities in the review or approval of the undertaking or carrying out of the GF program shall, prior to the completion of the project, voluntarily acquire any personal interest, direct or indirect, in this Contract or the proposed Contract.

29.2
The Contractor covenants that it presently has no interest and shall not acquire any interest, direct or indirect, that would conflict in any material manner or degree with, or have a material adverse effect on the performance of its services hereunder.  The Contractor further covenants that in the performance of the Contract no person having any such interest shall be employed.

29.3
All of the parties hereby certify that the provisions of O.C.G.A. §45-10-20 through  §45-10-28, which prohibit and regulate certain transactions between State officials and employees and the State of Georgia, have not been violated and will not be violated in any respect throughout the term.

29.4
In addition, it shall be the responsibility of the Contractor to maintain independence and to establish necessary policies and procedures to assist the Contractor in determining if the actual Contractors performing work under this Contract have any impairment to their independence.  To that end, the Contractor shall submit a written plan to DCH within five (5) Business Days of Contract Award in which it outlines its Impartiality and Independence Policies and Procedures relating to how it monitors and enforces Contractor and Subcontractor impartiality and independence.  The Contractor further agrees to take all necessary actions to eliminate threats to impartiality and independence, including but not limited to reassigning, removing, or terminating Contractors or Subcontractors.

30.0                      NOTICE

30.1
All notices under this Contract shall be deemed duly given upon delivery, if delivered by hand, or three (3) Calendar Days after posting, if sent by registered or certified mail, return receipt requested, to a party hereto at the addresses set forth below or to such other address as a party may designate by notice pursuant hereto.

For DCH:

Contract Administration:
Lindsey C. Breedlove
Acting Director of Contracts Administration
Georgia Department of Community Health
2 Peachtree Street, NW – 40th Floor
Atlanta, GA 30303-3159
(404) 463-1020 – Phone
(404) 657-7200 – Fax
E-mail address:  lbreedlove@dch.ga.gov

Peach State Health Plan
Clyde White, Jr.
VP Compliance
Peach State Health Plan
3200 Highland Parkway SE
Suite 300
Smyrna, GA 30082
(678) 556-2439 – Phone
(678) 556-2309 - Fax
E-mail address:  CWHITE@CENTENE.COM

Project Leader:
Claudette V. Bazile, Esq., Deputy Director of Operations
Georgia Department of Community Health
Division of Medicaid
2 Peachtree Street, NW, 36th Floor
Atlanta, Georgia 30303-3159
(404) 656-7513 - office
(770) 344-3829 - fax
E-mail address: cbazile@dch.ga.gov

30.2	It shall be the responsibility of the Contractor to inform the Contract Administrator of any change in address in writing no later than five (5) Business Days after the change.

31.0                      MISCELLANEOUS

31.1	CHOICE OF LAW OR VENUE

This Contract shall be governed in all respects by the laws of the State of Georgia.  Any lawsuit or other action brought against DCH, the State based upon, or arising from this Contract shall be brought in a court or other forum of competent jurisdiction in Fulton County in the State of Georgia.

31.2	ATTORNEY’S FEES

In the event that either party deems it necessary to take legal action to enforce any provision of this Contract, and in the event DCH prevails, the Contractor agrees to pay all expenses of such action including reasonable attorney’s fees and costs at all stages of litigation as awarded by the court, a lawful tribunal, hearing officer or administrative law judge.  If the Contractor prevails in any such action, the court or hearing officer, at its discretion, may award costs and reasonable attorney’s fees to the Contractor.  The term legal action shall be deemed to include administrative proceedings of all kinds, as well as all actions at law or equity.

31.3                      SURVIVABILITY

The terms, provisions, representations and warranties contained in this Contract shall survive the delivery or provision of all services or Deliverables hereunder.

31.4	DRUG-FREE WORKPLACE

The Contractor shall certify to DCH that a drug-free workplace shall be provided for the Contractor’s employees during the performance of this Contract as required by the “Drug-Free Workplace Act”, O.C.G.A. § 50-24-1, et seq. and applicable federal law.  The Contractor will secure from any Subcontractor hired to work in a drug-free workplace such similar certification.  Any false certification by the Contractor or violation of such certification, or failure to carry out the requirements set forth in the code, may result in the Contractor being suspended, terminated or debarred from the performance of this Contract.

31.5	CERTIFICATION REGARDING DEBARMENT, SUSPENSION, PROPOSED DEBARMENT AND OTHER MATTERS

The Contractor certifies that it is not presently debarred, suspended, proposed for debarment or declared ineligible for award of contracts by any federal or State agency.

31.6	WAIVER

The waiver by DCH of any breach of any provision contained in this Contract shall not be deemed to be a waiver of such provision on any subsequent breach of the same or any other provision contained in this Contract and shall not establish a course of performance between the parties contradictory to the terms hereof.

31.7	FORCE MAJEURE

Neither party to this Contract shall be responsible for delays or failures in performance resulting from acts beyond the control of such party. Such acts shall include, but not be limited to, acts of God, strikes, riots, lockouts, and acts of war, epidemics, fire, earthquakes, or other disasters.

31.8                      BINDING

This Contract and all of its terms, conditions, requirements, and amendments shall be binding on DCH, the Contractor, and their respective successors and permitted assigns.

31.9	TIME IS OF THE ESSENCE

Time is of the essence in this Contract. Any reference to “Days” shall be deemed Calendar Days unless otherwise specifically stated.

31.10	AUTHORITY

DCH has full power and authority to enter into this Contract, and the person acting on behalf of and signing for the Contractor has full authority to enter into this Contract, and the person signing on behalf of the Contractor has been properly authorized and empowered to enter into this Contract on behalf of the Contractor and to bind the Contractor to the terms of this Contract.  Each party further acknowledges that it has had the opportunity to consult with and/or retain legal counsel of its choice, read this Contract, understands this Contract, and agrees to be bound by it.

31.11	ETHICS IN PUBLIC CONTRACTING

The Contractor understands, states, and certifies that it made its proposal to the RFP without collusion or fraud and that it did not offer or receive any kickbacks or other inducements from any other Contractor, supplier, manufacturer, or Subcontractor in connection with its proposal to the RFP.

31.12	CONTRACT LANGUAGE INTERPRETATION

The Contractor and DCH agree that in the event of a disagreement regarding, arising out of, or related to, Contract language interpretation, DCH’s interpretation of the Contract language in dispute shall control and govern.  DCH’s interpretation of the Contract language in dispute shall not be subject to Appeal under any circumstance.

31.13	ASSESSMENT OF FEES

The Contractor and DCH agree that DCH may elect to deduct any assessed fees from payments due or owing to the Contractor or direct the Contractor to make payment directly to DCH for any and all assessed fees.  The choice is solely and strictly DCH’s choice.

31.14	COOPERATION WITH OTHER CONTRACTORS

31.14.1
In the event that DCH has entered into, or enters into, agreements with other contractors for additional work related to the services rendered hereunder, the Contractor agrees to cooperate fully with such other contractors.  The Contractor shall not commit any act that will interfere with the performance of work by any other contractor.

31.14.2
Additionally, if DCH eventually awards this Contract to another contractor, the Contractor agrees that it will not engage in any behavior or inaction that prevents or hinders the work related to the services contracted for in this Contract.  In fact, the Contractor agrees to submit a written turnover plan and/or transition plan to DCH within thirty (30) Days of receiving the Department’s intent to terminate letter. The Parties agree that the Contractor has not successfully met this obligation until the Department accepts its turnover plan and/or transition plan.

31.14.3
The Contractor’s failure to cooperate and comply with this provision, shall be sufficient grounds for DCH to halt all payments due or owing to the Contractor until it becomes compliant with this or any other contract provision.  DCH’s determination on the matter shall be conclusive and not subject to Appeal.

31.15	SECTION TITLES NOT CONTROLLING

The Section titles used in this Contract are for reference purposes only and shall not be deemed a part of this Contract.

31.16	LIMITATION OF LIABILITY/EXCEPTIONS

Nothing in this Contract shall limit the Contractor’s indemnification liability or civil liability arising from, based on, or related to claims brought by DCH or any third party or any claims brought against DCH or the State by a third party or the Contractor.

31.17	COOPERATION WITH AUDITS

31.17.1
The Contractor agrees to assist and cooperate with the Department in any and all matters and activities related to or arising out of any audit or review, whether federal, private, or internal in nature, at no cost to the Department.

31.17.2
The parties also agree that the Contractor shall be solely responsible for any costs it incurs for any audit related inquiries or matters.  Moreover, the Contractor may not charge or collect any fees or compensation from DCH for any matter, activity, or inquiry related to, arising out of, or based on an audit or review.

31.18	HOMELAND SECURITY CONSIDERATIONS

31.18.1
The Contractor shall perform the services to be provided under this Contract entirely within the boundaries of the United States.  In addition, the Contractor will not hire any individual to perform any services under this Contract if that individual is required to have a work visa approved by the U.S. Department of Homeland Security and such individual has not met this requirement.

31.18.2
If the Contractor performs services, or uses services, in violation of the foregoing paragraph, the Contractor shall be in material breach of this Contract and shall be liable to the Department for any costs, fees, damages, claims, or expenses it may incur.  Additionally, the Contractor shall be required to hold harmless and indemnify DCH pursuant to the indemnification provisions of this Contract.

31.18.3	The prohibitions in this Section shall also apply to any and all agents and Subcontractors used by the Contractor to perform any services under this Contract.

31.19	PROHIBITED AFFILIATIONS WITH INDIVIDUALS DEBARRED AND SUSPENDED

31.19.1
The Contractor shall not knowingly have a relationship with an individual, or an affiliate of an individual, who is debarred, suspended, or otherwise excluded from participating in procurement activities under the Federal Acquisition Regulation or from participating in non-procurement activities under regulations issued under Executive Order No. 12549 or under guidelines implementing Executive Order No. 12549.  For the purposes of this Section, a “relationship” is described as follows:

•	A director, officer or partner of the Contractor;

•	A person with beneficial ownership of five percent (5%) or more of the Contractor entity; and

•	A person with an employment, consulting or other arrangement with the Contractor’s obligations under its Contract with the State.

31.19.2
The Contractor shall submit a monthly Program Integrity Exception List report that identifies Providers, owners, agents, employees, subcontractors and contractors (as defined in Section 8.6.5.2) that have been reported on the HHS-OIG LEIE (List of Excluded Individuals/Entities) (http://oig.hhs.gov/fraud/exclusions/exclusions_list.asp) and/or the CMS MED (Medicare Exclusion Database).

31.19.3	All disclosures required under this Section shall be included in the Contractor’s monthly Fraud and Abuse Report (See Sections 4.13.4 and 4.18.3.5.2).

31.20	OWNERSHIP AND FINANCIAL DISCLOSURE

31.20.1
The Contractor shall disclose each person or corporation with an ownership or control interest of five percent (5%) or more in the Contractor’s entity for the prior twelve (12) month period as required in Section 8.6.5 of this Contract.  For the purposes of this Section, a person or corporation with an ownership or control interest shall mean a person or corporation:

•	That owns directly or indirectly five percent (5%) or more of the Contractor’s capital or stock or received five percent (5%) or more of its profits;

•
That has an interest in any mortgage, deed of trust, note, or other obligation secured in whole or in part by the Contractor or by its property or assets, and that interest is equal to or exceeds five percent (5%) of the total property and assets of the Contractor; and

•	That is an officer or director of the Contractor (if it is organized as a corporation) or is a partner in the Contractor’s organization (if it is organized as a partnership).

32.0                      AMENDMENT IN WRITING

No amendment, waiver, termination or discharge of this Contract, or any of the terms or provisions hereof, shall be binding upon either party unless confirmed in writing.  None of the Solicitation Documents may be modified or amended, except by writing executed by both parties. Additionally, CMS approval may be required before any such amendment is effective.  DCH will determine, in its sole discretion, when such CMS approval is required. Any agreement of the parties to amend, modify, eliminate or otherwise change any part of this Contract shall not affect any other part of this Contract, and the remainder of this Contract shall continue to be of full force and effect as set out herein.

33.0                      CONTRACT ASSIGNMENT

Contractor shall not assign this Contract, in whole or in part, without the prior written consent of DCH, and any attempted assignment not in accordance herewith shall be null and void and of no force or effect.

34.0                      SEVERABILITY

Any section, subsection, paragraph, term, condition, provision, or other part of this Contract that is judged, held, found or declared to be voidable, void, invalid, illegal or otherwise not fully enforceable shall not affect any other part of this Contract, and the remainder of this Contract shall continue to be of full force and effect as set out herein.

35.0	COMPLIANCE WITH AUDITING AND REPORTING REQUIREMENTS FOR NONPROFIT ORGANIZATIONS (O.C.G.A. § 50-20-1 ET SEQ.)

The Contractor agrees to comply at all times with the provisions of the Federal Single Audit Act (hereinafter called the Act) as amended from time to time, all applicable implementing regulations, including but not limited to any disclosure requirements imposed upon non-profit organizations by the Georgia Department of Audits as a result of the Act, and to make complete restitution to DCH of any payments found to be improper under the provisions of the Act by the Georgia Department of Audits, the Georgia Attorney General’s Office or any of their respective employees, agents, or assigns.

36.0                      ENTIRE AGREEMENT

This Contract constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations, representations or contracts. No written or oral agreements, representatives, statements, negotiations, understandings, or discussions that are not set out, referenced, or specifically incorporated in this Contract shall in any way be binding or of effect between the parties.

(Signatures on following page)

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties state and affirm that, they are duly authorized to bind the respected entities designated below as of the day and year indicated.

GEORGIA DEPARTMENT OF COMMUNITY HEALTH

/s/  David A. Cook                                                                                                                    11/17/2011
David A. Cook, Commissioner                                                                                                                                            Date

 /s/  Jerry Dubberly                                                                                                                   11/4/2011
Jerry Dubberly, Chief – Medicaid Division                                                                                                                       Date

PEACH STATE HEALTH PLAN

BY:           /s/  Patrick M. Healy                           10/24/2011
 Signature                                                                                                   Date

Patrick M. Healy
Print/Type Name

President / CEO
*TITLE

* Must be President, Vice President, CEO or Other Officer Authorized by Corporate Resolution to Execute on Behalf of and Bind the Corporation to a Contract

ATTACHMENT A

DRUG FREE WORKPLACE CERTIFICATE

This certification is required by regulations implementing the Drug-Free Workplace Act of 1988 and O.C.G.A. § 50-24-1 et seq.  The certification set out below is a material representation of fact upon which DCH relied when entering into Contract #0653 with Peach State Health Plan (hereinafter referred to as the “Contractor”).    False certification or violation of the certification shall be grounds for suspension of payments, termination of the contract, or government-wide suspension or debarment.

By signing this Drug-Free Workplace Certificate, Contractor certifies that it will provide a drug-free workplace by:

1.
Publishing a statement notifying employees that the unlawful manufacture, sale, distribution, dispensation, possession or use of a controlled substance or marijuana is prohibited in Contractor’s workplace and specifying the actions that will be taken against employees for violations of such policy;

2.	Establishing a drug-free awareness program to inform employees about:

a.	The dangers of drug abuse in the workplace;
b.	Contractor’s policy of maintaining a drug-free workplace;
c.	Any available drug counseling, rehabilitation, and employee assistance programs; and
d.	The penalties that may be imposed upon employees for drug abuse violations;

3.	Providing each employee with a copy of the statement provided for in paragraph (1) of this certification;

4.	Notifying each employee in the statement provided for in paragraph (1) that, as a condition of employment, the employee shall:

a.	Abide by the terms of the statement; and
b.	Notify Contractor of any criminal drug statute conviction for a violation occurring in the workplace no later than five calendar days after such conviction;

5.	Notifying DCH within ten calendar days after receiving notice under subparagraph 4(b) from an employee or otherwise receiving actual notice of such conviction;

6.	Taking one of the following actions, within 30 days of receiving notice under subparagraph 4(b), with respect to any employee who is so convicted;

a.	Taking appropriate personnel action against such an employee, up to and including termination; or
b.
Requiring such employee to participate satisfactorily in a drug abuse assistance or rehabilitation program approved for such purposes by a federal, state, or local health, law enforcement, or other appropriate agency;

7.	Making a good faith effort to continue to maintain a drug-free workplace through implementation of paragraphs 1, 2, 3, 4, 5, and 6.

Further, Contractor certifies that it will include in any agreement or contract with a subcontractor a provision that such subcontractor will provide a drug-free workplace for his employees by complying with the provisions of paragraphs (1), (2), (3), (4), and (6) of this subsection and by notifying Contractor of any criminal drug statute conviction for a violation occurring in the workplace involving the subcontractor or its employees within five calendar days of receiving notice of the conviction. Contractor will notify the contracting principal representative pursuant to paragraph (5) of this subsection.

PEACH STATE HEALTH PLAN

BY:          /s/ Patrick M. Healy                              10/24/2011
SIGNATURE                                                                                                        DATE

Patrick M. Healy

President / CEO
TITLE

*  Must be President, Vice President, CEO or Other Officer Authorized by Corporate Resolution to Execute on Behalf of and Bind the Corporation to a Contract
ATTACHMENT B

CERTIFICATION REGARDING DEBARMENT, SUSPENSION,
PROPOSED DEBARMENT, AND OTHER RESPONSIBILITY MATTERS

Federal Acquisition Regulation 52.209-5, Certification Regarding Debarment, Suspension, Proposed Debarment, and Other Responsibility Matters (March 1996)

A.	CERTIFICATION
(1)	The Contractor certifies, to the best of its knowledge and belief, that—
(i)	The Contractor and/or any of its Principals—
(a)	Are are not presently debarred, suspended, proposed for debarment, or declared ineligible for award of Contracts by any Federal agency;

(b)
Have have not within a three-year period preceding this offer, been convicted of or had a civil judgment rendered against them for:  commission of Fraud or criminal offense in connection with obtaining, attempting to obtain, or performing a public (federal, State, or local) Contract or subcontract; violation of federal or State antitrust statutes relating to the submission of offers; or commission of embezzlement, theft, forgery, bribery, falsification or destruction of records, making false statements, evasion, or receiving stolen property; and

(c)
Are are not presently indicted for, or otherwise criminally or civilly charged by a governmental entity with commission of any of the offenses enumerated in subdivision (a) (1) (i) (B) of this provision.

(ii)	The Contractor has has not within a three-year period preceding this offer, had one or more Contracts terminated for default by any federal agency.

(2)
“Principals,” for purposes of this certification, means officers, directors, owners, partners, and, persons having primary management or supervisory responsibilities within a business entity (e.g., general manager, plant manager, head of a subsidiary, division, or business segment; and similar positions).

This certification concerns a matter within the jurisdiction of an Agency of the United States and the making of a false, fictitious, or Fraudulent certification may render the maker subject to prosecution under 18 U.S.C. § 1001.

B.
The Contractor shall provide immediate written notice to the Contracting Officer if, at any time prior to Contract Award, the Contractor learns that its certification was erroneous when submitted or has become erroneous by reason of changed circumstances.

C.
A certification that if any of the items in paragraph (a) of this provision exist will not necessarily result in Withholding of an award under this solicitation.  However, the certification will be considered in connection with a determination of the Contractor’s responsibility.  Failure of the Contractor to furnish a certification or provide such additional information as requested by the Contracting Officer may render the Contractor non-responsible.

D.
Nothing contained in the foregoing shall be construed to require establishment of a system of records in order to render, in good faith, the certification required by paragraph (a) of this provision.  The knowledge and information of a Contractor is not required to exceed that which is normally possessed by a prudent person in the ordinary course of business dealings.

E.
The certification in paragraph (a) of this provision is a material representation of fact upon which reliance was placed when making award.  If it is later determined that the Contractor knowingly rendered an erroneous certification, in addition to other remedies available to the Government, the Contracting Officer may terminate the Contract resulting from this solicitation for default.

PEACH STATE HEALTH PLAN

By:           /s/ Patrick M. Healy

Patrick M. Healy                                        10/24/2011
       Signature                                                                                Date

Pres / CEO
Name and Title

ATTACHMENT C

GEORGIA DEPARTMENT OF COMMUNITY HEALTH
NONPROFIT ORGANIZATION DISCLOSURE FORM

Notice to all DCH Contractors:  Pursuant to Georgia law, nonprofit organizations that receive funds from a State organization must comply with audit requirements as specified in O.C.G.A. § 50-20-1 et seq. (hereinafter “the Act”) to ensure appropriate use of public funds.  “Nonprofit Organization” means any corporation, trust, association, cooperative, or other organization that is operated primarily for scientific, educational, service, charitable, or similar purposes in the public interest; is not organized primarily for profit; and uses its net proceeds to maintain, improve or expand its operations.  The term nonprofit organization includes nonprofit institutions of higher education and hospitals.  For financial reporting purposes, guidelines issued by the American Institute of Certified Public Accountants should be followed in determining nonprofit status.

DCH must report Contracts with nonprofit organizations to the Department of Audits and must ensure compliance with the other requirements of the Act.  Prior to execution of any Contract, the potential Contractor shall complete this form disclosing its corporate status to DCH. This form must be returned, along with proof of corporate status, to: Name, Director, Contract and Procurement Administration, Georgia Department of Community Health, 35th Floor, 2 Peachtree Street, N.W., Atlanta, Georgia 30303-3159.

Acceptable proof of corporate status includes, but is not limited to, the following documentation:

•	Financial statements for the previous year;
•	Employee list;
•	Employee salaries;
•	Employees’ reimbursable expenses; and
•	CAPA/PC

Entities that meet the definition of nonprofit organization provided above and are subject the requirements of the Act will be contacted by DCH for further information.

PEACH STATE HEALTH PLAN

ADDRESS:                    3200 Highlands Parkway SE, Suite 300
              Smyrna, GA 30082

PHONE:    (678)556-2300                           FAX:      (678) 56-2309

CORPORATE STATUS: (check one)                                                                For Profit         X            Non-Profit

I, the undersigned duly Authorized Representative of Peach State Health Plan do hereby attest that the above information is true and correct to the best of my knowledge.

/s/  Patrick M. Healy               10/24/2011
Signature                Date

ATTACHMENT D

STATE OF GEORGIA
THE GEORGIA DEPARTMENT OF COMMUNITY HEALTH
2 PEACHTREE STREET, N.W.
ATLANTA, GEORGIA 30303-3159

CONFIDENTIALITY STATEMENT
FOR SAFEGUARDING INFORMATION

I, the undersigned, understand, and by my signature agree to comply with Federal and State requirements (References: 42 CFR 431.300 – 431.306. Chapter 350-5 of Rules of Georgia Department of Community Health) regarding the safeguarding of Medicaid information in my possession, including but not limited to information which is electronically obtained from the Medicaid Management Information System (MMIS) while performing Contractual services with the Department of Community Health, its Agents or Contractors.

Individual’s Name: (typed or printed):       Patrick M. Healy

Signature:    /s/ Patrick M. Healy                                        Date:

Telephone No.:     (678) 556-2419

Company or Agency Name and Address:        PEACH STATE HEALTH PLAN
                 3200 Highlands Parkway SE
                                                                                 Suite 300
                                                                                 Smyrna, GA 30082

ATTACHMENT E

BUSINESS ASSOCIATE AGREEMENT

This Business Associate Agreement (hereinafter referred to as “Agreement”), effective this 18th day of October, 2011 is made and entered into by and between the Georgia Department of Community Health (hereinafter referred to as “DCH” ) and Peach State Health Plan (hereinafter referred to as “Contractor” ) as Attachment E to Contract No. 0653 between DCH and Contractor dated July 18, 2005   (“Contract”).

WHEREAS, DCH is required by the Health Insurance Portability and Accountability Act of 1996, Public Law 104-191 (“HIPAA”), to enter into a Business Associate Agreement with certain entities that provide functions, activities, or services involving the use of Protected Health Information (“PHI”);

WHEREAS, Contractor, under Contract No. 0653 (hereinafter referred to as “Contract”), may provide functions, activities, or services involving the use of PHI;

NOW, THEREFORE, for and in consideration of the mutual promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, DCH and Contractor (each individually a “Party” and collectively the “Parties”) hereby agree as follows:

1.
Terms used but not otherwise defined in this Agreement shall have the same meaning as those terms in the Privacy Rule and the Security Rule, published as the Standards for Privacy and Security of Individually Identifiable Health Information  in 45 C.F.R. Parts 160 and 164 (“Privacy Rule” and “Security Rule”).

2.
Except as limited in this Agreement, Contractor may use or disclose PHI only to extent necessary to meet its responsibilities as set forth in the Contract provided that such use or disclosure would not violate the Privacy Rule or the Security Rule, if done by DCH.

3.	Unless otherwise Provided by Law, Contractor agrees that it will:

A.	Not request, create, receive, use or disclose PHI other than as permitted or required by this Agreement, the Contract, or as required by law.

B.	Establish, maintain and use appropriate safeguards to prevent use or disclosure of the PHI other than as provided for by this Agreement or the Contract.

C.
Implement and use administrative, physical and technical safeguards that reasonably and appropriately protect the confidentiality, integrity and availability of the electronic protected health information that it creates, receives, maintains, or transmits on behalf of DCH.

D.
Mitigate, to the extent practicable, any harmful effect that may be known to Contractor from a use or disclosure of PHI by Contractor in violation of the requirements of this Agreement, the Contract or applicable regulations.

E.
Ensure that its agents or subcontractors are subject to at least the same obligations that apply to Contractor under this Agreement and ensure that its agents or subcontractors comply with the conditions, restrictions, prohibitions and other limitations regarding the request for, creation, receipt, use or disclosure of PHI, that are applicable to Contractor under this Agreement and the Contract.

F.	Ensure that its agents and subcontractors, to whom it provides protected health information, agree to implement reasonable and appropriate safeguards to protect the information.

G.
Report to DCH any use or disclosure of PHI that is not provided for by this Agreement or the Contract and to report to DCH any security incident of which it becomes aware. Contractor agrees to make such report to DCH in writing in such form as DCH may require within three (3) business days after Contractor becomes aware of the unauthorized use or disclosure or of the security incident.

H.
Make any amendment(s) to PHI in a Designated Record Set that DCH directs or agrees to pursuant to 45 CFR 164.526 at the request of DCH or an Individual, within five (5) business days after request of DCH or of the Individual. Contractor also agrees to provide DCH with written confirmation of the amendment in such format and within such time as DCH may require.

I.
Provide access to PHI in a Designated Record Set, to DCH upon request, within five (5) business days after such request, or, as directed by DCH, to an Individual. Contractor also agrees to provide DCH with written confirmation that access has been granted in such format and within such time as DCH may require.

J.
Give the Secretary of the U.S. Department of Health and Human Services (the “Secretary”) or the Secretary’s designees access to Contractor’s books and records and policies, practices or procedures relating to the use and disclosure of PHI for or on behalf of DCH within five (5) business days after the Secretary or the Secretary’s designees request such access or otherwise as the Secretary or the Secretary’s designees may require. Contractor also agrees to make such information available for review, inspection and copying by the Secretary or the Secretary’s designees during normal business hours at the location or locations where such information is maintained or to otherwise provide such information to the Secretary or the Secretary’s designees in such form, format or manner as the Secretary or the Secretary’s designees may require.

K.
Document all disclosures of PHI and information related to such disclosures as would be required for DCH to respond to a request by an Individual or by the Secretary for an accounting of disclosures of PHI in accordance with 45 C.F.R. § 164.528.

L.
Provide to DCH or to an Individual, information collected in accordance with Section 3. I. of this Agreement, above, to permit DCH to respond to a request by an Individual for an accounting of disclosures of PHI as provided in the Privacy Rule.

4.	Unless otherwise Provided by Law, DCH agrees that it will:

A.
Notify Contractor of any new limitation in DCH’s Notice of Privacy Practices in  accordance with the provisions of the Privacy Rule if, and to the extent that, DCH determines in the exercise of its sole discretion that such limitation will affect Contractor’s use or disclosure of PHI.

B.
Notify Contractor of any change in, or revocation of, permission by an Individual for DCH to use or disclose PHI to the extent that DCH determines in the exercise of its sole discretion that such change or revocation will affect Contractor’s use or disclosure of PHI.

C.
Notify Contractor of any restriction regarding its use or disclosure of PHI that DCH has agreed to in accordance with the Privacy Rule if, and to the extent that, DCH determines in the exercise of its sole discretion that such restriction will affect Contractor’s use or disclosure of PHI.

D.
Prior to agreeing to any changes in or revocation of permission by an Individual, or any restriction, to use or disclose PHI as referenced in subsections b. and c. above,  DCH agrees to contact Contractor to determine feasibility of compliance.  DCH agrees to assume all costs incurred by Contractor in compliance with such special requests.

5.     The Term of this Agreement shall be effective as of October 18, 2011, and shall terminate when all of the PHI provided by DCH to Contractor, or created or received by Contractor on behalf of DCH, is destroyed or returned to DCH, or, if it is infeasible to return or destroy PHI, protections are extended to such information, in accordance with the termination provisions in this Section.

A. Termination for Cause. Upon DCH’s knowledge of a material breach by Contractor, DCH shall either:

1)	Provide an opportunity for Contractor to cure the breach within a reasonable period of time, which shall be within 30 days after receiving written notification of the breach by DCH;

2)	If Contractor fails to cure the breach, terminate the contract upon 30 days’ notice; or

3)	If neither termination nor cure is feasible, DCH shall report the violation to the Secretary of the Department of Health and Human Services.

                                     B.  Effect of Termination

1)
Upon termination of this Agreement, for any reason, DCH and Contractor shall determine whether return of PHI is feasible. If return of the PHI is not feasible, Contractor agrees to continue to extend the protections of Sections 3 (A) through (J) of this Agreement and applicable law to such PHI and limit further use of such PHI, except as otherwise permitted or required by this Agreement, for as long as Contractor maintains such PHI.  If Contractor elects to destroy the PHI, Contractor shall notify DCH in writing that such PHI has been destroyed and provide proof, if any exists, of said destruction. This provision shall apply also to PHI that is in the possession of subcontractors or agents of Contractor. Neither Contractor nor its agents nor subcontractors shall retain copies of the PHI.

2)
Contractor agrees that it will limit its further use or disclosure of PHI only to those purposes DCH may, in the exercise of its sole discretion, deem to be in the public interest or necessary for the protection of such PHI, and will take such additional actions as DCH may require for the protection of patient privacy and the safeguarding, security and protection of such PHI.

3)
If neither termination nor cure is feasible, DCH shall report the violation to the Secretary. Particularly in the event of a pattern of activity or practice of Contractor that constitutes a material breach of Contractor’s obligations under the Contract and this agreement; DCH shall invoke termination procedures or report to the Secretary.

4)	Section 5. B. of this Agreement, regarding the effect of termination or expiration, shall survive the termination of this Agreement.

6.         Interpretation

Any ambiguity in this Agreement shall be resolved to permit DCH to comply with applicable laws, rules and regulations, the HIPAA Privacy Rule, the HIPAA Security Rule and any rules, regulations, requirements, rulings, interpretations, procedures or other actions related thereto that are promulgated, issued or taken by or on behalf of the Secretary; provided that  applicable laws, rules and regulations and the laws of the State of Georgia shall supersede the Privacy Rule if, and to the extent that, they impose additional requirements, have requirements that are more stringent than or have been interpreted to provide greater protection of patient privacy or the security or safeguarding of PHI than those of  the HIPAA Privacy Rule.

7. All other terms and conditions contained in the Contract and any amendment thereto, not amended by this Agreement, shall remain in full force and effect.

IN WITNESS WHEREOF, Contractor, through its authorized officer and agent, has caused this Agreement to be executed on its behalf as of the date indicated.

PEACH STATE HEALTH PLAN

BY:           /s/  Patrick M. Healy                               10/24/2011
 SIGNATURE                                                                                                 DATE

Patrick M. Healy

Pres / CEO
TITLE

ATTACHMENT F

VENDOR LOBBYIST DISCLOSURE AND
REGISTRATION CERTIFICATION FORM

Pursuant to Executive Order Number 10.01.03.01 (the “Order”), which was signed by Governor Sonny Perdue on October 1, 2003, Contractors with the State are required to complete this form.  The Order requires “Vendor Lobbyists,” defined as those who lobby State officials on behalf of businesses that seek a Contract to sell goods or services to the State or those who oppose such a Contract, to certify that they have registered with the State Ethics Commission and filed the disclosures required by Article 4 of Chapter 5 of Title 21 of the Official Code of Georgia Annotated.  Consequently, every vendor desiring to enter into a Contract with the State must complete this certification form.  False, incomplete, or untimely registration, disclosure, or certification shall be grounds for termination of the award and Contract and may cause recumbent or refund actions against Contractor.

In order to be in compliance with Executive Order Number 10.01.03.01, please complete this Certification Form by designating only one of the following:

□  Contractor does not have any lobbyist employed, retained, or affiliated with the Contractor who is seeking or opposing Contracts for it or its clients.  Consequently, Contractor has not registered anyone with the State Ethics Commission as required by Executive Order Number 10.01.03.01 and any of its related rules, regulations, policies, or laws.

□  Contractor does have lobbyist(s) employed, retained, or affiliated with the Contractor who are seeking or opposing Contracts for it or its clients.  The lobbyists are: ___Ray Williams, Nick deJong, Jay Morgan and Wendi Clifton_____________________________________________________

Contractor states, represents, warrants, and certifies that it has registered the above named lobbyists with the State Ethics Commission as required by Executive Order Number 10.01.03.01 and any of its related rules, regulations, policies, or laws.

Signatures on the following page

SIGNATURE PAGE

IN WITNESS WHEREOF, Contractor, through its authorized officer and agent, has caused this Agreement to be executed on its behalf as of the date indicated.

PEACH STATE HEALTH PLAN

BY:           /s/ Patrick M. Healy                     10/24/2011
SIGNATURE                                                                                                 DATE

Patrick M. Healy

Pres / CEO
TITLE

*  Must be President, Vice President, CEO or Other Officer Authorized by Corporate Resolution to Execute on Behalf of and Bind the Corporation to a Contract

ATTACHMENT G

RESERVED

ATTACHMENT H

CAPITATION PAYMENT

CONFIDENTIAL – NOT FOR CIRCULATION

Attachment H
Peach State Health Plan
FY11
FY 11
Region	Aid Category	Age/Gender Group	Peach State Health Plan
Atlanta	Medicaid (LIM/Refugee/RSM)	0 - 2 Months, Male and Female	$ ***
Atlanta	Medicaid (LIM/Refugee/RSM)	3 - 11 Months, Male and Female	$ ***
Atlanta	Medicaid (LIM/Refugee/RSM)	1 - 5 Years, Male and Female	$ ***
Atlanta	Medicaid (LIM/Refugee/RSM)	6 - 13 Years, Male and Female	$ ***
Atlanta	Medicaid (LIM/Refugee/RSM)	14 - 20 Years, Female	$ ***
Atlanta	Medicaid (LIM/Refugee/RSM)	14 - 20 Years, Male	$ ***
Atlanta	Medicaid (LIM/Refugee/RSM)	21 - 44 Years, Female	$ ***
Atlanta	Medicaid (LIM/Refugee/RSM)	21 - 44 Years, Male	$ ***
Atlanta	Medicaid (LIM/Refugee/RSM)	45+ Years, Female	$ ***
Atlanta	Medicaid (LIM/Refugee/RSM)	45+ Years, Male	$ ***
Atlanta	PeachCare	0 - 2 Months, Male and Female	$ ***
Atlanta	PeachCare	3 - 11 Months, Male and Female	$ ***
Atlanta	PeachCare	1 - 5 Years, Male and Female	$ ***
Atlanta	PeachCare	6 - 13 Years, Male and Female	$ ***
Atlanta	PeachCare	14 - 20 Years, Female	$ ***
Atlanta	PeachCare	14 - 20 Years, Male	$ ***
Atlanta	Breast and Cervical Cancer	Breast and Cervical Cancer	$ ***
Atlanta	Maternity Delivery/Kick Payment	Maternity Delivery/Kick Payment	$ ***
Atlanta	NICU Kick	NICU Kick	$ ***
Central	Medicaid (LIM/Refugee/RSM)	0 - 2 Months, Male and Female	$ ***
Central	Medicaid (LIM/Refugee/RSM)	3 - 11 Months, Male and Female	$ ***
Central	Medicaid (LIM/Refugee/RSM)	1 - 5 Years, Male and Female	$ ***
Central	Medicaid (LIM/Refugee/RSM)	6 - 13 Years, Male and Female	$ ***
Central	Medicaid (LIM/Refugee/RSM)	14 - 20 Years, Female	$ ***
Central	Medicaid (LIM/Refugee/RSM)	14 - 20 Years, Male	$ ***
Central	Medicaid (LIM/Refugee/RSM)	21 - 44 Years, Female	$ ***
Central	Medicaid (LIM/Refugee/RSM)	21 - 44 Years, Male	$ ***
Central	Medicaid (LIM/Refugee/RSM)	45+ Years, Female	$ ***
Central	Medicaid (LIM/Refugee/RSM)	45+ Years, Male	$ ***
Central	PeachCare	0 - 2 Months, Male and Female	$ ***
Central	PeachCare	3 - 11 Months, Male and Female	$ ***
Central	PeachCare	1 - 5 Years, Male and Female	$ ***
Central	PeachCare	6 - 13 Years, Male and Female	$ ***
Central	PeachCare	14 - 20 Years, Female	$ ***
Central	PeachCare	14 - 20 Years, Male	$ ***
Central	Breast and Cervical Cancer	Breast and Cervical Cancer	$ ***
Central	Maternity Delivery/Kick Payment	Maternity Delivery/Kick Payment	$ ***
Central	NICU Kick	NICU Kick	$ ***
Southwest	Medicaid (LIM/Refugee/RSM)	0 - 2 Months, Male and Female	$ ***
Southwest	Medicaid (LIM/Refugee/RSM)	3 - 11 Months, Male and Female	$ ***
Southwest	Medicaid (LIM/Refugee/RSM)	1 - 5 Years, Male and Female	$ ***
Southwest	Medicaid (LIM/Refugee/RSM)	6 - 13 Years, Male and Female	$ ***
Southwest	Medicaid (LIM/Refugee/RSM)	14 - 20 Years, Female	$ ***
Southwest	Medicaid (LIM/Refugee/RSM)	14 - 20 Years, Male	$ ***
Southwest	Medicaid (LIM/Refugee/RSM)	21 - 44 Years, Female	$ ***
Southwest	Medicaid (LIM/Refugee/RSM)	21 - 44 Years, Male	$ ***
Southwest	Medicaid (LIM/Refugee/RSM)	45+ Years, Female	$ ***
Southwest	Medicaid (LIM/Refugee/RSM)	45+ Years, Male	$ ***
Southwest	PeachCare	0 - 2 Months, Male and Female	$ ***
Southwest	PeachCare	3 - 11 Months, Male and Female	$ ***
Southwest	PeachCare	1 - 5 Years, Male and Female	$ ***
Southwest	PeachCare	6 - 13 Years, Male and Female	$ ***
Southwest	PeachCare	14 - 20 Years, Female	$ ***
Southwest	PeachCare	14 - 20 Years, Male	$ ***
Southwest	Breast and Cervical Cancer	Breast and Cervical Cancer	$ ***
Southwest	Maternity Delivery/Kick Payment	Maternity Delivery/Kick Payment	$ ***
Southwest	NICU Kick	NICU Kick	$ ***

ATTACHMENT I

NOTICE OF YOUR RIGHT TO A HEARING

You have the right to a hearing regarding this decision. To have a hearing, you must ask for one in writing. Your request for a hearing, along with a copy of the adverse action letter, must be received within thirty (30) days of the date of the letter.  Please mail your request for a hearing to the appropriate MANAGED CARE ORGANIZATION.

NAME: ______________________________________________________________________

ADDRESS: _____________________________________________________________

FAX#__________________________________________________________________

The Office of State Administrative Hearings will notify you of the time, place and date of your hearing. An Administrative Law Judge will hold the hearing. In the hearing, you may speak for yourself or let a friend or family member to speak for you. You also may ask a lawyer to represent you. You may be able to obtain legal help at no cost. If you desire an attorney to help you, you may call one of the following telephone numbers:

Georgia Legal Services Program 1-800-498-9469 (Statewide legal services, EXCEPT For the counties served by Atlanta)	Georgia Advocacy Office 1-800-537-2329 (Statewide advocacy for persons with disabilities or mental illness)
Atlanta Legal Aid
404-377-0701 - (DeKalb & Gwinnett Counties)
770-528-2565 - (Cobb County)
404-524-5811 - (Fulton County)
404-669-0233 - (South Fulton & Clayton County)
678-376-4545 - (Gwinnett County)

You may also ask for free mediation services after you have filed a Request for Hearing by calling (404) 657-2800.  Mediation is another way to solve problems before going to a hearing.

If the problem cannot be solved during mediation, you still have the right to a hearing.
ATTACHMENT J

MAP OF SERVICE REGIONS/LIST OF
COUNTIES BY SERVICE REGIONS

Atlanta	Central	East	North	SE	SW
Barrow	Baldwin	Burke	Banks	Appling	Atkinson
Bartow	Bibb	Columbia	Catoosa	Bacon	Baker
Butts	Bleckley	Emanuel	Chattooga	Brantley	Ben Hill
Carroll	Chattahoochee	Glascock	Clarke	Bryan	Berrien
Cherokee	Crawford	Greene	Dade	Bulloch	Brooks
Clayton	Crisp	Hancock	Dawson	Camden	Calhoun
Cobb	Dodge	Jefferson	Elbert	Candler	Clay
Coweta	Dooly	Jenkins	Fannin	Charlton	Clinch
DeKalb	Harris	Lincoln	Floyd	Chatham	Coffee
Douglas	Heard	McDuffie	Franklin	Effingham	Colquitt
Fayette	Houston	Putnam	Gilmer	Evans	Cook
Forsyth	Jones	Richmond	Gordon	Glynn	Decatur
Fulton	Lamar	Screven	Habersham	Jeff Davis	Dougherty
Gwinnett	Laurens	Taliaferro	Hall	Liberty	Early
Haralson	Macon	Warren	Hart	Long	Echols
Henry	Marion	Washington	Jackson	McIntosh	Grady
Jasper	Meriwether	Wilkes	Lumpkin	Montgomery	Irwin
Newton	Monroe		Madison	Pierce	Lanier
Paulding	Muscogee		Morgan	Tattnall	Lee
Pickens	Peach		Murray	Toombs	Lowndes
Rockdale	Pike		Oconee	Ware	Miller
Spalding	Pulaski		Oglethorpe	Wayne	Mitchell
Walton	Talbot		Polk		Quitman
	Taylor		Rabun		Randolph
	Telfair		Stephens		Seminole
	Treutlen		Towns		Schley
	Troup		Union		Stewart
	Twiggs		Walker		Sumter
	Upson		White		Terrell
	Wheeler		Whitfield		Thomas
	Wilcox				Tift
	Wilkinson				Turner
	Johnson				Webster
Worth

ATTACHMENT K

APPLICABLE CO-PAYMENTS

Children under age twenty-one (21), pregnant women, nursing facility residents, members enrolled in breast and cervical cancer programs, and Hospice care Members are exempted from co-payments.

There are no co-payments for family planning services or for emergency services except as defined below.

Services cannot be denied to anyone based on the inability to pay these co-payments.

Service	Additional Exceptions	Co-Pay Amount
Ambulatory Surgical Centers		A $3 co-payment to be deducted from the surgical procedure code billed. In the case of multiple surgical procedures, only one $3 amount will be deducted per date of service.
FQHC/RHCs		A $2 co-payment on all FQHC and RHC.
Outpatient		A $3 member co-payment is required on all non-emergency outpatient hospital visits
Inpatient
Members who are admitted from an emergency department or following the receipt of urgent care or are transferred from a different hospital, from a skilled nursing facility, or from another health facility are exempted from the inpatient co-payment.
A co-payment of $12.50 will be imposed on hospital inpatient services
Emergency Department		A $3 co-payment will be imposed if the Condition is not an Emergency Medical Condition
Oral Maxiofacial Surgery
Effective with dates of service July 1, 2005, the Division is implementing a tiered member co-payment scale as described in 42CFR447.54 on all evaluation and management procedure codes (99201 - 99499) including the ophthalmologic services procedure codes (92002 - 92014) used by physicians or physicians’ assistants.
The tiered co-payment amounts are as follows:
State’s payment for the service Maximum co-payment chargeable to recipient
$10.00 or less - $0.50
$10.01 to $25.00 - $1.00
$25.01 to $50.00 -  $2.00
$50.01 or more - $3.00

Prescription Drugs	Drug Cost: <$10.01 $10.01 - $25.00 $25.01 - $50.00 >$50.01	Co-pay Amount $.50 $1.00 $2.00 $3.00

ATTACHMENT L

INFORMATION MANAGEMENT AND SYSTEMS

Georgia Cares Program (GCS) Program
Care Management Organization (CMO) Contract
Attachment L.1: Data and Document Management Requirements by Major Information Type

In order to meet programmatic, reporting and management requirements, CMO systems will serve as either a) the authoritative host of key data and documents or b) the host of valid, replicated data and documents from other systems.  The following table lays out the requirements for managing (capturing, storing and maintaining) data and documents for the major information types and subtypes associated with the aforementioned programmatic, reporting and management requirements:

L.1.1 Member Data and Related Documents
Subtype ID	Subtype Name / Description	Role of CMO System	Data Management Requirements
1.1	Unique member identifier (UMI)	Authoritative host; retain relationship to Fiscal Agent- assigned member identifier	The UMI should span member's lifetime and should serve as an index to obtain member-specific information across multiple sub systems/databases of a single CMO
1.2	Fiscal Agent-assigned member identifier	Receive original record and updates from Fiscal Agent	Retain relationship to UMI
1.3	Member enrollment and enrollment status changes in Contractor's CMO	Receive original record and updates from DCH and/or its agent
The CMO shall retain in its "live"
systems the most recent 7-year history
(or less if member dies within 7-year
period) of enrollment status changes,
including multiple re-enrollments and
disenrollments of the same member,
indexed by and linked to the
member's UMI and Fiscal Agent-
assigned member identifier.

1.4	Member demographic profile	Reconcile as needed to data kept by DCH and/or its agent	Includes family relationships, age, sex, pregnancy and incarceration flags, standardized address linked to GCS service region and standard location codes (zip code, municipality, county, etc.)
1.5	Member financial, insurance and employment profile	TPL: exchange data with DCH and/or its agent. Other: reconcile as needed to data kept by DCH and/or its agent	Includes TPL data that my need to be provided to multiple CMO's and may include capitation rate cell to which the Member is associated.
1.6	Member assignments to PCP and, if applicable, to CMO sub programs/"plan options"	Authoritative host

Special Considerations:
1.1           CMO system(s) shall conform to HIPAA-driven standards for individual and employer identification that are currently under development within 120 days of the standard’s effective date or, if earlier, the date stipulated by CMS.

L.1.2 Provider Data and Related Documents
Subtype ID	Subtype Name / Description	Role of CMO System	Data Management Requirements
2.1	Unique provider identifier (UPI)	Authoritative host; retain relationship to Fiscal Agent- assigned Provider ID
The UPI wil meet the requirements
of the National Provider
ID (NPI) standards of HIPAA and
will retain relationships to existing
GA IDs.  NPI requirements include
indentifying providers using the NPI
and/or utlizing standards consistent
with NPI and HIPAA requirements
that identify a unique number for a
provider.  Also, maintaining an on-line
cross-reference of all old provider #'s
to new provider #'s and historical
information linked to the NPI.

2.2	Provider CMO affiliation	Authoritative host
The CMO will retain a 7-year history
(or less if member dies within the 7 year
period) of enrollment status changes,
including multiple re-enrollments and
disenrollments of the same provider;
indexed by and linked to the
provider's UPI.

2.3	Contractor-Provider agreement document	Authoritative host	Signed; indexed by and linked to the provider's UPI.
2.4	Provider location(s)	Reconcile as needed to data kept by DCH and/or its agent	Includes location codes that enable map and GIS based rederings of network coverage and capacity by provider type and geographic area. Include standardized office/practice address (es).
2.5	Provider credentializing Information	Authoritative host for non- mandated Providers (year 1) - receive original record and updates from Fiscal Agent; Authoritative host for all Providers thereafter	At a minimum: licensure status, board eligibility/certification. Includes indexed images of applicable documents.
2.6	Provider specialties, affiliation and relation to other provider Information	Authoritative host; reconcile as needed to data kept by DCH and/or its agent	Specialties for which s/he is certified, professional affiliations, group/practice associations, hospital admitting privileges. Includes indexed images of applicable documents.
2.7	Provider descriptive	Authoritative host for non- mandated Providers (year 1) - receive original record and updates from Fiscal Agent; Authoritative host for all Providers thereafter	Race, sex, languages spoken by him/her and staff, education and training

L.1.2 Provider Data and Related Documents (cont.)
Subtype ID	Subtype Name/Description	Role of CMO System	Data Management Requirements
2.8	Provider medical and service profile	Authoritative host; reconcile as needed to data kept by DCH and/or its agent	Member assessments, reported incidents, malpractice cases, etc. Includes indexed images of applicable documents.
2.9	Provider financial	Authoritative host; reconcile as needed to data kept by DCH and/or its agent	At a minimum: FEINs/tax IDs, 1099s. Includes indexed images of applicable documents.

L.1.3 Service-Specific Utilization and Financial ("Encounter") Data and Related Documents
Data to be extracted from claims management systems and other sources as needed.
Subtype ID	Subtype Name/Description	Role of CMO System	Data Management Requirements
3.1	Claim data including subsequent claim adjustment	Authoritative host; provide to State and/or its agent following format and procedure in Attachment L5.
Capture data elements per applicable standard format/layout to be adopted by all CMOs (UB-92, CMS-1500, ADA, NCPDP).  Capture EPSDT flags where applicable; all claim adjustments shall be logically linked to the original claim (parent/child data relationship).  Contractor shall retain up to seven (7) years of Claims history per Member (less if Member dies within 7-year period).

3.2	Encounter data from sub-captitated provider	Authoritative host; provide to State and/or its agent following format and procedure in Attachment L5.
Encounter data from sub-capitated provider shall be equivalent (in terms of fields captured per record) to data obatained from claim submissions (ref. 3.1).  Contractor shall retain up to seven (7) years of history of this type of Encounter data per Member (less if Member dies within 7-year period).

Special Considerations:
3.1 CMO systems will flag all services related to Federal EPSDT requirements, including diagnostic and treatment services resulting from an EPSDT requirements, including diagnostic and treatment services resulting from an EPSDT screening service, for the purposes of consolidated EPSDT activity reporting (e.g. CMS form 416) and other managment applications.

L.1.4 Utilization Management and Care Coordination Data and Related Documents
Subtype ID	Subtype Name/Description	Role of CMO System	Data Management Requirements
4.1	In-network specialist referrals	Authoritative host	7-year history (or less if member dies within 7-year period) of all medical management transactions by member. Capture and retain link/logical relationship to subsequent claim(s).
4.2	In-network authorizations	Authoritative host	7-year history (or less if member dies within 7-year period) of all medical management transactions by member. Capture and retain link/logical relationship to subsequent claim(s).
4.3	Out-of-network service referrals and authorizations	Authoritative host	7-year history (or less if member dies within 7-year period) of all medical management transactions by member. Capture and retain link/logical relationship to subsequent claim(s).
4.4	"Transition" service authorizations	Receive original record DCH and/or its agent
Service authorizations issued by DCH and/or its agent during period prior to enrollment in CMO.  Retain history of all of these authorizations.  Capture and retain link/logical relationship to subsequent claim(s).

L.1.5 Health Status, Clinical and Outcomes Data and Related Documents
Subtype ID	Subtype Name/Description	Role of CMO System	Data Management Requirements
5.1	Focused studies	Authoritative host	Unique ID per study; codify results for summarization and analysis based on scheme TBD.
5.2	Member (clinical) safety - reported incidents/occurrences	Authoritative host	Unique ID per reported incident/occurrence; codify for summarization and analysis based on scheme TBD.